Exhibit 10.9

EXECUTION VERSION

Specific terms in this exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

DATED 26 NOVEMBER 2013

STUDIO CITY COMPANY LIMITED

AS BORROWER

STUDIO CITY ENTERTAINMENT LIMITED

STUDIO CITY DEVELOPMENTS LIMITED

STUDIO CITY HOTELS LIMITED

MELCO CROWN (MACAU) LIMITED

AS COMPANY

STUDIO CITY HOLDINGS FIVE LIMITED

AS PREFERENCE HOLDER

STUDIO CITY HOLDINGS FIVE LIMITED

AS GOLDEN SHAREHOLDER

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

AS SECURITY AGENT

DEUTSCHE BANK AG, HONG KONG BRANCH

AS AGENT

AND

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

AS POA AGENT

DIRECT AGREEMENT

Part B Sch2 Memoranda and Articles of Association	155
Schedule 5 Form of Macau Obligor Articles of Association	189
Part 1 Full Text, in its Update Wording, of Articles of Association of the Company named Studio City Developments Limited	189
Part 2 Full Text, in its Update Wording, of Articles of Association of the Company named Studio City Entertainment Limited	196
Part 3 Full Text, in its Update Wording, of Articles of Association of the Company named Studio City Hotels Limited	202
Schedule 6 Forms of Macau Preference Right Agreements	209
Part A Preference Right Agreement	209
Part B Preference Right Agreement	216
Part C Preference Right Agreement	222
Part D Preference Right Agreement	227
Part E Preference Right Agreement	234
Schedule 7 Forms of Powers of Attorney	241
Part A Power of Attorney	241
Part B Power of Attorney	243
Part C Power of Attorney	245
Part D Pro Forma Security Power of Attorney	247
Schedule 8 Form of Debenture	251
Schedule 9 Form of Macau Golden Share Security Agreement	289

THIS AGREEMENT is made on 26 November 2013

BETWEEN:

(1)	STUDIO CITY COMPANY LIMITED, a company incorporated under the laws of the British Virgin Islands (registered number 1673083) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickmans Cay 1, Road Town, Tortola, British Virgin Islands (the “Borrower”);

(2)	STUDIO CITY ENTERTAINMENT LIMITED (formerly named MSC Diversoes, Limitada and New Cotai Entertainment (Macau) Limited), a company incorporated under the laws of the Macau SAR (registered number 27610), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.º andar, comp. 13, Macau (“Studio City Entertainment”);

(3)	STUDIO CITY DEVELOPMENTS LIMITED (formerly named MSC Diversoes, Limitada and New Cotai Entertainment (Macau) Limited), a company incorporated under the laws of the Macau SAR (registered number 14311), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.º andar, comp. 13, Macau (“Studio City Developments”);

(4)	STUDIO CITY HOTELS LIMITED (formerly named MSC Diversoes, Limitada and New Cotai Entertainment (Macau) Limited), a company incorporated under the laws of the Macau SAR (registered number 41334), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.º andar, comp. 13, Macau (“Studio City Hotels”);

(5)	MELCO CROWN (MACAU) LIMITED, (formerly known as Melco Crown Gaming (Macau) Limited) a company incorporated under the laws of the Macau SAR (registered number 24325), whose registered office is at Av. Dr. Mário Soares, n.° 25, Edificio Montepio, 1.° andar, comp. 13, Macau (the “Company”);

(6)	STUDIO CITY HOLDINGS FIVE LIMITED, a company incorporated under the laws of the British Virgin Islands (registered number 1789892) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickmans Cay 1, Road Town, Tortola, British Virgin Islands (the “Preference Holder”);

(7)	STUDIO CITY HOLDINGS FIVE LIMITED, a company incorporated under the laws of the British Virgin Islands (registered number 1789892) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickmans Cay 1, Road Town, Tortola, British Virgin Islands (the “Golden Shareholder”);

(8)	DEUTSCHE BANK AG, HONG KONG BRANCH, as agent of the Finance Parties (the “Agent”);

(9)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as agent and security trustee for the Secured Parties (the “Security Agent”); and

(10)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, in its capacity as agent for the Security Agent under the Power of Attorney (the “POA Agent”).

WHEREAS:

(A)	Under the services and right to use agreement dated 11 May 2007 as supplemented on 15 June 2012 between Studio City Entertainment and the Company (the “Services and Right to Use Agreement”), the Company agreed to provide certain services in connection with the Project.

(B)	Under the reimbursement agreement dated 15 June 2012 between Studio City Entertainment and the Company (as supplemented from time to time) (the “Reimbursement Agreement”), the Company agreed to certain financial arrangements in connection with the Company’s undertaking to provide certain services in connection with the Project.

(C)	Pursuant to the Finance Documents, the Lenders have agreed to make the Facilities available to the Borrower.

(D)	It is a condition precedent to the Facilities being made available to the Borrower that the parties hereto enter into this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined herein, all terms defined or referred to in the Services and Right to Use Agreement or, if not defined or referred to in the Services and Right to Use Agreement, the Reimbursement Agreement, or if not defined or referred to in the Reimbursement Agreement, the Facilities Agreement shall have the same meaning herein. In addition:

“Affected BVICo” means, at any time, a BVICo if at that time any share of that BVICo is subject to an Intervening Event which is continuing.

“Affected BVICo Share” means any share (other than any Golden Share) in an Affected BVICo.

“Affected MacauCo” means, at any time, a MacauCo if at that time any share of that MacauCo is subject to an Intervening Event which is continuing.

“Affected MacauCo Share” means any share (other than any Golden Share) of an Affected MacauCo.

“Affiliate” has the meaning given to such term in the Facilities Agreement.

“Asset Consideration” means the lower of:

(a)	the relevant Asset Transfer Price; and

(b)	the Outstanding Facility Debt.

“Asset Buyer” has the meaning given to such term in Clause 16.4.1.

“Asset Purchase Account” has the meaning given to such term in Clause 16.4.1.

“Asset Transfer Notice” has the meaning given to such term in Clause 16.4.1.

“Asset Transfer Price” has the meaning given to such term in Clause 16.4.1.

“Assignment” means the Security granted over and in respect of Studio City Entertainment’s right, title, benefit and interest in and to the Services and Right to Use Agreement pursuant to the Assignment of Services and Right to Use Agreement and/or the Security granted over and in respect of Studio City Entertainment’s right, title, benefit and interest in and to the Reimbursement Agreement pursuant to the Assignment of Reimbursement Agreement (as applicable).

“Assignment of Reimbursement Agreement” means the assignment of the Reimbursement Agreement entered or to be entered into between Studio City Entertainment and the Security Agent (as the same may be amended or supplemented from time to time).

“Assignment of Services and Right to Use Agreement” means the assignment of the Services and Right to Use Agreement entered or to be entered into between Studio City Entertainment and the Security Agent (as the same may be amended or supplemented from time to time).

“Assignment of Subordinated Debt” means the assignment of subordinated debt between the parties named therein as Subordinated Creditors and the Security Agent in respect of Subordinated Debt.

“Authorisation of the Government of the Macau SAR” means any authorisation, consent or approval issued by any Governmental Authority with respect to the execution of the Services and Right to Use Agreement, the Reimbursement Agreement, the Assignment of Services and Right to Use Agreement, the Assignment of Reimbursement Agreement and/or this Agreement.

“Break-up Estimate” means the relevant Realisation Adviser’s estimate determined in accordance with the Valuation Criteria of the likely net realisation proceeds of an enforcement of Transaction Security by way of a sale or disposal of Charged Property other than by way of a BVI Share Sale only (whether or not including a sale or disposal of shares of one or more BVICos or one or more MacauCos).

“Buyer Information Request” means, in respect of a Transfer Notice, a document in substantially the form set out in Schedule 1 (Buyer Information Request) hereto from the Security Agent (or any person on its behalf) to the person specified as the buyer in such Transfer Notice (such person being the “Relevant Buyer”).

“Buy Without Bonds Notice” has the meaning given to such term in paragraph (a) of the definition of Outstanding Debt.

“Buyer Response Notice” means a document in substantially the form set out in Schedule 2 (Buyer Response Notice) hereto.

“BVI Entity” has the meaning given to such term in Clause 13.5.1(a).

“BVICo” means any of:

(a)	Studio City Holdings Three Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1746781) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands;

(b)	Studio City Holdings Four Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1746782) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands;

(c)	SCP Holdings Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1697577) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands;

(d)	SCP One Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1697795) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands; and

(e)	SCP Two Limited, a company incorporated under the laws of the British Virgin Islands (registered number 1697797) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands,

and/or any permitted successor or replacement.

“BVICo Share” means all of the shares (other than any Golden Share) of all of the BVICos.

“BVI Share Sale” means a sale or disposal of all of the shares (other than any Golden Share) of all of the BVICos.

“BVI Share Sale Estimate” means the relevant Realisation Adviser’s estimate determined in accordance with the Valuation Criteria of the likely net realisation proceeds of an enforcement of Transaction Security by way of a BVI Share Sale only.

“Change of Control” has the meaning given to such term in the Facilities Agreement.

“Competitor” means any of the following:

(a)	Genting Berhad;

(b)	Mr Lim Kok Thay and his Related Parties;

(c)	Caesars Entertainment Corporation;

(d)	any Subsidiary of any one or (if interests held by (a), (b), and (c) above were combined and as if any individual were a company or corporation) more of the above;

(e)	any Affiliate of any one or (if interests held by (a), (b), and (c) above were combined and as if any individual were a company or corporation) more of the above which is controlled (as defined in the definition of “Affiliate”) by any one or (if interests held by (a), (b), and (c) above were combined) more of the above; and/or

(f)	any trust, fund or other entity controlled (as defined in the definition of “Affiliate”) by any one (if interests held by (a), (b), and (c) above were combined and as if any individual were a company or corporation) or more of the above.

“Confidential Information” has the meaning given to it in Clause 20.1.

“Cost of Operations” has the meaning given to such term in the Services and Right to Use Agreement.

“Cost of Operations Account” has the meaning given to such term in the Services and Right to Use Agreement.

“Debenture” means a security agreement in substantially the form set out in Schedule 8 (Form of Debenture) or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent.

“Delegate” has the meaning given to such term in the Facilities Agreement.

“Determination Basis” means, in relation to an Expert Asset Transfer Statement or an Expert Asset Sale Statement, generally accepted accounting principles in Hong Kong and/or principles of financial analysis generally accepted in Hong Kong and such publicly available information as the relevant Realisation Adviser may in its discretion consider appropriate in order to convert a consideration which does not consist entirely of US dollars cash payable on closing of a sale of the Sale Assets on the date contemplated hereunder were the Preference Holder to exercise its rights to acquire the Sale Assets into a consideration of US dollars cash payable on such closing, without any warranties, indemnities or other post-closing arrangements in relation to such sale.

“Direct Undertakings Termination Date” means, without prejudice to Clause 29 (Surviving Provisions) of this Agreement, the earliest to occur of:

(a)	the completion of any SCE Sale made in accordance with the requirements of this Agreement;

(b)	the completion of any Sale made pursuant to and in accordance with Clause 4.2.7 of this Agreement;

(c)	the completion of any acquisition by a Competitor pursuant to Clause 3.2.10 of this Agreement;

(d)	the date of termination of the Services and Right to Use Agreement in accordance with its terms (as amended pursuant to this Agreement);

(e)	the date of termination of the Services and Right to Use Agreement in accordance with the terms of this Agreement;

(f)	the date on which the Secured Obligations are discharged in full; and

(g)	the day after the expiry of the Final Grace Period.

“Disposed Asset” has the meaning given to such term in the definition of “Sale”.

“Enterprise Accounts” has the meaning given to such term in the Services and Right to Use Agreement.

“Event of Default” has the meaning given to such term in the Facilities Agreement, unless otherwise expressly stated.

“Excess Proceeds” means, in respect of an Obligor, the aggregate amount of realisation proceeds (if necessary, converted into US dollars cash using the Agent’s Spot Rate of Exchange) actually received by the Security Agent, any Receiver or any Delegate from the enforcement of any Transaction Security granted by such Obligor in excess of the Secured Obligations.

“Expert Asset Sale Statement” means, for the purpose of Clause 16.4.3, a written statement from a Realisation Adviser (acting as expert and not as arbitrator) that (a) a Realisation Adviser has reviewed the terms on which the Relevant Asset Buyer has agreed to purchase the Sale Assets and (b) in such Realisation Adviser’s opinion, in accordance with the Determination Basis and having regard to such terms, the Asset Transfer Price does not exceed the consideration to be provided by the Relevant Asset Buyer in respect of a sale of the Sale Assets.

“Expert Asset Transfer Statement” means, in relation to an Asset Transfer Notice, a written statement from the Realisation Adviser (acting as expert and not as arbitrator) that (a) a Realisation Adviser has reviewed a proposal from the Relevant Asset Buyer for the purchase of the Sale Assets and (b) in a Realisation Adviser’s opinion, in accordance with the Determination Basis and having regard to the terms of such proposal, the Asset Transfer Price does not exceed the consideration proposed to be provided by the Relevant Asset Buyer in respect of a sale of the Sale Assets.

“Facilities Agreement” means the senior facilities agreement dated 28 January 2013 between, amongst others, Studio City Investments Limited as parent, Studio City Company Limited as borrower, the Security Agent as security agent and Deutsche Bank AG, Hong Kong Branch as agent.

“Funding Date” means the earlier of:

(a)	the date of service of an Enforcement Notice; and

(b)	the date on which the Company notifies the Security Agent that it intends to terminate the Services and Right to Use Agreement (such notification of the Company’s intention to terminate shall have no effect, other than (x) for the purpose of this definition; and (y) the giving of such notification by the Company shall constitute an immediate Event of Default under the Facilities Agreement) in circumstances where:

(i)	an event which would (but for the application of section 11.9 of the Services and Right to Use Agreement) give rise to a right of termination by the Company under the Services and Right to Use Agreement has occurred; and

(ii)	Studio City Entertainment has ceased to be directly or indirectly under MCE Control,

provided that for the purpose of this definition, Studio City Entertainment shall be deemed not to have ceased to be under MCE Control where that cessation results directly from (x) an act by an Obligor and/or a Sponsor Affiliate whilst it is under MCE Control (defined, for this purpose, by reference to such Obligor or Sponsor Affiliate rather than Studio City Entertainment); or (y) a failure by an Obligor and/or a Sponsor Affiliate whilst it is under MCE Control (defined, for this purpose, by reference to such Obligor or Sponsor Affiliate rather than Studio City Entertainment) to exercise any right in relation to, a transfer, issue or disposal of shares (including, without limitation, pre-emption rights and/or call rights other than the Purchase Right).

“Gaming Licence” means any concession, subconcession, license, permit or other authorisation at any time required under the laws of the Macau SAR to operate or otherwise conduct a gaming business in Macau.

“Golden Share” means:

(a)	any share of a BVI Entity which is designated as such under the memoranda and articles of association of such BVI Entity; or

(b)	any share of a Macau Obligor which is held by any shareholder having a special pre-emptive right under the articles of association of such Macau Obligor.

“Golden Shareholder” means the holder of the Golden Shares from time to time.

“Governmental Approvals” has the meaning given to such term in the Services and Right to Use Agreement.

“Governmental Authority” has the meaning given to such term in the Facilities Agreement.

“Grantor” has the meaning given to such term in the Facilities Agreement.

“Group” has the meaning given to such term in the Facilities Agreement.

“GS Cessation Notice” means, in respect of the shares of any BVICo or SCH2, “GS Cessation Notice” as defined in the articles of association of such BVICo or, as the case may be, SCH2.

“GS Completion Date” means, in respect of the shares of any BVICo or SCH2, “GS Completion Date” as defined in the articles of association of such BVICo or, as the case may be, SCH2.

“IE Stop Notice” means a written notice from the Golden Shareholder to the Security Agent stating that the Golden Shareholder does not wish to purchase:

(a)	in respect of Clauses 14.2.7, 14.3.7(b), 15.2.11 and 15.2.15(a), the relevant shares of the BVICos on the relevant completion date; and

(b)	in respect of Clauses 14.3.7(a), 14.4.5(a), 15.2.7, 15.2.15(b), the relevant shares of the MacauCos on the relevant completion date.

“Insolvency Event”, in relation to any person, means that it:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)	institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in Macau SAR, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)	has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 60 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)	seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(h)	has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intervening Event” means, in respect of a share of any company or, as the case may be, an asset of a company, the commencement or maintenance of any legal proceeding in any court or arbitral body having jurisdiction over the subject matter of, or proceeds arising from, such proceedings whereby any one or more of the following is or may be required in order for a sale or transfer of any interest (legal or beneficial) in such share or, as the case may be, asset to be lawfully effected:

(a)	an order of any court;

(b)	a consent or non-objection of or by any administrator, liquidator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official; or

(c)	an agreement or consent of any third party.

“Legal Requirements” has the meaning given to such term in the Facilities Agreement.

“Lender” has the meaning given to such term in the Facilities Agreement.

“Macau Gaming Taxes” has the meaning given to such term in the Services and Right to Use Agreement.

“MacauCo” means any of:

(a)	Studio City Entertainment;

(b)	Studio City Hotels; and

(c)	Studio City Developments.

“MacauCo Acceptance Notice” has the meaning given to such term in Clause 14.2.1.

“Macau Golden Share Security Agreement” means a security agreement in substantially the form set out in Schedule 9 (Macau Golden Share Security Agreement) or otherwise in form and substance reasonably satisfactory to the Agent and the Security Agent.

“MacauCo Shares” means all of the shares (other any Golden Share) of all of the MacauCos.

“Majority Lenders” has the meaning given to such term in the Facilities Agreement.

“Melco Crown Accounts Pledge” means the onshore accounts pledge entered or to be entered into between the Security Agent and the Company.

“MCE” means Melco Crown Entertainment Limited.

“MCE Control” has the meaning given to such term in the Services and Right to Use Agreement.

“Melco Crown Finance Documents” means each of the following:

(a)	this Agreement; and

(b)	the Melco Crown Accounts Pledge.

“Obligor” has the meaning given to such term in the Facilities Agreement.

“Official” means a liquidator, administrator, provisional liquidator, conservator, receiver, trustee, custodian or other official appointed by a court.

“Operator Account” has the meaning given to such term in the Services and Right to Use Agreement.

“Operator Services” has the meaning given to such term in the Services and Right to Use Agreement.

“Operating Budget” has the meaning given to such term in the Services and Right to Use Agreement.

“Operating Standards” has the meaning given to such term in the Services and Right to Use Agreement.

“Operator’s Consideration” has the meaning given to such term in the Services and Right to Use Agreement.

“Outstanding Debt” means, in relation to a Statement Date:

(a)	if the Golden Shareholder shall have delivered to the Security Agent by 4.30 p.m. (Hong Kong time) on the Business Day immediately prior to such Statement Date a written notice (a “Buy Without Bonds Notice”) stating that it (or the relevant Sponsor Affiliate or any nominee of any of the foregoing) wishes the company or companies the shares of which are the subject of the relevant completion date to which such Statement Date applies to be free of any High Yield Note Guarantees granted by such company or companies or any Subsidiaries of such company or companies, the aggregate amount of the Outstanding Facility Debt and the Outstanding High Yield Note Debt; or

(b)	if the Golden Shareholder shall have failed to deliver to the Agent and the Security Agent by 4.30 p.m. (Hong Kong time) on the Business Day immediately prior to such Statement Date a Buy Without Bonds Notice, the aggregate amount of the Outstanding Facility Debt.

“Outstanding Facility Debt” means the aggregate amount of the Secured Obligations as at the relevant Statement Date, specified by the Agent in the Statement of Secured Obligations delivered on such Statement Date pursuant to Clause 19.2.

“Outstanding High Yield Note Debt” means the aggregate (x) principal amount outstanding under the High Yield Notes and (y) amount of accrued but unpaid interest in respect of the High Yield Notes, in each case, as at the relevant Statement Date, as calculated by the Paying Agent (as defined in the High Yield Note Indenture) and notified by the Borrower pursuant to Clause 19.3 (High Yield Notes) provided that if the Borrower shall have failed to comply with the requirements of Clause 19.3 (High Yield Notes) in respect of a Statement Date, the aggregate amount in respect of such Statement Date shall be determined by the Security Agent in accordance with Clause 19.3 (High Yield Notes).

“Permitted Subordinated IE Obligation” means a payment of, on or in respect of any Subordinated IE Obligations:

(a)	made from Excess Cashflow (as defined in the Facilities Agreement) provided that:

(i)	the Completion Support Release Date (as defined in the Facilities Agreement) has occurred;

(ii)	the provisions of paragraph 2 (Financial Covenants) of schedule 6 (Covenants) of the Facilities Agreement are being (and, following such payment, would continue to be) complied with;

(iii)	the Debt Service Reserve Account, the Debt Service Accrual Account and the High Yield Note Interest Reserve Account (each term as defined in the Facilities Agreement) have been funded to the required level under the terms of the Facilities Agreement;

(iv)	the first Repayment Instalment under the Term Loan Facility has been made (each term as defined in the Facilities Agreement); and

(v)	no Event of Default or Default (as defined in the Facilities Agreement) is continuing or is likely to occur as a result of making any such payment; or

(b)	made from amounts available for application towards payment of a Permitted Distribution (as defined in the Facilities Agreement) which may otherwise be used for this purpose; or

(c)	made from Equity (as defined in the Facilities Agreement) provided that:

(i)	such Equity is not required for any other purpose under any Finance Document or in connection with the Project (in each case, terms as defined in the Facilities Agreement); and

(ii)	no Event of Default (as defined in the Facilities Agreement) is continuing or is likely to occur as a result of making any such payment.

“Permitted Subordinated SCE Obligation” means a payment of, on or in respect of any the Subordinated SCE Obligations:

(a)	made from Excess Cashflow (as defined in the Facilities Agreement) provided that:

(i)	the Completion Support Release Date (as defined in the Facilities Agreement) has occurred;

(ii)	the provisions of paragraph 2 (Financial Covenants) of schedule 6 (Covenants) of the Facilities Agreement are being (and, following such payment, would continue to be) complied with;

(iii)	the Debt Service Reserve Account, the Debt Service Accrual Account and the High Yield Note Interest Reserve Account (each term as defined in the Facilities Agreement) have been funded to the required level under the terms of the Facilities Agreement;

(iv)	the first Repayment Instalment under the Term Loan Facility has been made (each term as defined in the Facilities Agreement); and

(v)	no Event of Default or Default (as defined in the Facilities Agreement) is continuing or is likely to occur as a result of making any such payment; or

(b)	made from amounts available for application towards payment of a Permitted Distribution (as defined in the Facilities Agreement) which may otherwise be used for this purpose; or

(c)	made from Equity (as defined in the Facilities Agreement) provided that:

(i)	such Equity is not required for any other purpose under any Finance Document or in connection with the Project (in each case, terms as defined in the Facilities Agreement); and

(ii)	no Event of Default (as defined in the Facilities Agreement) is continuing or is likely to occur as a result of making any such payment.

“Pledge over Accounts” means the pledge over accounts entered into on or about the date of this Agreement between Studio City Entertainment and the Security Agent over each of the accounts held by Studio City Entertainment (including those held under the Services and Right to Use Agreement).

“Power of Attorney” means:

(a)	in respect of each Preference Right Agreement, a power of attorney granted by the Preference Holder in favour of the Security Agent in the form of Part A of Schedule 7 (Forms of Powers of Attorney);

(b)	in respect of each Macau Obligor of which the Golden Shareholder holds a Golden Share:

(i)	a power of attorney granted by the Golden Shareholder in favour of the Security Agent in the form of Part B of Schedule 7 (Forms of Powers of Attorney); and

(ii)	a power of attorney granted by each other shareholder of such Macau Obligor in favour of the Security Agent in the form of Part C of Schedule 7 (Forms of Powers of Attorney); and

(c)	in respect of each BVI Entity of which the Golden Shareholder holds a Golden Share, a power of attorney granted by the Golden Shareholder in favour of the Security Agent in the form of Part D of Schedule 7 (Forms of Powers of Attorney).

“Preference Right” means a right of the Preference Holder under, pursuant to or constituted by a Preference Right Agreement.

“Preference Right Agreement” means an agreement substantially in the form of Schedule 6 (Form of MacauCo Preference Right Agreements).

“Project” has the meaning given to such term in the Facilities Agreement.

“Purchase Price” means, in respect of SCH2, a BVICo or MacauCo, a purchase price for all of the shares (other any Golden Share) in SCH2, such BVICo or, as the case may be, such MacauCo.

“Purchase Right” means any right of the Golden Shareholder, the Preference Holder, a Sponsor Affiliate and/or any nominee of any of the foregoing under and in accordance with this Agreement, the articles of association of any BVICo, any MacauCo or SCH2 or any Preference Right Agreement, to purchase any share of any BVICo, any MacauCo or SCH2 or any other items of Charged Property.

“Realisation Adviser” means any:

(a)	independent internationally recognised investment bank;

(b)	“Big 4” accountancy firm; or

(c)	other independent professional turnaround services firm or other professional services firm,

which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes or the realisation of financially distressed businesses

“Realisation Adviser’s Estimate” means written advice from a Realisation Adviser (acting as expert and not arbitrator) which states, as at the date of such written advice:

(a)	the figure employed by such Realisation Adviser as the aggregate amount of the Outstanding Facility Debt and the Outstanding High Yield Note Debt;

(b)	the BVI Share Sale Estimate;

(c)	the Break-up Estimate;

(d)	that the BVI Share Sale Estimate is less than the aggregate amount of the Outstanding Facility Debt and the Outstanding High Yield Note Debt;

(e)	that the Break-up Estimate is greater than the BVI Share Sale Estimate; and

(f)	in determining the BVI Share Sale Estimate and the Break-up Estimate, the Realisation Adviser has applied the Valuation Criteria.

“Receiver” has the meaning given to such term in the Facilities Agreement.

“Reimbursement Amount” has the meaning given to such term in the Reimbursement Agreement.

“Reference Price” means an amount equal to the aggregate of the Transfer Prices specified in the Relevant Transfer Notices.

“Relevant Asset Buyer” means, in respect of an Asset Transfer Notice, the person specified as the buyer in such Asset Transfer Notice.

“Relevant Buyer” has the meaning given to such term in the definition of Buyer Information Request.

“Related Party” means:

(a)	any heir, estate, lineal descendent, immediate family member of Mr Lim Kok Thay or any of the foregoing; and

(b)	any person or other entity, the beneficiaries, equity holders, partners, owners or persons directly or indirectly holding a controlling interest of which consist of Mr Lim Kok Thay, any such other persons referred to in paragraph (a) above and/or any of the foregoing.

“Relevant Party” means:

(a)	in respect of any shares of SCH2, SCH2, the Golden Shareholder, any Obligor and any other shareholder in SCH2;

(b)	in respect of any shares of a BVICo, such BVICo, the Golden Shareholder, any Obligor and any other shareholder in such BVICo;

(c)	in respect of any shares of a MacauCo, such MacauCo, the Golden Shareholder, any Obligor and any other shareholder in such MacauCo; and

(d)	in respect of any Preference Right Agreement, any party thereto.

“Relevant Transfer Notice” has the meaning given to such term in Clause 14.1.

“Removal Document” means a GS Cessation Notice.

“Response Date” has the meaning given to it in the relevant Buyer Information Request.

“Route A Alternative Purchase Price” means, at any time, the lower of:

(a)	the Reference Price; and

(b)	the Outstanding Debt.

“Route A BVICo Transfer Price” means, in respect of a BVICo, the Transfer Price specified in the Relevant Transfer Notice relating to such BVICo.

“Route A MacauCo Purchase Price” means, in respect of a share (other than any Golden Share) of a MacauCo, such portion (or as the case may be, proportion) of the Route A Alternative Purchase Price as is notified to the Golden Shareholder in writing on the date of the Relevant Transfer Notices as the purchase price for such share.

“Route B BVICo Purchase Price” means, in respect of a BVICo, such portion (or as the case may be, proportion) of the aggregate Route B Purchase Price as is specified in the Sponsor Option Notice as the purchase price for such BVICo.

“Route B Completion Date” means the date falling five Business Days after the date of the Sponsor Acceptance Notice.

“Route B MacauCo Purchase Price” means, in respect of a share (other than any Golden Share) of a MacauCo, such portion (or as the case may be, proportion) of the aggregate Route B Purchase Price as is specified in the Sponsor Option Notice as the purchase price for such share.

“Route B Purchase Price” means, at any time, the lower of the:

(a)	the Outstanding Debt; and

(b)	the Break-up Estimate specified in the relevant Sponsor Option Notice.

“Route B SCH2 Purchase Price” means, in respect of SCH2, the aggregate Route B Purchase Price.

“Sale” means any direct or indirect sale, assignment, conveyance, transfer or other disposal either by or on behalf of or at the direction of the Security Agent or any of the other Secured Parties or otherwise by or on behalf of or at the direction or order of an Official or a court (as applicable) and whether through one or a series of related transactions of:

(a)	any controlling interest in Studio City Entertainment;

(b)	any controlling interest in any other entity or entities within the Group which, directly or indirectly, own or control:

(i)	the Project or the Site; or

(ii)	any part of the foregoing comprised (or proposed to be comprised) in any gaming area or hotel facilities comprised in the Project; and/or

(iii)	any part of the foregoing, or any other rights, assets or interests which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular; or

(c)	any assets which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular (including, for the avoidance of doubt, rights under the Services and Right to Use Agreement),

(each a “Disposed Asset”).

“Sale Asset” has the meaning given to such term in Clause 16.4.2.

“SCE Disposed Asset” has the meaning given to such term in the definition of “SCE Sale”.

“SCE Sale” means any direct or indirect sale, assignment, conveyance, transfer or other disposal either by or on behalf of or at the direction of the Security Agent or any of the other Secured Parties or otherwise by or on behalf of or at the direction or order of an Official or a court (as applicable) and whether through one or a series of related transactions of:

(a)	any controlling interest in Studio City Entertainment; or

(b)	any assets which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular owned by Studio City Entertainment (including, for the avoidance of doubt, rights under the Services and Right to Use Agreement),

(each an “SCE Disposed Asset”).

“SCH2” means Studio City Holdings Two Limited, a company incorporated under the laws of the British Virgin Islands (registered number 402572) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickmans Cay 1, Road Town, Tortola, British Virgin Islands.

“SCH2 Acceptance Notice” has the meaning given to such term in Clause 14.3.1.

“SCH2 GS Completion Date” means the “GS Completion Date” as defined in the articles of association of SCH2.

“SCH2 Intervening Event Notice” has the meaning given to it in Clause 14.3.3(d).

“SCH2 Shares” means all of the shares (other than any Golden Share) of SCH2.

“SCH2 Transfer Notice” has the meaning given to the term “Transfer Notice” in the articles of association of SCH2.

“Site” has the meaning given to such term in the Facilities Agreement.

“Sponsor Acceptance Notice” means a written notice from the Golden Shareholder to the Security Agent stating that the Golden Shareholder wishes to purchase:

(a)	all of the shares (other than any Golden Share) of all of the BVICos at their respective Route B BVICo Purchase Prices; or

(b)	all of the shares (other than any Golden Share) of all of the MacauCos at their respective Route B MacauCo Purchase Prices; or

(c)	all of the shares (other than any Golden Share) of SCH2 at the Route B SCH2 Purchase Price.

“Sponsor Affiliate” has the meaning given to such term in the Facilities Agreement and includes any person (other than an Obligor) which would, if the interests of one or more Sponsors were taken together, be controlled by that Sponsor or Sponsors.

“Sponsor Follow-Up Notice” means a notice in substantially the form set out in Schedule 3 (Sponsor Follow-up Notice) hereto.

“Sponsor Option Expiry Date” means, in respect of a Sponsor Option Notice, the date specified as such in such Sponsor Option Notice (such date being no earlier than the date falling 10 Business Days from the date of such Sponsor Option Notice).

“Sponsor Option Expiry Event” means any of the following events:

(a)	the Golden Shareholder shall have failed to give a Sponsor Acceptance Notice on or before the Sponsor Option Expiry Date;

(b)	the Golden Shareholder delivers to the Security Agent a Surrender Notice; or

(c)	if an Intervening Event is continuing in respect of any share (other than any Golden Share) of SCH2 to be purchased pursuant to a SCH2 Acceptance Notice delivered under Clause 14.3.1 on a SCH2 GS Completion Date, the Golden Shareholder fails to deliver on such SCH2 GS Completion Date a SCH2 Intervening Event Notice to the Security Agent which satisfies the requirements of Clause 14.3.4 or a Surrender Notice.

“Sponsor Option Notice” means a written notice from the Security Agent:

(a)	stating, without prejudice to Clause 11.6 (Appointment of Realisation Adviser(s)), that the Secured Parties have received a Realisation Adviser’s Estimate and disclosing the name of the relevant Realisation Adviser; and

(b)	specifying:

(i)	a purchase price for all of the shares (other than any Golden Share) of each BVICo (the sum of each such purchase price being not greater than the amount of the Route B Purchase Price);

(ii)	a purchase price for each of the shares (other than any Golden Share) of each MacauCo (the sum of such purchase prices being not greater than the amount of the Route B Purchase Price);

(iii)	a purchase price for all of the shares (other any Golden Share) of SCH2 (such purchase price being not greater than the amount of the Route B Purchase Price);

(iv)	without prejudice to Clause 11.6 (Appointment of Realisation Adviser(s)), the Break-up Estimate and the BVI Share Sale Estimate; and

(v)	the Sponsor Option Expiry Date.

“Sponsor Option Termination Notice” means a written notice from the Security Agent stating that a Sponsor Option Termination Event has occurred.

“Sponsor Option Termination Event” means any of the following events:

(a)	the Golden Shareholder ceases to be a Sponsor Affiliate;

(b)	the Preference Holder ceases to be a Sponsor Affiliate; and

(c)	the Golden Shareholder or the Preference Holder fails to:

(i)	on any day on which it is obliged to pay a purchase price under this Agreement, the articles of association of any relevant company or any relevant Preference Right Agreement, pay such purchase price in full in the specified currency and to the specified account on that day; or

(ii)	comply with any of its obligations under Clauses 13.5.1(b)(iii), 13.6.1(b)(iii) or 16.1.1(b)(ii) of this Agreement.

“Statement Date” means the date falling one Business Day prior to any proposed completion date of any purchase by the Golden Shareholder, the Preference Holder, any Sponsor Affiliate or any nominee of any of the foregoing pursuant to or contemplated in this Agreement.

“Statement of Secured Obligations” means a statement from the Agent to the Borrower of the aggregate amount (and the currency or currencies thereof) (as at the proposed completion date) of the Secured Obligations payable in accordance with the Finance Documents.

“Subordinated Debt” has the meaning given to such term in the Facilities Agreement.

“Subordinated IE Obligations” means, in respect of any amount, liability or debt owing by an Obligor (such Obligor being the “Relevant Obligor”) to a third party, all sums (whether of principal, interest or otherwise) owing to the Golden Shareholder by an Obligor and all claims of the Golden Shareholder against an Obligor including, without limitation, sums owing or claims under or in respect of any indemnity from an Obligor (including, without limitation, any express or implied indemnity from the

Relevant Obligor to the Golden Shareholder under or pursuant to any power of attorney granted in connection with such discharge or repayment) or any right to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of such third party or any other guarantee or security taken in connection with such amount, liability or debt by such third party as a result of the Golden Shareholder discharging or otherwise repaying such amount, liability or debt on behalf of such Obligor.

“Subordinated SCE Obligations” means all sums (whether of principal, interest or otherwise) owing to the Company by Studio City Entertainment under or in relation to the Services and Right to Use Agreement, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or as surety in some other capacity) but only to the extent that such sums cannot be met from amounts standing to the credit of the Trust Account, the Tax Account, the Enterprise Accounts, the Cost of Operations Account and/or the Operator Account at any time or are not at the time of determination required to be paid or reimbursed hereunder.

“Subordination Deed” has the meaning given to such term in the Facilities Agreement.

“Subsidiary” has the meaning given to such term in the Facilities Agreement.

“Surrender Notice” means a written notice from the Golden Shareholder to the Security Agent stating that the Golden Shareholder does not wish to purchase:

(a)	in respect of Clause 14.2.3(b), the BVICo Shares or all of the shares (other than any Golden Share) of SCH2;

(b)	in respect of Clause 14.3.3(d), the BVICo Shares or the MacauCo Shares;

(c)	in respect of Clause 14.4.1(d), the MacauCo Shares or all of the shares (other than any Golden Share) of SCH2;

(d)	in respect of Clause 15.2.3(a), the MacauCo Shares or all of the shares (other than any Golden Share) of SCH2; and

(e)	in respect of Clause 15.2.3(c), the BVICo Shares or all of the shares (other than any Golden Share) of SCH2.

“Tax Account” has the meaning given to such term in the Services and Right to Use Agreement.

“Total Gaming Revenues” has the meaning given to such term in the Services and Right to Use Agreement.

“Transaction Security” has the meaning given to such term in the Facilities Agreement.

“Transaction Security Documents” has the meaning given to such term in the Facilities Agreement.

“Transfer and Related Provisions” means:

(a)	articles 6.2 to 6.13 (inclusive) of the articles of association of each BVI Entity; and

(b)	paragraphs 2 and 3 of article 3 and paragraphs 2, 3 (second sentence only) and 4 of article 4 of the articles of association of each MacauCo.

“Transfer Notice” means, in respect of a BVI Entity, a Transfer Notice (as defined in the articles of association of the relevant BVI Entity in the form set out in the form of Schedule 4 (Form of BVI Entity Memoranda and Articles of Association)).

“Transfer Price” means, in respect of a Transfer Notice, the transfer price specified therein.

“Transition Services” has the meaning given to such term in the Services and Right to Use Agreement.

“Trust Account” has the meaning given to such term in the Services and Right to Use Agreement.

“Valuation Criteria” means, in relation to a BVI Share Sale Estimate or a Break-up Estimate, generally accepted accounting principles in Hong Kong or principles of financial analysis generally accepted in Hong Kong and such publicly available information as the Realisation Adviser may in its discretion consider appropriate in order to:

(a)	in the case of a BVI Share Sale Estimate, determine the present value in US dollars cash of the likely net realisation proceeds of an enforcement of Transaction Security by way of a BVI Share Sale only (and after taking into account the then current condition and state of the Project and assets, business and undertaking therein, the time such realisation is likely to take, the certainty of completion of such realisation and the release and discharge of all Subordinated Debt owed by each BVICo and any Subsidiary thereof (and, if the interests of one or more BVICos were combined, any company which would, as a result, be a Subsidiary) consistent with its optimal realisation strategy) assuming the following:

(i)	the Preference Right Agreements (and the Preference Rights) do not exist;

(ii)	the Transfer and Related Provisions do not exist;

(iii)	any Permits which are of a type which are routinely granted on application will be granted;

(iv)	any contract whose terms do not expressly prohibit assignment is assignable; and

(v)	the optimum realisation strategy advised by the Realisation Adviser; and

(b)	in the case of a Break-up Estimate, determine the present value in US dollars cash of the likely net realisation proceeds of an enforcement of Transaction Security by way of a sale or disposal of Charged Property other than by way of a BVI Share Sale only (whether or not including a sale or disposal of shares of one or more BVICos or one or more MacauCos) (and after taking into account the then current condition and state of the Project and assets, business and undertaking therein, the time such realisation is likely to take, the certainty of completion of such realisation and the release and discharge and/or the sale or disposal of all Subordinated Debt in such proportions as the Realisation Adviser may advise consistent with its optimum realisation strategy) assuming the following:

(i)	the Preference Right Agreements (and the Preference Rights) do not exist;

(ii)	the Transfer and Related Provisions do not exist;

(iii)	any Permits which are of a type which are routinely granted on application will be granted;

(iv)	any contract whose terms do not expressly prohibit assignment is assignable; and

(v)	the optimum realisation strategy advised by the Realisation Adviser.

“Veto Cut-off Date” means, in respect of a Transfer Notice or, as the case may be, a SCH2 Transfer Notice, a Veto Cut-off Date (as defined in the articles of association of the BVI Entity in respect of which such Transfer Notice or, as the case may be, a SCH2 Transfer Notice is delivered).

“Veto Notice” means, in respect of a Transfer Notice or, as the case may be, a SCH2 Transfer Notice, a Veto Notice (as defined in the articles of association of the relevant BVI Entity in respect of which such Transfer Notice or, as the case may be, a SCH2 Transfer Notice is delivered).

1.2	Construction

The principles of construction and interpretation contained or referred to in clause 1.2 (Construction) of the Facilities Agreement shall apply to the construction and interpretation of this Agreement. In addition:

(a)	unless otherwise expressly stated, “control” means:

(i)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the entity in question;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the entity in question; or

(C)	give directions with respect to the management, operating and financial policies of the entity in question with which the directors or other equivalent officers and company are obliged to comply; or

(ii)	the holding beneficially of more than 50% of the issued share capital of the entity in question (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

(b)	unless otherwise expressly stated, “controlling interest” means:

(i)	in relation to an entity, having the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the entity in question;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of the entity in question; or

(C)	give directions with respect to the management, operating and financial policies of the entity in question with which the directors or other equivalent officers and company are obliged to comply; or

(ii)	in relation to an entity, the holding beneficially of more than 50% of the issued share capital of the entity in question (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

1.3	Inconsistency

In the event of any inconsistency between the terms contained in this Agreement and those contained in the Services and Right to Use Agreement, the Authorisation of the Government of the Macau SAR or the other Finance Documents, the order of priority of application shall be as follows:

(a)	Authorisation of the Government of the Macau SAR.;

(b)	this Agreement;

(c)	the Services and Right to Use Agreement;

(d)	the Reimbursement Agreement; and

(e)	any other Finance Documents.

2.	COMPANY’S WARRANTY AND LIABILITY AND SECURED PARTIES’ RIGHTS

The provisions of this Clause 2 shall remain in force from the date of this Agreement until the Direct Undertakings Termination Date.

2.1	Company’s Warranty and Liability

2.1.1	Subject always to Clause 2.1.2, the Company warrants and covenants to the Security Agent that it will observe and perform all of its obligations under the Services and Right to Use Agreement and the Reimbursement Agreement in accordance with and subject to the terms of the Services and Right to Use Agreement, the Reimbursement Agreement and this Agreement (as applicable).

2.1.2	The liability of the Company at any time under or in respect of the Services and Right to Use Agreement and/or the Reimbursement Agreement shall not be increased by reason of this Clause 2.1.

2.1.3	Without prejudice to Clause 2.1.2, the Company further warrants and undertakes to the Security Agent that it has and will exercise all skill, care and diligence to be expected from an operator experienced in performing services similar in nature to the Operator Services, in the performance of its duties and obligations under the Services and Right to Use Agreement.

2.2	Secured Parties’ Rights

The Company acknowledges the rights, interests and requirements of the Secured Parties under and in respect of the Assignment of Services and Right to Use Agreement, the Assignment of the Reimbursement Agreement and the Melco Crown Accounts Pledge.

3.	SECURITY OVER THE SERVICES AND RIGHT TO USE AGREEMENT

3.1	Notice

In accordance with clause 5 of the Assignment of Services and Right to Use Agreement and clause 5 of the Assignment of Reimbursement Agreement, Studio City Entertainment hereby notifies the Company that it has granted to the Security Agent the Assignment.

3.2	Consent and Acknowledgement of the Company

The Company:

3.2.1	acknowledges that it has received notices of the Assignment from Studio City Entertainment in accordance with the Assignment of Services and Right to Use Agreement and the Assignment of Reimbursement Agreement;

3.2.2	consents to the Assignment;

3.2.3	consents to any further assignment or security relating to the Services and Right to Use Agreement in the context of an enforcement of the Security constituted by the Assignment of the Services and Right to Use Agreement provided that any such assignment or security is, at all times, in compliance with and subject to the terms of the Services and Right to Use Agreement;

3.2.4	confirms that it has been provided with a copy of each of the Facilities Agreement, the Assignment of Services and Right to Use Agreement, the Assignment of the Reimbursement Agreement, the Pledge over Accounts, each as may have been amended on or prior to the date hereof;

3.2.5	confirms that it has not received any other notice of assignment or security relating to the Services and Right to Use Agreement and/or the Reimbursement Agreement other than as contemplated by this Agreement;

3.2.6	confirms that it is not aware of any interest of any person (other than Studio City Entertainment, the Company and the Secured Parties) in or to the Services and Right to Use Agreement and/or the Reimbursement Agreement;

3.2.7	confirms that, despite the Assignment, none of the Secured Parties shall be liable to perform any of the duties and obligations imposed on Studio City Entertainment by the Services and Right to Use Agreement and/or the Reimbursement Agreement or be liable to the Company for the consequences of non-performance of any of those duties and obligations (other than as provided herein);

3.2.8	[***];

3.2.9	confirms and acknowledges that neither a Sale nor an SCE Sale made prior to the Direct Undertakings Termination Date shall constitute a termination of the Services and Right to Use Agreement other than as contemplated, permitted or required in accordance with the terms of this Agreement or any applicable Legal Requirements; and

3.2.10	confirms (and by execution of this Agreement, Studio City Entertainment and the Security Agent agree and the Services and Right to Use Agreement shall be amended accordingly) in the event that a Competitor at any time has or acquires, directly or indirectly, through one or a series of transactions:

(a)	any controlling interest in Studio City Entertainment or its permitted successors or assignees,

(b)	any controlling interest in any other entity or entities which, directly or indirectly, own or control:

(i)	the Project or the Site; or

(ii)	any part of the foregoing comprised (or proposed to be comprised) in any gaming area or hotel facilities comprised in the Project; and/or

(iii)	any part of the foregoing, or any other rights, assets or interests which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular; or

(c)	any assets which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular (including, for the avoidance of doubt, rights under the Services and Right to Use Agreement), other than (until such time as an SCE Sale has occurred or otherwise until the Direct Undertakings Termination Date) where the occurrence of the foregoing results directly from (x) an act by an Obligor and/or a Sponsor Affiliate whilst it is under MCE Control (defined, for this purpose, by reference to such Obligor or Sponsor Affiliate rather than Studio City Entertainment) or (y) a failure by an Obligor and/or a Sponsor Affiliate whilst it is under MCE Control (defined, for this purpose, by reference to such Obligor or Sponsor Affiliate rather than Studio City Entertainment) to exercise any right in relation to, a transfer, issue or disposal of shares (including, without limitation, pre-emption rights and/or call rights other than the Purchase Right), in either case, which causes and/or constitutes a Change of Control Event of Default under paragraph (c), (d) or (e) of the definition of Change of Control in the Facilities Agreement, then:

(A)	the Company may, upon being satisfied of occurrence of the above, terminate the Services and Right to Use Agreement by giving notice of termination to the Security Agent and Studio City Entertainment; and if so,

(B)	each of the Services and Right to Use Agreement and (to the extent not already terminated) the Reimbursement Agreement shall, subject to receipt by the parties of any necessary Governmental Approvals, terminate on the date (if any) set out in the Governmental Approvals or determined by a Government Authority, or otherwise on the date specified in the termination notice which shall be no less than 30 days following receipt of such notice (or any earlier date permitted under the Services and Right to Use Agreement, the Reimbursement Agreement or hereunder, whether as a result of an Event of Default as defined therein or otherwise); and

(C)	such termination shall be without prejudice to any rights or claims which may have accrued to either party under or in relation to the Services and Right to Use Agreement and/or the Reimbursement Agreement prior to the termination date and the provisions of sections 10.2(b), 10.2(c), 10.3 and 10.4 of the Services and Right to Use Agreement shall apply, provided that in respect of section 10.3 of the Services and Right to Use Agreement, it shall only apply if the Company is satisfied (acting reasonably) that costs, expenses and fees reasonably incurred by it for rendering Transition Services will be paid as contemplated therein.

3.2.11	subject to the requirements of this Agreement, it shall be a condition of any SCE Sale and unless the Services and Right to Use Agreement is terminated that:

(a)	(in respect of an SCE Sale under paragraph (b) of its definition thereof) the Security Agent or an Official (as applicable) transfers, or there is transferred pursuant to an order or direction of a court, all of Studio City Entertainment’s rights and obligations under the Services and Right to Use Agreement to the purchaser in accordance with Clause 4.8 (Transfers) of this Agreement (it being acknowledged and agreed that any part only of the foregoing cannot at any time be transferred);

(b)	unless the Company otherwise agrees in writing:

(i)	[***];

(ii)	the Reimbursement Agreement shall automatically terminate; and

(iii)	all accrued rights and claims of the Company under or in relation to the Services and Right to Use Agreement have been (or on completion of the SCE Sale, will be) satisfied and discharged and the subordination provisions set out in Clause 6 (Subordination of the Company’s Claim) shall cease to be applicable;

(c)	any amendment, variation or supplement of the Services and Right to Use Agreement proposed by the Company (acting reasonably, in the case of the first of any SCE Sale but not any subsequent SCE Sale, if any, or a Sale to a Sponsor, a Sponsor Affiliate or a nominee of any of the foregoing) has been agreed provided that, in the case only of the first of any SCE Sale (and not any subsequent SCE Sale, if any, nor a Sale to a Sponsor, a Sponsor Affiliate or a nominee of any of the foregoing), in the absence of any agreement between the Company and the proposed purchaser (or the Security Agent or an Official appointed to Studio City Entertainment or its assets (as applicable) acting on behalf of the proposed purchaser) as to any proposed amendment, variation or supplement of the Services and Right to Use Agreement on or prior to the completion of the SCE Sale:

(i)	subject to its terms and any applicable Legal Requirements and Authorisations, the Services and Right to Use Agreement and this Clause 3.2.11 shall continue to operate in full force and effect;

(ii)	the proposed purchaser shall continue to pay the Company (or as it otherwise directs) an amount equal to the Operator Consideration pursuant to the terms of the Services and Right to Use Agreement, until at least 26 June 2022;

(iii)	the Company will be required to operate the Gaming Area, subject to and in accordance with the Services and Right to Use Agreement, until 26 June 2027 (unless the Gaming Subconcession is terminated during the period from 27 June 2022 to 26 June 2027, in which case, until such date of termination of the Gaming Subconcession) if:

(A)	the Gaming Subconcession is extended beyond 26 June 2022; and

(B)	the proposed purchaser or other party thereto contributes and pays to the Company (or as the Company may otherwise direct), in sufficient time to enable the Company to make its payment, an amount equal to the following:

[***]

provided that if (A) and (B) above are not satisfied, the Company will only be required to operate the Gaming Area until 26 June 2022 and may thereafter terminate the Services and Right to Use Agreement.

3.2.12	subject to, until the Direct Undertakings Termination Date, the requirements of this Agreement, in the event that another holder of a Gaming Licence (or its Affiliate), at any time has or acquires, directly or indirectly, through one or a series of transactions:

(a)	any controlling interest in Studio City Entertainment or its permitted successors or assignees,

(b)	any controlling interest in any other entity or entities which, directly or indirectly, own or control:

(i)	the Project or the Site; or

(ii)	any part of the foregoing comprised (or proposed to be comprised) in any gaming area or hotel facilities comprised in the Project; and/or

(iii)	any part of the foregoing, or any other rights, assets or interests which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular; or

(c)	any assets which are material for the purposes of the Project (including for the purposes of its development and operation) as a whole and the Gaming Area in particular (including, for the avoidance of doubt, rights under the Services and Right to Use Agreement), or where it is proposed that another holder of a Gaming Licence operate all or any part of the Gaming Area or any other gaming area comprised (or proposed to be comprised) in the Project:

(i)	any of the Company, or (at any time prior to the Direct Undertakings Termination Date) the Security Agent or Studio City Entertainment (at the direction of the Security Agent) may terminate the Services and Right to Use Agreement by giving written notice of termination to each other party to the Services and Right to Use Agreement and (if this occurs prior to the Direct Undertakings Termination Date) the Security Agent; and if so,

(ii)	each of the Services and Right to Use Agreement and the Reimbursement Agreement shall (subject to receipt by the parties of any necessary Governmental Approvals and subject to any other date of termination as may be required or stipulated in the relevant Governmental Approval), terminate on the date specified in the termination notice which shall be no less than 30 days following receipt of such notice; and

(iii)	such termination shall be without prejudice to any rights or claims which may have accrued to either party under or in relation to the Services and Right to Use Agreement prior to the termination date and the provisions of sections 10.2(b), 10.2(c), 10.3 and 10.4 of the Services and Right to Use Agreement shall apply, provided that in respect of section 10.3 of the Services and Right to Use Agreement, it shall only apply if the Company is satisfied (acting reasonably) that costs, expenses and fees reasonably incurred by it for rendering Transition Services will be paid as contemplated therein;

3.3	Studio City Entertainment’s Liability

Studio City Entertainment agrees that, despite the Assignment, it shall remain liable to perform all of the duties and obligations imposed on it by the Services and Right to Use Agreement and/or the Reimbursement Agreement (unless and until such document is terminated or any transfer or assignment is otherwise made in accordance with the requirements of Clause 4.8 (Transfers) of this Agreement).

4.	ENFORCEMENT

4.1	Before Enforcement Notice

Unless and until the Security Agent has confirmed to the Company that an Enforcement Notice has been issued and served upon Studio City Entertainment in accordance with the requirements of the Finance Documents, the Company may continue to treat Studio City Entertainment as entitled to exercise and enforce all of its rights, discretions and remedies under the Services and Right to Use Agreement and/or the Reimbursement Agreement.

4.2	After Enforcement Notice

The Company acknowledges and agrees that upon receipt of confirmation from the Security Agent that an Enforcement Notice has been issued and served upon Studio City Entertainment in accordance with the requirements of the Finance Documents (and the Company shall be entitled to rely upon any such confirmation and to assume the Enforcement Notice referred to therein has been properly issued and served upon Studio City Entertainment in accordance with the requirements of the Finance Documents), then for so long as the Enforcement Notice has not been withdrawn and until the Direct Undertakings Termination Date:

4.2.1	the Security Agent shall be entitled to exercise and enforce all of Studio City Entertainment’s rights, discretions and remedies under the Services and Right to Use Agreement and/or the Reimbursement Agreement;

4.2.2	as permitted by law, the Company will deal only with the Security Agent in respect of those matters and ignore any contrary instructions or notices given by Studio City Entertainment;

4.2.3	subject to the requirements of this Agreement, and as permitted by law, the Security Agent may exercise any of its rights under the Transaction Security Documents, including to effect a Sale or an SCE Sale;

4.2.4	subject to the requirements of this Agreement, the exercise of any rights under the Transaction Security Documents by the Security Agent in accordance with this Agreement shall not give rise to any right for the Company (save as in circumstances contemplated by Clauses 3.2.10, 3.2.11, 3.2.12, 4.5 (Security Agent Action), 4.9 (Suspension), 4.10 (Purchaser Action), 5.2 (Change of control), 5.4 (Termination rights of the Company in the Additional Grace Period) and 5.5 (Termination rights in the Final Grace Period)) to exercise its rights to terminate the Services and Right to Use Agreement (including, without limitation, Section 14.1(a) or Section 11.4 thereof);

4.2.5	subject to the requirements of this Agreement, the Assignment of Services and Right to Use Agreement and the Services and Right to Use Agreement, the Security Agent may transfer (in accordance with any applicable Legal Requirements) Studio City Entertainment’s rights and obligations under the Services and Right to Use Agreement to any other person (but for the avoidance of doubt, the Security Agent shall not be entitled to transfer Studio City Entertainment’s rights and obligations under the Reimbursement Agreement which shall terminate on any such assignment (unless the Reimbursement Agreement has already terminated)) provided that if any Governmental Approvals are required in connection with such transfer, such Governmental Approvals have been or will be obtained;

4.2.6	subject to the requirements of this Agreement, in the event of a Sale to or acquisition of any SCE Disposed Asset by a person who does not propose (as far as the Security Agent is aware) or it is otherwise not proposed that gaming be continued or form any part of the Project:

(a)	the Security Agent or Studio City Entertainment (at the direction of the Security Agent) may terminate the Services and Right to Use Agreement by giving written notice of termination to the Company, Studio City Entertainment and the Security Agent (as required); and if so,

(b)	each of the Services and Right to Use Agreement and the Reimbursement Agreement shall (subject to receipt by the parties of any necessary Governmental Approvals and subject to any other date of termination as may be required or stipulated in the relevant Governmental Approval), terminate on the date specified in the termination notice which shall be no less than 30 days following receipt of such notice; and

(c)	such termination shall be without prejudice to any rights or claims which may have accrued to either party under or in relation to the Services and Right to Use Agreement prior to the termination date and the provisions of sections 10.2(b), 10.2(c) and 10.4 (but not section 10.3) of the Services and Right to Use Agreement shall apply;

4.2.7	in the event of a Sale or other disposal of Disposed Assets to a Sponsor, a Sponsor Affiliate or a nominee of any of the foregoing made or proposed to be made in accordance with or contemplated by this Agreement (whether or not pursuant to the Purchase Right):

(a)	subject to its terms and any applicable Legal Requirements and Authorisations, the Services and Right to Use Agreement shall continue to operate in full force and effect [***]; and

(b)	the Reimbursement Agreement shall automatically terminate.

4.3	Non Disturbance Principle

Without prejudice to Clause 4.7 (Absence or Lack of Utility Services), the Security Agent and the POA Agent (and the Security Agent and the POA Agent shall procure that any Delegate or Receiver (or any permitted nominee or delegate of any of them)) undertake to the Company that if, following the issuance of an Enforcement Notice in accordance with the requirements of the Finance Documents, the Security Agent, the POA Agent, any Delegate or Receiver (or any permitted nominee or delegate of any of them) undertake any action in connection with the enforcement of any Transaction Security Document (including but not limited to, the exercise of any of its rights to effect a Sale or an SCE Sale in accordance with the terms of this Agreement) then each of the Security Agent and the POA Agent shall ensure that neither it nor any of the foregoing take any action which would prevent the Company to operate the Gaming Area (and any other gaming area comprised in the Project) in accordance with the terms of the Services and Right to Use Agreement (and for so long as the Services and Right to Use Agreement remains in full force and effect in accordance with the terms of this Agreement).

4.4	Notice of Disturbance

(a)	Without prejudice to Clause 4.7 (Absence or Lack of Utility Services), if the Security Agent, the POA Agent, any Delegate or Receiver (or any permitted nominee or delegate of any of them) undertake any action to enforce or undertake any action in connection with the enforcement of a Transaction Security Document (including but not limited to, the exercise of any of its rights to effect a Sale or an SCE Sale in accordance with the terms of this Agreement) and such action, directly or indirectly:

(i)	prevents the Company’s operation of the Gaming Area (or any other gaming area comprised in the Project) (or its ability to do so) in accordance with the requirements of the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company; and/or

(ii)	prevents the Company’s performance of any or all of its material obligations under the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company, then the Company may notify the Security Agent and provide reasonable details of the event or circumstance giving rise to the inability of the Company to operate or perform its obligations in accordance with the Services and Right to Use Agreement (such notice, a “Notice of Disturbance”) and from the time the Company issues the Notice of Disturbance to the Security Agent until such time when the relevant event or circumstance giving rise to the inability of the Company to operate in accordance with the Services and Right to Use Agreement ceases, the Company’s obligation to operate the Gaming Area and perform its obligations in accordance with the requirements of the Services and Right to Use Agreement shall be suspended. For the avoidance of doubt, such suspension shall only apply in respect of the operation and performance of the Company’s obligations under the Services and Right to Use Agreement and shall not include a suspension of its obligation (if any) to fund pursuant to Clause 4.9 (Suspension) or Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) of this Agreement nor a suspension of the operation or performance of the Company’s obligations (if any) under the Reimbursement Agreement, as supplemented by this Agreement (it being at all times acknowledged and understood that any such obligations only apply to any Reimbursement Amount or part thereof actually received by the Company).

(b)	The Security Agent shall notify the Company in writing of the remedial action it (or the POA Agent or any Delegate, Receiver or any permitted nominee or delegate of any of them, as relevant) is taking or intends on taking within 30 days following receipt by the Security Agent of a Notice of Disturbance.

(c)	The Security Agent and the POA Agent covenant that they will (and shall procure that any Delegate, Receiver or any permitted nominee or delegate of any of them) take any necessary action to ensure that the relevant event or circumstance giving rise to the inability of the Company to operate in accordance with the Services and Right to Use Agreement notified to the Security Agent in the Notice of Disturbance ceases.

4.5	Security Agent Action

If the Security Agent, the POA Agent, any Delegate or Receiver (or any permitted nominee or delegate of either of them) has taken any action which:

4.5.1	prevents the Company’s operation of the Gaming Area (or any other gaming area comprised in the Project) (or its ability to do so) in accordance with the requirements of the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company; and/or

4.5.2	prevents the Company’s performance of any or all of its material obligations under the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company, in each case which, regardless of whether Studio City Entertainment remains under MCE Control or any other provision hereof, would give rise to a right of the Company to terminate the Services and Right to Use Agreement, then provided that such prevention subsists for a continuous period of 45 days or a total period of 60 days in any 90 day period, in each case following receipt by the Security Agent of a Notice of Disturbance:

(a)	the Company may terminate the Services and Right to Use Agreement by giving written notice of termination to the Security Agent; and if so, then

(b)	each of the Services and Right to Use Agreement and the Reimbursement Agreement shall, subject to receipt by the Company of any necessary Governmental Approvals, terminate on the date (if any) set out in the Governmental Approvals or determined by a Government Authority, or otherwise on the date specified in the termination notice which shall be no less than 30 days after the date of such written notice.

4.6	Court Action

(a)	Without prejudice to Clause 4.7 (Absence or Lack of Utility Services), if an Official or a court takes, directs or orders any action which:

(1)	prevents the Company’s operation of the Gaming Area (or any other gaming area comprised in the Project) (or its ability to do so) in accordance with the requirements of the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company; and/or

(2)	prevents the Company’s performance of any or all of its material obligations under the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company, then the Company may notify the Security Agent and provide reasonable details of the event or circumstance giving rise to the inability of the Company to operate in accordance with the Services and Right to Use Agreement (such notice, a “Notice of Suspension”).

(b)	From the time the Company issues the Notice of Suspension to the Security Agent until such time when such Notice of Suspension has been revoked, the Company’s obligation to operate the Gaming Area in accordance with the requirements of and perform its obligations under the Services and Right to Use Agreement shall be suspended. For the avoidance of doubt, such suspension shall only apply in respect of the operation and performance of the Company’s obligations under the Services and Right to Use Agreement and shall not include a suspension of its obligation (if any) to fund pursuant to Clause 4.9 (Suspension) or Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) of this Agreement nor a suspension of the operation or performance of the Company’s obligations (if any) under the Reimbursement Agreement, as supplemented by this Agreement (it being at all times acknowledged and understood that any such obligations only apply to any Reimbursement Amount or part thereof actually received by the Company).

4.7	Absence or Lack of Utility Services

(a)	In circumstances where:

(i)

the Company is unable to gain access to or otherwise operate the Gaming Area (or any other gaming area comprised in the Project or perform any of its obligations under the Services and Right to Use Agreement) due to an absence or lack of utility services, telephone and other similar services required for such operation as appropriate and consistent with the Operating Standards or an absence or lack of necessary facilities, goods, services, utilities and other like things from any other part of the Project or the Site or from any person to support such operation as appropriate and consistent with the Operating Standards, in each case, on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject; and

(ii)	the Company has complied with its obligation to fund when due pursuant to Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement),

then the Company may notify the Security Agent of the inability of the Company to operate in accordance with the Services and Right to Use Agreement (such notice, a “Notice of Absence of Utility Services”).

(b)	Promptly following the resumption of utility services, telephone and other similar services, facilities, goods, services, utilities and other like things, in each case (x) to a level that is possible for the Company to operate the Gaming Area (or any other gaming area comprised in the Project) in accordance and consistent with the Operating Standards and otherwise perform its material obligations under the Services and Right to Use Agreement and (y) on terms no less favourable than those which applied prior to the relevant cessation (and on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject), the Company shall immediately notify the Security Agent and revoke the Notice of Absence of Utility Services.

(c)	From the time the Company issues the Notice of Absence of Utility Services to the Security Agent until the earlier of:

(i)	such time when such Notice of Absence of Utility Services has been revoked; and

(ii)	the date on which utility services, telephone and other similar services for the operation of the Gaming Area (or any other gaming area comprised in the Project) as appropriate and consistent with the Operating Standards or the necessary facilities, goods, services, utilities and other like things from any other part of the Project or the Site to support such operation as appropriate and consistent with the Operating Standards have resumed on terms no less favourable than those which applied prior to the relevant cessation (and on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject), the Company’s obligation to operate the Gaming Area in accordance with the requirements of and perform its obligations under the Services and Right to Use Agreement shall be suspended. For the avoidance of doubt, such suspension shall only apply in respect of the operation and performance of the Company’s obligations under the Services and Right to Use Agreement and shall not include a suspension of its obligation (if any) to fund pursuant to Clause 4.9 (Suspension) or Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) of this Agreement nor a suspension of the operation or performance of the Company’s obligations (if any) under the Reimbursement Agreement (it being at all times acknowledged and understood that any such obligations relates only to any Reimbursement Amount or part thereof actually received by the Company).

4.8	Transfers

(a)	If requested by the Security Agent after an Enforcement Notice has been served, and subject to Clause 4.2 (After Enforcement Notice), the Company shall promptly execute any acknowledgement to a notice of assignment of Studio City Entertainment’s rights and obligations under the Services and Right to Use Agreement made in accordance with the Services and Right to Use Agreement, this Agreement and any applicable Legal Requirements (including any necessary Governmental Approvals) for an assignee to become a party to the Services and Right to Use Agreement in place of Studio City Entertainment.

(b)	The assignment shall, subject to receipt of any necessary Governmental Approvals and compliance with this Agreement and all other applicable Legal Requirements, become effective upon execution of such acknowledgement of notice of assignment and shall forthwith release Studio City Entertainment from its obligations under the Services and Right to Use Agreement and thereafter such assignee or transferee shall be treated as if it had originally been named as a party thereto in place of Studio Entertainment with the rights, benefits, powers, discretions and obligations of Studio City Entertainment thereunder and, at the same time, if not already terminated, the Reimbursement Agreement shall terminate.

(c)	It is hereby agreed and acknowledged that any assignment or transfer of Studio City Entertainment’s rights or obligations under the Services and Right to Use Agreement must be in full (and include, in either event, all rights and obligations) and not in part.

4.9	Suspension

(a)	To the extent that there are any costs incurred by the Company arising from suspension pursuant to Clauses 4.4 (Notice of Disturbance), 4.6 (Court Action), 4.7 (Absence or Lack of Utility Services) and/or 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) including any termination costs arising during the suspension period, and in each case, which costs are not covered by the Costs of Operation and are not costs otherwise required to be paid or funded by the Finance Parties hereunder, without prejudice to Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement):

(i)	if such costs are incurred during the Initial Grace Period, the Company shall pay or fund any such costs when due; and

(ii)	if such costs are incurred at any time after the Initial Grace Period, unless a Finance Party pays or funds any such costs when due, the Company may terminate the Services and Right to Use Agreement by giving written notice of termination to the Security Agent and if so, each of the Services and Right to Use Agreement and the Reimbursement Agreement shall, subject to receipt by the Company of any necessary Governmental Approvals, terminate on the date (if any) set out in the Governmental Approvals or determined by a Government Authority, or otherwise on the termination date specified in such written notice which shall be no less than 30 days after the date of such written notice.

(b)	Studio City Entertainment and the Company shall take all reasonable steps to mitigate the costs which arise and would become payable from suspension, including, for the avoidance of doubt, any termination costs arising during the suspension period.

(c)	On a weekly basis from the date of the relevant suspension or otherwise at such interval as may be agreed between the Security Agent and the Company, the Company shall provide to the Security Agent:

(i)	details of all costs expected to be incurred in the next 7 days in connection with the suspension (including any termination costs arising from suspension); and

(ii)	details of all costs actually incurred by it in the previous 7 days in connection with the suspension (including any termination costs arising from suspension).

In addition, the Company shall notify the Security Agent promptly, and in any event 2 Business Days prior to such amount becoming due, details of any suspension costs to be funded pursuant to paragraph (a)(ii) above.

(d)

At any time when suspension pursuant to Clauses 4.4 (Notice of Disturbance), 4.6 (Court Action), 4.7 (Absence or Lack of Utility Services) and/or 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) has occurred and is continuing, the Security Agent may terminate the Services and Right to Use Agreement by giving written notice of termination to the Company and if so, each of the Services and Right to Use Agreement and the Reimbursement Agreement shall, subject to receipt by the Company of any necessary Governmental Approvals, terminate on the date (if any) set out in the Governmental Approvals or determined by a Government Authority, or otherwise on the termination date specified in such written notice.

(e)	Following the cessation of the relevant event or circumstance giving rise to the inability of the Company to operate in accordance with the Services and Right to Use Agreement and the suspension pursuant to Clauses 4.4 (Notice of Disturbance), 4.6 (Court Action), 4.7 (Absence or Lack of Utility Services) and/or 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement), the Company shall, if a right to terminate has not arisen and subject to receipt by the Company of any Governmental Approvals (if any) required to resume operation of the Gaming Area (or any other gaming area comprised in the Project) in accordance with the requirements of the Services and Right to Use Agreement, promptly resume operation of the Gaming Area (and/or (as applicable) any other gaming area comprised in the Project) in accordance with the requirements of the Services and Right to Use Agreement.

4.10	Purchaser Action

Without prejudice to Clause 4.7 (Absence or Lack of Utility Services) and Clause 4.9 (Suspension), if following the completion of a Sale that does not constitute an SCE Sale, a purchaser under such Sale takes any action which:

4.10.1	prevents the Company’s operation of the Gaming Area (or any other gaming area comprised in the Project) (or its ability to do so) in accordance with the requirements of the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company; and/or

4.10.2	prevents the Company’s performance of any or all of its material obligations under the Services and Right to Use Agreement or prevents it from doing so on terms no more onerous or subject to costs, expenses, liabilities or claims no greater than those to which it, or as the case may be, Studio City Entertainment, was previously subject immediately prior to the action which gives rise to the suspension of operation by the Company, then provided that such prevention subsists for a continuous period of 45 days or a total period of 60 days in any 90 day period, in each case from the date of written notification by the Company of such prevention to the purchaser, then:

(a)	the Company may terminate the Services and Right to Use Agreement by giving written notice of termination to the Security Agent; and if so, then

(b)	each of the Services and Right to Use Agreement and the Reimbursement Agreement shall, subject to receipt by the Company of any necessary Governmental Approvals, terminate on the date (if any) set out in the Governmental Approvals or determined by a Government Authority, or otherwise on the date specified in the termination notice which shall be no less than 30 days after the date of such written notice.

4.11	Operating Budget

(a)	The Company, Studio City Entertainment and the Security Agent agree that, following issuance of an Enforcement Notice on Studio City Entertainment in accordance with the requirements of the Finance Documents and for so long as the Enforcement Notice has not been withdrawn and until the Direct Undertakings Termination Date, it shall use commercially reasonable efforts to agree on and cooperate in the preparation of the Operating Budget from time to time.

(b)	If the Company and the Security Agent (or, as the case may be, Studio City Entertainment acting at the direction of the Security Agent) are unable to agree on an Operating Budget at the times stipulated under the Services and Right to Use Agreement, then the Operating Budget shall be the previously agreed Operating Budget.

4.12	Release of Security on Sale

Subject to the terms of this Agreement, upon the completion of any SCE Sale or Sale by the Security Agent pursuant to the enforcement of the Transaction Security, the Security Agent shall (at the cost of the Obligors):

(a)	(in respect of a share sale only) release and discharge any claims, right, title or interest by or of any Secured Party against each Obligor whose shares were the subject of such sale, each of its Subsidiaries (and, if the interest of each such Obligor were combined, any company which would, as a result, be a Subsidiary) and the assets of each such company and each such Subsidiary (other than any such claim, right, title or interest of any Secured Party arising or subsisting otherwise than by virtue of the Finance Documents), release all Transaction Security against such shares and/or assets (other than those subsisting otherwise than by virtue of the Finance Documents) and either (i) release and discharge any Subordinated Debt owing by any such company (whose shares were the subject to such sale) and/or (ii) and (to the extent the Security Agent has the power so to do) assign or transfer such Subordinated Debt to the purchaser or its nominee by way of enforcement of the Transaction Security over that Subordinated Debt or (to the extent the Security Agent does not have the power to so assign or transfer but has the power to release Transaction Security relating to that Subordinated Debt) to release such Transaction Security and, in the case of each of (i) and (ii), together with a release of the liabilities and obligations with respect to such Subordinated Debt under or pursuant to the Subordination Deed;

(b)	(in respect of an asset sale only) release and discharge any claims, right, title or interest by or of any Secured Party against each such asset (other than shares) the subject of a sale (other than any such claim, right, title or interest of any Secured Party arising or subsisting otherwise than by virtue of the Finance Documents) and release all Transaction Security against such assets (other than those subsisting otherwise than by virtue of the Finance Documents); and

(c)	(in respect of a combination of share and asset sale), both (a) and (b) above shall apply as applicable.

In addition, the Security Agent shall be authorised to execute, without the need for any further authority from the Secured Parties, and deliver any document and do all such things as may be necessary to give effect to each such release and discharge, including to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

5.	RESTRICTION ON TERMINATION OF THE SERVICES AND RIGHT TO USE AGREEMENT

5.1	No termination

Save as permitted pursuant to Clauses 3.2.10, 3.2.12, 4.2.6, 4.4 (Notice of Disturbance), 4.5 (Security Agent Action), 4.6 (Court Action), 4.7 (Absence or Lack of Utility Services), 4.9 (Suspension), 4.10 (Purchaser Action), 5.2 (Change of control), 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement), 5.4 (Termination rights of the Company in the Additional Grace Period) and 5.5 (Termination rights in the Final Grace Period), the Company shall not suspend, rescind or terminate or agree to any suspension, rescission or termination to, of or under, the Services and Right to Use Agreement or present any petition or analogous application for the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer in respect of Studio City Entertainment or any of its assets at any time prior to the Direct Undertakings Termination Date without the prior written consent of the Security Agent.

5.2	Change of control

In the event that Studio City Entertainment ceases to be under MCE Control following a Sale, or otherwise following a Change of Control (as defined in the Facilities Agreement) where the Agent (acting on the instructions of the Majority Lenders) have expressly consented in writing to such Change of Control for the purpose of this Clause 5.2, the Company may exercise any rights or claims under or in respect of the Services and Right to Use Agreement (including its rights of termination, if any) in accordance with the terms of the Services and Right to Use Agreement.

5.3	Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement

(a)	Subject to paragraph (b) and (c) below, if at any time from the Funding Date until the earlier of:

(i)	the date that is nine months from the Funding Date; and

(ii)	the date of completion of any SCE Sale,

(such period, the “Initial Grace Period”) and if the Services and Right to Use Agreement has not otherwise terminated, (x) Studio City Entertainment fails to pay or fund any shortfall in the Minimum Balance or provide the Company with sufficient funds to pay for the relevant Costs of Operation, in each case which Studio City Entertainment is required to pay or fund under the Services and Right to Use Agreement [***] or (y) any suspension costs contemplated by Clause 4.9(a) have arisen, the Company:

(A)	shall, to the extent insufficient standing to the credit of the Trust Account, Tax Account, Enterprise Accounts, Cost of Operations Account and/or the Operator Account, pay or fund any shortfall to the extent necessary to meet such Costs of Operation then due and shall pay or fund such suspension costs, unless the Security Agent has otherwise notified the Company that a Finance Party proposes to do so instead; and

(B)	shall not exercise any right it may have to terminate the Services and Right to Use Agreement because of this paragraph (a), other than in accordance with the terms of this Agreement.

(b)

If the Company is unable to withdraw any amounts or access any funds standing to the credit of the Trust Account, Tax Account, Enterprise Accounts, Cost of Operations Account or the Operator Account for paying, reimbursing or funding any amounts required to be made under the Services and Right to Use Agreement (including but not limited to, paying the relevant Costs of Operations which it is required to be provided by Studio City Entertainment under the Services and Right to Use Agreement [***] as a result of enforcement by the Security Agent of any rights, discretions or remedies it may have under the Transaction Security Documents (including any failure to direct, permit or procure the transfer of Studio City Entertainment’s funds or funds from the Trust Account, whether pursuant to section 8.3(c) of the Services and Right to Use Agreement (as supplemented by this Agreement) or otherwise), then the Company shall promptly notify the Security Agent in writing of the occurrence of such event. Unless such event ceases and the Company is able to withdraw amounts and/or access funding standing to the credit of the Trust Account, the Tax Account, the Enterprise Accounts, the Cost of Operations Account and the Operator Account within 2 Business Days of the date the notice is received by the Security Agent, the Initial Grace Period shall expire on the date which is 2 Business Days after receipt by the Security Agent of the notice from the Company. For the avoidance of doubt, the early expiry of the Initial Grace Period pursuant to this Clause 5.3(b) shall be without prejudice to the operation of Clause 5.4 (Termination rights of the Company in the Additional Grace Period) or other provisions of this Agreement.

(c)	If the Company is unable to withdraw any amounts or access any funds standing to the credit of the Trust Account, Tax Account, Enterprise Accounts, Cost of Operations Account or the Operator Account for paying, reimbursing or funding any amounts required to be made under the Services and Right to Use Agreement (including but not limited to, paying the relevant Costs of Operations which it is required to be provided by Studio City Entertainment under the Services and Right to Use Agreement [***] as a result of any actions taken by an Official or by direction or order of a court, then the Company shall promptly notify the Security Agent in writing of the occurrence of such event. Unless such event ceases and the Company is able to withdraw amounts and/or access funding standing to the credit of the Trust Account, the Tax Account, the Enterprise Accounts, the Cost of Operations Account and the Operator Account within 3 Business Days of the date the notice is received by the Security Agent, the Company’s obligation to operate the Gaming Area and perform its obligations in accordance with the requirements of the Services and Right to Use Agreement shall be suspended. For the avoidance of doubt, such suspension shall only apply in respect of the operation and performance of the Company’s obligations under the Services and Right to Use Agreement and shall not include a suspension of its obligation (if any) to fund pursuant to Clause 4.9 (Suspension) or Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) of this Agreement nor a suspension of the operation or performance of the Company’s obligations (if any) under the Reimbursement Agreement, as supplemented by this Agreement (it being at all times acknowledged and understood that any such obligations only apply to any Reimbursement Amount or part thereof actually received by the Company). If 10 Business Days after the date the notice is received by the Security Agent, the Company is still unable to withdraw any amounts or access any funds standing to the credit of the Trust Account, Tax Account, Enterprise Accounts, Cost of Operations Account and/or the Operator Account due to the subsistence of the actions taken by an Official or by direction or order of a court, the Initial Grace Period shall expire on the date which is 3 Business Days after receipt by the Security Agent of the notice from the Company. For the avoidance of doubt, the early expiry of the Initial Grace Period pursuant to this Clause 5.3(c) shall be without prejudice to the operation of Clause 5.4 (Termination rights of the Company in the Additional Grace Period) or other provisions of this Agreement.

(d)	If a Finance Party has not paid or funded (when due, and in immediately available funds) any amount which the Security Agent has notified to the Company in accordance with Clause 5.3(a)(A) of this Agreement that the Finance Party will so pay or fund, the Company:

(i)	shall immediately notify the Security Agent of such occurrence;

(ii)	shall, from the date falling 3 Business Days after such occurrence and until the date of expiry of the Initial Grace Period, pay or fund any shortfall to the extent necessary to meet such Costs of Operation then due; and

(iii)	shall not exercise any right it may have to terminate the Services and Right to Use Agreement because of such failure by Studio City Entertainment caused by the failure to fund (when due) by the relevant Finance Party, other than in accordance with the terms of this Agreement until the expiry of the Initial Grace Period.

5.4	Termination rights of the Company in the Additional Grace Period

(a)	If an SCE Sale has not been completed by the end of the Initial Grace Period (as such Initial Grace Period may be shortened pursuant to the terms of Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement of this Agreement), then, if at any time from the date of expiry of the Initial Grace Period until the earlier of:

(i)	the date that is nine months of the date of expiry of the Initial Grace Period; and

(ii)	the date of completion of any SCE Sale,

(such additional period, the “Additional Grace Period”), (x) Studio City Entertainment fails to pay or fund any shortfall in the Minimum Balance or provide the Company with sufficient funds to pay for the relevant Costs of Operation, in each case which Studio City Entertainment is required to pay or fund under the Services and Right to Use Agreement [***] or (y) any suspension costs contemplated by Clause 4.9(a) have arisen, then subject to paragraph (b) below and Clause 5.5 (Termination rights in the Final Grace Period) below, the Company may (if the Services and Right to Use Agreement is not already terminated) exercise any right it may have to terminate the Services and Right to Use Agreement and the Reimbursement Agreement for such failure by Studio City Entertainment.

(b)	The Company shall not exercise any right it may have to terminate the Services and Right to Use Agreement and the Reimbursement Agreement (save as otherwise contemplated under and in accordance with the terms of this Agreement) for any failure by Studio City Entertainment to pay or fund any shortfall in the Minimum Balance or provide the Company with sufficient funds to pay for the relevant Costs of Operation, in each case which Studio City Entertainment is required to pay or fund under the Services and Right to Use Agreement [***], if such amount and any suspension costs contemplated by Clause 4.9(a) during the Additional Grace Period (excluding, for the avoidance of doubt, any amount Studio City Entertainment may have failed to pay or fund during the Initial Grace Period) is paid or funded by a Finance Party when due (and in immediately available funds).

(c)	Unless otherwise agreed by the Company, the Reimbursement Agreement shall, unless already terminated, terminate at the end of the Additional Grace Period [***].

5.5	Termination rights in the Final Grace Period

(a)	If an SCE Sale has not been completed in the Initial Grace Period or in the Additional Grace Period and if the Services and Right to Use Agreement has not otherwise been terminated, then, if at any time from the date of expiry of the Additional Grace Period until the earlier of:

(i)	the date that is six months from the date of the expiry of the Additional Grace Period; and

(ii)	the date of completion of any SCE Sale,

(such additional period, the “Final Grace Period”), (x) Studio City Entertainment fails to pay or fund any shortfall in the Minimum Balance or provide the Company with sufficient funds to pay for the relevant Costs of Operation or pay any Operator Consideration, in each case which it is required to pay or fund under the Services and Right to Use Agreement or (y) any suspension costs contemplated by Clause 4.9(a) have arisen, then subject to (b) below, the Company may terminate the Services and Right to Use Agreement for such failure by Studio City Entertainment.

(b)	The Company shall not exercise any right it may have to terminate the Services and Right to Use Agreement (save as otherwise contemplated under and in accordance with the terms of this Agreement) for any failure by Studio City Entertainment to pay or fund any shortfall in the Minimum Balance or provide the Company with sufficient funds to pay for the relevant Costs of Operation or pay any Operator Consideration, in each case which Studio City Entertainment is required to pay or fund under the Services and Right to Use Agreement, if such amount and any suspension costs contemplated by Clause 4.9(a) during the Final Grace Period (excluding, for the avoidance of doubt, any amount Studio City Entertainment may have failed to pay or fund during the Initial Grace Period and/or the Additional Grace Period and which the Company is obliged to fund) is paid or funded by a Finance Party when due (and in immediately available funds).

(c)	The Company may terminate the Services and Right to Use Agreement at any time after the expiry of the Final Grace Period.

5.6	Reimbursement

(a)

Subject to paragraph (b) below, the Company shall be reimbursed (ahead of the Secured Parties other than any sums owing to the Security Agent, any Receiver or any Delegate (as such terms are defined in the Facilities Agreement) and payable pursuant to clause 37.1(a) of the Facilities Agreement and the Security Agent shall ensure that the Company is so reimbursed) for any amounts paid or funded by it under Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) from and to the extent, if less, of the proceeds of any Sale (or any other disposal or realisation of any of the Disposed Assets) or, as the case may be, dividend or distribution from an Official or a court following a Sale or such disposal or realisation and (where relevant) on a pro rata basis with the

Finance Parties where a Finance Party has paid or funded any amount referred to in Clauses 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) to 5.5 (Termination rights in the Final Grace Period) in the order set out in clause 37.1 of the Facilities Agreement.

(b)	In respect of the completion of a Sale to a Sponsor, a Sponsor Affiliate or a nominee of any of the foregoing made in accordance with or contemplated by the Purchase Right:

(i)	the Company shall not be entitled to any reimbursement for amount paid or funded by it under Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) from the proceeds of such Sale or disposal or realisation or, as the case may be, dividend or distribution from an Official or a court following a Sale; but

(ii)	the Finance Parties shall be entitled to reimbursement for amount paid or funded by them (or any of them) under Clauses 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) to 5.5 (Termination rights in the Final Grace Period) from the proceeds of such Sale or disposal or realisation or, as the case may be, dividend or distribution from an Official or a court following a Sale in the order set out in clause 37.1 of the Facilities Agreement.

6.	SUBORDINATION OF THE COMPANY’S CLAIMS

The provisions of this Clause 6 shall cease to apply upon the earlier of the completion of any SCE Sale and the date on which the Secured Obligations are discharged in full.

6.1	Subordination Generally

6.1.1	Except as otherwise provided herein, the Company agrees that, so long as any Secured Obligation is outstanding, the Subordinated SCE Obligations and the claims of the Company (whether in respect of principal, interest or otherwise including, without limitation, consequential damages for breach) in respect of the Subordinated SCE Obligations shall be subordinated to the Secured Obligations and postponed to the claims of the Secured Parties in respect thereof.

6.1.2	Studio City Entertainment and the Company hereby covenant and undertake with the Security Agent and agree and acknowledge that (save as otherwise permitted in accordance with the terms of the Finance Documents and this Agreement), so long as any Secured Obligation is outstanding:

(a)	no Subordinated SCE Obligation (nor any part thereof) other than a Permitted Subordinated SCE Obligation shall be payable or repayable, paid or repaid, provided that the Subordinated SCE Obligations may accrue interest in accordance with their terms;

(b)	no Subordinated SCE Obligation (nor any part thereof) shall be secured by any Security;

(c)	the Company shall not (without the prior written consent of the Security Agent):

(i)	exercise, enforce or seek to exercise or enforce any monetary right or remedy which it may have against Studio City Entertainment (including the taking of any steps to enforce or require the enforcement of any Security or suing for, commencing or joining any legal or arbitration proceedings against Studio City Entertainment for payment) in respect of any or all of the Subordinated SCE Obligations;

(ii)	(x) demand, accelerate, sue or prove for, or demand any distribution in respect of or on account of, or (y) receive or retain payment of, any Subordinated SCE Obligation in cash or in kind from Studio City Entertainment or other person;

(iii)	amend, vary or cancel (or agree to any amendment, variation or cancellation of) so as to make more onerous (or otherwise adversely affect the interests of the Secured Parties) the terms on which any of the Subordinated SCE Obligations is or continues to be or may become owing to the Company (save as permitted pursuant to this Agreement);

(iv)	enter into any composition, assignment or arrangement with Studio City Entertainment, solely in respect of the Subordinated SCE Obligations;

(v)	petition, apply or vote for, or take any other step (including, but not limited to, the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding-up, dissolution, administration or reorganisation of Studio City Entertainment or any suspension of payments or moratorium of any indebtedness of Studio City Entertainment or any analogous procedure or step in any jurisdiction;

(vi)	exercise any right to be indemnified or otherwise assured against loss or claim under or in relation to any guarantee, in each case in respect of any or all of the Subordinated SCE Obligations; or

(vii)	take the benefit of any Security or the benefit (in whole or in part and whether by subrogation or otherwise) of any rights of any Secured Party or any other Security taken pursuant to, or in connection with, any Finance Document by any Secured Party, in each case in respect of any or all of the Subordinated SCE Obligations; and

(d)	neither the Company nor Studio City Entertainment shall have or claim any right of set-off, deduction or counterclaim in respect of any or all of the Subordinated SCE Obligations, and each of the Company and Studio City Entertainment agree that none of them shall exercise any such right which it may otherwise have in relation to the Subordinated SCE Obligations, provided that the Company shall be entitled to receive and retain any amounts paid or funded by it under Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) pursuant to or in accordance with Clause 5.6 (Reimbursement) of this Agreement.

6.1.3	If, notwithstanding the provisions of Clauses 6.1.1 and 6.1.2, any amounts, benefits, moneys, proceeds or distributions in respect of any or all of the Subordinated SCE Obligations shall be received or recovered by the Company at a time when any of the Secured Obligations is outstanding (other than as permitted by the Finance Documents or this Agreement) then, the Company shall forthwith pay and/or transfer that receipt or recovery (or an amount equal thereto) into the Tax Account (to the extent the Tax Account has not yet been sufficiently funded with an amount equal to all Macau Gaming Taxes payable with respect to the Total Gaming Revenues on that day) and the balance into the Trust Account provided that if it is not possible to pay and/or transfer such amounts into the Tax Account and/or the Trust Account, the Company shall forthwith pay and/or transfer that receipt or recovery (or an amount equal thereto) into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for application in the manner prescribed by the Services and Right to Use Agreement and if relevant, as amended by this Agreement and afterwards for the discharge of the Secured Obligations, in each case other than any amounts received pursuant to or in accordance with Clause 5.6 (Reimbursement) of this Agreement in respect of amounts the Company paid or funded under Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement).

6.2	Subordination in Insolvency

6.2.1	Without prejudice to the provisions of Clause 6.1.1, if an Insolvency Event occurs and is continuing in relation to Studio City Entertainment, then the Subordinated SCE Obligations owing by Studio City Entertainment shall be subordinated in right of payment to the Secured Obligations.

6.2.2	Without prejudice to the provisions of Clause 6.1, in any of the circumstances referred to in Clause 6.2.1, the Company shall cooperate with the Security Agent to preserve, and shall take such steps as the Security Agent may reasonably require for the preservation of, the subordination (in respect of the Subordinated SCE Obligations in relation to the Company) effected or contemplated by this Agreement, failing which the Security Agent may, and is irrevocably authorised on behalf of the Company to:

(a)	claim, enforce and prove for the Subordinated SCE Obligations or any part thereof;

(b)	file claims and proofs, give receipt and take all such proceedings and do all such things as the Security Agent sees fit to recover any amount outstanding in respect of the Subordinated SCE Obligations or any part thereof; and

(c)	receive all distributions in respect of the Subordinated SCE Obligations and upon such receipt, pay and/or transfer such amounts, other than any amounts received by the Company pursuant to or in accordance with Clause 5.6 (Reimbursement) of this Agreement in respect of amounts the Company paid or funded under Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) into the Tax Account (to the extent the Tax Account has not yet been sufficiently funded with an amount equal to all Macau Gaming Taxes payable with respect to the Total Gaming Revenues on that day) and the balance into the Trust Account provided that if it is not possible to pay and/or transfer such amounts into the Tax Account and/or the Trust Account, the Company shall forthwith pay and/or transfer that amount into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for application in the manner prescribed by the Services and Right to Use Agreement and if relevant, as amended by this Agreement and afterwards for the discharge of the Secured Obligations.

6.2.3	If and to the extent that the Security Agent is not entitled to do any of the things mentioned above in relation to any Subordinated SCE Obligations, the Company shall do so in good time and as directed by the Security Agent.

6.2.4	Without prejudice to the provisions of Clause 6.1.3, in any of the circumstances referred to in Clause 6.2.1 and save as permitted under the terms of the Finance Documents and this Agreement, the Company:

(a)	expressly undertakes and agrees that it shall not demand or retain payment of any distributions in respect of or on account of any Subordinated SCE Obligations until the Secured Parties shall have received payment in full of the Secured Obligations;

(b)	acknowledges that any payment and/or distribution in cash or in kind received by it before such time in respect of or on account of any Subordinated SCE Obligations shall constitute a breach of this undertaking; and

(c)	shall forthwith pay and/or transfer any such payment and/or distribution received by it (or an amount equal thereto) to the Security Agent and the Security Agent shall pay and/or transfer such amounts into the Tax Account (to the extent the Tax Account has not yet been sufficiently funded with an amount equal to all Macau Gaming Taxes payable with respect to the Total Gaming Revenues on that day) and the balance into the Trust Account provided that if it is not possible to pay and/or transfer such amounts into the Tax Account and/or the Trust Account, the Company shall forthwith pay and/or transfer the amount into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for application in the manner prescribed by the Services and Right to Use Agreement and if relevant, as amended by this Agreement and afterwards for the discharge of the Secured Obligations, into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent shall think fit, pending full discharge of the Secured Obligations, or as otherwise directed by the Finance Parties, provided that the Company shall be entitled to receive and retain any amounts paid or funded by it under Clause 5.3 (Non-payment by Studio City Entertainment of arrears under the Services and Right to Use Agreement) pursuant to and in accordance with Clause 5.6 (Reimbursement) of this Agreement.

6.3	Undertakings

6.3.1	Studio City Entertainment undertakes that, for so long as any Secured Obligation is outstanding, it will not (except as permitted hereunder or otherwise in accordance with the terms of the Finance Documents) without the prior written consent of the Security Agent:

(a)	pay, prepay, redeem, purchase or otherwise acquire any of the Subordinated SCE Obligations other than a Permitted Subordinated SCE Obligation;

(b)	create or permit to subsist any Security over any of its assets for, or any guarantee, indemnity or other assurance against loss in respect of, any of the Subordinated SCE Obligations;

(c)	amend or supplement so as to make it more onerous (or otherwise adversely affect the interests of the Secured Parties) any of the terms on which any of the Subordinated SCE Obligations is or continues to be or may become owing to the Company (save as permitted pursuant to this Agreement);

(d)	novate, assign or release any of the terms on which any of the Subordinated SCE Obligations are or continue to be or may become owing to the Company; or

(e)	take or omit any action whereby the subordination contemplated by this Agreement could reasonably be expected to be impaired.

6.3.2	The Company undertakes that, for so long as any Secured Obligation is or may become outstanding, it will not (except as permitted in accordance with the terms of the Finance Documents and this Agreement) without the prior written consent of the Security Agent:

(a)	permit or require Studio City Entertainment to pay, prepay, redeem, purchase or otherwise acquire any of the Subordinated SCE Obligations other than a Permitted Subordinated SCE Obligation;

(b)	take, accept, demand or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Subordinated SCE Obligations;

(c)	agree to any amendment, supplement, novation, assignment or release to or of so as to make more onerous (or otherwise adversely affect the interests of the Secured Parties) any of the terms on which any of the Subordinated SCE Obligations is or continues to be or may become owing to it (save as permitted pursuant to this Agreement);

(d)	assign, transfer, factor, create or permit to subsist any Security over, or otherwise dispose of, any of its rights in respect of any or all of the Subordinated SCE Obligations; or

(e)	take or omit to take any action whereby the subordination contemplated by this Agreement could reasonably be expected to be impaired.

7.	MATTERS RELATING TO THE REIMBURSEMENT AGREEMENT

7.1	Payments

From the date of this Agreement until the Direct Undertakings Termination Date and save as otherwise provided herein, the Company shall procure that all amounts due for payment and payable by it to Studio City Entertainment under the Reimbursement Agreement are paid directly into or otherwise available to be applied from the Trust Account (it being at all times acknowledged and understood that any such obligation relates only to any Reimbursement Amount or part thereof actually received by the Company).

7.2	Performance of Obligations

Studio City Entertainment agrees that performance by the Company of its obligations hereunder, including payment in accordance with Clause 7.1 (Payments) satisfies the Company’s obligation to perform the corresponding obligation under the Reimbursement Agreement.

7.3	No Assignment of Reimbursement Agreement

All rights, title and interest from time to time of Studio City Entertainment in and/or under the Reimbursement Agreement assigned to the Security Agent as security pursuant to the Assignment of Reimbursement Agreement shall be for the benefit of the Security Agent or any successor Security Agent, as agent and trustee for the Secured Parties, and shall not be further assigned to, or enforced in favour of, any other parties.

7.4	Termination of the Reimbursement Agreement

The Reimbursement Agreement shall terminate, subject to receipt of any necessary Governmental Approvals, upon the occurrence of any of the following:

7.4.1	the termination of the Services and Right to Use Agreement;

7.4.2	at any time after an Enforcement Notice has been issued by the Security Agent and prior to the completion of any SCE Sale, any assignment, transfer or other disposal of the rights and/or obligations of Studio City Entertainment is made under the Services and Right to Use Agreement;

7.4.3	an SCE Sale; or

7.4.4	as provided under this Agreement.

8.	MATTERS REQUIRING CONSENT AND COPIES OF NOTICES

The provisions of this Clause 8 shall remain in force from the date of this Agreement until the Direct Undertakings Termination Date.

8.1	Transfer by the Company

The Company shall not, without the prior written consent of the Security Agent, transfer, assign, give any encumbrance or security interest over or otherwise dispose of any of its rights, title or interests in or to the Services and Right to Use Agreement and/or the Reimbursement Agreement.

8.2	Restrictions on Studio City Entertainment’s ability to exercise discretions

The Company acknowledges that the Facilities Agreement, the Assignment of the Services and Right to Use Agreement, the Assignment of the Reimbursement Agreement, the Pledge over Accounts and the Melco Crown Finance Documents may (in accordance with the terms agreed between Studio City Entertainment and the Secured Parties from time to time) restrict the ability of Studio City Entertainment to give its consent, approval, decision or agreement in respect of any matter under the Services and Right to Use Agreement and/or the Reimbursement Agreement without first obtaining the consent or approval of the Security Agent.

8.3	Changes

The Company acknowledges that Studio City Entertainment may only amend, modify, vary, terminate, supplement or waive a right or permit or consent to the amendment, modification, variation, termination, supplement or waiver of any provisions or scope of, or give any consent or exercise any other discretion under or in respect of the Services and Right to Use Agreement and/or the Reimbursement Agreement in accordance with the Facilities Agreement, the Assignment of the Services and Right to Use Agreement, the Assignment of the Reimbursement Agreement, the Pledge over Accounts and the Melco Crown Finance Documents.

8.4	Notices under the Services and Right to Use Agreement

8.4.1	The Company shall promptly notify the Security Agent of any breach of the Services and Right to Use Agreement and/or the Reimbursement Agreement notified to the Company by Studio City Entertainment. Studio City Entertainment acknowledges and consents that the Company will deliver notices to the Security Agent pursuant to this Clause 8.4.1 and Studio City Entertainment shall not take or bring any action against the Company in connection therewith.

8.4.2	The Company agrees and acknowledges that Studio City Entertainment may provide the Security Agent with copies of any notices, confirmations, written records, correspondence and other information in relation to the Services and Right to Use Agreement and/or the Reimbursement Agreement in order to comply with its obligations under the Finance Documents.

9.	REPRESENTATIONS AND WARRANTIES

The Company makes the representations and warranties set out in this Clause 9 on the date of this Agreement and acknowledges that the Security Agent is entering into this Agreement in reliance on such representations and warranties.

9.1	Status

The Company is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation and no steps have been taken for its liquidation, winding up or dissolution.

9.2	Binding obligations

Subject to the Legal Reservations, the obligations expressed to be assumed by the Company in the Melco Crown Finance Documents are legal, valid, binding and enforceable obligations.

9.3	Pari Passu

The payment obligations (if any) under the Melco Crown Finance Documents of the Company rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

9.4	Non-conflict with other obligations

The entry into and performance by the Company of, and the transactions contemplated by, the Melco Crown Finance Documents do not and will not conflict with:

9.4.1	any law or regulation applicable to the Company;

9.4.2	its Constitutional Documents; or

9.4.3	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument (which would have or is reasonably likely to have, a Material Adverse Effect).

9.5	Power and authority

9.5.1	The Company has the power to enter into, perform and deliver, and it has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Melco Crown Finance Documents and the transactions contemplated by the Melco Crown Finance Documents.

9.5.2	No limit on the Company’s powers will be exceeded as a result of the entry into or performance of the transactions contemplated by the Melco Crown Finance Documents.

9.6	Validity and admissibility in evidence

All Permits and other Authorisations required or desirable:

9.6.1	to enable the Company lawfully to enter into, exercise its rights and comply with its obligations under the Melco Crown Finance Documents; and

9.6.2	to make the Melco Crown Finance Documents admissible in evidence in the Macau SAR,

have been obtained (or will be obtained when required) or effected and are (or will be, when obtained), in full force and effect.

9.7	No breach of laws

The Company has not breached any material Legal Requirement nor been notified (which notification has not been withdrawn) that it has done so which breach or notification has or is reasonably likely to have a Material Adverse Effect.

9.8	Ranking

Subject to the Legal Reservations, the Transaction Security granted or to be granted by the Company has or (when granted) will have the ranking it is expressed to have.

9.9	Legal and beneficial ownership

The Company is the legal holder of the Gaming Subconcession.

9.10	No Event of Default under the Services and Right to Use Agreement

No Event of Default (as defined in the Services and Right to Use Agreement) by the Company or event which, with the giving of notice, the passage of time or both would become an Event of Default (as defined in the Services and Right to Use Agreement) by the Company, is continuing or would result from the Company entering into and performing its obligations under this Agreement.

9.11	No default under the Reimbursement Agreement

No event which, with the giving of notice, the passage of time or both would become a default on the part of the Company under the Reimbursement Agreement, is continuing or would result from the Company entering into and performing its obligations under this Agreement.

9.12	Repetition

Each of the representations set out in Clauses 9.1 (Status) to 9.11 (No default under the Reimbursement Agreement) are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the date of each Utilisation Request, each Utilisation Date and the first day of each Interest Period until the Direct Undertakings Termination Date.

10.	UNDERTAKINGS

The undertakings in this Clause 10 remain in force from the date of this Agreement until the Direct Undertakings Termination Date.

10.1	Information: Notices

The Company shall supply to the Security Agent (in sufficient copies for all Lenders, if the Security Agent reasonably requests) a copy of each written notice that is material to the interests of the Finance Parties and which is given under or in connection with the Gaming Subconcession, promptly upon receipt of or delivery of such notice. The Company shall notify the Security Agent promptly upon receiving:

(i)	notice of any consultations with the Macau SAR in relation to any termination of the Gaming Subconcession;

(ii)	any notice from the Macau SAR pursuant to clause 3 of article 80 of the Gaming Subconcession; or

(iii)	any notice from the Macau SAR pursuant to clause 4 of article 80 of the Gaming Subconcession,

and keep the Security Agent fully appraised thereof.

10.2	Compliance with laws

The Company shall comply in all material respects with all Legal Requirements, the Gaming Subconcession and its Constitutional Documents and will comply with all applicable anti-money laundering, non-corruption, counter-terrorism financing, economic or trade sanctions laws and regulations (including, without limitation, each Anti-Terrorism Law).

10.3	Conduct of business

The Company shall ensure that:

(a)	it acts in a commercially reasonable manner and in the interests of the Gaming Area when performing its obligations under the Services and Right to Use Agreement;

(b)	it uses commercially reasonable endeavours to improve the operation of the Gaming Area;

(c)	it refrains from taking actions solely intended to maximise the Gaming Area’s:

(i)	revenues; or

(ii)	short and long term profitability

(to the detriment of either (i) or (ii), as applicable); and

(d)	conducts the operations of the Gaming Area commensurate with the level of patronage and Cost of Operations paid to it (and in any event in a manner which does not jeopardise its Gaming Subconcession, save in circumstances where the Company has obtained Governmental Approval to suspend operations at the Casino).

11.	SECURED PARTIES’ ENFORCEMENT ACTION

11.1	Security Agent Undertaking

Except by way of a BVI Share Sale, no Finance Party shall (and the Security Agent shall ensure that no Receiver or Delegate shall), at any time prior to the occurrence of a Sponsor Option Termination Event, by the enforcement of Transaction Security:

11.1.1	sell or otherwise dispose;

11.1.2	procure any sale or disposal on its behalf; or

11.1.3	procure any Obligor or Grantor to sell or otherwise dispose,

of any Charged Property, in each case, unless prior to any such sale or disposal:

(a)	the Secured Parties shall have obtained a Realisation Adviser’s Estimate;

(b)	the Security Agent shall have delivered to the Golden Shareholder a Sponsor Option Notice; and

(c)	a Sponsor Option Expiry Event shall have occurred.

11.2	Non-petition

Notwithstanding the terms of any other Finance Document, unless and until a Sponsor Option Termination Event shall have occurred, no Secured Party shall take any step, in respect of the Secured Obligations, to initiate (or to join in initiating), in relation to any Obligor or Grantor and/or any of their respective assets:

11.2.1	any such proceeding (or an event which under any applicable laws of any jurisdiction, has an analogous effect to any such proceeding) as is referred to in paragraph (d) or (e) of the definition of Insolvency Event; or

11.2.2	any execution, attachment or sequestration or similar legal process.

11.3	Effect of Sponsor Option Expiry Event

If at any time a Sponsor Option Expiry Event shall have occurred then:

11.3.1	neither the Preference Holder nor the Golden Shareholder shall be entitled pursuant to this Agreement or any other agreement between the Golden Shareholder, the Preference Holder and the Security Agent (but without prejudice, prior to the occurrence of a Sponsor Option Termination Event, to any right of the Golden Shareholder under applicable law or the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under applicable law or any Preference Right Agreement) to direct, condition or restrict the enforcement of or the manner of enforcement of any the Transaction Security or the sale or other disposal of any Charged Property howsoever; and

11.3.2	the Security Agent, each Receiver and each Delegate shall be entitled (but without prejudice, prior to the occurrence of a Sponsor Option Termination Event, to any right of the Golden Shareholder under applicable law or the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under applicable law or any Preference Right Agreement under or pursuant to this Agreement) free from any condition or restriction pursuant to this Agreement or pursuant to this Agreement or any other agreement between the Golden Shareholder, the Preference Holder and the Security Agent, to enforce any of the Transaction Security as it or he may in its or his sole discretion determine and in such manner as it or he sees fit in its or his sole discretion.

11.4	Effect of Sponsor Option Termination Event

If at any time a Sponsor Option Termination Event shall have occurred then:

11.4.1

neither the Golden Shareholder nor the Preference Holder shall be entitled pursuant to this Agreement or any other agreement between the Golden Shareholder or, as the case may be, the Preference Holder and the Security

Agent (but without prejudice to any right of the Golden Shareholder or the Preference Holder under applicable law) to direct, condition or restrict the enforcement of or the manner of enforcement of any Transaction Security or the sale or other disposal of any Charged Property howsoever;

11.4.2	the Security Agent, each Receiver and each Delegate shall be entitled (but without prejudice to any right of the Golden Shareholder or the Preference Holder under applicable law) free from any condition or restriction pursuant to this Agreement or any other agreement between the Golden Shareholder or, as the case may be, the Preference Holder and the Security Agent to enforce any of Transaction Security as it or he may in its or his sole discretion determine and in such manner as it or he sees fit in its or his sole discretion;

11.4.3	the Security Agent may deliver a Sponsor Option Termination Notice to one or more Relevant Parties; and

11.4.4	the Security Agent may date and deliver to any Relevant Party to which a Sponsor Option Termination Notice shall have been delivered pursuant to Clause 11.4.3 any such Removal Documents applicable to such Relevant Party as the Security Agent may in its sole discretion determine.

11.5	Delivery of a Sponsor Option Termination Notice and Removal Documents

The Security Agent undertakes that:

11.5.1	unless and until it shall have delivered a Sponsor Option Termination Notice to a Relevant Party, it shall not exercise any right pursuant to Clause 11.4.4 in respect of that Relevant Party; and

11.5.2	it shall deliver to the Golden Shareholder:

(a)	a copy of each Sponsor Option Termination Notice that is delivered pursuant to Clause 11.4.3; and

(b)	a copy of each Removal Document that is dated and delivered pursuant to Clause 11.4.4,

in each case, promptly following delivery of the original thereof to a Relevant Party.

11.6	Appointment of Realisation Adviser(s)

11.6.1

Each of the parties to this Agreement (other than the Agent, the Security Agent and the POA Agent) acknowledges, without prejudice to any other rights or remedies that any of the Secured Parties may have under or pursuant to the Finance Documents, that the Agent and/or the Security Agent shall be entitled, whether before, on or after the occurrence of a Default (but, to the extent such costs would be payable, reimbursable or indemnifiable under or pursuant to any Finance Document by the Borrower, at the cost of the Golden Shareholder and the Borrower in respect of fees, costs and expenses accruing in respect of only the period after the occurrence of a Default (the Golden Shareholder and the Borrower being jointly and severally liable therefor), to engage one or more Realisation Advisers and agree the terms of engagement thereof (including, without limitation, the remuneration and any limitation of liability thereof).

11.6.2	No party to this Agreement (other than the Agent, Security Agent and the POA Agent) shall or shall be entitled at any time to (and the Borrower shall ensure that no Obligor or Grantor shall):

(a)	direct, condition or restrict the Agent’s or Security Agent’s engagement of any Realisation Adviser; or

(b)	rely on or challenge the work product, opinion or advice (including, without limitation, any Realisation Adviser’s Estimate, any Expert Asset Sale Statement or any Expert Asset Transfer Statement) of any Realisation Adviser or otherwise enjoy any right or remedy against an Realisation Adviser whether in contract, tort or otherwise.

11.6.3	None of the parties to this Agreement (other than the Agent, the Security Agent and the POA Agent) shall or shall be entitled to require any of the Secured Parties to disclose or procure that there is disclosed (whether on a reliance or non-reliance basis) to the Golden Shareholder, any Sponsor Affiliate, any Obligor, any Grantor or any other person any engagement letter, work product or any opinion or advice received or relied upon by any Secured Party (including, without limitation, any Realisation Adviser’s Estimate) or any information relating thereto (save as required to be stated in a Sponsor Option Notice).

11.6.4	Each of the parties to this Agreement (other than the Agent, Security Agent and the POA Agent) acknowledges that the Secured Parties may rely on the advice of any Realisation Adviser and the Secured Parties shall not be liable to the Golden Shareholder, any Sponsor Affiliate, any Obligor, any Grantor or any other person for any damages, costs or losses suffered by the Golden Shareholder, any Sponsor Affiliate, any Obligor or any other person, any diminution in value or liability whatsoever as a result of such reliance by the Secured Parties.

11.6.5	Each of the parties to this Agreement (other than the Agent, the Security Agent and the POA Agent) undertakes, promptly on request by the Agent or the Security Agent, to execute any such document as the Agent or the Security Agent may reasonably require in favour of any Realisation Adviser recording that such Realisation Adviser has no liability of whatsoever nature to such party under or in respect of such Realisation Adviser’s engagement, work product, opinion, advice or otherwise in relation to this Agreement.

11.7	Share Sales to Golden Shareholder, etc.

11.7.1	Subject to the terms of this Agreement, on the completion of any sale pursuant to or as contemplated by this Agreement to the Golden Shareholder, a Sponsor Affiliate or any nominee of any of the foregoing of all of the shares (other than any Golden Share) of SCH2, the BVICo Shares (or, as the case may be, the BVICo Shares other than any Affected BVICo Share) or the MacauCo Shares (or, as the case may be, the MacauCo Shares other than any Affected MacauCo Share), the Security Agent shall:

(a)	sell (or procure the sale of) the same to the Golden Shareholder, a Sponsor Affiliate or any nominee of any of the foregoing (as applicable) free and clear of any Secured Obligations or any other claim, right, title or interest by or of any Secured Party and upon completion of such sale shall release and discharge (x) any claims, right, title or interest by or of any Secured Party against each such company whose shares were the subject of such sale, each of its Subsidiaries and the assets of each such company and each such Subsidiary (other than any such claim, right, title or interest of any such Secured Party arising or subsisting otherwise than by virtue of the Finance Documents); (y) all Transaction Security against such shares and/or assets; and (z) either (i) release and discharge any Subordinated Debt owing by any such company (the shares of which were the subject of such sale) and/or (ii) (to the extent the Security Agent has the power to do so) assign or transfer such Subordinated Debt to the Golden Shareholder, a Sponsor Affiliate or a nominee of any of the foregoing by way of enforcement of Transaction Security over that Subordinated Debt or (to the extent the Security Agent does not have the power to so assign or transfer but has the power to release the Transaction Security relating to that Subordinated Debt) to release such Transaction Security, in each case, together with a release of the liabilities and obligations with respect to such Subordinated Debt under or pursuant to the Subordination Deed; and

(b)	if the Golden Shareholder shall have delivered to the Security Agent by 4.30 p.m. (Hong Kong time) on the Business Day immediately prior to the Statement Date in respect of such completion a Buy Without Bonds Notice, the Security Agent shall, if all of the conditions specified in paragraphs (1)-(3) (each inclusive) of Section 11.08(c) of the High Yield Note Indenture in respect of such sale are satisfied (or will be upon completion of such sale), give to the Collateral Agent (as defined in the High Yield Note Indenture) written instructions to release each of the High Yield Note Guarantees which are permitted to be released under and pursuant to such Section.

11.7.2	The Secured Parties shall not be under any obligation (express or implied) to do any act or thing or procure or prevent the occurrence of any event or thing in respect of the High Yield Note Guarantees or the High Yield Notes (other than as expressly provided for in Clause 11.7.1(b)) and no Secured Party shall be liable to the Golden Shareholder, the Preference Holder, a Sponsor Affiliate, any Obligor, any Grantor or any other person for any damages, costs or losses suffered by the Golden Shareholder, the Preference Holder, any Sponsor Affiliate, any Obligor, any Grantor or any other person as a direct or indirect result of the Security Agent providing the written instructions referred in to Clause 11.7.1(b).

11.8	Asset Sales to the Preference Holder, etc.

Subject to the terms of this Agreement, on the completion of any sale pursuant to this Agreement to the Golden Shareholder, the Preference Holder, a Sponsor Affiliate or any nominee of any of the foregoing of any item of Charged Property other than the shares referred to in Clause 11.7, the Security Agent shall sell (or procure the sale of) the same to the Golden Shareholder, the Preference Holder, a Sponsor Affiliate or, as the case may be, a nominee on behalf of any of the foregoing free and clear of any Secured Obligations or any other claim, right, title or interest by or of any Secured Party and upon completion of such sale shall release and discharge (x) any claims, right, title or interest by or of any Secured Party against each such item (other than any such claim, right, title or interest of any such Secured Party arising or subsisting otherwise than by virtue of the Finance Documents) and (y) all Transaction Security granted over, in respect of or against such item.

12.	GOLDEN SHAREHOLDER AND PREFERENCE HOLDER UNDERTAKINGS

12.1.1	Each of the Golden Shareholder and the Preference Holder undertakes to the Security Agent that, if a Sponsor Option Termination Event shall occur, it shall promptly (at its own cost) execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such other actions, as the Security Agent may reasonably request, for the purposes of:

(a)	terminating all of the Preference Right Agreements and all of the Preference Rights thereunder, removing any registrations thereof and registering the removal thereof;

(b)	terminating and/or removing all of the Transfer and Related Provisions from the articles of the BVI Entities and the MacauCos, removing any registrations thereof and registering the removal thereof; and

(c)	implementing or effectuating the provisions of this Agreement.

12.1.2	Upon the exercise by the Security Agent, any Receiver or any Delegate of any power, right, privilege or remedy pursuant to any Finance Document in respect of any transaction the consummation of which requires any consent, approval, notification, registration or Authorisation of any Governmental Authority in respect of the matters referred to in or contemplated by Clause 12.1.1, the Golden Shareholder and the Preference Holder shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and shall do, or cause to be done, all things in each case that the Security Agent may reasonably require in relation to any Obligor or the Golden Shareholder or the Preference Holder (or any Sponsor Affiliate) for the purpose of obtaining or achieving such consent, approval, notification, registration or Authorisation.

12.1.3

Each of the Golden Shareholder and the Preference Holder consents to (and shall consent to), and shall not veto or otherwise impede, any sale or disposal of any Charged Property after the occurrence of a Sponsor Option Termination

Event (including, without limitation, any sale or disposal of any shares of any Obligor) by (or on behalf of) the Security Agent, or by an Obligor or a Grantor at the request of the Security Agent.

13.	GOLDEN SHARES

13.1	Exercise of rights by Golden Shareholder

The Golden Shareholder undertakes to the Security Agent that it shall exercise each of its rights or, as the case may be, refrain from exercising any right in its capacity as Golden Shareholder under the articles of association of each BVI Entity or Macau Obligor in accordance with this Agreement.

13.2	Golden Shareholder Veto (BVI Entity)

The Golden Shareholder undertakes to the Security Agent that it shall not deliver any Veto Notice unless:

13.2.1	the Transfer Notice to which such Veto Notice relates (the “Reference Transfer Notice”) specifies a Competitor as the Relevant Buyer;

13.2.2	the Reference Transfer Notice is accompanied by a Buyer Response Notice which specifies that the Security Agent has not received from the Relevant Buyer a completed Buyer Information Request;

13.2.3	(x) the Reference Transfer Notice is accompanied by a Buyer Response Notice which attaches a copy of a completed Buyer Information Request from a Relevant Buyer which specifies “Option B” as the Relevant Buyer’s response; and (y) on or prior to the relevant Veto Cut-off Date, the Golden Shareholder has delivered to the Security Agent a Sponsor Follow-Up Notice; or

13.2.4	the Reference Transfer Notice is accompanied by a Buyer Response Notice which attaches a copy of a completed Buyer Information Request from a Relevant Buyer which specifies “Option A” or “Option C” as the Relevant Buyer’s response.

13.3	Buyer Information Request

13.3.1	The Security Agent shall have no duty or obligation to:

(a)	procure that any person completes and returns to it a Buyer Information Request; or

(b)	enquire as to the accuracy or completeness of, or otherwise verify, any statement made by any person in a Buyer Information Request.

13.3.2

Without prejudice to Clause 13.3.1, the Security Agent shall not be liable for any loss, damage, claim, cost or expense suffered by the Golden Shareholder, any Sponsor Affiliate, any Obligor, any Grantor or any other person which results from (or from the Golden Shareholder, any Sponsor Affiliate, any Obligor, any Grantor or any other person acting or refraining from acting upon) any response in any Buyer Information Request (including, without limitation, any misstatement or any inaccurate or incomplete information or response provided therein) or any statement made in or the absence of any information in or from any Buyer Response Notice.

13.4	Delivery of a Transfer Notice

13.4.1	The Security Agent undertakes to the Golden Shareholder that it shall not deliver, or cause or permit to be delivered on its behalf, any Transfer Notice otherwise than in accordance with this Agreement and (if applicable) the articles of association of the relevant BVI Entity.

13.4.2	The Security Agent undertakes in favour of the Golden Shareholder that it will not deliver (or cause or permit to be delivered on its behalf) any Transfer Notice (other than a Transfer Notice which specifies the Golden Shareholder or a Sponsor Affiliate as the Relevant Buyer) unless, on the date on which the Security Agent delivers such Transfer Notice to the relevant BVI Entity, it delivers to the Golden Shareholder:

(a)	a completed Buyer Response Notice dated no earlier than the date which falls immediately after the Response Date; and

(b)	a written notice specifying the Route A MacauCo Purchase Price for each MacauCo.

13.5	BVI Entity Articles of Association

13.5.1	Notwithstanding the provisions of any other Finance Document:

(a)	the memorandum and articles of association of each BVICo and SCH2 (each BVICo and SCH2 being a “BVI Entity”) may be amended (in accordance with their respective existing constitutional documents and applicable law) to conform with the form set out in Schedule 4 (Form of BVI Entity Memoranda and Articles of Association); and

(b)	the Golden Share of each BVI Entity may be issued to the Golden Shareholder,

provided that:

(i)	there shall be delivered to the Agent a certified copy of the memorandum and articles of association of each BVI Entity (as amended pursuant to this Clause 13.5) promptly after such amended memorandum and articles of association are adopted;

(ii)	the Golden Shareholder shall have promptly (and in any event within five Business Days) after the issuance thereof granted Security over such Golden Shares pursuant to a Debenture; and

(iii)	the Golden Shareholder shall (and the Borrower shall procure that the Golden Shareholder shall) promptly on (and in any event within five Business Days of) any Golden Share being issued to the Golden Shareholder, deliver to the Security Agent an original of each duly executed and delivered Power of Attorney (notarised if applicable) and a duly executed but undated original of each Removal Document applicable to such Golden Share.

13.6	Macau Obligor Articles of Association

13.6.1	Notwithstanding the provisions of any other Finance Document:

(a)	the memorandum and articles of association of each Macau Obligor may be amended (in accordance with their respective existing constitutional documents and applicable law) to conform with the form set out in Schedule 5 (Form of Macau Obligor Articles of Association); and

(b)	the Golden Share of each Macau Obligor may be issued to the Golden Shareholder,

provided that:

(i)	the Agent shall have been provided with a commercial certificate including the articles of association of each Macau Obligor (as amended pursuant to this Clause 13.6) promptly after such amended articles of association are adopted;

(ii)	the Golden Shareholder shall have promptly (and in any event within five Business Days) after the issuance thereof granted Security over such Golden Shares of the Macau Obligors pursuant to a Macau Golden Share Security Agreement; and

(iii)	the Golden Shareholder shall (and the Borrower shall procure that the Golden Shareholder shall) promptly on (and in any event within five Business Days of) any Golden Share being issued to the Golden Shareholder, deliver to the Security Agent an original of each duly executed and delivered Power of Attorney (notarised if applicable) and a duly executed but undated original of each Removal Document applicable to such Golden Share.

13.7	Transfers by Golden Shareholder

13.7.1	The Golden Shareholder shall not transfer or assign any of its rights or title to or interest in a Golden Share unless:

(a)	no Event of Default is continuing at the time of such transfer or assignment;

(b)	the transfer or assignment is of all of the Golden Shares to another Sponsor Affiliate, and such Sponsor Affiliate is a company incorporated in the British Virgin Islands, the Cayman Islands, Hong Kong or England;

(c)	on the completion of such transfer or assignment, the transferee shall have delivered to the Security Agent an original of (i) each duly executed and delivered Power of Attorney (notarised if applicable) and (ii) a duly executed but undated original of each Removal Document applicable to each Golden Share;

(d)	on the completion of such transfer or assignment, the transferee shall have granted Security over the Golden Shares in favour of the Security Agent pursuant to (in the case of a Golden Share in a MacauCo) a Macau Golden Share Security Agreement or (in the case of a Golden Share in a BVI Entity) a Debenture; and

(e)	the requirements of Clause 13.7.2 are satisfied.

13.7.2	The Golden Shareholder shall not transfer or assign any of its rights or title to or interest in a Golden Share to any person unless such person, at the same time as or prior to such transfer or assignment, has acceded to, and undertakes to the other parties to this Agreement that it shall be bound by (in each case on terms reasonably satisfactory to the Security Agent), (and the other parties to this Agreement agree that it shall enjoy rights under, and undertake to it that they shall be bound by), the provisions of this Agreement (including, without limitation, this Clause 13.7) as if it were the Golden Shareholder and this Agreement shall apply between it and the other parties accordingly.

13.7.3	The Golden Shareholder acknowledges that any right or title to or interest in any Golden Share is not capable of being transferred or assigned otherwise than in accordance with this Agreement.

13.7.4	The Agent shall promptly upon it being satisfied that the requirements of Clause 13.7.1 have been satisfied, instruct the Security Agent to (and the Security Agent shall) provide its express consent to such transfer by delivering a written notice to the Golden Shareholder confirming such consent.

13.8	Golden Shareholder Waivers (Macau Obligor)

13.8.1	The Golden Shareholder undertakes to the Security Agent that it waives (and shall waive), to the extent the same would be applicable to any such sale or disposal, any preference, pre-emption or similar rights under the articles of association of each Macau Obligor and shall not vote to amortise any shares of such Macau Obligor in respect of (in each case effective immediately prior to the completion of such sale or disposal):

(a)	any sale or other disposal by the Secured Parties;

(b)	any sale or disposal on behalf of the Secured Parties that is procured by the Secured Parties; or

(c)	any sale by an Obligor or Grantor which is procured by the Secured Parties,

of shares of a Macau Obligor, if such sale or disposal is made in accordance with the terms of this Agreement and the other Finance Documents.

13.9	Amendments to articles of association

The Golden Shareholder shall not without the prior written consent of the Agent (such consent not to be unreasonably withheld or delayed) agree to any amendment, supplement or waiver of the memorandum or articles of association of any BVI Entity or the articles of association of any Macau Obligor (other than a waiver or release of any right enjoyed by the Golden Shareholder), to the extent the relevant amendment, supplement or waiver relates to the operation of this Agreement.

13.10	No Macau establishment

The Golden Shareholder shall not (and the Borrower shall procure that the Golden Shareholder shall not), so long as any Secured Obligation is outstanding, establish, open or form in the Macau SAR a branch, agency, representation office, registered office, principal office or main place of business which might, in each case, cause the provisions of Article 20(b) or 16(m) of the Macau Code of Civil Procedure (approved by decree law no. 55/99/M) to apply to the Golden Shareholder.

13.11	Release on sale

If at any time a Secured Party, by the enforcement of Transaction Security:

(a)	sells or otherwise disposes;

(b)	procures any sale or disposal on its behalf; or

(c)	procures any Obligor or Grantor to sell or otherwise dispose,

of the BVICo Shares, the MacauCo Shares or SCH2 Shares to a person other than the Golden Shareholder, the Preference Holder (or a Sponsor Affiliate), in each case where such sale or disposal is made in accordance with the terms of this Agreement, the other Finance Documents and the memorandum and/or articles of association of such company (or companies), then the Golden Shareholder:

(i)	releases and waives (and shall release and waive) all of its rights in respect of such shares (and the shares of each Subsidiary of the relevant company, and where the shares in more than company are being sold, if the interest of one or more such companies were combined, any company which would, as a result, be a Subsidiary) pursuant to the memorandum and/or articles of association of such company (or companies) or this Agreement (effective, in each case, immediately prior to, and conditional on, the completion of the relevant sale or disposal); and

(ii)	undertakes to executed and deliver all such documents and do all such things as may be necessary to give effect to each such release and waiver.

13.12	Voting

The Golden Shareholder undertakes that it shall not at any time after the occurrence of a Sponsor Option Termination Event:

(a)	vote against any shareholder resolution expressed to be intended to remove, limit, waive or modify the articles of association (or any article thereof) of any Obligor in the share capital of which the Golden Shareholder holds a Golden Share or any share(s) giving a right of preference or pre-emption on any proposed sale or transfer of any share or any interest in any share; or

(b)	otherwise exercise any other rights in respect of its Golden Shares (or any other such share(s)) in a manner which would prevent the Security Agent from enforcing the provisions of this Agreement.

13.13	Waiver of Expert Sale Statement

If the Golden Shareholder is not entitled pursuant to this Agreement to deliver a Veto Notice in respect of a Transfer Notice, the Golden Shareholder undertakes in favour of the Security Agent that it shall execute all such documents and do all such things as may be required to (x) waive (conditional on the completion of the sale described in the articles of association referred to hereunder to the buyer named in such Transfer Notice) the provisions of the articles of association of the relevant BVI Entity to the extent necessary to remove the requirement that there be delivered to the Golden Shareholder and the relevant BVI Entity an Expert Sale Statement (as defined in such articles of association) in respect of the sale described in such Transfer Notice and/or (y) give effect to the foregoing.

14.	ALTERNATIVE OFFER

14.1	Effect of delivery of Transfer Notices

The delivery by (or on behalf of) the Security Agent of a Transfer Notice in respect of each of the BVICos (such Transfer Notices being the “Relevant Transfer Notices”) shall constitute an alternative offer by the Security Agent to sell to the Golden Shareholder:

14.1.1	(if no Intervening Event is continuing in respect of any of the MacauCo Shares at the date of the Relevant Transfer Notices) the MacauCo Shares at an aggregate price equal to the Route A Alternative Purchase Price; or

14.1.2	(if no Intervening Event is continuing in respect of any of the SCH2 Shares at the date of the Relevant Transfer Notices) all of the shares (other than any Golden Share) of SCH2 at a price equal to the Reference Price (or such lower amount as may be determined in accordance with the articles of association of SCH2), unless:

(a)	the Golden Shareholder shall be prohibited from delivering a Veto Notice in respect of such Relevant Transfer Notices pursuant to Clause 13.2 (but without prejudice to the Golden Shareholder’s right under

Clause 13.2 to deliver a Veto Notice in respect of a Transfer Notice in respect of each of the BVICos which may subsequently be delivered by (or on behalf of) the Security Agent), or

(b)	any one or more of the following shall have occurred on or prior to the delivery of such Relevant Transfer Notices:

(i)	a Sponsor Option Notice shall have been delivered;

(ii)	in relation to any Transfer Notices previously delivered by (or on behalf of) the Security Agent, the Golden Shareholder was entitled pursuant to this Agreement to deliver a Veto Notice, a MacauCo Acceptance Notice or a SCH2 Acceptance Notice but failed to do so; and

(iii)	in relation to any Transfer Notices previously delivered by (or on behalf of) the Security Agent, the Golden Shareholder:

(A)	was entitled pursuant to this Agreement to deliver a Veto Notice, a MacauCo Acceptance Notice or a SCH2 Acceptance Notice;

(B)	shall have delivered a Veto Notice, a MacauCo Acceptance Notice or a SCH2 Acceptance Notice pursuant thereto, in each case, in accordance with this Agreement; and

(C)	(or, as the case may be, the Sponsor Affiliate or other nominee specified by the Golden Shareholder) for whatsoever reason (other than the failure of the Security Agent to fulfil its obligation as seller under the relevant sale in accordance with this Agreement), shall have failed (whether lawfully or otherwise) to complete a purchase of any of the BVICo Shares, any of the MacauCo Shares or, as the case may be, any of the SCH2 Shares.

14.2	Alternative Purchase (MacauCo Shares)

14.2.1	The Golden Shareholder may accept the offer by the Security Agent to sell the MacauCo Shares (referred to in Clause 14.1.1) by delivering a written notice (a “MacauCo Acceptance Notice”) to the Security Agent during the period ending on the earliest of: (x) the Veto Cut-off Date; (y) the delivery of a SCH2 Acceptance Notice to the Security Agent; and (z) the delivery of a Veto Notice in accordance with the articles of association of the BVICos.

14.2.2	The delivery of a MacauCo Acceptance Notice by the Golden Shareholder:

(a)	constitutes an unconditional undertaking by the Golden Shareholder (subject to the sale and delivery by the Security Agent of the MacauCo Shares on the MacauCo Completion Date (but without prejudice to Clause 14.2.3(b)) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee of the Golden Shareholder specified in the MacauCo Acceptance Notice of) all of the shares of all of the MacauCos (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of an amount equal to the sum of the respective Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares)) on the date falling five Business Days after the delivery of the MacauCo Acceptance Notice (such date being the “MacauCo Completion Date”) (or such other date as may be agreed between the Security Agent and the Golden Shareholder);

(b)	subject to Clause 14.2.3, shall oblige the Security Agent to sell (without any representation or warranty from any Secured Party) the MacauCo Shares to the Golden Shareholder (such Sponsor Affiliate or such nominee) on the MacauCo Completion Date (or such other date as is referred to in Clause 14.2.2(a)) against performance by the Golden Shareholder of the undertaking referred to in Clause 14.2.2(a); and

(c)	constitutes the Golden Shareholder’s unconditional (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of each BVI Entity and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waivers.

14.2.3	If an Intervening Event in respect of any share (other than any Golden Share) of a MacauCo is continuing on the MacauCo Completion Date (or such other date as is referred to in Clause 14.2.2(b)), then:

(a)	the Security Agent shall not be obliged to sell any Affected MacauCo Share and shall not be under any obligation to the Golden Shareholder or any other person in respect thereof; and

(b)	the Golden Shareholder shall be obliged to purchase the MacauCo Shares (other than any Affected MacauCo Share) in accordance with Clause 14.2.2(a) above and the Route A MacauCo Purchase Price in respect of each Affected MacauCo shall be added to the Route A MacauCo Purchase Price in respect of each MacauCo that is not an Affected MacauCo (pro rata to the Route A MacauCo Purchase Prices in respect of the shares of each such MacauCo, if more than one, unless the Golden Shareholder shall on or prior to the MacauCo Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such basis so notified) unless:

(i)	on the MacauCo Completion Date (or such other date as is referred to in Clause 14.2.2(a)), the Golden Shareholder has delivered to the Security Agent, a written notice (a “MacauCo Termination Notice”) which satisfies the requirements of Clause 14.2.4; or

(ii)	on or prior to the MacauCo Completion Date (or such other date as is referred to in Clause 14.2.2(a)), the Golden Shareholder has delivered to the Security Agent a Surrender Notice.

14.2.4	A MacauCo Termination Notice shall be in writing, signed on behalf of the Golden Shareholder and shall state that it constitutes (and it shall constitute):

(a)	the Golden Shareholder’s unconditional undertaking (subject to the sale and delivery by the Security Agent of the BVICo Shares):

(i)	within one Business Day of receipt by the Golden Shareholder of each Transfer Notice referred to hereunder, to deliver, or procure the delivery of, a Veto Notice in respect of each such Transfer Notice which: (x) is delivered in accordance with the articles of association of each BVICo and this Agreement; and (y) specifies the amount of the relevant Route A BVICo Transfer Price as the Transfer Price (and the Security Agent shall deliver a Transfer Notice in respect of each BVICo in accordance with the foregoing promptly on receipt by it of a MacauCo Termination Notice which satisfies the foregoing requirements); and

(ii)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route A BVICo Transfer Prices (or such lower amount as may be determined in accordance with the articles of association of the relevant BVICo)) as may be required to complete a purchase of the BVICo Shares; or

(b)	the Golden Shareholder’s unconditional undertaking (subject to the sale and delivery by the Security Agent of all of the shares (other than any Golden Share) of SCH2):

(i)	within one Business Day of receipt by the Golden Shareholder of the SCH2 Transfer Notice referred to hereunder, to deliver, or procure the delivery of, a Veto Notice in respect of such SCH2 Transfer Notice which: (x) is delivered in accordance with the articles of association of SCH2 and this Agreement; and (y) specifies the amount of the Reference Price as the Transfer Price (and the Security Agent shall deliver a SCH2 Transfer Notice in accordance with the foregoing promptly on receipt by it of a MacauCo Termination Notice which satisfies the foregoing requirements); and

(ii)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Reference Price (or such lower amount as may be determined in accordance with the articles of association of SCH2)) as may be required to complete a purchase of all of the shares (other than any Golden Share) of SCH2.

14.2.5	If the MacauCo Termination Notice shall have:

(a)	been delivered in accordance with Clause 14.2.3(b); and

(b)	satisfied the requirements of Clause 14.2.4(a),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of the BVICo Shares on the completion date determined in accordance with the articles of association of the BVICos) to complete the purchase of the BVICo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Route A BVICo Transfer Prices or such lower amount as may be determined in accordance with the articles of association of each BVICo) as may be required to complete a purchase of the BVICo Shares)) on the completion date determined in accordance with the articles of association of the BVICos; and

(ii)	subject to Clause 14.2.7 below, the Security Agent shall sell (without any representation or warranty from any Secured Party) the BVICo Shares to the Golden Shareholder on the completion date determined in accordance with the articles of association of the BVICos against performance by the Golden Shareholder of the undertaking referred to in Clause 14.2.4(a).

14.2.6	If the MacauCo Termination Notice shall have:

(a)	been delivered in accordance with Clause 14.2.3(b); and

(b)	satisfied the requirements of Clause 14.2.4(b),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of all of the shares (other than any Golden Share) of SCH2 on the completion date determined in accordance with the articles of association of SCH2) to complete the purchase of all of the shares (other than any Golden Share) of SCH2 (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of a purchase equal to the Reference Price or such lower amount as may be determined in accordance with the articles of association of SCH2) as may be required to complete a purchase all of the shares (other than any Golden Share) of SCH2)) on the completion date determined in accordance with the articles of association of SCH2; and

(ii)	subject to Clause 14.2.7 below, the Security Agent shall sell (without any representation or warranty from any Secured Party) all of the shares (other than any Golden Share) of SCH2 to the Golden Shareholder on the completion date determined in accordance with the articles of association of SCH2 against performance by the Golden Shareholder of the undertaking referred to in Clause 14.2.4(b).

14.2.7	If an Intervening Event in respect of a share (other than any Golden Share) of:

(a)	one or more BVICos to be purchased pursuant to a MacauCo Termination Notice delivered under Clause 14.2.3(b) is continuing on the relevant completion date determined in accordance with the articles of association of the BVICos, then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected BVICo Share and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof; and

(ii)

the Golden Shareholder shall be obliged to purchase the BVICo Shares (other than any Affected BVICo Share) in accordance with Clause 14.2.5(b) and the Route A BVICo Transfer Price in respect of each Affected BVICo shall be added to the Route A BVICo Transfer Price in respect of each BVICo that is not an Affected BVICo (pro rata to the Route A BVICo Transfer Prices in respect of the shares of each such BVICo, if more than one, unless the Golden Shareholder shall on or prior to the relevant completion date determined in accordance with the articles of association of the BVICos have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such basis so notified) unless, on or prior to the relevant completion date determined in accordance with the articles of association of the BVICos, the Golden Shareholder has delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of a BVICo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1, any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement). The Golden Shareholder shall execute all such documents and do all such things as may be required to (x) waive the provisions of the articles of association of the BVICos to the extent necessary to permit the foregoing and/or (y) give effect to the foregoing; and

(b)	SCH2 to be purchased pursuant to a MacauCo Termination Notice delivered under Clause 14.2.3(b) is continuing on the relevant completion date determined in accordance with the articles of association of SCH2, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any of the shares in SCH2 and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1, any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement). The Golden Shareholder shall execute all such documents and do all such things as may be required to (x) waive the provisions of the articles of association of SCH2 to the extent necessary to permit the foregoing and/or (y) give effect to the foregoing.

14.3	Alternative Purchase (SCH2 Shares)

14.3.1	The Golden Shareholder may accept the offer by the Security Agent to sell all of the shares of SCH2 (referred to in Clause 14.1.2) by delivering a written notice (a “SCH2 Acceptance Notice”) to the Security Agent during the period ending on the earliest of: (x) the Veto Cut-off Date; (y) the delivery of a MacauCo Acceptance Notice to the Security Agent; and (z) the delivery of a Veto Notice in accordance with the articles of association of the BVICos.

14.3.2	The delivery of a SCH2 Acceptance Notice by the Golden Shareholder constitutes the Golden Shareholder’s unconditional undertaking (subject to the sale and delivery by the Security Agent of all of the shares (other than any Golden Share) of SCH2):

(a)	within one Business Day of receipt by the Golden Shareholder of the SCH2 Transfer Notice referred to hereunder to deliver, or procure the delivery of, a Veto Notice in respect of such SCH2 Transfer Notice which: (x) is delivered in accordance with the articles of association of SCH2 and this Agreement; and (y) specifies the amount of the Reference Price as the Transfer Price (and the Security Agent shall promptly deliver a SCH2 Transfer Notice in respect of SCH2 in accordance with the foregoing on receipt by it of a SCH2 Acceptance Notice which satisfies the foregoing requirements);

(b)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the purchase price determined in accordance with the articles of association of SCH2) as may be required to complete a purchase of all of the shares (other than any Golden Share) of SCH2 in accordance with the articles of association of SCH2; and

(c)	(x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of each BVICo and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waivers.

14.3.3	If an Intervening Event is continuing in respect of any share of SCH2 to be purchased pursuant to the SCH2 Acceptance Notice delivered under Clause 14.3.1 on the SCH2 GS Completion Date, then:

(a)	the Security Agent shall not be obliged to sell any share of SCH2 and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof;

(b)	any agreement for such sale constituted under the articles of association of SCH2 shall be terminated immediately without recourse;

(c)	the Golden Shareholder shall execute all such documents and do all such things as may be required to (x) waive the provisions of such articles of association to the extent necessary to permit such termination and/or (y) give effect to such termination; and

(d)	the Golden Shareholder may deliver to the Security Agent:

(i)	on the SCH2 GS Completion Date a written notice (a “SCH2 Intervening Event Notice”) which satisfies the requirements of Clause 14.3.4; or

(ii)	on or prior to the SCH2 GS Completion Date, a Surrender Notice.

14.3.4	A SCH2 Intervening Event Notice shall be in writing, signed on behalf of the Golden Shareholder and shall state that it constitutes (and it shall constitute):

(a)	the Golden Shareholder’s unconditional undertaking (subject to the sale and delivery by the Security Agent of the MacauCo Shares):

(i)	to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee of the Golden Shareholder specified in the SCH2 Intervening Event Notice of) the MacauCo Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of all of the Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the date falling five Business Days after the delivery of the SCH2 Intervening Event Notice (such date being the “SCH2 IE Completion Date”) (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares; or

(b)	the Golden Shareholder’s unconditional undertaking (subject to the sale and delivery by the Security Agent of the BVICo Shares):

(i)	within one Business Day of receipt by the Golden Shareholder of each Transfer Notice referred to hereunder to deliver, or procure the delivery of, a Veto Notice in respect of each such Transfer Notice which: (x) is delivered in accordance with the articles of association of each BVICo and this Agreement; and (y) specifies the amount of the relevant Route A BVICo Transfer Price as the Transfer Price (and the Security Agent shall deliver a Transfer Notice in respect of each BVICo in accordance with the foregoing promptly receipt by it of a SCH2 Intervening Event Notice which satisfies the foregoing requirements); and

(ii)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route A BVICo Transfer Prices (or such lower amount as may be determined in accordance with the articles of association of the relevant BVICo)) as may be required to complete a purchase of the BVICo Shares.

14.3.5	If the SCH2 Intervening Event Notice shall have:

(a)	been delivered in accordance with Clause 14.3.3(d); and

(b)	satisfied the requirements of Clause 14.3.4(a),

then:

(i)	the Golden Shareholder shall be bound (against sale and delivery by the Security Agent of the MacauCo Shares on the SCH2 IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee of the Golden Shareholder specified in the SCH2 Intervening Event Notice of) the MacauCo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of an amount equal to the Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the SCH2 IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 14.3.7 below, the Security Agent shall sell (without any representation or warranty from any Secured Party) the MacauCo Shares to the Golden Shareholder (or such Sponsor Affiliate or nominee) on the SCH2 IE Completion Date (or such other date as is referred to in Clause 14.3.5(i)) against performance by the Golden Shareholder of the undertaking referred to in Clause 14.3.4(a).

14.3.6	If the SCH2 Intervening Event Notice shall have:

(a)	been delivered in accordance with Clause 14.3.3(d); and

(b)	satisfied the requirements of Clause 14.3.4(b),

then:

(i)	the Golden Shareholder shall be bound (against sale and delivery by the Security Agent of the BVICo Shares on the completion date determined in accordance with the articles of association of the BVICos) to complete the purchase of the BVICo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Route A BVICo Transfer Prices (or such lower amount as may be determined in accordance with the articles of association of the relevant BVICo) as may be required to complete a purchase of the BVICo Shares)) on the completion date determined in accordance with the articles of association of the BVICos; and

(ii)	subject to Clause 14.3.7 below, the Security Agent shall sell (without any representation or warranty from any Secured Party) the BVICo Shares to the Golden Shareholder on the completion date determined in accordance with the articles of association of the BVICos against performance by the Golden Shareholder of the undertaking referred to in Clause 14.3.4(b).

14.3.7	If an Intervening Event in respect of a share (other than any Golden Share) of:

(a)	one or more of the MacauCos to be purchased pursuant to a SCH2 Intervening Event Notice delivered in accordance with Clause 14.3.3(d) is continuing on the SCH2 IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder in respect of the MacauCo Shares, as contemplated in Clause 14.3.5(i)), then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected MacauCo Share and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the MacauCo Shares (other than any Affected MacauCo Share) in accordance with Clause 14.3.4(a) and the Route A MacauCo Purchase Price in respect of each Affected MacauCo shall be added to the Route A MacauCo Purchase Price in respect of each MacauCo that is not an Affected MacauCo (pro rata to the Route A MacauCo Purchase Prices in respect of the shares of each such MacauCo, if more than one, unless the Golden Shareholder shall on or prior to SCH2 IE Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such basis so notified) unless, on or prior to the SCH2 IE Completion Date, the Golden Shareholder has delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of a MacauCo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking), any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement); and

(b)	one or more of the BVICos to be purchased pursuant to a SCH2 Intervening Event Notice delivered in accordance with Clause 14.3.3(d) is continuing on the completion date determined in accordance with the articles of association of the BVICos, then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected BVICo Share and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof; and

(ii)

the Golden Shareholder shall be obliged to purchase the BVICo Shares (other than any Affected BVICo Share) in accordance with Clause 14.3.6 and the Route A BVICo Transfer Price in respect of each Affected BVICo shall be added to the Route A BVICo Transfer Price in respect of each BVICo that is not an Affected BVICo (pro rata to the Route A BVICo Transfer Prices in respect of the shares of each such

BVICo, if more than one, unless the Golden Shareholder shall on or prior to the completion date determined in accordance with the articles of association of the BVICos have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such basis so notified) unless, on or prior to the SCH2 IE Completion Date, the Golden Shareholder has delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of a BVICo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1, any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement). The Golden Shareholder shall execute all such documents and do all such things as may be required to (x) waive the provisions of the articles of association of the BVICos to the extent necessary to permit the foregoing and/or (y) give effect to the foregoing.

14.4	BVICo Intervening Event

14.4.1	If an Intervening Event in respect of a share (other than any Golden Share) of one or more BVICos is continuing on a GS Completion Date (other than an Intervening Event referred to in Clauses 14.2.7(a) or 14.3.7), then:

(a)	the Security Agent shall not be obliged to sell any Affected BVICo Shares and shall not be under any obligation to the Golden Shareholder or any other person in respect thereof;

(b)	any agreement for such sale constituted under the articles of association of the Affected BVICo shall be terminated immediately without recourse;

(c)	the Golden Shareholder shall execute all such documents and do all such things as may be required to (x) waive the provisions of such articles of association to the extent necessary to permit such termination and/or (y) give effect to such termination; and

(d)	the Golden Shareholder shall be obliged to:

(i)

complete (or procure the completion of) the purchase of the BVICo Shares (other than any Affected BVICo Shares) and the Transfer Price specified in the Transfer Notice in respect of each Affected BVICo shall (only for the purposes of calculating any purchase price to be paid by the Golden

Shareholder) be added to the Transfer Price specified in the Transfer Notice in respect of each BVICo that is not an Affected BVICo (pro rata to the Route A BVICo Transfer Price in respect of the shares of each such BVICo, if more than one, unless the Golden Shareholder shall on or prior to the applicable GS Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such basis so notified); and

(ii)	the Golden Shareholder shall execute, or cause to be executed, all such documents and do, or cause to be done, all such things as may be required to (x) waive the provisions of such articles of association to the extent necessary to permit the foregoing and/or (y) give effect to the foregoing, unless:

(A)	on the applicable GS Completion Date, the Golden Shareholder has delivered to the Security Agent, a written notice (a “BVICo Termination Notice”) which satisfies the requirements of Clause 14.4.2); or

(B)	on or prior to the applicable GS Completion Date, the Golden Shareholder has delivered to the Security Agent, a Surrender Notice.

14.4.2	A BVICo Termination Notice shall be in writing, signed on behalf of the Golden Shareholder and shall state that it constitutes (and it shall constitute):

(a)	the Golden Shareholder’s unconditional undertaking (subject to sale and delivery by the Security Agent of the MacauCo Shares):

(i)	to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the BVICo Termination Notice of) the MacauCo Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the date falling five Business Days after the delivery of the BVICo Termination Notice (such date being the “BVICo IE Completion Date”) (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares; or

(b)	the Golden Shareholder’s unconditional undertaking (subject to the sale and delivery by the Security Agent of all of the shares (other than any Golden Share) of SCH2):

(i)	within one Business Day of receipt by the Golden Shareholder of the SCH2 Transfer Notice referred to hereunder to deliver, or procure the delivery of, a Veto Notice in respect of such SCH2 Transfer Notice which: (x) is delivered in accordance with the articles of association of SCH2 and this Agreement; and (y) specifies the Reference Price as the Transfer Price (and the Security Agent shall deliver a SCH2 Transfer Notice in accordance with the foregoing promptly on receipt by it of a BVICo Termination Notice which satisfies the foregoing requirements); and

(ii)	(at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Reference Price (or such lower amount as may be determined in accordance with the articles of association of SCH2)) as may be required to complete a purchase of all of the shares (other than any Golden Share) of SCH2.

14.4.3	If the BVICo Termination Notice shall have:

(a)	been delivered in accordance with Clause 14.4.1(d); and

(b)	satisfied the requirements of Clause 14.4.2(a),

then:

(i)	the Golden Shareholder shall be bound (against sale and delivery by the Security Agent of the MacauCo Shares on the BVICo IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the BVICo Termination Notice of) the MacauCo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of an amount equal to the Route A MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the BVICo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 14.4.5, the Security Agent shall sell (without any representation or warranty from any Secured Party) the MacauCo Shares to the Golden Shareholder (or such Sponsor Affiliate or nominee) on the BVICo IE Completion Date (or such other date as is referred to in Clause 14.4.3(i)) against performance by the Golden Shareholder of the undertaking referred to in Clause 14.4.2(a).

14.4.4	If the BVICo Termination Notice shall have:

(a)	been delivered in accordance with Clause 14.4.1(d); and

(b)	satisfied the requirements of Clause 14.4.2(b),

then:

(i)	the Golden Shareholder shall be bound (against sale and delivery by the Security Agent of all of the shares (other than any Golden Shares) of SCH2 on the completion date determined in accordance with the articles of association of SCH2) to complete the purchase of all of the shares (other than any Golden Share) of SCH2 (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Reference Price (or such lower amount as may determined in accordance with the articles of association of SCH2) as may be required to complete a purchase of all of the shares (other than any Golden Share) of SCH2)) on the completion date determined in accordance with the articles of association of SCH2; and

(ii)	subject to Clause 14.4.5, the Security Agent shall sell (without any representation or warranty from any Secured Party) the shares (other than any Golden Share) of SCH2 to the Golden Shareholder on the completion date determined in accordance with the articles of association of SCH2 against performance by the Golden Shareholder of the undertaking referred to in Clause 14.3.4(b).

14.4.5	If an Intervening Event in respect of a share (other than any Golden Share) of:

(a)	a MacauCo to be purchased pursuant to a BVICo Termination Notice delivered under Clause 14.4.1(d) is continuing on the BVICo IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 14.4.2(a)), then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected MacauCo Share and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the MacauCo Shares (other than any Affected MacauCo Share) in accordance with Clause 14.4.2(a) above and the Route A MacauCo Purchase Price in respect of each Affected MacauCo shall be added to the Route A MacauCo Purchase Price in respect of each MacauCo that is not an Affected

MacauCo (pro rata to the Route A MacauCo Purchase Prices in respect of the shares of each such MacauCo, if more than one, unless the Golden Shareholder shall on or prior to the BVICo IE Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such basis so notified) unless, on or prior to the BVICo IE Completion Date, the Golden Shareholder has delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent shall not be obliged to sell on the BVICo IE Completion Date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of any MacauCo and shall not be under any obligation to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking), any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement); and

(b)	SCH2 to be purchased pursuant to a BVICo Termination Notice delivered under Clause 14.4.1(d) is continuing on the completion date determined in accordance with the articles of association of SCH2, then the Security Agent shall not be obliged to sell on the relevant completion date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of SCH2 and shall not be under any obligation to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1, any right of the Golden Shareholder under applicable law or the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement). The Golden Shareholder shall execute all such documents and do all such things as may be required to (x) waive the articles of association of SCH2 to the extent necessary to permit the foregoing and/or (y) to give effect to the foregoing

15.	FURTHER SPONSOR OPTION

15.1	Effect of delivery of a Sponsor Option Notice

The delivery to the Golden Shareholder by (or on behalf of) the Security Agent of a Sponsor Option Notice shall constitute an offer by the Security Agent to sell to the Golden Shareholder:

15.1.1	(if no Intervening Event is continuing in respect of any of the shares (other than any Golden Share) of a MacauCo at the date of the Sponsor Option Notice) the MacauCo Shares at an aggregate price equal to the Route B Purchase Price;

15.1.2	(if no Intervening Event is continuing in respect of any shares (other than any Golden Share) of SCH2 at the date of the Sponsor Option Notice) the SCH2 Shares at a price equal to the Route B Purchase Price; or

15.1.3	(if no Intervening Event is continuing in respect of any of the shares (other than any Golden Share) of a BVICo at the date of the Sponsor Option Notice) the BVICo Shares at an aggregate price equal to the Route B Purchase Price.

15.2	Sponsor Acceptance Notice

15.2.1	The Golden Shareholder may accept an offer by the Security Agent pursuant to Clause 15.1 by delivering a Sponsor Acceptance Notice to the Security Agent on or prior to the Sponsor Option Expiry Date provided that no more than one Sponsor Acceptance Notice may be delivered.

15.2.2	The delivery of a Sponsor Acceptance Notice (in relation to a Sponsor Option Notice) shall:

(a)	if the Sponsor Acceptance Notice specifies that the Golden Shareholder wishes to purchase the BVICo Shares at their respective Route B BVICo Purchase Prices:

(i)	constitute:

(A)	the Golden Shareholder’s irrevocable undertaking (subject to the sale and delivery by the Security Agent of the BVICo Shares on the Route B Completion Date but without prejudice to Clause 15.2.3(a)) to complete the purchase of the BVICo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the respective Route B BVICo Purchase Prices) as may be required to complete a purchase of the BVICo Shares at their respective Route B BVICo Purchase Prices) on the Route B Completion Date (or such other date as may be agreed between the Golden Shareholder and the Security Agent); and

(B)	the Golden Shareholder’s irrevocable (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of each BVICo and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waiver, and

(ii)	subject to Clause 15.2.3 below, oblige the Security Agent to sell to the Golden Shareholder the BVICo Shares on the Route B Completion Date (or such other date as may be agreed between the Golden Shareholder and the Security Agent) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.2(a)(i);

(b)	if the Sponsor Acceptance Notice specifies that the Golden Shareholder wishes to purchase the SCH2 Shares at the Route B SCH2 Purchase Price:

(i)	constitute:

(A)	the Golden Shareholder’s irrevocable undertaking (subject to the sale and delivery by the Security Agent of the SCH2 Shares on the Route B Completion Date) to complete the purchase of the SCH2 Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares at the Route B SCH2 Purchase Price) on the Route B Completion Date (or such other date as may be agreed between the Golden Shareholder and the Security Agent);

(B)	the Golden Shareholder’s irrevocable (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of SCH2 and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waiver, and

(ii)	subject to Clause 15.2.3, oblige the Security Agent to sell (without any representation or warranty from any Secured Party) to the Golden Shareholder the SCH2 Shares on the Route B Completion Date (or such other date as may be agreed between the Golden Shareholder and the Security Agent) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.2(b)(i); and

(c)	if the Sponsor Acceptance Notice specifies that the Golden Shareholder wishes to purchase the MacauCo Shares at their respective Route B MacauCo Purchase Prices:

(i)	constitute the Golden Shareholder’s irrevocable undertaking (subject to the sale and delivery by the Security Agent of the MacauCo Shares on the Route B Completion Date (but without prejudice to Clause 15.2.3(c)) to complete the purchase of the MacauCo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of all of the

Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares at their respective Route B MacauCo Purchase Prices) on the Route B Completion Date (or such other date as may be agreed between the Golden Shareholder and the Security Agent); and

(ii)	subject to Clause 15.2.3, oblige the Security Agent to sell (without any representation or warranty from any Secured Party) to the Golden Shareholder the MacauCo Shares on the Route B Completion Date (or such other date as may be agreed between the Golden Shareholder and the Security Agent) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.2(c)(i).

15.2.3	If an Intervening Event in respect of any share (other than any Golden Share) of a BVICo, SCH2 or a MacauCo to be purchased pursuant to Clause 15.2.2 is continuing on the Route B Completion Date (or such other date as is referred to in Clauses 15.2.2(a)(i)(A), 15.2.2(b)(i)(A) or, as the case may be, 15.2.2(c)(i)), then:

(a)	in respect of Clause 15.2.2(a)(i):

(i)	the Security Agent shall not be obliged to sell any Affected BVICo Share and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the BVICo Shares (other than any Affected BVICo Share) in accordance with Clause 15.2.2(a)(i) above and the Route B BVICo Purchase Price in respect of each Affected BVICo shall be added to the Route B BVICo Purchase Price in respect of each BVICo that is not an Affected BVICo (pro rata to the Route B BVICo Purchase Price in respect of the shares of each such BVICo, if more than one, unless the Golden Shareholder shall on or prior to the Route B Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such alternative basis) unless (x) on or prior to the Route B Completion Date (or such other date as is referred to in Clause 15.2.2(a)(i)(A)), the Golden Shareholder has delivered to the Security Agent a Surrender Notice or (y) on the Route B Completion Date (or such other date as is referred to in Clause 15.2.2(a)(i)(A)), the Golden Shareholder has delivered to the Security Agent a written notice to the Security Agent (a “Route B BVICo Termination Notice”) which satisfies the requirements of Clause 15.2.4 or; or

(b)

in respect of Clause 15.2.2(b)(i), the Security Agent shall not be obliged to sell any of the shares of SCH2 and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof and the Golden Shareholder may, on the Route B Completion Date, deliver a written notice to the Security Agent (a “Route B SCH2 Termination Notice”) which satisfies the requirement of Clause 15.2.12; or

(c)	in respect of Clause 15.2.2(c)(i):

(i)	the Security Agent shall not be obliged to sell any Affected MacauCo Share and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the MacauCo Shares (other than any Affected MacauCo Share) in accordance with Clause 15.2.2(c)(i) above and the Route B MacauCo Purchase Price in respect of each Affected MacauCo shall be added to the Route B MacauCo Purchase Price in respect of each MacauCo that is not an Affected MacauCo (pro rata to the Route B MacauCo Purchase Prices in respect the shares of each such MacauCo, if more than one, unless the Golden Shareholder shall on or prior to the Route B Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such alternative basis) unless (x) on or prior to the Route B Completion Date (or such other date as is referred to in Clause 15.2.2(c)(i) the Golden Shareholder has delivered to the Security Agent a Surrender Notice or (y) on the Route B Completion Date (or such other date as is referred to in Clause 15.2.2(c)(i), the Golden Shareholder has delivered to the Security Agent a written notice to the Security Agent (a “Route B MacauCo Termination Notice”) which satisfies the requirements of Clause 15.2.9.

15.2.4	A Route B BVICo Termination Notice shall be in writing, signed on behalf of the Golden Shareholder and shall state that it constitutes (and it shall constitute):

(a)	the Golden Shareholder’s:

(i)	unconditional undertaking (subject to the sale and delivery by the Security Agent of the MacauCo Shares) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B BVICo Termination Notice of) the MacauCo Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the respective Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the date falling five Business Days after the delivery of the Route B BVICo Termination Notice (such date being the “Route B BVICo IE Completion Date”) (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	unconditional undertaking (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of their respective Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares; or

(b)	the Golden Shareholder’s:

(i)	unconditional undertaking (subject to the sale and delivery by the Security Agent of the SCH2 Shares) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B BVICo Termination Notice of) the SCH2 Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares) on the Route B BVICo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder);

(ii)	unconditional undertaking (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares; and

(iii)	irrevocable (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of SCH2 and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waiver.

15.2.5	If the Route B BVICo Termination Notice shall have:

(a)	been delivered in accordance with Clause 15.2.3(a); and

(b)	satisfied the requirements of Clause 15.2.4(a),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of the MacauCo Shares on the Route B BVICo IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B BVICo Termination Notice of) the MacauCo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the respective Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the Route B BVICo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 15.2.7, the Security Agent shall sell (without any representation or warranty from any Secured Party) the MacauCo Shares to the Golden Shareholder (or such Sponsor Affiliate or other nominee) on the Route B BVICo IE Completion Date (or such other date as is referred to in Clause 15.2.5(i)) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.4(a).

15.2.6	If the Route B BVICo Termination Notice shall have:

(a)	been delivered in accordance with Clause 15.2.3(a); and

(b)	satisfied the requirements of Clause 15.2.4(b),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of the SCH2 Shares to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B BVICo Termination Notice of) of the SCH2 Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares on the Route B BVICo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 15.2.7, the Security Agent shall sell (without any representation or warranty from any Secured Party) the SCH2 Shares (other than any Golden Share) of SCH2 to the Golden Shareholder (or such Sponsor Affiliate or other nominee) on the Route B BVICo IE Completion Date (or such other date as is referred to in Clause 15.2.6(b)(i)) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.4(b).

15.2.7	If an Intervening Event in respect of a share (other than any Golden Share) of:

(a)	a MacauCo to be purchased pursuant a Route B BVI Termination Notice delivered in accordance with Clause 15.2.3 is continuing on the Route B BVICo IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 15.2.5(b)(i)), then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected MacauCo Share and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the MacauCo Shares (other than any Affected MacauCo Share) in accordance with Clause 15.2.2(c)(i) above and the Route B MacauCo Purchase Price in respect of each Affected MacauCo shall be added to the Route B MacauCo Purchase Price in respect of each MacauCo that is not an Affected MacauCo (pro rata to the Route B MacauCo Purchase Prices in respect of the shares of each such MacauCo, if more than one, unless the Golden Shareholder shall on or prior to the Route B BVICo IE Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such alternative basis) unless on the Route B BVICo IE Completion Date the Golden Shareholder shall have delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of a MacauCo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking), any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement); and

(b)	SCH2 to be purchased pursuant a Route B BVI Termination Notice delivered in accordance with Clause 15.2.3 is continuing on the Route B BVICo IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 15.2.6(b)(i)), then the Security Agent shall not be obliged to sell on the relevant completion date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of SCH2 and shall not be under any obligation to the Golden Shareholder or any other person in respect thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1, any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement).

15.2.8	A Route B MacauCo Termination Notice shall be in writing, signed on behalf of the Golden Shareholder and shall state that it constitutes (and it shall constitute):

(a)	the Golden Shareholder’s:

(i)	unconditional undertaking (subject to the sale and delivery by the Security Agent of the BVICo Shares) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B MacauCo Termination Notice of) the BVICo Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of all of the Route B BVICo Purchase Prices) as may be required to complete a purchase of the BVICo Shares) on the date falling five Business Days after the delivery of the Route B MacauCo Termination Notice (such date being the “Route B MacauCo IE Completion Date”) (or such other date as may be agreed between the Security Agent and the Golden Shareholder);

(ii)	unconditional undertaking (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of all of the Route B BVICo Purchase Prices) as may be required to complete a purchase of the BVICo Shares; and

(iii)	irrevocable (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of each BVICo and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waiver; or

(b)	the Golden Shareholder’s:

(i)	unconditional undertaking (subject to the sale and delivery by the Security Agent of the SCH2 Shares) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B MacauCo Termination Notice of) the SCH2 Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares) on the Route B MacauCo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder);

(ii)	unconditional undertaking (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares; and

(iii)	irrevocable (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of SCH2 and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waiver.

15.2.9	If the Route B MacauCo Termination Notice shall have:

(a)	been delivered in accordance with Clause 15.2.3(c); and

(b)	satisfied the requirements of Clause 15.2.8(a),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of the BVICo Shares on the Route B MacauCo IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B MacauCo Termination Notice of) the BVICo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Route B BVICo Purchase) as may be required to complete a purchase of the BVICo Shares) on the Route B MacauCo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 15.2.11, the Security Agent shall sell (without any representation or warranty from any Secured Party) the BVICo Shares to the Golden Shareholder (or such Sponsor Affiliate or other nominee) on the Route B MacauCo IE Completion Date (or such other date as is referred to in Clause 15.2.9(b)(i) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.8(a)).

15.2.10	If the Route B MacauCo Termination Notice shall have:

(a)	been delivered in accordance with Clause 15.2.3(c); and

(b)	satisfied the requirements of Clause 15.2.8(b),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of all of the SCH2 Shares on the

Route B MacauCo IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B MacauCo Termination Notice of) the SCH2 Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of the Route B SCH2 Purchase Price) as may be required to complete a purchase of the SCH2 Shares on the Route B MacauCo IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 15.2.11, the Security Agent shall sell (without any representation or warranty from any Secured Party) the SCH2 Shares to the Golden Shareholder (or such Sponsor Affiliate or other nominee) on the Route B MacauCo IE Completion Date (or such other date as is referred to in Clause 15.2.10(i)) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.8(b).

15.2.11	If an Intervening Event in respect of any share (other than any Golden Share) of:

(a)	a BVICo to be purchased pursuant to a Route B MacauCo Termination Notice delivered in accordance with Clause 15.2.3(c) is continuing on the Route B MacauCo IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 15.2.8(a)), then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected BVICo Share and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the BVICo Shares (other than any Affected BVICo Share) in accordance with Clause 15.2.8(a) above and the Route B BVICo Purchase Price in respect of each Affected BVICo shall be added to the Route B BVICo Purchase Price in respect of each BVICo that is not an Affected BVICo (pro rata to the Route B BVICo Purchase Prices in respect of the shares of each such BVICo, if more than one, unless the Golden Shareholder shall on or prior to the Route B MacauCo IE Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such alternative basis) unless on the Route B MacauCo IE Completion Date the Golden Shareholder shall have delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share in a BVICo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking), any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement); and

(b)	SCH2 to be purchased pursuant to a Route B MacauCo Termination Notice delivered in accordance with Clause 15.2.3(c)(ii) is continuing on the Route B MacauCo IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 15.2.10(b)(i)), then the Security Agent shall not be obliged to sell on the relevant completion date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of SCH2 and shall not be under any obligation to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking), any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement).

15.2.12	A Route B SCH2 Termination Notice shall be in writing, signed on behalf of the Golden Shareholder and shall state that it constitutes (and it shall constitute):

(a)	the Golden Shareholder’s:

(i)	unconditional undertaking (subject to the sale and delivery by the Security Agent of the BVICo Shares) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B SCH2 Termination Notice of) the BVICo Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of all of the Route B BVICo Purchase Prices) as may be required to complete a purchase of the BVICo Shares) on the date falling five Business Days after the delivery of the Route B SCH2 Termination Notice (such date being the “Route B SCH2 IE Completion Date”) (or such other date as may be agreed between the Security Agent and the Golden Shareholder);

(ii)	unconditional undertaking (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the respective Route B BVICo Purchase Prices) as may be required to complete a purchase of the BVICo Shares; and

(iii)	irrevocable (x) waiver (effective immediately prior to, and conditional on, the completion of such purchase) of all of the provisions of Articles 6.2 to 6.13 of the articles of association of each BVICo and (y) undertaking to execute all such documents and do all such things as may be required to give effect to such waiver; or

(b)	the Golden Shareholder’s:

(i)	unconditional undertaking (subject to the sale and delivery by the Security Agent of the MacauCo Shares) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B SCH2 Termination Notice of) the MacauCo Shares (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of all of the Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares) on the Route B SCH2 IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	unconditional undertaking (at its own cost) to execute all such documents and do all such things (including, without limitation, payment of the respective Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares at their respective Route B MacauCo Purchase Prices.

15.2.13	If the Route B SCH2 Termination Notice shall have:

(a)	been delivered in accordance with Clause 15.2.3(b); and

(b)	satisfied the requirements of Clause 15.2.12(a),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of the BVICo Shares on the Route B SCH2 IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B SCH2 Termination Notice of) the BVICo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of all of the Route B BVICo Purchase Prices) as may be required to complete a purchase of the BVICo Shares) on the Route B SCH2 IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 15.2.15, the Security Agent shall sell (without any representation or warranty from any Secured Party) the BVICo Shares to the Golden Shareholder (or such Sponsor Affiliate or other nominee) on the Route B SCH2 IE Completion Date (or such other date as is referred to in Clause 15.2.12) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.12(a).

15.2.14	If the Route B SCH2 Termination Notice shall have:

(a)	been delivered in accordance with Clause 15.2.13(b); and

(b)	satisfied the requirements of Clause 15.2.12(b),

then:

(i)	the Golden Shareholder shall be bound (against the sale and delivery by the Security Agent of the MacauCo Shares on the Route B SCH2 IE Completion Date) to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in the Route B MacauCo Termination Notice of) the MacauCo Shares (including, without limitation, to execute all such documents and do all such things (including, without limitation, payment of all of the Route B MacauCo Purchase Prices) as may be required to complete a purchase of the MacauCo Shares on the Route B SCH2 IE Completion Date (or such other date as may be agreed between the Security Agent and the Golden Shareholder); and

(ii)	subject to Clause 15.2.15, the Security Agent shall sell (without any representation or warranty from any Secured Party) the MacauCo Shares to the Golden Shareholder (or such Sponsor Affiliate or other nominee) on the Route B SCH2 IE Completion Date (or such other date as is referred to in Clause 15.2.14(b)(i)) against performance by the Golden Shareholder of the undertaking referred to in Clause 15.2.12(b).

15.2.15	If an Intervening Event in respect of a share (other than any Golden Share) of:

(a)	a BVICo to be purchased pursuant to a Route B SCH2 Termination Notice delivered in accordance with Clause 15.2.3(b) is continuing on the Route B SCH2 IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 15.2.13(b)(i)), then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected BVICo Share and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof; and

(ii)	the Golden Shareholder shall be obliged to purchase the BVICo Shares (other than any Affected BVICo Share) in accordance with Clause 15.2.13(b)(i) and the Route B BVICo Purchase Price in respect of each Affected BVICo shall be added to the Route B BVICo Purchase Price in respect of each BVICo that is not an Affected BVICo (pro rata to the Route B BVICo Purchase Prices in respect of the shares of each such BVICo, if more than one, unless the Golden Shareholder shall on or prior to the Route B SCH2 IE Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such alternative basis) unless on the Route B SCH2 IE Completion Date the Golden Shareholder shall have delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of a BVICo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking), any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement); and

(b)	a MacauCo to be purchased pursuant to a Route B SCH2 Termination Notice delivered in accordance with Clause 15.2.2(b) is continuing on the Route B SCH2 IE Completion Date (or such other date as may have been agreed between the Security Agent and the Golden Shareholder, as contemplated in Clause 15.2.14(b)(i)), then:

(i)	the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any Affected MacauCo and shall not be under any obligation to the Golden Shareholder or any other person in respect of such sale thereof; and

(ii)

the Golden Shareholder shall be obliged to purchase the MacauCo Shares (other than any Affected MacauCo Share) in accordance with Clause 15.2.14(b)(i) above and the Route B MacauCo Purchase Price in respect of each Affected MacauCo shall be added to the Route B MacauCo Purchase Price in respect of each MacauCo that is not an Affected MacauCo (pro rata to the Route B MacauCo Purchase Prices in respect of the shares of each such MacauCo, if more than one, unless the Golden Shareholder shall on or prior to the Route B SCH2 IE Completion Date have notified the Security Agent in writing of an alternative basis for allocation, in which case, in accordance with such alternative basis) unless on the Route B SCH2 IE Completion Date the Golden Shareholder shall have delivered to the Security Agent an IE Stop Notice. If the Golden Shareholder delivers an IE Stop Notice to the Security Agent on or prior to such date, then the Security Agent shall not be obliged to sell on such date (or any other date unless agreed between the Golden Shareholder and the Security Agent) any share of a MacauCo and shall not be under any obligation or liability to the Golden Shareholder or any other person in respect of each such sale thereof (provided that, prior to the occurrence of a Sponsor Option Termination Event, the foregoing shall be without prejudice to Clause 11.1, any right of the Golden Shareholder under the memorandum and articles of association of any BVI Entity or a MacauCo or the Preference Holder under any Preference Right Agreement).

16.	PREFERENCE RIGHTS

16.1	Grant of MacauCo Preference Rights

16.1.1	Notwithstanding the provisions of any other Finance Document, each Macau Obligor may:

(a)	enter into agreements with the Preference Holder (and may grant the preference rights in respect of its assets to the extent expressly provided for thereunder in form and substance substantially similar to those set out in Schedule 6 (Forms of MacauCo Preference Right Agreements) hereto;

(b)	take such actions (if any) necessary to perfect each such right, including the making of any filings or registrations, the execution and delivery of any necessary documents or instruments,

provided that:

(i)	there shall be delivered to the Agent a certified copy of each such agreement promptly following execution of the same; and

(ii)	the Preference Holder shall (and the Borrower shall procure that the Preference Holder shall) promptly on (and in any event within five Business Days of) any Preference Right being granted to it:

(A)	deliver to the Security Agent an original of each duly executed and delivered Power of Attorney (notarised if applicable); and

(B)	grant fixed charge security over its right under, title to and interest in the relevant Preference Right Agreement and Preference Rights thereunder or pursuant thereto and floating charge security over all its assets in favour of the Security Agent pursuant to a Debenture.

16.2	Transfers by the Preference Holder of Preference Rights

16.2.1	The Preference Holder shall not transfer or assign any of its rights or title to or interest in a Preference Right Agreement unless:

(a)	no Event of Default is continuing at the time of such transfer or assignment;

(b)	the transfer or assignment is of all of the Preference Rights under each Preference Right Agreement to another Sponsor Affiliate, and such Sponsor Affiliate is a company incorporated in the British Virgin Islands, the Cayman Islands, Hong Kong or England;

(c)	the transferee or assignee shall have delivered to the Security Agent an original of each duly executed and delivered Power of Attorney (notarised if applicable);

(d)	on the completion of such transfer or assignment, the transferee shall have granted fixed charge security over its right under, title to and interest in the relevant Preference Right Agreement and Preference Rights thereunder or pursuant thereto and floating charge security over all its assets in favour of the Security Agent pursuant to a Debenture; and

(e)	the requirements of Clause 16.2.2 are satisfied.

16.2.2	The Preference Holder shall not transfer or assign any of its Preference Rights to any person unless such person, at the same time as or prior to such transfer or assignment, has acceded to, and undertakes to the other parties to this Agreement that it shall be bound by (in each case on terms reasonably satisfactory to the Agent), (and the other parties to this Agreement agree that it shall enjoy rights under, and undertake to it that they shall be bound by), the provisions of this Agreement (including, without limitation, this Clause 16.2) as if it were the Preference Holder and this Agreement shall apply between it and the other parties accordingly.

16.2.3	The Preference Holder acknowledges that the Preference Rights may not be transferred or assigned otherwise than in accordance with this Agreement.

16.3	Exercise of Preference Rights

16.3.1	Each of the Golden Shareholder and the Preference Holder undertakes to the Security Agent that it shall not (and the Borrower undertakes to the Security Agent to procure that neither the Golden Shareholder nor the Preference Holder shall) exercise any of its Preference Rights and/or deliver an Asset Acceptance Notice and/or exercise any special pre-emptive right under the articles of association a Macau Company) (if applicable) in respect of the sale or disposal to a buyer of any item of Charged Property subject, or as the case may be, applicable thereto or otherwise affected thereby (such item of Charged Property being the “Relevant Asset”) if:

(a)	in respect of any sale or disposal which is conducted otherwise than pursuant to any court or judicial proceeding in the Macau SAR, the Security Agent has delivered an Asset Transfer Notice which specifies a named person (the “bidder”) as the Relevant Asset Buyer and, after the Preference Holder has made reasonable efforts to investigate whether, as at the date of such proposed sale or disposal (x) such bidder is or is controlled by a Competitor; or (y) such bidder or any direct or indirect material shareholder thereof has any present intention to on-sell its interest in the Relevant Asset or the bidder to a Competitor or any entity controlled by a Competitor and based on the results of such investigation, the Preference Holder is reasonably satisfied:

(i)	the bidder is not, and is not controlled by, a Competitor; or

(ii)	neither the bidder nor any direct or indirect material shareholder thereof has any present intent to on-sell its interest in the Project or the bidder to a Competitor or any entity controlled by a Competitor.

(b)	in respect of any sale or disposal which is conducted pursuant to any court or judicial proceeding in the Macau SAR, the proposed buyer of the Relevant Asset is:

(i)	not a Competitor; or

(ii)	any person who, after the Preference Holder has made reasonable efforts to investigate whether, as at the date of such proposed sale or disposal (x) such proposed buyer is or is controlled by a Competitor; or (y) such proposed buyer or any direct or indirect material shareholder thereof has any present intention to on-sell its interest in the Relevant Asset or such proposed buyer to a Competitor or any entity controlled by a Competitor and based on the results of such investigation, the Preference Holder is reasonably satisfied:

(A)	the proposed buyer is not, and is not controlled by, a Competitor; or

(B)	neither such proposed buyer nor any direct or indirect material shareholder thereof has any present intent to on-sell its interest in the Project or such proposed buyer to a Competitor or any entity controlled by a Competitor.

16.4	Asset Sales by Security Agent

16.4.1	Subject to Clause 11.1 (Security Agent Undertaking), the Security Agent shall give notice in writing to the Preference Holder (each such written notice being an “Asset Transfer Notice”) if it wishes prior to the occurrence of a Sponsor Option Termination Event and otherwise than pursuant to any court or judicial proceeding in the Macau SAR:

(a)	to sell or otherwise dispose;

(b)	to procure the sale or disposal; or

(c)	to procure the sale or disposal by any Obligor or Grantor,

of any Charged Property which is the subject of a Preference Right (other than any Charged Property which is the subject of any other sale pursuant to or contemplated by this Agreement).

16.4.2	Each Asset Transfer Notice shall:

(a)	set out:

(i)	a description of the item(s) of Charged Property proposed to be sold (the “Sale Assets”);

(ii)	the name of the proposed buyer (the “Asset Buyer”);

(iii)	the proposed purchase price (in US dollars cash) (the “Asset Transfer Price”); and

(iv)	details of the bank account (the “Asset Purchase Account”) into which the Asset Transfer Price is to be paid,

and incorporate a statement that either:

(A)	the relevant Asset Transfer Price is not greater than the amount of US dollars cash proposed to be paid by the relevant Asset Buyer in respect of a sale of the Sale Assets at closing of such sale of the Sale Assets; or

(B)	the Asset Transfer Price is not greater than the equivalent of the consideration proposed to be provided by the Asset Buyer in respect of a sale of the Sale Assets, as stated in the Expert Asset Transfer Statement; and

(b)	if sub-paragraph (B) of paragraph (a) above shall apply, be accompanied by a copy of an Expert Asset Transfer Statement in relation thereto; and

(c)	constitute an offer by the Security Agent to sell the Sale Assets to the Preference Holder at the Asset Transfer Price.

16.4.3	The Security Agent shall deliver to the Preference Holder an Expert Asset Sale Statement prior to the completion of any sale or disposal to the relevant Asset Buyer of any Sale Assets which (a) takes place prior to the occurrence of a Sponsor Option Termination Event and (b) is conducted otherwise than pursuant to any court or judicial proceeding in the Macau SAR.

16.4.4	The Preference Holder may accept the offer (as referred to in Clause 16.4.2(c)) by the Security Agent to sell the Sale Assets specified in the relevant Asset Transfer Notice by delivering to the Security Agent a written notice (an “Asset Acceptance Notice”) signed by the Preference Holder prior to the earlier of (x) the occurrence of any Sponsor Option Termination Event and (y) the date (such date being the “Asset Acceptance Expiry Date”) falling 10 Business Days after the date of the relevant Asset Transfer Notice.

16.4.5	The delivery of an Asset Acceptance Notice by the Preference Holder:

(a)	constitutes an unconditional undertaking (subject to the sale and delivery by the Security Agent of the Sale Assets on the Asset Purchase Completion Date) by the Preference Holder to complete the purchase of (or procure the completion of the purchase by the Sponsor Affiliate or other nominee specified in such Asset Acceptance Notice of) the Sale Assets (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment to the Asset Purchase Account of an amount equal to the Asset Consideration) as may be required to complete a purchase of the Sale Assets) on the date falling five Business Days after the delivery of the Asset Acceptance Notice (such date being the “Asset Purchase Completion Date”) (or such other date as may be agreed between the Security Agent and the Preference Holder); and

(b)	subject to Clause 16.4.6, shall oblige the Security Agent to sell (without any representation or warranty from any Secured Party) the Sale Assets on the Asset Purchase Completion Date (or such other date as is referred to in Clause 16.4.5(a)) against performance by the Preference Holder of the undertaking referred to in Clause 16.4.5(a).

16.4.6	If an Intervening Event in respect of any Sale Asset is continuing on the Asset Purchase Completion Date (or such other date as may have been agreed between the Security Agent and the Preference Holder, as contemplated in Clauses 16.4.5(a), then the Security Agent shall not be obliged to sell any Sale Assets on such Asset Purchase Completion Date (or any other date unless agreed in writing between the Preference Holder and the Security Agent) and shall not be under any obligation to the Preference Holder or any other person in respect of such sale thereof (provided that the foregoing shall be without prejudice to Clause 11.1 (Security Agent Undertaking)).

16.5	Individual Preference Right Termination

16.5.1	If at any time a Secured Party, by the enforcement of Transaction Security:

(a)	sells or otherwise disposes;

(b)	procures any sale or disposal on its behalf; or

(c)	procures any Obligor or Grantor to sell or otherwise dispose,

of:

(i)	any asset (including any share) which is subject to one or more Preference Rights (an “Affected Asset”) to a person other than the Preference Holder (or a Sponsor Affiliate); or

(ii)	shares (other than any Golden Share) of the company or companies (or the Holding Company or Holding Companies of such company or companies) that owns or, as the case may be, own any Affected Asset to a person other than the Golden Shareholder, the Preference Holder, a Sponsor Affiliate or a nominee of any of the foregoing, in each case where such sale or disposal is made in accordance with the terms of this Agreement, the memorandum and/or articles of association of such company or companies or the Preference Right Agreement and the other Finance Documents, then the Preference Holder:

(A)	releases and waives (and shall release and waive) all of its Preference Rights in respect of such Affected Asset (effective immediately prior to, and conditional on, the completion of the relevant sale or disposal); and

(B)	undertakes to execute and deliver all such documents and do all such things as may be necessary to give effect to such release and waiver.

16.5.2	If the Preference Holder fails to deliver on or prior to the applicable Asset Acceptance Expiry Date an Asset Acceptance Notice in respect of an Asset Transfer Notice, then the Preference Holder:

(a)	releases and waives (and shall release and waive) all of its Preference Rights in respect of the Sale Assets specified in such Asset Transfer Notice (effective immediately prior to, and conditional on, the completion of the relevant sale or disposal);

(b)	undertakes to execute and deliver all such documents and do all such things as may be necessary to give effect to such release and waiver.

16.5.3	Following the completion of any sale or disposal described in Clauses 16.5.1(c)(i) or 16.5.1(c)(ii) or 16.5.2 then:

(a)	the Preference Holder shall not be entitled pursuant to this Agreement or any other agreement between the Preference Holder and the Security Agent (but without prejudice to any of the rights of the Preference Holder under applicable law) to direct, condition or restrict the enforcement of or the manner of enforcement of any Transaction Security in respect of any such Affected Asset or any such Sale Asset or the sale or other disposal of any such Affected Asset or any such Sale Asset howsoever; and

(b)	the Security Agent, any Receiver and any Delegate shall be entitled (but without prejudice to any of the rights of the Preference Holder under applicable law) free from any condition or restriction pursuant to this Agreement or any other agreement between the Preference Holder and the Security Agent to enforce any of Transaction Security in respect of any such Affected Asset or any such Sale Asset as it or he may in its or his sole discretion determine and in such manner as it or he sees fit in its or his sole discretion.

16.6	No Macau establishment

The Preference Holder shall not (and the Borrower shall procure that the Preference Holder shall not), so long as any Secured Obligation is outstanding, establish, open or form in the Macau SAR a branch, agency, representation office, registered office, principal office or main place of business which might, in each case, cause the provisions of Article 20(b) or 16(m) of the Macau Code of Civil Procedure (approved by decree law no. 55/99/M) to apply to the Preference Holder.

16.7	Macau SAR Court Sale

Subject to Clause 16.3.1(b), in respect of any sale or disposal which is conducted pursuant to any court or judicial proceedings in the Macau SAR, the Preference Holder may exercise its Preference Rights in accordance with applicable law.

17.	OBLIGOR ACKNOWLEDGEMENT

17.1	Each MacauCo hereby acknowledges that the Golden Shareholder (and, if the requirements of Clause 17.2 are satisfied, any delegate or nominee on behalf of the

Golden Shareholder) may (and authorises the Golden Shareholder and any such delegate or nominee to) pay or discharge on behalf of such MacauCo (and hereby consents to such payment or discharge) any liability, claim or any other amount owed or payable by such MacauCo to any third party (including in court proceedings in the Macau SAR) and undertakes to provide the Golden Shareholder and any such delegate or nominee with a power of attorney with such powers.

17.2	No MacauCo shall permit any delegate or nominee of the Golden Shareholder to make any payment or make any discharge contemplated by Clause 17.1 unless, at the same time as or prior to the making of such payment or discharge, such delegate or nominee has provided an undertaking in favour of the Secured Parties on substantially the same terms as Clause 18 (as if references to the Golden Shareholder in the definition of Subordinated IE Obligations were references to such delegate or nominee).

17.3	Each party to this Agreement hereby acknowledges and agrees that each of Studio City Hotels and Studio City Developments is a party to this Agreement only for the purposes of providing the acknowledgement and agreements set out in this Clause 17.

18.	SUBORDINATION OF THE GOLDEN SHAREHOLDER’S CLAIMS

18.1	IE Subordination Generally

18.1.1	Except as otherwise provided herein, the Golden Shareholder agrees that, so long as any Secured Obligation is outstanding, the Subordinated IE Obligations and the claims of each Obligor (whether in respect of principal, interest or otherwise including, without limitation, consequential damages for breach) in respect of the Subordinated IE Obligations shall be subordinated to the Secured Obligations and postponed to the claims of the Secured Parties in respect thereof.

18.1.2	The Golden Shareholder and the Borrower hereby covenant and undertake with the Security Agent and agree and acknowledge that (save as otherwise permitted in accordance with the terms of the Finance Documents and this Agreement), so long as any Secured Obligation is outstanding:

(a)	no Subordinated IE Obligation (nor any part thereof) other than a Permitted Subordinated IE Obligation shall be payable or repayable, paid or repaid, provided that the Subordinated IE Obligations may accrue interest in accordance with their terms;

(b)	no Subordinated IE Obligation (nor any part thereof) shall be secured by any Security;

(c)	the Golden Shareholder shall not (without the prior written consent of the Security Agent):

(i)

exercise, enforce or seek to exercise or enforce any monetary right or remedy which it may have against any Obligor (including the taking of any steps to enforce or require the enforcement of any Security or suing for, commencing or joining any legal or arbitration proceedings against any Obligor for payment) in respect of any or all of the Subordinated IE Obligations;

(ii)	(x) demand, accelerate, sue or prove for, or demand any distribution in respect of or on account of, or (y) receive or retain payment of, any Subordinated IE Obligation in cash or in kind from any person;

(iii)	amend, vary or cancel (or agree to any amendment, variation or cancellation of) so as to make more onerous (or otherwise adversely affect the interests of the Secured Parties) the terms on which any of the Subordinated IE Obligations is or continues to be or may become owing to the Company (save as permitted pursuant to this Agreement);

(iv)	enter into any composition, assignment or arrangement with an Obligor, solely in respect of its Subordinated IE Obligations;

(v)	petition, apply or vote for, or take any other step (including, but not limited to, the appointment of any liquidator, receiver, administrator or similar officer) in relation to, the winding-up, dissolution, administration or reorganisation of an Obligor or any suspension of payments or moratorium of any indebtedness of an Obligor or any analogous procedure or step in any jurisdiction;

(vi)	exercise any right to be indemnified or otherwise assured against loss or claim under or in relation to any guarantee, in each case in respect of any or all of the Subordinated IE Obligations; or

(vii)	take the benefit of any Security or the benefit (in whole or in part and whether by subrogation or otherwise) of any rights of any Secured Party or any other Security taken pursuant to, or in connection with, any Finance Document by any Secured Party, in each case in respect of any or all of the Subordinated IE Obligations; and

(d)	neither the Golden Shareholder or the Borrower shall (and the Borrower shall ensure that no other Obligor shall) have or claim any right of set-off, deduction or counterclaim in respect of any or all of the Subordinated IE Obligations, and each of the Golden Shareholder and the Borrower agree that none of them shall (and the Borrower shall ensure that no other Obligor shall) exercise any such right which it may otherwise have in relation to the Subordinated IE Obligations.

18.1.3

If, notwithstanding the provisions of Clauses 18.1.1 or 18.1.2, any amounts, benefits, moneys, proceeds or distributions in respect of any or all of the Subordinated IE Obligations shall be received or recovered by the Golden

Shareholder at a time when any of the Secured Obligations is outstanding (other than as permitted by the Finance Documents or this Agreement) then, the Golden Shareholder shall forthwith pay and/or transfer that receipt or recovery (or an amount equal thereto) to the Security Agent for application in accordance with the Finance Documents.

18.2	IE Subordination in Insolvency

18.2.1	Without prejudice to the provisions of Clause 18.1.1, if an Insolvency Event occurs and is continuing in relation to an Obligor, then the Subordinated IE Obligations owing by such Obligor shall be subordinated in right of payment to the Secured Obligations.

18.2.2	Without prejudice to the provisions of Clause 18.1 (IE Subordination Generally), in any of the circumstances referred to in Clause 18.2.1, the Golden Shareholder shall cooperate with the Security Agent to preserve, and shall take such steps as the Security Agent may reasonably require for the preservation of, the subordination (in respect of the Subordinated IE Obligations in relation to the Golden Shareholder) effected or contemplated by this Agreement, failing which the Security Agent may, and is irrevocably authorised on behalf of the Golden Shareholder to:

(a)	claim, enforce and prove for the Subordinated IE Obligations or any part thereof;

(b)	file claims and proofs, give receipt and take all such proceedings and do all such things as the Security Agent sees fit to recover any amount outstanding in respect of the Subordinated IE Obligations or any part thereof; and

(c)	receive all distributions in respect of the Subordinated IE Obligations and upon such receipt, pay and/or transfer such amounts into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent shall think fit, pending full discharge of the Secured Obligations, or as otherwise directed by the Finance Parties.

18.2.3	If and to the extent that the Security Agent is not entitled to do any of the things mentioned above in relation to any Subordinated IE Obligations, the Company shall do so in good time and as directed by the Security Agent.

18.2.4	Without prejudice to the provisions of Clause 18.1.3, in any of the circumstances referred to in Clause 18.2.1 and save as permitted under the terms of the Finance Documents and this Agreement, the Company:

(a)	expressly undertakes and agrees that it shall not demand or retain payment of any distributions in respect of or on account of any Subordinated IE Obligations until the Secured Parties shall have received payment in full of the Secured Obligations;

(b)	acknowledges that any payment and/or distribution in cash or in kind received by it before such time in respect of or on account of any Subordinated IE Obligations shall constitute a breach of this undertaking; and

(c)	shall forthwith pay and/or transfer any such payment and/or distribution received by it (or an amount equal thereto) to the Security Agent and the Security Agent shall pay and/or transfer such amounts into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent shall think fit, pending full discharge of the Secured Obligations, or as otherwise directed by the Finance Parties.

18.3	Undertakings in respect of Subordinated IE Obligations

18.3.1	The Borrower undertakes that, for so long as any Secured Obligation is outstanding, it will not (and the Borrower shall procure that no Obligor shall) (except as permitted hereunder or otherwise in accordance with the terms of the Finance Documents) without the prior written consent of the Security Agent:

(a)	pay, prepay, redeem, purchase or otherwise acquire any of the Subordinated IE Obligations other than a Permitted Subordinated IE Obligation;

(b)	create or permit to subsist any Security over any of its assets for, or any guarantee, indemnity or other assurance against loss in respect of, any of the Subordinated IE Obligations;

(c)	amend or supplement so as to make it more onerous (or otherwise adversely affect the interests of the Secured Parties) any of the terms on which any of the Subordinated IE Obligations is or continues to be or may become owing to the Golden Shareholder (save as permitted pursuant to this Agreement);

(d)	novate, assign or release any of the terms on which any of the Subordinated IE Obligations are or continue to be or may become owing to the Company; or

(e)	take or omit any action whereby the subordination contemplated by this Agreement could reasonably be expected to be impaired.

18.3.2	The Golden Shareholder undertakes that, for so long as any Secured Obligation is or may become outstanding, it will not (except as permitted in accordance with the terms of the Finance Documents and this Agreement) without the prior written consent of the Security Agent:

(a)	permit or require any Obligor to pay, prepay, redeem, purchase or otherwise acquire any of the Subordinated IE Obligations other than a Permitted Subordinated IE Obligation;

(b)	take, accept, demand or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Subordinated IE Obligations;

(c)	agree to any amendment, supplement, novation, assignment or release to or of so as to make more onerous (or otherwise adversely affect the interests of the Secured Parties) any of the terms on which any of the Subordinated IE Obligations is or continues to be or may become owing to it (save as permitted pursuant to this Agreement);

(d)	assign, transfer, factor, create or permit to subsist any Security over, or otherwise dispose of, any of its rights in respect of any or all of the Subordinated IE Obligations; or

(e)	take or omit to take any action whereby the subordination contemplated by this Agreement could reasonably be expected to be impaired.

19.	STATEMENT OF SECURED OBLIGATIONS

19.1	Initial statement of account

The Agent shall, on the same day as the Security Agent delivers a Transfer Notice or a Sponsor Option Notice, deliver to the Borrower a statement of account (and the Borrower shall forward a copy of such statement of account to the Golden Shareholder and the Preference Holder) which shall state the following:

19.1.1	the aggregate amount of Hedging Liabilities (assuming that the date falling two Business Days prior to the date on which such statement of account is delivered was the early termination date in respect of each hedging transaction under the Hedging Agreements which (x) had not terminated or been terminated prior to such date or (y) did not terminate or was not terminated on such date); and

19.1.2	the aggregate amount of principal, interest, fees, costs and expenses, indemnity claims, default interest and any other amounts payable to the Secured Parties (assuming that the date falling two Business Days prior to the date on which such statement of account is delivered was the date on which the Secured Obligations were to be repaid and/or discharged in full).

19.2	Statement of Secured Obligations

The Agent shall, on each Statement Date, deliver to the Borrower a Statement of Secured Obligations (and the Borrower shall forward a copy of such Statement of Secured Obligations to the Golden Shareholder and the Preference Holder).

19.3	High Yield Notes

The Borrower shall:

(a)	promptly on the written request of the Security Agent; and

(b)	on each Statement Date,

notify the Security Agent in writing of the aggregate (x) principal amount outstanding under the High Yield Notes and (y) amount of accrued but unpaid interest in respect of the High Yield Notes as at, in the case of (a) above, the date of such notification from the Borrower and in the case of (b) above, the relevant Statement Date, in each case as calculated by the Paying Agent (as defined in the High Yield Note Indenture). The Security Agent shall be entitled to rely upon such notification and assume that it is correct. If the Borrower shall fail to notify the Security Agent in writing of any amount described above, the Security Agent may itself determine any such amount in such manner as it may consider appropriate in order to produce a commercially reasonable result.

20.	CONFIDENTIALITY

20.1	Confidential Information

Each of the parties to this Agreement (other than the Agent, the Security Agent and the POA Agent) agrees to keep the terms of Clauses 11 to 19 (each inclusive) and each other document or instrument related or connected thereto (except for any such document or instrument which is required by law or any stock exchange to be registered with a government authority or otherwise made available for public inspection) (such terms, in each case, being the “Confidential Information”) confidential and not to disclose it to anyone, save to the extent permitted by Clause 20.2, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

20.2	Disclosure of Confidential Information

20.2.1	Each of the parties to this Agreement (other than the Agent, the Security Agent and the POA Agent) may disclose:

(a)	to any of its Affiliates and any of its or their officers, directors, employees, professional advisers, Representatives and auditors such Confidential Information as that party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; and

(b)	to any person:

(i)	to the extent required by law or regulation or order of a court or regulatory body (including any stock exchange, securities exchange or Macau gaming regulatory authority), or pursuant to government action, regulatory requirement or request, or necessary in the view of the disclosing person to seek to establish any defence or pursue any claim in any legal, arbitration or regulatory proceeding or investigation or otherwise to comply with its own regulatory obligations

(ii)	to the extent that the Confidential Information is in or subsequently enters the public domain other than as a consequence of breach of any undertaking under this Agreement by any party hereto (other than the Agent, the Security Agent or the POA Agent);

(iii)	for the purpose of and in any offering memorandum (or equivalent document) and marketing materials in relation to the High Yield Notes or any debt or equity issuance of MCE or Studio City International Holdings Limited, to the extent such Confidential Information is (1) required to be disclosed by law, regulation or any applicable regulatory body (including any stock exchange) and/or (2) customarily required to be disclosed in issuances of such type;

(iv)	who is a party to this Agreement; or

(v)	with the prior written consent of the Agent;

(c)	to the extent necessary, to the Macau authorities (including any relevant gaming authority); and

(d)	to The Stock Exchange of Hong Kong Limited and/or any other applicable stock exchange provided that (A) the terms of (and content of) such disclosure (including, without limitation, in any announcement in respect of this Agreement) are customarily disclosed in disclosure of similar nature, provided that, in the case of b(i), (c) and (d), (x) the disclosing party shall give the Agent reasonable prior notice of any intended disclosure pursuant to the foregoing to the extent practicable to give prior notice (or, if not practicable, promptly after such disclosure), in each case to the extent that the giving of such prior notice (or, as the case may be, subsequent notice) is not contrary to the requirements of any applicable law, stock exchange or government or other regulatory authority and (y) the disclosing party shall, if requested by the Agent and to the extent reasonably practicable, take into account the comments of the Agent.

20.2.2	Each of the parties to this Agreement (other than the Agent, the Security Agent and the POA Agent) shall take all reasonable steps to (x) ensure that their respective directors, officers, employees, agents shall keep and (y) request their accountants, attorneys and other advisers to keep such terms and conditions confidential on the foregoing basis.

20.2.3	The Agent (on behalf of each Finance Party) agrees that each of the Golden Shareholder and the Preference Holder may take the benefit of the provisions of clause 44 (Confidentiality) of the Facilities Agreement to the same extent as if it were an Obligor.

21.	PAYMENT INSTRUCTIONS

If instructed to do so in writing by an Obligor and if provided with the information required to make such payment, the Security Agent shall (to the extent permitted by applicable law) promptly pay to the person or persons specified in such written instruction all Excess Proceeds. The Security Agent will have no liability or obligation to any person in respect of such Excess Proceeds (including, without limitation, for acting in accordance with such instruction) other than as set forth herein.

22.	CHANGES TO THE PARTIES

22.1	The Security Agent, the Agent and the POA Agent

The Security Agent, the Agent and the POA Agent may each assign and transfer all of their respective rights and obligations under this Agreement to a replacement Security Agent, the Agent and POA Agent (as applicable) appointed in accordance with the terms of the Finance Documents.

22.2	The Company and Studio City Entertainment

Neither the Company nor Studio City Entertainment may assign, transfer, novate or dispose of any of its rights or obligations under this Agreement without the prior written consent of the Security Agent (acting on behalf of itself and the other Secured Parties party to this Agreement).

22.3	The Secured Parties

The Company and Studio City Entertainment irrevocably and unconditionally confirms that:

(a)	it consents to the transfer by any Secured Party (including by the Security Agent, the Agent and the POA Agent under Clause 22.1 (The Security Agent, the Agent and the POA Agent)) of that Secured Party’s rights or obligations in accordance with the Finance Documents;

(b)	it shall continue to be bound by the terms of this Agreement, notwithstanding the transfer by any Secured Party of any of its rights or obligations in accordance with the Finance Documents; and

(c)	the transferee of any Secured Party shall (through the Security Agent) acquire an interest in this Agreement upon the transfer taking effect.

23.	REMEDIES AND WAIVERS AND PARTIAL INVALIDITY

23.1	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of the Security Agent of any right or remedy under this Agreement shall operate as a waiver hereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise hereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

23.2	Partial Invalidity

If, at any time, any provision hereof is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provision hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

24.	NOTICES

24.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing but, unless otherwise stated, may be made by fax or letter.

24.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is identified with its signature below, or any substitute address, fax number or department or officer as the party may notify to the other party by not less than 10 Business Days’ notice.

24.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement shall only be effective:

(a)	if delivered personally or by overnight courier, when left at the relevant address;

(b)	if by way of fax, immediately after confirmation of transmission; or

(c)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 24.2 (Addresses), if addressed to that department or officer.

25.	SECURITY AGENT, AGENT AND POA AGENT’S ACKNOWLEDGEMENT

The Security Agent, the Agent and POA Agent each acknowledge and agree that the terms of this Agreement are binding upon each of them (including, but not limited to, those terms governing the enforcement of any Transaction Security Document).

26.	FURTHER ASSURANCE

Each of Studio City Entertainment and the Company shall promptly, at the cost of Studio City Entertainment, do all such acts or execute and cause each of their successors to execute all such documents as the Security Agent may reasonably require it to do in order to bind them and their successors under this Agreement and to give the Secured Parties the full benefit of this Agreement provided that all such requirements must be consistent with the terms and provisions of the Direct Agreements.

27.	GOVERNING LAW AND JURISDICTION

27.1	This Agreement is governed by the laws of the Macau SAR.

27.2	The parties hereto irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Macau SAR.

28.	OVERRIDE

The parties hereto agree that:

28.1.1	any reference to a Reimbursement Agreement Direct Agreement in the Facilities Agreement shall be a reference to the Services and Right to Use Direct Agreement and the Reimbursement Agreement Direct Agreement shall be taken to be comprised in and forms part of this Agreement; and

28.1.2	paragraph 4.2 (Reimbursement Agreement) of schedule 7 (Accounts) to the Facilities Agreement shall be deleted in its entirety and replaced with the following:

“4.2 Reimbursement Agreement

Each Obligor shall ensure that all amounts which Melco Crown Gaming is entitled to receive as any Operator’s Consideration (less the amounts attributable to Rent) under (and in each case as defined in) the Services and Right to Use Agreement, as supplemented by the Services and Right to Use Direct Agreement, shall be transferred to or otherwise be available to be applied from the Trust Account (as defined in the Services and Right to Use Agreement) on a monthly basis for application in the manner prescribed by the Services and Right to Use Agreement and if relevant, as amended by the Services and Right to Use Direct Agreement.”

28.1.3	the giving by the Company of a notification of its intention to terminate the Services and Right to Use Agreement to the Security Agent notwithstanding that such notification of the Company’s intention to terminate shall have no effect, other than for the purpose of the “Funding Date” definition of this Agreement, shall constitute an immediate Event of Default under the Facilities Agreement and as such, the following shall be added as a new paragraph 26 of part I of schedule 9 (Events of Default and Review Events) of the Facilities Agreement:

“26 Melco Crown Gaming Notification

Melco Crown Gaming notifies the Security Agent in writing of its intention to terminate the Services and Right to Use Agreement (whether or not any such notification has any effect on the “Funding Date” definition of the Services and Right to Use Direct Agreement).”

29.	SURVIVING PROVISIONS

29.1.1	Following an SCE Sale, the following provisions shall continue to be in full force and effect until the date of termination of the Services and Right to Use Agreement in accordance with its terms and the terms of this Agreement:

(a)	Clause 3.2.10 (and any definitions used therein) (other than the proviso after paragraph (c) thereto starting with the words “other than (until such time as an SCE Sale has occurred” and ending with the words “….of Change of Control in the Facilities Agreement.”); and

(b)	Clause 3.2.12 (and any definitions used therein).

29.1.2	The provisions of Clauses 11 (Secured Parties’ Enforcement Action) to Clause 19 (Statement of Secured Obligations) and Clause 21 (Payment Instructions) (and any definitions used therein) shall, in each case, continue in full force and effect until the earliest of:

(a)	the first date on which no Secured Obligations are outstanding; and

(b)	the occurrence of a Sponsor Option Termination Event.

29.1.3	The provisions of Clause 20 (Confidentiality) shall cease to be in full force and effect on the first date on which no Finance Party is under any obligation under or pursuant to clause 44 (Confidentiality) of the Facilities Agreement.

SCHEDULE 1

BUYER INFORMATION REQUEST

From:	[Security Agent (or person acting on its behalf)] (“Requesting Party”)

To:	[Insert name of Relevant Buyer] (“Confirming Party”)

Date:	[•] 20[•]

Dear Sirs

Please complete the enclosed copy of this notice by TICKING THE APPLICABLE RESPONSE BELOW, signing and dating the notice where indicated below and return to us promptly (and, in any event on or prior to [insert date that is 7 days from (but excluding) the date of this Buyer Information Request] (the “Response Date”) a scanned copy of such completed, signed and dated copy of this notice using the contact details specified below.

Yours faithfully

[Security Agent]

[Contact details]

PLEASE TICK ONE OF THE FOLLOWING:

☐ OPTION A:	The Confirming Party is controlled by a Competitor*.

☐ OPTION B:	The Confirming Party is not controlled by a Competitor*.

☐ OPTION C:	The Confirming Party opts not to respond by Option A or Option B above.

For and on behalf of

[Insert name of Confirming Party]

Signature:

Print Name:

Date:

*	In this Buyer Information Request:

“Affiliate” means, in relation to any person, any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person. For purposes of this definition, “control” means, in relation to a person, the power, directly or indirectly, to (a) vote 20 per cent. or more of the shares or other securities having ordinary voting power for the election of the board of directors (or persons performing similar functions) of such person or (b) direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

“Capital Stock” means any and all shares, interest, participations or other equivalents (howsoever designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a person and any and all agreements, warrants, rights or options to acquire any of the foregoing.

“Competitor” means any of the following:

(a)	Genting Berhad;

(b)	Mr Lim Kok Thay and his Related Parties;

(c)	Caesars Entertainment Corporation;

(d)	any Subsidiary of any one or (if interests held by (a), (b), and (c) above were combined and as if any individual were a company or corporation) more of the above;

(e)	any Affiliate of any one or (if interests held by (a), (b), and (c) above were combined and as if any individual were a company or corporation) more of the above which is controlled (as defined in the definition of “Affiliate”) by any one or (if interests held by (a), (b), and (c) above were combined) more of the above; and/or

(f)	any trust, fund or other entity controlled (as defined in the definition of “Affiliate”) by any one (if interests held by (a), (b), and (c) above were combined and as if any individual were a company or corporation) more of the above.

“Subsidiary” means in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;

(b)	more than half the issued Capital Stock of which is beneficially owned, directly or indirectly by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

SCHEDULE 2

BUYER RESPONSE NOTICE

From:	[Security Agent] (“Security Agent”)

To:	[Golden Shareholder] (“Recipient”)

Date:	[•] 20[•]

Dear Sirs

Buyer Response Notice relating to a Transfer Notice dated 20[•] in respect of [Enter name of relevant BVICo]

1.	Please find attached as Annex 1 a copy of the Buyer Information Request which was given to the Relevant Buyer named in the above mentioned Transfer Notice on [insert date of delivery of Buyer Information Request].

2.	The Security Agent has not received a completed Buyer Information Request from the Relevant Buyer referred to in paragraph 1 above.*

3.	Please find attached as Annex 2 a copy of the completed Buyer Information Request that the Security Agent has received from the Relevant Buyer referred to in paragraph 1 above *.

* Delete as appropriate.

For and on behalf of

[Security Agent]

Signature:	Signature:

Print Name:	Print Name:

Date:	Date:

ANNEX 1

COPY OF BUYER INFORMATION REQUEST SENT BY SECURITY AGENT (OR A PERSON ON ITS BEHALF) TO THE RELEVANT BUYER

ANNEX 2*

COPY OF BUYER INFORMATION REQUEST RECEIVED FROM RELEVANT BUYER

*	Delete if not required.

SCHEDULE 3

SPONSOR FOLLOW-UP NOTICE

From:	Studio City Holdings Five Limited

To:	[Security Agent] (“Security Agent”)

Date:	[•] 20[•]

Dear Sirs

Direct Agreement dated [•] 2013 between, among others, Studio City Holdings Five Limited, Melco Crown (Macau) Limited and the Security Agent relating to the Services and Right to Use Agreement (as defined therein) (the “Agreement”)

1.	We refer to the Buyer Response Notice dated [•] 20[•] relating to a Transfer Notice dated [•] 20[•] in respect of [Enter name of relevant BVICo]. Defined terms used herein shall have the meaning given to them in the Agreement.

2.	We hereby confirm to the Security Agent that we have made reasonable efforts to investigate whether, as at the date hereof:

(a)	the buyer named in such Transfer Notice is, or is controlled by, a Competitor; and

(b)	such buyer or any direct or indirect material shareholder thereof has any present intention to on sell its interest in the Project or such buyer to a Competitor or any entity controlled by a Competitor.

3.	Based on the results of such investigation, we are not reasonably satisfied that, as at the date hereof:

(a)	the Buyer is not and is not controlled by a Competitor; and

(b)	neither the Buyer nor any direct or indirect material shareholder thereof has any present intent to on sell its interest in the Project or such buyer to a Competitor or any entity controlled by a Competitor.

4.	This confirmation is governed by the laws of the Macau SAR.

For and on behalf of

Studio City Holdings Five Limited

Signature:

Print Name:

Date:

SCHEDULE 4

FORM OF BVI ENTITY MEMORANDA AND ARTICLES OF ASSOCIATION

PART A

BVICO MEMORANDA AND ARTICLES OF ASSOCIATION

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

Memorandum of Association

and

Articles of Association

of

[                LIMITED]

Incorporated on

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

[•] LIMITED

COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Account” has the meaning given to it in Sub-Regulation 6.3(a)(iv);

“Act” means the BVI Business Companies Act (No. 16 of 2004) and includes the regulations made under the Act;

“Agent” means the Agent for the time being under the Senior Facilities Agreement;

“Aggregate Transfer Price” means the sum of (a) the Transfer Price specified in a Transfer Notice given in accordance with Sub-Regulation 6.3(a) and 6.3(b) the ‘Transfer Prices’ (as therein defined) specified in the ‘Transfer Notices’ in respect of the Sister Companies referred to in Sub-Regulation 6.3(d);

“Articles” means the attached Articles of Association of the Company;

“Balance Amount” has the meaning given to it in Sub-Regulation 6.9;

“Balance Statement” has the meaning given to it in Sub-Regulation 6.9;

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau Special Administrative Region of the People’s Republic of China, Hong Kong and London;

“Buyer” has the meaning given to it in Sub-Regulation 6.3(a)(ii);

“Chairman of the Board” has the meaning specified in Regulation 12;

“Determination Basis” means, in relation to an Expert Transfer Statement or an Expert Sale Statement, generally accepted accounting principles in Hong Kong and/or principles of financial analysis generally accepted in Hong Kong and such publicly available information as the Expert may in its discretion consider appropriate in order to notionally convert the consideration (which does not consist entirely of US dollars cash payable within 30 Business Days of the date of the relevant Expert Transfer

Statement) for a sale of the Sale Shares and the Sister Company Sale Shares into the equivalent of an amount of US dollars cash payable on the date falling 30 Business Days after the date of the relevant Expert Transfer Statement (such date being the “Assumed Transfer Date”), without any warranties, indemnities or other post-closing arrangements in relation to such sale;

“Distribution” in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder in relation to Shares held by a Shareholder, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

“Expert” means any:

(a)	independent internationally recognised investment bank;

(b)	“Big 4” accountancy firm; or

(c)	other independent professional turnaround services firm or other professional services firm,

which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes or the realisation of financially distressed businesses;

“Expert Transfer Statement” means, in relation to a Transfer Notice, a written statement from the Expert (acting as expert and not as arbitrator) that (a) the Expert has reviewed a proposal from the Buyer for the purchase of the Sale Shares and the Sister Company Sale Shares and (b) in the Expert’s opinion, in accordance with the Determination Basis and having regard to the terms of such proposal, the Aggregate Transfer Price is not greater than an amount equal to the consideration proposed to be provided by the Buyer in respect of a sale of the Sale Shares and the Sister Company Sale Shares;

“Expert Sale Statement” means, for the purpose of Sub-Regulation 6.10, a written statement from the Expert (acting as expert and not as arbitrator) that (a) the Expert has reviewed the terms on which the Buyer has agreed to purchase the Sale Shares and the Sister Company Sale Shares and (b) in the Expert’s opinion, in accordance with the Determination Basis and having regard to such terms, the Aggregate Transfer Price is not greater than an amount equal to the consideration to be provided by the Buyer in respect of a sale of the Sale Shares and the Sister Company Sale Shares;

“Golden Share” means the 1 “A” share of US$1.00 in the capital of the Company;

“Golden Shareholder” means the person whose name is entered in the register of members of the Company as the holder of the Golden Share;

“Gross Debt Amount” has the meaning given to it in Sub-Regulation 6.7(b)(B);

“GS Completion Date” has the meaning given to it in Sub-Regulation 6.7;

“GS Completion Date Payment” means:

(a)	if the Golden Shareholder shall have undertaken pursuant to Regulation 6.7(ii)(Y) to purchase the Sale Shares and the Sister Company Sale Shares for the Gross Debt Amount, the Relevant Portion of the Indicative Outstanding Gross Debt Amount, or

(b)	if the Golden Shareholder shall have undertaken pursuant to Regulations 6.7(ii)(Z) to purchase the Sale Shares and the Sister Company Sale Shares for the Outstanding Facility Debt Amount, the Relevant Portion of the Indicative Outstanding Facility Debt Amount;

“GS Debenture” means the Debenture to be entered into and between [                ] as Chargor and Industrial and Commercial Bank of China (Macau) Limited as Security Agent (as from time to time amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally));

“GS Election” has the meaning given to it in Sub-Regulation 6.7(b);

“GS Insolvency Event” means:

(i)	the winding-up, dissolution or administration of the Golden Shareholder;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer in respect of the Golden Shareholder;

(iii)	the commencement of any enforcement process properly commenced of any security consensually granted by the Golden Shareholder in favour of a party other than the Security Agent; or

(iv)	the commencement of any proceedings to enforce any judgment entered against the Golden Shareholder by a court of competent jurisdiction and which is properly enforceable in its jurisdiction of incorporation, or any analogous procedure in any jurisdiction, in each case such winding up, dissolution, administration appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process having been commenced otherwise than on the application of or on behalf of the Security Agent or its nominees or assigns;

“GS Purchase Price” means the total amount payable by the Golden Shareholder in respect of a purchase of the Sale Shares under Sub-Regulation 6.7 or 6.12, as the case may be;

“GS Transferee” has the meaning given to it in Sub-Regulations 6.7 and 6.12;

“High Yield Notes” has the meaning assigned to that expression in the Senior Facilities Agreement;

“High Yield Note Guarantees” has the meaning assigned to that expression in the Senior Facilities Agreement;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Indicative Outstanding Facility Debt Amount” has the meaning given to it in Sub-Regulation 6.3(c);

“Indicative Outstanding Gross Debt Amount” has the meaning given to it in Sub- Regulation 6.3(c);

“Indicative Outstanding High Yield Note Debt Amount” has the meaning given to it in Sub- Regulation 6.3(c);

“Memorandum” means this Memorandum of Association of the Company;

“Ordinary Shareholder” means each person whose name is entered in the register of members of the Company as the holder of any Ordinary Share;

“Ordinary Shares” means all ordinary or other shares of US$1 (or such other value) each in the capital of the Company.

“Outstanding Facility Debt” means, at any time, the aggregate amount then outstanding of the Secured Obligations;

“Outstanding Facility Debt Amount” has the meaning given to it in Sub-Regulation 6.7(b)(C);

“Outstanding High Yield Note Debt” means, at any time, the aggregate (x) principal amount outstanding under the High Yield Notes and (y) amount of accrued but unpaid interest in respect of the High Yield Notes, in each case as then outstanding;

“Pre-emption Notice” has the meaning given to it in Sub-Regulation 6.12(b);

“Pre-emption Period” means the period of five Business Days commencing on:

(a)	if the event or circumstance referred to in Sub-Regulation 6.10(a) shall have occurred, the Veto Cut-off Date;

(b)	if the event or circumstance referred to in Sub-Regulation 6.10(b) shall have occurred, the date on which the Golden Shareholder shall have waived in writing its rights under Sub-Regulation 6.7;

(c)	if the event or circumstance described in Sub-Regulation 6.10(c) shall have occurred, the GS Completion Date; and

(d)	if two of the events or circumstances described in paragraphs (a), (b) and (c) above shall have occurred, the earlier of the dates on which any such event or circumstance shall have occurred;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Relevant Portion” of an amount means, for the purpose of Sub-Regulation 6.7(ii)(Y) and (Z) and Sub-Regulation 6.10, the product of the following formula:

TP	x RA
ATP

where:

ATP is the Aggregate Transfer Price;

RA is the amount of the Indicative Outstanding Gross Debt Amount, the Indicative Outstanding Facility Debt Amount or the Balance Amount, as the case may be; and

TP is the Transfer Price;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

“Sale Period” means the period commencing on the date immediately following the date on which the Pre-emption Period shall end and ending on the earlier of (a) the day falling one year after such commencement date and (b) the day (if any) on which the Golden Shareholder satisfies the conditions specified in Sub-Regulations 6.12(a) and (b);

“Sale Shares” has the meaning given to it in Sub-Regulation 6.3;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Secured Obligations” has the meaning assigned to that expression in the Senior Facilities Agreement;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

“Security Agent” means the Security Agent for the time being under the Senior Facilities Agreement.

“Seller” has the meaning given to it in Sub-Regulation 6.3;

“Senior Facilities Agreement” means the HK$10,855,880,000 Senior Term Loan and Revolving Facilities Agreement dated 28 January 2013 and made between inter alia Studio City Company Limited as the Borrower, the Company as an Original Guarantor, Deutsche Bank AG, Hong Kong Branch as Agent and Industrial and Commercial Bank of China (Macau) Limited as Security Agent, Disbursement Agent and POA Agent (as from time to time amended, novated supplemented, extended, replaced or restated (in each case, however fundamentally));

“Share” means a share issued or to be issued by the Company;

“Shareholder” means a person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Share Security Transfer” means any transfer, assignment or other disposal of a beneficial or other interest in a Share in accordance with powers expressly granted under or pursuant to the Specified Share Charge (including, without limitation, any such transfer, assignment or other disposal (i) of any security interest by a retiring secured party to a new secured party, (ii) arising from the elevation of an equitable mortgage to a legal mortgage and/or (iii) from one nominee of a secured party to another nominee of that secured party), but excludes any transfer, assignment or other disposal of a beneficial or other interest in a Share which would have the effect of extinguishing the relevant shareholder’s equity of redemption in respect of a Share or otherwise prejudice the rights granted to the Golden Shareholder in Regulation 6 hereof, including, but not limited to: (a) the exercise of any power of sale under or in respect of the Specified Share Charge; (b) the exercise of any right of appropriation thereunder or pursuant thereto (whether by the Security Agent or any receiver, receiver and manager, administrative receiver or analogous person appointed thereunder); (c) an order for foreclosure made by a court of competent jurisdiction or (d) any other act by way of enforcement which would have the effect of extinguishing the relevant shareholder’s equity of redemption in a Share or otherwise prejudice the rights granted to the Golden Shareholder in Regulation 6 hereof;

“Sister Companies” means [                ], [                ], [                ] and [                ]1;

“Sister Company Account” means, in relation to a Sister Company, the ‘Account’ (as therein defined) specified in a ‘Transfer Notice’ given in respect of such Sister Company in accordance with its Articles of Association;

[1]	This should be the five BVICos (i.e. Studio City Holdings Three Limited, Studio City Holdings Four Limited, SCP One Limited, SCP Two Limited and SCP Holdings Limited) but shall exclude the BVICo that is the subject of these Articles of Association.

“Sister Company Completion Date Payment” means, in relation to a Sister Company, the ‘GS Completion Date Payment Price’ (as defined therein) in respect of shares in such Sister Company pursuant to a ‘Veto Notice’ given in respect of such Sister Company, determined in accordance with its Articles of Association;

“Sister Company Purchase Price” means, in relation to a Sister Company, the ‘GS Purchase Price’ (as defined therein) in respect of shares in such Sister Company under Sub-Regulation 6.7 or, as the case may be, 6.12 of the Articles of Association of such Sister Company;

“Sister Company Sale Shares” means the ‘Sale Shares’ (as therein defined) specified in the ‘Transfer Notices’ in respect of the Sister Companies referred to in Sub-Regulation 6.3(c);

“Sister Company Transfer Price” means, in relation to a Sister Company, the ‘Transfer Price’ (as therein defined) in respect of shares in such Sister Company pursuant to a ‘Transfer Notice’ given in respect of such Sister Company in accordance with its Articles of Association;

“Specified Share Charge” means the Share Charge to be entered into between [                ]2 as Chargor and Industrial and Commercial Bank of China (Macau) Limited as Security Agent, in respect of Shares (as from time to time amended, novated, supplemented, exte128nded, replaced or restated (in each case, however fundamentally));

“Subsidiary” has the meaning assigned to that expression in the Senior Facilities Agreement;

“Transfer Notice” has the meaning given to it in Sub-Regulation 6.3(a);

“Transfer Price” has the meaning given to it in Sub-Regulation 6.3(a)(iii);

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

“US dollars” and “US$” mean the lawful currency of the United States of America;

“Veto Cut-off Date” has the meaning given to it in Sub-Regulation 6.7;

“Veto Notice” has the meaning given to it in Sub-Regulation 6.7; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

[2]	Insert name of relevant BVICo that is issuing the Golden Share.

(b)	a “Clause” is a reference to a clause of the Memorandum;

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

2.	NAME

The name of the Company is [                LIMITED].

3.	STATUS

The Company is a Company Limited by Shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1	The first registered office of the Company is at [•], Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2	The first registered agent of the Company is [•], Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges,

save that the Company may not:

(i)	effect any merger or consolidation with another company; or

(ii)	continue in any other jurisdiction,

without the prior written consent of the Golden Shareholder.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5.3	Section 175 of the Act shall not apply to the Company.

6.	NUMBER AND CLASSES OF SHARES

6.1	The Company is authorised to issue a maximum of [•] Ordinary Shares of par value USD 1.00 and one “A” Share of par value USD1.00.

6.2	Other than in respect of the Golden Share the Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

7.	DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

7.1	Each Ordinary Share confers upon its holder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2	The Golden Share does not confer upon its holder any right to vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders (other than a meeting of the Golden Shareholder or a resolution of the Golden Shareholder as a separate class), any right to share in a dividend paid by the Company, or any right to share in the distribution of the surplus assets of the Company on its liquidation in excess of its par value. The Golden Share is not, and shall not be regarded in any circumstance as or analogous to, an Ordinary Share.

7.3	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.	VARIATION OF RIGHTS

The rights attached to Shares as specified in Clause 7 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1	The Company shall issue registered shares only.

10.2	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

11.	TRANSFER OF SHARES

Shares may be transferred in accordance with Regulation 6 of the Articles.

12.	AMENDMENT OF MEMORANDUM AND ARTICLES

The Company may amend its Memorandum or Articles by a Resolution of Shareholders, provided that there has been obtained the prior written consent of (i) the holder of the Golden Share and (ii) any mortgagee or chargee whose interest has been noted on the register of members.

We, [•] of [•], Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the [•] day of [•], 20[•].

Incorporator

Authorised Signatory
[•]

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

ARTICLES OF ASSOCIATION

OF

[                LIMITED]

COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1	Every Shareholder is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

1.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any Distribution provided always that the Golden Share may at any time be held by only one person.

2.	SHARES

2.1	Shares and other Securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine, provided that the Company shall not issue any Shares other than Ordinary Shares and the Golden Share without the consent of the Golden Shareholder.

2.2	A Share may be issued for consideration in any form, including money, a promissory note, real property, personal property (including goodwill and know-how) or a contract for future services.

2.3	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.4	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the person(s) who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any person ceased to be a Shareholder.

2.5	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.6	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired except in the circumstances set out in Regulations 6.10, 6.15 and 6.16 and no Shareholder shall be entitled to exercise any right conferred on it by section 176 of the Act.

3.2	The Company may only offer to acquire Shares if at the relevant time the directors determine by Resolution of Directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

3.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Subject to Regulation 6, Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1	In this Regulation, reference to the transfer of a Share includes the transfer, assignment or other disposal of a beneficial or other interest in that Share, or the creation of a trust or encumbrance over that Share other than a Share Security Transfer; and reference to a Share includes a beneficial or other interest in that Share.

6.2	Any transfer of shares by a Shareholder shall be subject to the provisions set out in this Regulation 6. Ordinary Shares may be transferred only in accordance with the provisions of Sub-Regulations 6.2 to 6.13 (inclusive) or with the Golden Shareholder’s prior written consent. Without prejudice to the foregoing, the Golden Shareholder may:

(a)	at any time by notice in writing to the Company direct that the provisions of Sub-Regulations 6.2 to 6.13 inclusive (and applicable defined terms and/or definitions) shall cease to apply for all purposes; and

(b)	from to time to time waive by notice in writing to the Company any or all conditions stipulated in any or all of Sub-Regulations 6.2 to 6.13 inclusive, whether generally or otherwise, as may be specified in such notice.

6.3	A holder of Ordinary Shares (the Seller) wishing to transfer its shares (the Sale Shares) must give to the Company and to the Golden Shareholder:

(a)	a notice in writing (a Transfer Notice) setting out:

(i)	the number of Sale Shares;

(ii)	the name of the proposed buyer of the Sale Shares (the Buyer);

(iii)	an amount (in US dollars cash) in respect of the consideration proposed to be paid or provided by the Buyer for the Sale Shares at closing of a sale of the Sale Shares (the Transfer Price); and

(iv)	details of the bank account (the Account) into which the Transfer Price (or, as the case may be, the GS Purchase Price) is to be paid,

and incorporating statements:

(A)	that either (1) the Aggregate Transfer Price is not greater than the amount of US dollars cash proposed to be paid within 30 Business Days of the date of such Transfer Notice by the Buyer in respect of a sale of the Sale Shares and the Sister Company Shares or (2) the Aggregate Transfer Price is not greater than the consideration proposed to be paid or provided by the Buyer in respect of a sale of the Sale Shares and the Sister Company Sale Shares, determined by the Expert in accordance with the Determination Basis, as stated in the Expert Transfer Statement, and

(B)	that either (1) the Buyer proposes to buy the Sale Shares and the Sister Company Sale Shares on the basis that on closing of such sale the Company and the Sister Companies shall be free of any High Yield Note Guarantees granted by any of them or any Subsidiary of any of them or (2) the Buyer proposes to buy the Sale Shares and the Sister Company Sale Shares on the basis that on and following closing of such sale the Company and the Sister Companies and any such Subsidiary shall not be free of any such High Yield Note Guarantees;

(b)	if sub-paragraph (A)(2) of paragraph (a) above shall apply, a copy of an Expert Transfer Statement in relation thereto;

(c)	a statement in writing from the Agent of:

(i)	the aggregate amount (and the currency or currencies thereof) of the Secured Obligations (the Indicative Outstanding Facility Debt Amount),

(ii)	the aggregate (A) principal amount outstanding under the High Yield Notes and (B) amount of accrued but unpaid interest in respect of the High Yield Notes (the Indicative Outstanding High Yield Note Debt Amount), and

(iii)	the sum of (i) and (ii) above (the Indicative Outstanding Gross Debt Amount),

in each case as at a date not earlier than two Business Days before the date of the Transfer Notice; and

(d)	copies of ‘Transfer Notices’ (as therein defined) in accordance with the Articles of Association of the Sister Companies, in respect of all the Sister Companies, given contemporaneously with the Transfer Notice.

6.4	Subject to the terms of any waiver by the Golden Shareholder, as contemplated by and in accordance with Sub-Regulation 6.2, the Seller may sell all (but not some only) of its Shares pursuant to the provisions of this Regulation 6, and may do so only in conjunction with a contemporaneous sale of all Sister Company Sale Shares to the Buyer specified in the relevant Transfer Notice.

6.5	Once given under Sub-Regulation 6.3, a Transfer Notice may not be withdrawn.

6.6	A Transfer Notice constitutes the Company the agent of the Seller for the sale of the Sale Shares in accordance with the provisions of this Regulation 6.

6.7	The Golden Shareholder may, not later than the date (the Veto Cut-off Date) falling 10 Business Days after the date of receipt by the Golden Shareholder of the Transfer Notice and the other documents referred to in Sub-Regulation 6.3, serve on the Company and the Seller a notice (a Veto Notice) together with copies of ‘Veto Notices’ (as therein defined) in accordance with the Articles of Association of the Sister Companies, in respect of all the Sister Companies, given contemporaneously with the Veto Notice (and, in the absence of such other ‘Veto Notices’ in respect of the Sister Companies, the Veto Notice shall not be effective for the purpose of these Articles). The Veto Notice shall set out:

(a)	the name of the proposed transferee (the GS Transferee) of the Sale Shares;

(b)	a statement (the GS Election) by the Golden Shareholder that it will purchase the Sale Shares and the Sister Company Sale Shares for one of the following (stipulating which of (A), (B) or (C) shall apply):

(A)	the Aggregate Transfer Price, or

(B)	an amount equal to the aggregate amount of the Outstanding Facility Debt and the Outstanding High Yield Note Debt as at the GS Completion Date (the Gross Debt Amount), or

(C)	an amount equal to the Outstanding Facility Debt as at the GS Completion Date (the Outstanding Facility Debt Amount),

(c)	a date (the GS Completion Date), being a date no earlier than two Business Days, and no later than five Business Days, after the Veto Cut-off Date.

The Veto Notice:

(i)	once given, may not be withdrawn (except with the consent in writing of all the holders for the time being of the Ordinary Shares, given to the Company and the Golden Shareholder), and

(ii)	shall constitute, in favour of the Seller:

(X)	if the GS Election shall have stipulated the Aggregate Transfer Price, the irrevocable undertaking of the Golden Shareholder:

(1)	to purchase the Sale Shares for the Transfer Price, and

(2)	to pay or procure the payment of the Transfer Price into the Account on the GS Completion Date; or

(Y)	if the GS Election shall have stipulated the Gross Debt Amount, the irrevocable undertaking of the Golden Shareholder:

(1)	to purchase the Sale Shares and the Sister Company Sale Shares for the Gross Debt Amount,

(2)	to pay or procure the payment of the Relevant Portion of the Indicative Outstanding Gross Debt Amount into the Account on the GS Completion Date, and

(3)	to pay or procure the payment of the Relevant Portion of the Balance Amount into the Account within two Business Days of the Seller giving to the Golden Shareholder and the Company a Balance Statement; or

(Z)	if the GS Election shall have stipulated the Outstanding Facility Debt Amount, the irrevocable undertaking of the Golden Shareholder:

(1)	to purchase the Sale Shares and the Sister Company Sale Shares for the Outstanding Facility Debt Amount,

(2)	to pay or procure the payment of the Relevant Portion of the Indicative Outstanding Facility Debt Amount into the Account on the GS Completion Date, and

(3)	to pay or procure the payment of the Relevant Portion of the Balance Amount into the Account within two Business Days of the Seller giving to the Golden Shareholder and the Company a Balance Statement.

6.8	If the Golden Shareholder has served a Veto Notice and copies of the other documents referred to in Sub-Regulation 6.7 in accordance with the requirements of Sub-Regulation 6.7 on the Company and the Seller by the Veto Cut-off Date:

(a)	the Seller shall, against receipt of the GS Completion Date Payment into the Account and (without double-counting) each Sister Company Completion Date Payment into the relevant Sister Company Account, execute and deliver a transfer of the Sale Shares in favour of the GS Transferee (and execute and deliver transfers of the Sister Company Sale Shares in favour of the GS Transferee); and

(b)	the Golden Shareholder shall pay or procure the payment of the GS Completion Date Payment into the Account and (without double-counting) each Sister Company Completion Date Payment into each relevant Sister Company Account, in each case on the GS Completion Date.

6.9

If the Golden Shareholder has discharged its obligations under Sub-Regulation 6.8(b) on the GS Completion Date (and has provided to the Company evidence in writing that the GS Completion Date Payment has been unconditionally credited to the Account and (without double-counting) each Sister Company Completion Date

Payment has been unconditionally credited to the relevant Sister Company Account, in each case on the GS Completion Date) and the Seller fails to comply with Sub-Regulation 6.8(a), the chairman of the Company (or, failing him, one of the other directors, or some other person nominated by a resolution of the Board) shall:

(a)	as agent on behalf of the Seller, complete, execute and deliver in the name of the Seller all documents necessary to give effect to the transfer of the Sale Shares from the Seller to the GS Transferee; and

(b)	enter the GS Transferee in the register of members as the holder of the Sale Shares.

For the purpose of Sub-Regulation 6.8 and this Sub-Regulation 6.9, the Seller may at any time (other than where the Golden Shareholder has undertaken to purchase the Sale Shares and the Sister Company Sale Shares for the Aggregate Transfer Price) during the period commencing on the Business Day immediately preceding the GS Completion Date and ending 10 Business Days after the GS Completion Date give to the Golden Shareholder and the Company a statement in writing (a “Balance Statement”) from the Agent setting out:

(i)	if the Golden Shareholder shall have undertaken to purchase the Sale Shares and the Sister Company Sale Shares for the Gross Debt Amount, the difference (and the currency or currencies thereof) between (1) the Gross Debt Amount as at the GS Completion Date and (2) the Indicative Outstanding Gross Debt Amount, or

(ii)	if the Golden Shareholder shall have undertaken to purchase the Sale Shares and the Sister Company Sale Shares for the Outstanding Facility Debt, the difference (and the currency or currencies thereof) between (1) the Outstanding Facility Debt as at the GS Completion Date and (2) the Indicative Outstanding Facility Debt Amount,

such difference, in each case, the “Balance Amount”.

6.10	If:

(a)	the Golden Shareholder has not served a Veto Notice and the other documents referred to in sub-Regulation 6.7 in accordance with the requirements of Sub-Regulation 6.7 on the Company and the Seller by the Veto Cut-off Date; or

(b)	the Golden Shareholder has waived in writing its rights under Sub-Regulation 6.7 pursuant to Sub-Regulation 6.2 addressed to the Company and the Ordinary Shareholders,

and the Golden Shareholder shall not have satisfied the conditions set out in Sub-Regulation 6.12(a) and (b) during the Pre-emption Period, then if the Seller, at any time during the Sale Period, delivers to the Company a duly executed instrument of transfer in favour of the Buyer in respect of the Sale Shares together with an Expert Sale Statement (and provides to the Company evidence in writing that the Seller has dispatched to the Golden Shareholder copies of such duly executed instrument of transfer, Expert Sale Statement and duly executed instruments of transfer in favour of the Buyer in respect of the Sister Company Sale Shares) and a written notice to the Golden Shareholder stating that all conditions that have been agreed between the Seller and the Buyer as required to be satisfied at or before a transfer of the Sale Shares from the Seller to the Buyer have been satisfied or waived:

(i)	the directors of the Company shall enter the Buyer in the register of members of the Company as the holder of the Sale Shares;

(ii)	the Golden Shareholder shall have no rights under these Articles (other than under paragraphs (iii) and/or (iv) below);

(iii)	the Golden Share shall become immediately redeemable at par at the option of the Company;

(iv)	the Golden Shareholder will be deemed to have offered to sell the Golden Share for US$1.00 to the Ordinary Shareholders and any Ordinary Shareholder may, at any time during the period of five years commencing on the date of the delivery to the Company of the above-mentioned duly executed instrument of transfer and Expert Sale Statement, accept such offer by sending a notice in writing to such effect to the Company and the Golden Shareholder; and

(v)	the Company shall thereupon be constituted the agent of the Golden Shareholder for the sale of the Golden Share in accordance with the provisions of this Sub-Regulation 6.10.

6.11	If any Ordinary Shareholder shall accept the deemed offer by the Golden Shareholder by sending a notice in writing to the Company and the Golden Shareholder as contemplated in paragraph (iv) of Sub-Regulation 6.10, such Ordinary Shareholder shall no later than 10 Business Days after such notice pay the sum of US$1.00 to the Golden Shareholder by delivering to the Company at the office of its registered agent for the time being a cheque or money order in the amount of US$1.00 payable to the Golden Shareholder. Promptly on such delivery of such cheque or money order, the chairman of the Company (or, failing him, one of the other directors, or some other person nominated by a resolution of the Board) shall:

(a)	as agent on behalf of the Golden Shareholder, complete, execute and deliver in the name of the Golden Shareholder all documents necessary to give effect to the transfer of the Golden Share from the Golden Shareholder to such Ordinary Shareholder, and

(b)	enter such Ordinary Shareholder in the register of members as the holder of the Golden Share.

6.12	If the Golden Shareholder, at any time during the Pre-emption Period, shall:

(a)	pay or procure the payment of the Transfer Price into the Account and (without double-counting) each Sister Company Transfer Price into the relevant Sister Company Account; and

(b)	serve on the Company and the Seller:

(i)	a notice (“Pre-emption Notice”) that the Golden Shareholder wishes to acquire the Sale Shares at the Transfer Price and setting out the name of the proposed transferee (the “GS Transferee”), together with evidence in writing that the Transfer Price has been unconditionally credited to the Account; and

(ii)	copies of ‘Pre-emption Notices’ (as therein defined) in accordance with the Articles of Association of the Sister Companies, in respect of all the Sister Companies, given contemporaneously with the Pre-emption Notice together with evidence in writing that (without double-counting) each Sister Company Transfer Price has been unconditionally credited to the relevant Sister Company Account, the Seller shall, against receipt of the Transfer Price into the Account and (without double-counting) each Sister Company Transfer Price into the relevant Sister Company Account, execute and deliver a transfer of the Sale Shares in favour of the GS Transferee. If the Golden Shareholder shall have satisfied the requirements of paragraphs (a) and (b) above but the Seller shall fail to execute and deliver a transfer of the Sale Shares in favour of the GS Transferee, the chairman of the Company (or, failing him, one of the other directors, or some other person nominated by a resolution of the Board) shall:

(1)	as agent on behalf of the Seller, complete, execute and deliver in the name of the Seller all documents necessary to give effect to the transfer of the Sale Shares from the Seller to the GS Transferee; and

(2)	enter the GS Transferee in the register of members as the holder of the Sale Shares.

6.13	If the Golden Shareholder has paid or procured the payment of the GS Purchase Price into the Account in accordance with Sub-Regulation 6.8(b) or the Transfer Price into the Account in accordance with Sub-Regulation 6.12(a), the Golden Shareholder shall not be obliged to concern itself with the distribution of the GS Purchase Price or, as the case may be, the Transfer Price.

6.14	Save in respect of a transfer to an Ordinary Shareholder as contemplated in Sub-Regulations 6.10, 6.11, 6.15 and 6.16, the Golden Share may be transferred only with the prior written consent of all the holders for the time being of the Ordinary Shares.

6.15	If the Golden Shareholder shall at any time give to the Company a notice (a “GS Cessation Notice”) in accordance with Sub-Regulation 6.2(a) (directing that the provisions of Sub-Regulations 6.2 to 6.13 inclusive (and applicable defined terms and/or definitions) shall cease to apply for all purposes), then on and with effect from the Company’s receipt of the GS Cessation Notice:

(a)	the provisions of Sub-Regulations 6.2 to 6.13 inclusive (and applicable defined terms and/or definitions) shall cease to apply, save as provided in paragraph (d) below;

(b)	any transfer of any Ordinary Share shall be effected by the delivery to the Company at the office of its registered agent of a written instrument of transfer signed by the transferor and containing the name and address of the transferee;

(c)	the Golden Share shall become immediately redeemable at par at the option of the Company; and

(d)	the Golden Shareholder will be deemed to have offered to sell the Golden Share for US$1.00 to the Ordinary Shareholders, and the provisions of paragraphs (iv) and (v) of Sub-Regulation 6.10 and Sub-Regulation 6.11 shall apply mutatis mutandis.

6.16	If a GS Insolvency Event shall occur or if the Golden Shareholder shall have failed to discharge its obligations under Sub-Regulation 6.8(b) on the GS Completion Date, then:

(a)	the Golden Share shall become immediately redeemable at par at the option of the Company; and

(b)	the Golden Shareholder will be deemed to have offered to sell the Golden Share for US$1.00 to the Ordinary Shareholders, and the provisions of paragraphs (iv) and (v) of Sub-Regulation 6.10 and Sub-Regulation 6.11 shall apply mutatis mutandis.

6.17	Subject to the provisions of this Regulation 6, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company at the office of its registered agent for registration.

6.18	No transfer of an Ordinary Share or the Golden Share may be effected other than in accordance with this Regulation 6 and the Company shall not (and no director of the Company shall, nor shall any director of the Company purport to) enter the name of any transferee of any Ordinary Shares or the Golden Share onto the register of members of the Company unless such transfer is undertaken in accordance with this Regulation 6.

6.19	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.20	Subject to the Memorandum and this Regulation 6, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

7.4	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

[Name of Company]

I/We being a Shareholder of the above Company HEREBY APPOINT of or failing him of to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the day of , 20 and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of , 20

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares or class or series of Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors for such term as the Shareholders or directors determine.

8.2	No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

8.3	The minimum number of directors shall be one and the maximum number shall be 12. The Shareholders and the directors shall be entitled to appoint a maximum of 12 directors.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	A director may be removed from office,

(a)	with or without cause, by a Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Shareholders of the Company entitled to vote; or

(b)	with cause, by a Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

8.10	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.11	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.12	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

10.6	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint directors;

(e)	to appoint an agent;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or to approve a liquidation plan.

11.3	Sub-Regulation 11.2(b) and 11.2(c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5	The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Sub-Regulation 11.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.5	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

15.2	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal, if any.

15.4	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.5	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001).

16.	REGISTERS OF CHARGES

16.1	The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 20 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.3	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Shareholders.

19.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.6	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)	subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

19.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.	NOTICES

20.1	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Shareholder either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Shareholder at his address as appearing in the register of members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Shareholder to the Company or by placing it on the Company’s Website provided that the Company has obtained the Shareholder’s prior express positive confirmation in writing to receive notices in such manner. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the register of members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

20.2	Notices posted to addresses outside the point of origin of such posting shall be forwarded by prepaid airmail.

20.3	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

20.4	Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier or (d) electronic means as provided herein shall be deemed to have been served and delivered at the expiration of 24 hours after the time it was sent.

20.5	Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the register of members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

21.	VOLUNTARY WINDING UP AND DISSOLUTION

The Company may by a Resolution of Shareholders or by a Resolution of Directors appoint a voluntary liquidator.

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

23.	EQUITABLE RELIEF

The Company and the Shareholders acknowledge that damages alone may not be an adequate remedy for the breach of any of the provisions of these Articles. Accordingly, without prejudice to any other rights and remedies they may have, the Company and the Shareholders shall be entitled to seek equitable relief (including, without limitation, injunctive relief) concerning any threatened or actual breach of any of the provisions of these Articles.

We, [•] Limited of [•], Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the [•] day of [•], 20[•].

Incorporator

Authorised Signatory
[•] Limited

PART B

SCH2 MEMORANDA AND ARTICLES OF ASSOCIATION

TERRITORY OF THE BRITISH VIRGIN ISLANDS

BVI BUSINESS COMPANIES ACT, 2004

Memorandum of Association

and

Articles of Association

of

STUDIO CITY HOLDINGS TWO LIMITED

Incorporated on

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

MEMORANDUM OF ASSOCIATION

OF

STUDIO CITY HOLDINGS TWO LIMITED

COMPANY LIMITED BY SHARES

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

“Account” has the meaning given to it in Sub-Regulation 6.3(a)(iv);

“Act” means the BVI Business Companies Act (No. 16 of 2004) and includes the regulations made under the Act;

“Agent” means the Agent for the time being under the Senior Facilities Agreement;

“Articles” means the attached Articles of Association of the Company;

“Balance Amount” has the meaning given to it in Sub-Regulation 6.9;

“Balance Statement” has the meaning given to it in Sub-Regulation 6.9

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau Special Administrative Region of the People’s Republic of China, Hong Kong and London;

“Buyer” has the meaning given to it in Sub-Regulation 6.3(a)(ii);

“Chairman of the Board” has the meaning specified in Regulation 12;

“Determination Basis” means, in relation to an Expert Transfer Statement or an Expert Sale Statement, generally accepted accounting principles in Hong Kong and/or principles of financial analysis generally accepted in Hong Kong and such publicly available information as the Expert may in its discretion consider appropriate in order to notionally convert the consideration (which does not consist entirely of US dollars cash payable within 30 Business Days of the date of the relevant Expert Transfer Statement) for a sale of the Sale Shares into the equivalent of an amount of US dollars cash payable on the date falling 30 Business Days after the date of the relevant Expert Transfer Statement (such date being the “Assumed Transfer Date”), without any warranties, indemnities or other post-closing arrangements in relation to such sale;

“Distribution” in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder in relation to Shares held by a Shareholder, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

“Expert” means any:

(a)	independent internationally recognised investment bank;

(b)	“Big 4” accountancy firm; or

(c)	other independent professional turnaround services firm or other professional services firm,

which is regularly engaged in providing valuations of businesses or financial assets or, where applicable, advising on competitive sales processes or the realisation of financially distressed businesses;

“Expert Transfer Statement” means, in relation to a Transfer Notice, a written statement from the Expert (acting as expert and not as arbitrator) that (a) the Expert has reviewed a proposal from the Buyer for the purchase of the Sale Shares and (b) in the Expert’s opinion, in accordance with the Determination Basis and having regard to the terms of such proposal, the Transfer Price is not greater than an amount equal to the consideration proposed to be provided by the Buyer in respect of a sale of the Sale Shares;

“Expert Sale Statement” means, for the purpose of Sub-Regulation 6.10, a written statement from the Expert (acting as expert and not as arbitrator) that (a) the Expert has reviewed the terms on which the Buyer has agreed to purchase the Sale Shares and (b) in the Expert’s opinion, in accordance with the Determination Basis and having regard to such terms, the Transfer Price is not greater than an amount equal to the consideration to be provided by the Buyer in respect of a sale of the Sale Shares;

“Golden Share” means the 1 “A” share of US$1.00 in the capital of the Company;

“Golden Shareholder” means the person whose name is entered in the register of members of the Company as the holder of the Golden Share;

“Gross Debt Amount” has the meaning given to it in Sub-Regulation 6.7(b)(B);

“GS Completion Date” has the meaning given to it in Sub-Regulation 6.7;

“GS Completion Date Payment” means:

(a)	if the Golden Shareholder shall have undertaken pursuant to Regulation 6.7(ii)(Y) to purchase the Sale Shares for the Gross Debt Amount, the Indicative Outstanding Gross Debt Amount, or

(b)	if the Golden Shareholder shall have undertaken pursuant to Regulations 6.7(ii)(Z) to purchase the Sale Shares for the Outstanding Facility Debt Amount, the Indicative Outstanding Facility Debt Amount;

“GS Debenture” means the Debenture to be entered into between [                ] as Chargor and Industrial and Commercial Bank of China (Macau) Limited as Security Agent (as from time to time amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally));

“GS Election” has the meaning given to it in Sub-Regulation 6.7(b);

“GS Insolvency Event” means:

(i)	the winding-up, dissolution or administration of the Golden Shareholder;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer in respect of the Golden Shareholder;

(iii)	the commencement of any enforcement process properly commenced of any security consensually granted by the Golden Shareholder in favour of a party other than the Security Agent; or

(iv)	the commencement of any proceedings to enforce any judgment entered against the Golden Shareholder by a court of competent jurisdiction and which is properly enforceable in its jurisdiction of incorporation, or any analogous procedure in any jurisdiction, in each case such winding up, dissolution, administration appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process having been commenced otherwise than on the application of or on behalf of the Security Agent or its nominees or assigns;

“GS Purchase Price” means the total amount payable by the Golden Shareholder in respect of a purchase of the Sale Shares under Sub-Regulation 6.7 or 6.12, as the case may be;

“GS Transferee” has the meaning given to it in Sub-Regulations 6.7 and 6.12;

“High Yield Notes” has the meaning assigned to that expression in the Senior Facilities Agreement;

“High Yield Note Guarantees” has the meaning assigned to that expression in the Senior Facilities Agreement;

“High Yield Note Indenture” has the meaning assigned to that expression in the Senior Facilities Agreement;

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

“Indicative Outstanding Facility Debt Amount” has the meaning given to it in Sub-Regulation 6.3(c);

“Indicative Outstanding Gross Debt Amount” has the meaning given to it in Sub- Regulation 6.3(c);

“Indicative Outstanding High Yield Note Debt Amount” has the meaning given to it in Sub-Regulation 6.3(c);

“Memorandum” means this Memorandum of Association of the Company;

“Ordinary Shareholder” means each person whose name is entered in the register of members of the Company as the holder of any Ordinary Share;

“Ordinary Shares” means all ordinary or other shares of US$1 (or such other value) each in the capital of the Company.

“Outstanding Facility Debt” means, at any time, the aggregate amount then outstanding of the Secured Obligations;

“Outstanding Facility Debt Amount” has the meaning given to it in Sub-Regulation 6.7(b)(C);

“Outstanding High Yield Note Debt” means, at any time, the aggregate (x) principal amount outstanding under the High Yield Notes and (y) amount of accrued but unpaid interest in respect of the High Yield Notes, in each case as then outstanding;

“Pre-emption Notice” has the meaning given to it in Sub-Regulation 6.12(b);

“Pre-emption Period” means the period of five Business Days commencing on:

(a)	if the event or circumstance referred to in Sub-Regulation 6.10(a) shall have occurred, the Veto Cut-off Date;

(b)	if the event or circumstance referred to in Sub-Regulation 6.10(b) shall have occurred, the date on which the Golden Shareholder shall have waived in writing its rights under Sub-Regulation 6.7;

(c)	if the event or circumstance described in Sub-Regulation 6.10(c) shall have occurred, the GS Completion Date; and

(d)	if two of the events or circumstances described in paragraphs (a), (b) and (c) above shall have occurred, the earlier of the dates on which any such event or circumstance shall have occurred;

“Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act;

“Resolution of Directors” means either:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by all directors or by all members of a committee of directors of the Company, as the case may be;

“Resolution of Shareholders” means either:

(a)	a resolution approved at a duly convened and constituted meeting of the Shareholders of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted; or

(b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon;

“Sale Period” means the period commencing on the date immediately following the date on which the Pre-emption Period shall end and ending on the earlier of (a) the day falling one year after such commencement date and (b) the day (if any) on which the Golden Shareholder satisfies the conditions specified in Sub-Regulations 6.12(a) and (b);

“Sale Shares” has the meaning given to it in Sub-Regulation 6.3;

“Seal” means any seal which has been duly adopted as the common seal of the Company;

“Secured Obligations” has the meaning assigned to that expression in the Senior Facilities Agreement;

“Securities” means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire shares or debt obligations;

“Security Agent” means the Security Agent for the time being under the Senior Facilities Agreement.

“Seller” has the meaning given to it in Sub-Regulation 6.3;

“Senior Facilities Agreement” means the HK$10,855,880,000 Senior Term Loan and Revolving Facilities Agreement dated 28 January 2013 and made between inter alia Studio City Company Limited as the Borrower, the Company as an Original Guarantor, Deutsche Bank AG, Hong Kong Branch as Agent and Industrial and Commercial Bank of China (Macau) Limited as Security Agent, Disbursement Agent and POA Agent (as from time to time amended, novated supplemented, extended, replaced or restated (in each case, however fundamentally));

“Share” means a share issued or to be issued by the Company;

“Shareholder” means a person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

“Share Security Transfer” means any transfer, assignment or other disposal of a beneficial or other interest in a Share in accordance with powers expressly granted under or pursuant to the Specified Share Charge (including, without limitation, any such transfer, assignment or other disposal (i) of any security interest by a retiring secured party to a new secured party, (ii) arising from the elevation of an equitable mortgage to a legal mortgage and/or (iii) from one nominee of a secured party to another nominee of that secured party), but excludes any transfer, assignment or other disposal of a beneficial or other interest in a Share which would have the effect of extinguishing the relevant shareholder’s equity of redemption in respect of a Share or otherwise prejudice the rights granted to the Golden Shareholder in Regulation 6 hereof, including, but not limited to: (a) the exercise of any power of sale under or in respect of the Specified Share Charge; (b) the exercise of any right of appropriation thereunder or pursuant thereto (whether by the Security Agent or any receiver, receiver and manager, administrative receiver or analogous person appointed thereunder); (c) an order for foreclosure made by a court of competent jurisdiction or (d) any other act by way of enforcement which would have the effect of extinguishing the relevant shareholder’s equity of redemption in a Share or otherwise prejudice the rights granted to the Golden Shareholder in Regulation 6 hereof;

“Specified Share Charge” means the Share Charge to be entered into between [                ]3 as Chargor and Industrial and Commercial Bank of China (Macau) Limited as Security Agent, in respect of Shares (as from time to time amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally));

“Subsidiary” has the meaning assigned to that expression in the Senior Facilities Agreement;

“Transfer Notice” has the meaning given to it in Sub-Regulation 6.3(a);

“Transfer Price” has the meaning given to it in Sub-Regulation 6.3(a)(iii);

“Treasury Share” means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

“US dollars” and “US$” mean the lawful currency of the United States of America;

“Veto Cut-off Date” has the meaning given to it in Sub-Regulation 6.7;

“Veto Notice” has the meaning given to it in Sub-Regulation 6.7; and

“written” or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and “in writing” shall be construed accordingly.

1.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a “Regulation” is a reference to a regulation of the Articles;

(b)	a “Clause” is a reference to a clause of the Memorandum;

[3]	Insert name of relevant BVICo that is issuing the Golden Share.

(c)	voting by Shareholders is a reference to the casting of the votes attached to the Shares held by the Shareholder voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

1.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

1.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

2.	NAME

The name of the Company is STUDIO CITY HOLDINGS TWO LIMITED.

3.	STATUS

The Company is a Company Limited by Shares.

4.	REGISTERED OFFICE AND REGISTERED AGENT

4.1	The first registered office of the Company is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickmans Cay 1, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

4.2	The first registered agent of the Company is [●], Road Town, Tortola, British Virgin Islands.

4.3	The Company may by Resolution of Shareholders or by Resolution of Directors change the location of its registered office or change its registered agent.

4.4	Any change of registered office or registered agent will take effect on the registration by the Registrar of a notice of the change filed by the existing registered agent or a legal practitioner in the British Virgin Islands acting on behalf of the Company.

5.	CAPACITY AND POWERS

5.1	Subject to the Act and any other British Virgin Islands legislation, the Company has, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of paragraph (a), full rights, powers and privileges,

save that the Company may not:

(i)	effect any merger or consolidation with another company; or

(ii)	continue in any other jurisdiction,

without the prior written consent of the Golden Shareholder.

5.2	For the purposes of section 9(4) of the Act, there are no limitations on the business that the Company may carry on.

5.3	Section 175 of the Act shall not apply to the Company.

6.	NUMBER AND CLASSES OF SHARES

6.1	The Company is authorised to issue a maximum of [●] Ordinary Shares of par value USD 1.00 and one “A” Share of par value USD1.00.

6.2	Other than in respect of the Golden Share the Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole share of the same class or series of shares.

7.	DESIGNATIONS, POWERS, PREFERENCES, ETC. OF SHARES

7.1	Each Ordinary Share confers upon its holder:

(a)	the right to one vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

7.2	The Golden Share does not confer upon its holder any right to vote at a meeting of the Shareholders of the Company or on any Resolution of Shareholders (other than a meeting of the Golden Shareholder or a resolution of the Golden Shareholder as a separate class), any right to share in a dividend paid by the Company, or any right to share in the distribution of the surplus assets of the Company on its liquidation in excess of its par value. The Golden Share is not, and shall not be regarded in any circumstance as or analogous to, an Ordinary Share.

7.3	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulation 3 of the Articles.

8.	VARIATION OF RIGHTS

The rights attached to Shares as specified in Clause 7 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

9.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

10.	REGISTERED SHARES

10.1	The Company shall issue registered shares only.

10.2	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

11.	TRANSFER OF SHARES

Shares may be transferred in accordance with Regulation 6 of the Articles.

12.	AMENDMENT OF MEMORANDUM AND ARTICLES

The Company may amend its Memorandum or Articles by a Resolution of Shareholders, provided that there has been obtained the prior written consent of (i) the holder of the Golden Share and (ii) any mortgagee or chargee whose interest has been noted on the register of members.

We, [●] of [●], Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the [●] day of [●], 20[●].

Incorporator

Authorised Signatory
[●] Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

ARTICLES OF ASSOCIATION

OF

STUDIO CITY HOLDINGS TWO LIMITED

COMPANY LIMITED BY SHARES

1.	REGISTERED SHARES

1.1	Every Shareholder is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

1.2	Any Shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3	If several persons are registered as joint holders of any Shares, any one of such persons may give an effectual receipt for any Distribution provided always that the Golden Share may at any time be held by only one person.

2.	SHARES

2.1	Shares and other Securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by Resolution of Directors determine, provided that the Company shall not issue any Shares other than Ordinary Shares and the Golden Share without the consent of the Golden Shareholder.

2.2	A Share may be issued for consideration in any form, including money, a promissory note, real property, personal property (including goodwill and know-how) or a contract for future services.

2.3	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.4	The Company shall keep a register (the “register of members”) containing:

(a)	the names and addresses of the person(s) who hold Shares;

(b)	the number of each class and series of Shares held by each Shareholder;

(c)	the date on which the name of each Shareholder was entered in the register of members; and

(d)	the date on which any person ceased to be a Shareholder.

2.5	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.6	A Share is deemed to be issued when the name of the Shareholder is entered in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired except in the circumstances set out in Regulations 6.10, 6.15 and 6.16 and no Shareholder shall be entitled to exercise any right conferred on it by section 176 of the Act.

3.2	The Company may only offer to acquire Shares if at the relevant time the directors determine by Resolution of Directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3	Sections 60 (Process for acquisition of own shares), 61 (Offer to one or more shareholders) and 62 (Shares redeemed otherwise than at the option of company) of the Act shall not apply to the Company.

3.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

3.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

3.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

3.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1	Subject to Regulation 6, Shareholders may mortgage or charge their Shares.

4.2	There shall be entered in the register of members at the written request of the Shareholder:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in subparagraphs (a) and (b) are entered in the register of members.

4.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

5.	FORFEITURE

5.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

5.2	A written notice of call specifying the date for payment to be made shall be served on the Shareholder who defaults in making payment in respect of the Shares.

5.3	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

5.5	The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been cancelled pursuant to Sub-Regulation 5.4 and that Shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES

6.1	In this Regulation, reference to the transfer of a Share includes the transfer, assignment or other disposal of a beneficial or other interest in that Share, or the creation of a trust or encumbrance over that Share other than a Share Security Transfer; and reference to a Share includes a beneficial or other interest in that Share.

6.2	Any transfer of shares by a Shareholder shall be subject to the provisions set out in this Regulation 6. Ordinary Shares may be transferred only in accordance with the provisions of Sub-Regulations 6.2 to 6.13 (inclusive) or with the Golden Shareholder’s prior written consent. Without prejudice to the foregoing, the Golden Shareholder may:

(a)	at any time by notice in writing to the Company direct that the provisions of Sub-Regulations 6.2 to 6.13 inclusive (and applicable defined terms and/or definitions) shall cease to apply for all purposes; and

(b)	from to time to time waive by notice in writing to the Company any or all conditions stipulated in any or all of Sub-Regulations 6.2 to 6.13 inclusive, whether generally or otherwise, as may be specified in such notice.

6.3	A holder of Ordinary Shares (the “Seller”) wishing to transfer its shares (the “Sale Shares”) must give to the Company and to the Golden Shareholder:

(a)	a notice in writing (a “Transfer Notice”) setting out:

(i)	the number of Sale Shares;

(ii)	the name of the proposed buyer of the Sale Shares (the “Buyer”);

(iii)	an amount (in US dollars cash) in respect of the consideration proposed to be paid or provided by the Buyer for the Sale Shares at closing of a sale of the Sale Shares (the “Transfer Price”); and

(iv)	details of the bank account (the “Account”) into which the Transfer Price (or, as the case may be, the GS Purchase Price) is to be paid,

and incorporating statements:

(A)	that either (1) the Transfer Price is not greater than the amount of US dollars cash proposed to be paid within 30 Business Days of the date of such Transfer Notice by the Buyer in respect of a sale of the Sale Shares or (2) the Transfer Price is not greater than the consideration proposed to be paid or provided by the Buyer in respect of a sale of the Sale Shares, determined by the Expert in accordance with the Determination Basis, as stated in the Expert Transfer Statement, and

(B)	that either (1) the Buyer proposes to buy the Sale Shares on the basis that on closing of such sale the Subsidiaries of the Company shall be free of any High Yield Note Guarantees granted by such Subsidiaries (to the extent the release of such High Yield Note Guarantees is permitted by the High Yield Note Indenture) or (2) the Buyer proposes to buy the Sale Shares on the basis that on and following closing of such sale the Subsidiaries of the Company shall not be free of any such High Yield Note Guarantees;

(b)	if sub-paragraph (A)(2) of paragraph (a) above shall apply, a copy of an Expert Transfer Statement in relation thereto; and

(c)	a statement in writing from the Agent of:

(i)	the aggregate amount (and the currency or currencies thereof) of the Secured Obligations (the “Indicative Outstanding Facility Debt Amount”),

(ii)	the aggregate (A) principal amount outstanding under the High Yield Notes and (B) amount of accrued but unpaid interest in respect of the High Yield Notes (the “Indicative Outstanding High Yield Note Debt Amount”), and

(iii)	the sum of (i) and (ii) above (the Indicative Outstanding Gross Debt Amount),

in each case as at a date not earlier than two Business Days before the date of the Transfer Notice.

6.4	Subject to the terms of any waiver by the Golden Shareholder, as contemplated by and in accordance with Sub-Regulation 6.2, the Seller may sell all (but not some only) of its Shares pursuant to the provisions of this Regulation 6.

6.5	Once given under Sub-Regulation 6.3, a Transfer Notice may not be withdrawn.

6.6	A Transfer Notice constitutes the Company the agent of the Seller for the sale of the Sale Shares in accordance with the provisions of this Regulation 6.

6.7	The Golden Shareholder may, not later than the date (the “Veto Cut-off Date”) falling 10 Business Days after the date of receipt by the Golden Shareholder of the Transfer Notice and the other documents referred to in Sub-Regulation 6.3, serve on the Company and the Seller a notice (a “Veto Notice”). The Veto Notice shall set out:

(a)	the name of the proposed transferee (the “GS Transferee”) of the Sale Shares;

(b)	a statement (the “GS Election”) by the Golden Shareholder that it will purchase the Sale Shares for one of the following (stipulating which of (A), (B) or (C) shall apply):

(A)	the Transfer Price, or

(B)	an amount equal to the aggregate amount of the Outstanding Facility Debt and the Outstanding High Yield Note Debt as at the GS Completion Date (the “Gross Debt Amount”), or

(C)	an amount equal to the Outstanding Facility Debt as at the GS Completion Date (the “Outstanding Facility Debt Amount”),

(c)	a date (the “GS Completion Date”), being a date no earlier than two Business Days, and no later than five Business Days, after the Veto Cut-off Date.

The Veto Notice:

(i)	once given, may not be withdrawn (except with the consent in writing of all the holders for the time being of the Ordinary Shares, given to the Company and the Golden Shareholder), and

(ii)	shall constitute, in favour of the Seller:

(X)	if the GS Election shall have stipulated the Transfer Price, the irrevocable undertaking of the Golden Shareholder:

(1)	to purchase the Sale Shares for the Transfer Price, and

(2)	to pay or procure the payment of the Transfer Price into the Account on the GS Completion Date; or

(Y)	if the GS Election shall have stipulated the Gross Debt Amount, the irrevocable undertaking of the Golden Shareholder:

(1)	to purchase the Sale Shares for the Gross Debt Amount,

(2)	to pay or procure the payment of the Indicative Outstanding Gross Debt Amount into the Account on the GS Completion Date, and

(3)	to pay or procure the payment of the Balance Amount into the Account within two Business Days of the Seller giving to the Golden Shareholder and the Company a Balance Statement; or

(Z)	if the GS Election shall have stipulated the Outstanding Facility Debt Amount, the irrevocable undertaking of the Golden Shareholder:

(1)	to purchase the Sale Shares for the Outstanding Facility Debt Amount,

(2)	to pay or procure the payment of the Indicative Outstanding Facility Debt Amount into the Account on the GS Completion Date, and

(3)	to pay or procure the payment of the Balance Amount into the Account within two Business Days of the Seller giving to the Golden Shareholder and the Company a Balance Statement.

6.8	If the Golden Shareholder has served a Veto Notice and copies of the other documents referred to in Sub-Regulation 6.7 in accordance with the requirements of Sub-Regulation 6.7 on the Company and the Seller by the Veto Cut-off Date:

(a)	the Seller shall, against receipt of the GS Completion Date Payment into the Account, execute and deliver a transfer of the Sale Shares in favour of the GS Transferee; and

(b)	the Golden Shareholder shall pay or procure the payment of the GS Completion Date Payment into the Account,

in each case on the GS Completion Date.

6.9	If the Golden Shareholder has discharged its obligations under Sub-Regulation 6.8(b) on the GS Completion Date (and has provided to the Company evidence in writing that the GS Completion Date Payment has been unconditionally credited to the Account on the GS Completion Date) and the Seller fails to comply with Sub-Regulation 6.8(a), the chairman of the Company (or, failing him, one of the other directors, or some other person nominated by a resolution of the Board) shall:

(a)	as agent on behalf of the Seller, complete, execute and deliver in the name of the Seller all documents necessary to give effect to the transfer of the Sale Shares from the Seller to the GS Transferee; and

(b)	enter the GS Transferee in the register of members as the holder of the Sale Shares.

For the purpose of Sub-Regulation 6.8 and this Sub-Regulation 6.9, the Seller may at any time (other than where the Golden Shareholder has undertaken to purchase the Sale Shares for the Transfer Price) during the period commencing on the Business Day immediately preceding the GS Completion Date and ending 10 Business Days after the GS Completion Date give to the Golden Shareholder and the Company a statement in writing (a “Balance Statement”) from the Agent setting out:

(i)	if the Golden Shareholder shall have undertaken to purchase the Sale Shares for the Gross Debt Amount, the difference (and the currency or currencies thereof) between (1) the Gross Debt Amount as at the GS Completion Date and (2) the Indicative Outstanding Gross Debt Amount, or

(ii)	if the Golden Shareholder shall have undertaken to purchase the Sale Shares for the Outstanding Facility Debt, the difference (and the currency or currencies thereof) between (1) the Outstanding Facility Debt as at the GS Completion Date and (2) the Indicative Outstanding Facility Debt Amount,

such difference, in each case, the “Balance Amount”.

6.10	If:

(a)	the Golden Shareholder has not served a Veto Notice and the other documents referred to in sub-Regulation 6.7 in accordance with the requirements of Sub-Regulation 6.7 on the Company and the Seller by the Veto Cut-off Date; or

(b)	the Golden Shareholder has waived in writing its rights under Sub-Regulation 6.7 pursuant to Sub-Regulation 6.2 addressed to the Company and the Ordinary Shareholders,

and the Golden Shareholder shall not have satisfied the conditions set out in Sub-Regulation 6.12(a) and (b) during the Pre-emption Period, then if the Seller, at any time during the Sale Period, delivers to the Company a duly executed instrument of transfer in favour of the Buyer in respect of the Sale Shares together with an Expert Sale Statement (and provides to the Company evidence in writing that the Seller has dispatched to the Golden Shareholder copies of such duly executed instrument of transfer and Expert Sale Statement) and a written notice to the Golden Shareholder stating that all conditions that have been agreed between the Seller and the Buyer as required to be satisfied at or before a transfer of the Sale Shares from the Seller to the Buyer have been satisfied or waived:

(i)	the directors of the Company shall enter the Buyer in the register of members of the Company as the holder of the Sale Shares;

(ii)	the Golden Shareholder shall have no rights under these Articles (other than under paragraphs (iii) and/or (iv) below);

(iii)	the Golden Share shall become immediately redeemable at par at the option of the Company;

(iv)	the Golden Shareholder will be deemed to have offered to sell the Golden Share for US$1.00 to the Ordinary Shareholders and any Ordinary Shareholder may, at any time during the period of five years commencing on the date of the delivery to the Company of the above-mentioned duly executed instrument of transfer and Expert Sale Statement, accept such offer by sending a notice in writing to such effect to the Company and the Golden Shareholder; and

(v)	the Company shall thereupon be constituted the agent of the Golden Shareholder for the sale of the Golden Share in accordance with the provisions of this Sub-Regulation 6.10.

6.11	If any Ordinary Shareholder shall accept the deemed offer by the Golden Shareholder by sending a notice in writing to the Company and the Golden Shareholder as contemplated in paragraph (iv) of Sub-Regulation 6.10, such Ordinary Shareholder shall no later than 10 Business Days after such notice pay the sum of US$1.00 to the Golden Shareholder by delivering to the Company at the office of its registered agent for the time being a cheque or money order in the amount of US$1.00 payable to the Golden Shareholder. Promptly on such delivery of such cheque or money order, the chairman of the Company (or, failing him, one of the other directors, or some other person nominated by a resolution of the Board) shall:

(a)	as agent on behalf of the Golden Shareholder, complete, execute and deliver in the name of the Golden Shareholder all documents necessary to give effect to the transfer of the Golden Share from the Golden Shareholder to such Ordinary Shareholder, and

(b)	enter such Ordinary Shareholder in the register of members as the holder of the Golden Share.

6.12	If the Golden Shareholder, at any time during the Pre-emption Period, shall:

(a)	pay or procure the payment of the Transfer Price into the Account; and

(b)	serve on the Company and the Seller a notice (“Pre-emption Notice”) that the Golden Shareholder wishes to acquire the Sale Shares at the Transfer Price and setting out the name of the proposed transferee (the “GS Transferee”), together with evidence in writing that the Transfer Price has been unconditionally credited to the Account, the Seller shall, against receipt of the Transfer Price into the Account, execute and deliver a transfer of the Sale Shares in favour of the GS Transferee. If the Golden Shareholder shall have satisfied the requirements of paragraphs (a) and (b) above but the Seller shall fail to execute and deliver a transfer of the Sale Shares in favour of the GS Transferee, the chairman of the Company (or, failing him, one of the other directors, or some other person nominated by a resolution of the Board) shall:

(1)	as agent on behalf of the Seller, complete, execute and deliver in the name of the Seller all documents necessary to give effect to the transfer of the Sale Shares from the Seller to the GS Transferee; and

(2)	enter the GS Transferee in the register of members as the holder of the Sale Shares.

6.13	If the Golden Shareholder has paid or procured the payment of the GS Purchase Price into the Account in accordance with Sub-Regulation 6.8(b) or the Transfer Price into the Account in accordance with Sub-Regulation 6.12(a), the Golden Shareholder shall not be obliged to concern itself with the distribution of the GS Purchase Price or, as the case may be, the Transfer Price.

6.14	Save in respect of a transfer to an Ordinary Shareholder as contemplated in Sub-Regulations 6.10, 6.11, 6.15 and 6.16, the Golden Share may be transferred only with the prior written consent of all the holders for the time being of the Ordinary Shares.

6.15	If the Golden Shareholder shall at any time give to the Company a notice (a “GS Cessation Notice”) in accordance with Sub-Regulation 6.2(a) (directing that the provisions of Sub-Regulations 6.2 to 6.13 inclusive (and applicable defined terms and/or definitions) shall cease to apply for all purposes), then on and with effect from the Company’s receipt of the GS Cessation Notice:

(a)	the provisions of Sub-Regulations 6.2 to 6.13 inclusive (and applicable defined terms and/or definitions) shall cease to apply, save as provided in paragraph (d) below;

(b)	any transfer of any Ordinary Share shall be effected by the delivery to the Company at the office of its registered agent of a written instrument of transfer signed by the transferor and containing the name and address of the transferee;

(c)	the Golden Share shall become immediately redeemable at par at the option of the Company; and

(d)	the Golden Shareholder will be deemed to have offered to sell the Golden Share for US$1.00 to the Ordinary Shareholders, and the provisions of paragraphs (iv) and (v) of Sub-Regulation 6.10 and Sub-Regulation 6.11 shall apply mutatis mutandis.

6.16	If a GS Insolvency Event shall occur or if the Golden Shareholder shall have failed to discharge its obligations under Sub-Regulation 6.8(b) on the GS Completion Date, then:

(a)	the Golden Share shall become immediately redeemable at par at the option of the Company; and

(b)	the Golden Shareholder will be deemed to have offered to sell the Golden Share for US$1.00 to the Ordinary Shareholders, and the provisions of paragraphs (iv) and (v) of Sub-Regulation 6.10 and Sub-Regulation 6.11 shall apply mutatis mutandis.

6.17	Subject to the provisions of this Regulation 6, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company at the office of its registered agent for registration.

6.18	No transfer of an Ordinary Share or the Golden Share may be effected other than in accordance with this Regulation 6 and the Company shall not (and no director of the Company shall, nor shall any director of the Company purport to) enter the name of any transferee of any Ordinary Shares or the Golden Share onto the register of members of the Company unless such transfer is undertaken in accordance with this Regulation 6.

6.19	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

6.20	Subject to the Memorandum and this Regulation 6, the personal representative of a deceased Shareholder may transfer a Share even though the personal representative is not a Shareholder at the time of the transfer.

7.	MEETINGS AND CONSENTS OF SHAREHOLDERS

7.1	Any director of the Company may convene meetings of the Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2	Upon the written request of Shareholders entitled to exercise 30 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Shareholders.

7.3	The director convening a meeting shall give not less than 7 days’ notice of a meeting of Shareholders to:

(a)	those Shareholders whose names on the date the notice is given appear as Shareholders in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

7.4	The director convening a meeting of Shareholders may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

7.5	A meeting of Shareholders held in contravention of the requirement to give notice is valid if Shareholders holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Shareholder at the meeting shall constitute waiver in relation to all the Shares which that Shareholder holds.

7.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Shareholder or another director, or the fact that a Shareholder or another director has not received notice, does not invalidate the meeting.

7.7	A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder.

7.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Shareholder appointing the proxy.

Studio City Holdings Two Limited

I/We being a Shareholder of the above Company HEREBY APPOINT of or failing him of to be my/our proxy to vote for me/us at the meeting of Shareholders to be held on the day of , 20 and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this day of , 20

Shareholder

7.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.11	A Shareholder shall be deemed to be present at a meeting of Shareholders if he participates by telephone or other electronic means and all Shareholders participating in the meeting are able to hear each other.

7.12	A meeting of Shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares or class or series of Shares entitled to vote on Resolutions of Shareholders to be considered at the meeting. A quorum may comprise a single Shareholder or proxy and then such person may pass a Resolution of Shareholders and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Shareholders.

7.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the Shares or each class or series of Shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

7.14	At every meeting of Shareholders, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Shareholders present shall choose one of their number to be the chairman. If the Shareholders are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Shareholder or representative of a Shareholder present shall take the chair.

7.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

7.16	At any meeting of the Shareholders the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Shareholder present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

7.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Eligible Persons other than individuals the right of any individual to speak for or represent a Shareholder shall be determined by the law of the jurisdiction where, and by the documents by which, the Eligible Person is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice from any qualified person and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Shareholder or the Company.

7.18	Any Eligible Person other than an individual which is a Shareholder may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Shareholders or of any class of Shareholders, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Eligible Person which he represents as that Eligible Person could exercise if it were an individual.

7.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Eligible Person other than an individual may call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Eligible Person shall be disregarded.

7.20	Directors of the Company may attend and speak at any meeting of Shareholders and at any separate meeting of the holders of any class or series of Shares.

7.21	An action that may be taken by the Shareholders at a meeting may also be taken by a Resolution of Shareholders consented to in writing, without the need for any notice, but if any Resolution of Shareholders is adopted otherwise than by the unanimous written consent of all Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Shareholders. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Shareholders have consented to the resolution by signed counterparts.

8.	DIRECTORS

8.1	The first directors of the Company shall be appointed by the first registered agent within 6 months of the date of incorporation of the Company; and thereafter, the directors shall be elected by Resolution of Shareholders or by Resolution of Directors for such term as the Shareholders or directors determine.

8.2	No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

8.3	The minimum number of directors shall be one and the maximum number shall be 12. The Shareholders and the directors shall be entitled to appoint a maximum of 12 directors.

8.4	Each director holds office for the term, if any, fixed by the Resolution of Shareholders or Resolution of Directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

8.5	A director may be removed from office,

(a)	with or without cause, by a Resolution of Shareholders passed at a meeting of Shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Shareholders of the Company entitled to vote; or

(b)	with cause, by a Resolution of Directors passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

8.6	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

8.7	The directors may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors. Where the directors appoint a person as director to fill a vacancy, the term shall not exceed the term that remained when the person who has ceased to be a director ceased to hold office.

8.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

8.9	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

8.10	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

8.11	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

8.12	A director is not required to hold a Share as a qualification to office.

9.	POWERS OF DIRECTORS

9.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Shareholders.

9.2	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

9.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

9.4	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

9.5	The continuing directors may act notwithstanding any vacancy in their body.

9.6	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

9.7	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.	PROCEEDINGS OF DIRECTORS

10.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

10.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

10.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

10.4	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

10.5	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

10.6	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

10.7	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

10.8	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present, the directors present shall choose one of their number to be chairman of the meeting.

10.9	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by all directors or by all members of the committee, as the case may be, without the need for any notice. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

11.	COMMITTEES

11.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

11.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint directors;

(e)	to appoint an agent;

(f)	to approve a plan of merger, consolidation or arrangement; or

(g)	to make a declaration of solvency or to approve a liquidation plan.

11.3	Sub-Regulation 11.2(b) and 11.2(c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

11.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

11.5	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

12.	OFFICERS AND AGENTS

12.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a Chairman of the Board of Directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

12.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

12.3	The emoluments of all officers shall be fixed by Resolution of Directors.

12.4	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

12.5	The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Sub-Regulation 11.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

13.	CONFLICT OF INTERESTS

13.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

13.2	For the purposes of Sub-Regulation 13.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

13.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

14.	INDEMNIFICATION

14.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

14.2	The indemnity in Sub-Regulation 14.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

14.3	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

14.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

14.5	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

15.	RECORDS

15.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar in the previous 10 years.

15.2	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

15.3	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Shareholders and classes of Shareholders;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal, if any.

15.4	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

15.5	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001).

16.	REGISTERS OF CHARGES

16.1	The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

17.	SEAL

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein, the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

18.	DISTRIBUTIONS BY WAY OF DIVIDEND

18.1	The directors of the Company may, by Resolution of Directors, authorise a distribution by way of dividend at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

18.2	Dividends may be paid in money, shares, or other property.

18.3	Notice of any dividend that may have been declared shall be given to each Shareholder as specified in Regulation 20 and all dividends unclaimed for 3 years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company.

18.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

19.	ACCOUNTS AND AUDIT

19.1	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

19.2	The Company may by Resolution of Shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

19.3	The Company may by Resolution of Shareholders call for the accounts to be examined by auditors.

19.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Shareholders.

19.5	The auditors may be Shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

19.6	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)	subject to the foregoing, shall be fixed by Resolution of Shareholders or in such manner as the Company may by Resolution of Shareholders determine.

19.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Shareholders or otherwise given to Shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

19.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Shareholders at which the accounts are laid before the Company or shall be otherwise given to the Shareholders.

19.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

19.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

20.	NOTICES

20.1	Except as otherwise provided in these Articles, any notice or document may be served by the Company or by the person entitled to give notice to any Shareholder either personally, by facsimile or by sending it through the post in a prepaid letter or via a recognised courier service, fees prepaid, addressed to the Shareholder at his address as appearing in the register of members or, to the extent permitted by all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Shareholder to the Company or by placing it on the Company’s Website provided that the Company has obtained the Shareholder’s prior express positive confirmation in writing to receive notices in such manner. In the case of joint holders of a share, all notices shall be given to that one of the joint holders whose name stands first in the register of members in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

20.2	Notices posted to addresses outside the point of origin of such posting shall be forwarded by prepaid airmail.

20.3	Any Shareholder present, either personally or by proxy, at any meeting of the Company shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened.

20.4	Any notice or other document, if served by (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted and if served by courier, shall be deemed to have been served five days after the time when the letter containing the same is delivered to the courier (in proving such service it shall be sufficient to prove that the letter containing the notice or document was properly addressed and duly posted or delivered to the courier), or (b) facsimile, shall be deemed to have been served upon confirmation of receipt, or (c) recognised delivery service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service and in proving such service it shall be sufficient to provide that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier or (d) electronic means as provided herein shall be deemed to have been served and delivered at the expiration of 24 hours after the time it was sent.

20.5	Any notice or document delivered or sent to any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the register of members as the holder of the share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share.

21.	VOLUNTARY WINDING UP AND DISSOLUTION

The Company may by a Resolution of Shareholders or by a Resolution of Directors appoint a voluntary liquidator.

22.	CONTINUATION

The Company may by Resolution of Shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

23.	EQUITABLE RELIEF

The Company and the Shareholders acknowledge that damages alone may not be an adequate remedy for the breach of any of the provisions of these Articles. Accordingly, without prejudice to any other rights and remedies they may have, the Company and the Shareholders shall be entitled to seek equitable relief (including, without limitation, injunctive relief) concerning any threatened or actual breach of any of the provisions of these Articles.

We, [●] Limited of [●], Road Town, Tortola, British Virgin Islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the [●] day of [●], 20[●].

Incorporator

Authorised Signatory
[●] Limited

SCHEDULE 5

FORM OF MACAU OBLIGOR ARTICLES OF ASSOCIATION

PART 1

FULL TEXT, IN ITS UPDATE WORDING, OF ARTICLES OF ASSOCIATION OF THE COMPANY NAMED STUDIO CITY DEVELOPMENTS LIMITED

Article 1

1. The Company adopts the name “STUDIO CITY DESENVOLVIMENTOS, LIMITADA”, in Portuguese, “ ”, in Chinese, “STUDIO CITY DEVELOPMENTS LIMITED”, in English, and shall have its head office in Macau, at Avenida Dr. Mário Soares, no. 25, Edifício Montepio, 1st floor, room 13.

Article 2

The object of the Company is i) satellite television, management of its own shares in companies with the same object, like similar media businesses, namely internet and printed press; ii) development, construction and exploration in Macau of retail facilities, conference and meeting centres, entertainment facilities, film industry, concert hall, cinema and other facilities related with tourism and entertainment; and iii) any other industrial or commercial activity or supply of services in any area permitted in Macau.

Article 3

Paragraph 1

The share capital, wholly subscribed and paid up in cash is six million patacas and one thousand patacas, which is equal to the sum of four shares allocated as follows:

(a)	One share in the nominal value of MOP 2.100.000,00 (two million and one hundred thousand patacas); belongs to the company “SCP One Limited”;

(b)	One share in the nominal value of 2.100.000,00 (two million and one hundred thousand patacas), belongs to the company “SCP Two Limited”;

(c)	One share in the nominal value of 1.800.000,00 (one million and eight hundred thousand patacas), belongs to the company “SCP Holdings Limited”; and

(d)	One share in the nominal value of MOP1.000,00 (one thousand patacas), belongs to the company [●].

Paragraph 2

The shareholder [●] has a special preemptive right with regard to the acquisition of shares in the Company to be exercised as agreed by the relevant parties, which may not be suppressed or modified without its consent.

Paragraph 3

The special preference right mentioned in the preceding paragraph shall terminate in the event the shareholder [●] or the holder of the subject share is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the shareholder (other than security granted in favour of financiers of the Company as agreed by the shareholder [●] as referred to in paragraph 2 of article 3); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the shareholder,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of financiers of the Company as agreed by the shareholder [●] as referred to in paragraph 2 of article 3.

Article 4

Paragraph 1

The division of shares and the transfer thereof between the Shareholders is free.

Paragraph 2

With regard to the transfer of shares to third parties (including under executive or insolvency proceedings), the shareholder [●] shall have a first preemptive right, which may be exercised by a third party of its choice.

Paragraph 3

If the transfer of the shares is to be made within any judicial proceedings in Macau, in the context of an enforcement or bankruptcy proceedings, or other judicial proceedings the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the preemptive right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the notice for the exercise of the preference right.

Paragraph 4

If the transfer of the shares over which there is a preemption right constituted is to be made in any bankruptcy proceedings conducted outside Macau the terms agreed by the parties as referred to in paragraph 2 of article 3 shall apply.

Article 5

Paragraph 1

Any shareholder may be excluded under the following circumstances:

(a)	declaration of bankruptcy or insolvency of the shareholder, or seizure of its share under such bankruptcy or insolvency proceedings, in which case, the exclusion may be decided in accordance with any fact that occurs with respect to such bankruptcy or insolvency, such as a decision to verify the credits, voting or approval of the composition, creditors’ agreements, oppositions to the creditors’ agreement, opposition to the bankruptcy or insolvency, judicial order to sell the share, publishing of notices in respect of the sale, notice to the holders of preemptive rights, opening of the proposals, decision of the proposals, or

(b)	judicial or extrajudicial execution of the share held by the shareholder, in which case the exclusion may be decided in accordance with any fact that occurs with respect to such executory proceedings, such as, summons of the shareholder, attachment of the share, opposition to the attachment, summons of creditors, judicial order to sell the share, publishing of notices in respect of the sale, notice to the holders of preemptive rights, opening of the proposals, decision of the proposals, being each of the facts mentioned in paragraphs (a) and (b) above independent, and thus not precluding the right to decide the exclusion until the sale or the judicial order to adjudicate the share.

Paragraph 2

If the Company decides the exclusion of any shareholder under the terms of paragraph 1 above, the company shall have the right to amortize the respective share, or, in alternative, to acquire it or procure for its acquisition by a third party.

Article 6

The management of the business of the Company and its representation belong to a Board of Directors composed of three directors, two of the Group A and one of the Group B appointed by the General Assembly, who are not required to be shareholders of the Company, and the following directors not shareholders are hereby appointed, with immediate effects Ho, Lawrence Yau Lung, married, of Chinese nationality, with professional address in Macau at Avenida Xian Xing Hai, Golden Dragon Centre, 22nd floor and Chung, Yuk Man, married, of Chinese nationality, with professional address in Hong Kong at The Centrium, 60 Wyndham Street, Central, both of the Group A, and Thomas Robinson Banks III, married, of American nationality, with address in the United States of America at 3, Tulip Lane, Westport, CT 06880, of the Group B, such directors being exempted from making a deposit, and being hereby appointed for an unlimited period of time.

Paragraph 1

The Company shall be validly bound and represented, in court and out of court, by the signature of one director of the Group A in the relevant acts, contracts or any other documents.

Paragraph 2

The Company may appoint attorneys, under the terms of article 235 of the Commercial Code, and the Directors are hereby authorized to delegate their powers, in whole or in part, and to be freely represented in the performance of their functions, under article 384 of the Commercial Code.

Article 7

Notwithstanding the right of the General Assembly to decide on the following subjects, the Board of Directors shall have the broadest powers permitted by the law, to manage the business of the Company, and shall be specifically empowered:

(a)	To alienate by selling, exchanging or, in any other manner, any immovable or movable assets, values and rights, including obligations and any shares, as well as granting mortgages or any other guarantees and encumbrances over such assets;

(b)	To acquire, in any way, movable or immovable assets, values and rights, including obligations and shares in existing companies or companies to be incorporated;

(c)	To lease and to rent any buildings or any parts of the same;

(d)	To open, operate and close bank accounts, deposit and draw money, issue, underwrite, accept and endorse “letras”, “livranças”, cheques and any other credit instruments;

(e)	To grant or contract loans or to grant or obtain any other forms of financing and to perform all and any other credit operations, with or without the granting of real or personal guarantees of any kind or nature and to terminate or in any other way extinguish or cancel the aforementioned guarantees;

(f)	To appoint attorneys for the Company; and

(g)	To legalize the books of the Company.

Article 8

The Company shall have a Secretary, who shall perform all functions set forth in the relevant legal provisions as well as such functions as may be assigned to the Secretary by the General Assembly or the Board of Directors of the Company.

Article 9

The Board of Directors may pass resolutions without a meeting of the Board of Directors, provided that all of them declare in writing their respective vote, in a document which contains the proposed resolution, duly dated, signed and addressed to the Company.

Paragraph 1

The resolutions passed in accordance with Article 8 above shall be deemed approved in the date when the last vote, as therein described, is received in the Company’s head office.

Paragraph 2

The Board of Directors can also pass resolutions by written vote,, in accordance with the following paragraphs.

Paragraph 3

For purposes of Paragraph 2 above, the Secretary shall send to all directors, by registered post, a specific proposal, together with all elements necessary to clarify such proposal, setting a deadline for the exercise of the voting right of no less than 7 days.

Paragraph 4

The written vote must identify the proposal and contain the approval or non-approval thereof and any change to such proposal shall be deemed as its non-approval.

Paragraph 5

The resolution shall be considered taken on the date in which the last reply is received or upon the elapse of the established deadline, in case any of the directors does not reply.

Paragraph 6

A resolution by written votes may not be taken whenever any of the directors is incapable of voting.

Paragraph 7

Upon passing a resolution under the above described terms, the Secretary must give notice thereof, by registered post, to all Directors.

Article 10

The General Assembly shall be convened, except as otherwise stated in the law, by letter sent to the shareholders by registered post, containing the summons notice, at least 7 days prior to the date of the scheduled meeting.

Paragraph 1

The absence of the prior notice referred to in number 1 above may be overcome by the signing of the summons letter by all Shareholders.

Paragraph 2

The Shareholders may be freely represented by any person in the General Assembly.

Paragraph 3

In order to assure the validity of the representation set forth in the preceding paragraph, a letter signed by the relevant shareholder and addressed at the chairman of the General Assembly shall suffice.

Article 11

Without prejudice to their right to appoint other people for such purpose, the Shareholders SCP One Limited and SCP Two Limited, SCP Holdings Limited and [●] shall be represented for all purposes, especially to the General Assemblies of Shareholders, by one of the following representatives Ho, Lawrence Yau Lung, married, of Chinese nationality; Francisco Pinto Fraústo de Mascarenhas Gaivão, married, of Portuguese nationality; Chan Ying Tat, married, of Chinese nationality; all with professional address in Macau at Avenida Xian Xing Hai, Edifício Golden Dragon Centre, 22º Andar, and Stephanie Cheung, divorced, of Canadian nationality, with professional address in Hong Kong, 36/F, The Centrium, 60 Wyndham Street, Central.

Article 12

The Shareholders may pass resolutions without a meeting of the General Assembly, provided that all of them declare in writing their respective vote, in a document which contains the proposed resolution, duly dated, signed and addressed to the Company.

Paragraph 1

The resolutions passed in accordance with Article 11 above shall be deemed approved in the date when the last vote, as therein described, is received in the Company’s head office.

Paragraph 2

The Shareholders can also pass resolutions in writing, in accordance with the following paragraphs and paragraph 4 and following paragraphs of article 217 of the Commercial Code.

Paragraph 3

For purposes of paragraph 2 above, the Chairman or someone who shall substitute him or her, shall send to all Shareholders, by registered post, a specific proposal, together with all elements necessary to clarify such proposal, setting a deadline for the exercise of the voting right of no less than 7 days.

Paragraph 4

The written vote must identify the proposal and contain the approval or non-approval thereof and any change to such proposal shall be deemed as its non-approval.

Paragraph 5

The resolution shall be considered adopted on the date in which the last reply is received or upon the elapse of the established deadline, in case any of the Shareholders does not reply.

Paragraph 6

A resolution by written votes may not be taken whenever any of the Shareholders is incapable of voting.

Paragraph 7

Upon passing a resolution under the above described terms, the Secretary must give notice thereof, by registered post, to all shareholders.

In accordance to article 39.o and 58.o of the Commercial Registry Code, is hereby certified that the above text is the complete version of the Articles of Association of the Company “Studio Developments Limited”, is its new version and on effect since [●].

Macau on the [●]

The Representative (signature)

PART 2

FULL TEXT, IN ITS UPDATE WORDING, OF ARTICLES OF ASSOCIATION OF THE COMPANY NAMED STUDIO CITY ENTERTAINMENT LIMITED

Article 1

1.	The Company adopts the name “STUDIO CITY DIVERSÕES, LIMITADA”, in Portuguese, “ ” in Chinese, and “STUDIO CITY ENTERTAINMENT LIMITED”, in English, and has its head office in Macau, at Avenida Dr. Mário Soares, no. 25, Edifício Montepio, 1st floor, room 13.

2.	The company can move its head office to another place, open or close branches, or others forms of representation, in Macau or out of Macau, by simple resolution of a Board of Directors.

Article 2

1.	The object of the Company is providing consultancy and technical assistance in business management, in particular in the hotel and entertainment area, and the company can engage in any other commercial area or industry as permitted by law and decided by the General Assembly.

2.	The company can carry out businesses in Macau or in any other region or country.

Article 3

1.	The share capital, wholly subscribed and paid up in cash is one hundred and one thousand patacas, which is allocated as follows:

a)	Studio City Holdings Three Limited, one share in the amount of ninety six thousand patacas;

b)	Studio City Holdings Four Limited, one share in the amount of four thousand patacas; and

c)	[●], one share in the amount of one thousand patacas.

2.	The shareholder [●] has a special preemptive right with regard to the acquisition of shares in the Company to be exercised as agreed by the relevant parties, which may not be suppressed or modified without its consent.

3.	The special preference right mentioned in the preceding paragraph shall terminate in the event the shareholder [●] or the holder of the subject share is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the shareholder (other than security granted in favour of financiers of the Company as agreed by the shareholder [●] as referred to in paragraph 2 of article 3); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the shareholder,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of financiers of the Company as agreed by the shareholder [●] as referred to in paragraph 2 of article 3.

Article 4

1.	The division of shares and the transfer thereof between the Shareholders is free.

2.	With regard to the transfer of shares to third parties (including under executive or insolvency proceedings), the shareholder [●] shall have a preemptive right, which may be exercised by a third party of its choice.

3.	If the transfer of the shares is to be made within any judicial proceedings in Macau, in the context of an enforcement or bankruptcy proceedings, or other judicial proceedings the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the preemptive right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the notice for the exercise of the preference right.

4.	If the transfer of the shares over which there is a preemption right constituted is to be made in any bankruptcy proceedings conducted outside Macau the terms agreed by the parties as referred to in article 3.2 shall apply.

Article 5

1.	Any shareholder may be excluded under the following circumstances:

(a)	declaration of bankruptcy or insolvency of the shareholder, or seizure of its share under such bankruptcy or insolvency proceedings, in which case, the exclusion may be decided in accordance with any fact that occurs with respect to such bankruptcy or insolvency, such as a decision to verify the credits, voting or approval of the composition, creditors’ agreements, oppositions to the creditors’ agreement, opposition to the bankruptcy or insolvency, judicial order to sell the share, publishing of notices in respect of the sale, notice to the holders of preemptive rights, opening of the proposals, decision of the proposals, or

(b)

judicial or extrajudicial execution of the share held by the shareholder, in which case the exclusion may be decided in accordance with any fact that occurs with respect to such executory proceedings, such as, summons of the shareholder, attachment of the share, opposition to the attachment, summons of creditors, judicial order to sell the share, publishing of notices in respect of the sale, notice to the holders of preemptive rights, opening of the proposals, decision of the proposals,

being each of the facts mentioned in paragraphs (a) and (b) above independent, and thus not precluding the right to decide the exclusion until the sale or the judicial order to adjudicate the share.

2.	If the Company decides the exclusion of any shareholder under the terms of paragraph 1 above, the Company shall have the right to amortize the respective share, or, in alternative, to acquire it or procure for its acquisition by a third party.

Article 6

1.	The management of the business of the Company belongs to a Board of Directors composed of 3 (three) of members appointed by the General Assembly, two of Group A and one of Group B appointed by the General Assembly, who are not required to be shareholders of the Company and being exempted from making a deposit or by any other ways secure the exercise of their functions.

2.	Notwithstanding the right of the General Assembly to decide on the following subjects, the Board of Directors shall have the broadest powers permitted by the law, to manage the business of the Company, and shall be specifically empowered:

(a)	To alienate by selling, exchanging or, in any other manner, any movable or immovable assets, values and rights, including obligations and any shares, as well as granting mortgages or any other guarantees and encumbrances over such assets;

(b)	To acquire, in any way, movable or immovable assets, values and rights, including obligations and shares in existing companies or companies to be incorporated;

(c)	To lease and to rent any buildings or any parts of the same;

(d)	To open, operate and close bank accounts, deposit and draw money, issue, underwrite, accept and endorse “letras”, “livranças”, cheques and any other credit instruments;

(e)	To grant or contract loans or to grant or obtain any other forms of financing and to perform all and any other credit operations, with or without the granting of real or personal guarantees of any kind or nature and to terminate or in any other way extinguish or cancel the aforementioned guarantees;

(f)	To appoint attorneys for the Company; and

(g)	To legalize the books of the Company.

Article 7

The Company shall have a Secretary, who shall perform all functions set forth in the relevant legal provisions as well as such functions as may be assigned to the Secretary by the General Assembly or the Board of Directors of the Company.

Article 8

1.	The Company shall be validly bound and represented, in court and out of court, by the signature of one director of the Group A in the relevant acts, contracts or any other documents.

2.	The following directors are hereby appointed, starting immediately their mandates:

Group A: Ho, Lawrence Yau Lung, married, of Chinese nationality, with professional address in Macau at Avenida Xian Xing Hai, Golden Dragon Centre, 22nd floor and Chung, Yuk Man, married, of Chinese nationality, with professional address in Hong Kong at The Centrium, 60 Wyndham Street, Central,

Group B: Thomas Robinson Banks III, married, of American nationality, with address in the United States of America at 3, Tulip Lane, Westport, CT 06880.

3.	The Company may appoint attorneys, under the terms of article 235 of the Commercial Code, and the Directors are hereby authorized to delegate their powers, in whole or in part, and to be freely represented in the performance of their functions, under article 384 of the Commercial Code.

Article 9

1.	The Board of Directors may pass resolutions without a meeting, provided that all Directors declare in writing their respective vote, in a document which contains the proposed resolution, duly dated, signed and addressed to the Company.

2.	The resolutions passed in accordance with the paragraph above shall be deemed approved on the date when the last vote, as therein described, is received in the Company’s head office.

3.	The Board of Directors can also pass resolutions by written vote, in accordance with the following paragraphs.

4.	For purposes of number 3 above, the Secretary shall send to all Directors, by registered post, a specific proposal, together with all elements necessary to clarify such proposal, setting a deadline for the exercise of the voting right of no less than 7 days.

5.	The written vote must identify the proposal and contain the approval or non-approval thereof, and any change to such proposal or conditioning of vote shall be deemed as its non-approval.

6.	The resolution shall be considered taken on the date in which the last reply is received or upon the elapse of the established deadline, in case any of the Directors does not reply.

7.	A resolution by written votes may not be taken whenever any of the Directors is incapable of voting.

8.	Upon passing a resolution under the above described terms, the Secretary must give notice thereof, by registered post, to all Directors.

Article 10

1.	The General Assembly shall be convened, except as otherwise stated in the law, by letter sent to the Shareholders by registered post, containing the summons notice, at least 7 days prior to the date of the scheduled meeting.

2.	The absence of the prior notice referred to in number 1 above may be overcome by the signing of the summons letter by all Shareholders.

3.	The General Assembly can be held out of the Company’s head office, when all shareholders are presents or represented.

4.	The Shareholders may be freely represented by any person in the General Assembly.

5.	In order to assure the validity of the representation set forth in the preceding paragraph, a letter signed by the relevant shareholder and addressed at the chairman of the General Assembly shall suffice.

6.	Without prejudice to their right to appoint other people for such purpose, the Shareholders STUDIO CITY HOLDINGS FOUR LIMITED, STUDIO CITY HOLDINGS THREE LIMITED and [●] shall be represented for all purposes, especially to the General Assemblies of Shareholders, by one of the following representatives Ho, Lawrence Yau Lung, married, of Chinese nationality; Francisco Pinto Fraústo de Mascarenhas Gaivão, married, of Portuguese nationality; Chan Ying Tat, married, of Chinese nationality;, all with professional address in Macau at Avenida Xian Xing Hai, Edifício Golden Dragon Centre, 22º Andar; and Stephanie Cheung, divorced, of Canadian nationality, with professional address in Hong Kong, 36/F, The Centrium, 60 Wyndham Street, Central.

Article 11

1.	The Shareholders may pass resolutions without a meeting of the General Assembly, provided that all of them declare in writing their respective vote, in a document which contains the proposed resolution, duly dated, signed and addressed to the Company.

2.	The resolutions passed in accordance with the paragraph above shall be deemed approved in the date when the last vote, as therein described, is received in the Company’s head office.

3.	The Shareholders can also pass resolutions in writing, in accordance with the following paragraphs and numbers 4 of article 217 of the Commercial Code.

4.	For purposes of the paragraph above, the Chairman or someone who shall substitute him or her, shall send to all Shareholders, by registered post, a specific proposal, together with all elements necessary to clarify such proposal, setting a deadline for the exercise of the voting right of no less than 7 days.

5.	The written vote must identify the proposal and contain the approval or non-approval thereof, and any change to such proposal or conditioning of vote shall be deemed as its non-approval.

6.	The resolution shall be considered adopted on the date in which the last reply is received or upon the elapse of the established deadline, in case any of the Shareholders does not reply.

7.	A resolution by written votes may not be taken whenever any of the Shareholders is incapable of voting.

8.	Upon passing a resolution under the above described terms, the Secretary must give notice thereof, by registered post, to all shareholders.

In accordance to article 39.o and 58.o of the Commercial Registry Code, is hereby certified that the above text is the complete version of the Articles of Association of the Company “Studio Entertainment Limited”, is its new version and on effect since [●], 2013.

Macau on the [●], 20[●]

The Representative
(signature)

PART 3

FULL TEXT, IN ITS UPDATE WORDING, OF ARTICLES OF ASSOCIATION OF THE COMPANY NAMED STUDIO CITY HOTELS LIMITED

The Company with the above mentioned name shall be governed by the clauses mentioned in the below articles which comprise its articles of association

Article 1

1.	The Company adopts the name “STUDIO CITY HOTÉIS, LIMITADA”, in Portuguese, “ ” in Chinese, and “STUDIO CITY HOTELS LIMITED”, in English, and have its head office in Macau, at Avenida Dr. Mário Soares, no. 25, Edifício Montepio, 1st floor, room 13.

Article 2

The object of the Company is the operation and management of hotels and similar establishments, restaurants, commerce and related businesses.

Article 3

Paragraph 1

The share capital, wholly subscribed and paid up in cash is twenty six thousand patacas, which is allocated as follows:

(a)	One share in the nominal value of MOP24,000.00 (twenty four thousand patacas); belongs to the company “Studio City Holdings Four Limited”;

(b)	One share in the nominal value of MOP1,000.00 (one thousand patacas), belongs to the company “Studio City Holdings Three Limited”; and

(c)	One share in the nominal value of MOP1,000.00 (one thousand patacas), belongs to the company [●].

Paragraph 2

The shareholder [●] has a special preemptive right with regard to the acquisition of shares in the Company to be exercised as agreed by the relevant parties, which may not be suppressed or modified without its consent.

Paragraph 3

3	The special preference right mentioned in the preceding paragraph shall terminate in the event the shareholder [●] or the holder of the subject share is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the shareholder (other than security granted in favour of financiers of the Company as agreed by the shareholder [●] as referred to in paragraph 2 of article 3); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the shareholder,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of the financiers of the Company as agreed by the shareholder [●] as referred to in paragraph 2 of article 3.

Article 4

Paragraph 1

The division of shares and the transfer thereof between the Shareholders is free.

Paragraph 2

With regard to the transfer of shares to third parties (including under executive or insolvency proceedings), the shareholder [●] shall have a first preemptive right, which may be exercised by a third party of its choice.

Paragraph 3

If the transfer of the shares is to be made within any judicial proceedings in Macau, in the context of an enforcement or bankruptcy proceedings, or other judicial proceedings the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the preemptive right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the notice for the exercise of the preference right.

Paragraph 4

If the transfer of the shares over which there is a preemption right constituted is to be made in any bankruptcy proceedings conducted outside Macau the terms agreed by the parties as referred to in paragraph 2 of article 3 shall apply.

Article 5

Paragraph 1

Any shareholder may be excluded under the following circumstances:

(a)	declaration of bankruptcy or insolvency of the shareholder, or seizure of its share under such bankruptcy or insolvency proceedings, in which case, the exclusion may be decided in accordance with any fact that occurs with respect to such bankruptcy or insolvency, such as a decision to verify the credits, voting or approval of the composition, creditors’ agreements, oppositions to the creditors’ agreement, opposition to the bankruptcy or insolvency, judicial order to sell the share, publishing of notices in respect of the sale, notice to the holders of preemptive rights, opening of the proposals, decision of the proposals, or

(b)	judicial or extrajudicial execution of the share held by the shareholder, in which case the exclusion may be decided in accordance with any fact that occurs with respect to such executory proceedings, such as, summons of the shareholder, attachment of the share, opposition to the attachment, summons of creditors, judicial order to sell the share, publishing of notices in respect of the sale, notice to the holders of preemptive rights, opening of the proposals, decision of the proposals, being each of the facts mentioned in paragraphs (a) and (b) above independent, and thus not precluding the right to decide the exclusion until the sale or the judicial order to adjudicate the share.

Paragraph 2

If the Company decides the exclusion of any shareholder under the terms of paragraph 1 above, the company shall have the right to amortize the respective share, or, in alternative, to acquire it or procure for its acquisition by a third party.

Article 6

The management of the business of the Company and its representation belong to a Board of Directors composed of an odd number of members appointed by the General Assembly, who are not required to be shareholders of the Company, and the following directors not shareholders are hereby appointed, with immediate effects CHUNG, YUK MAN, married, of Chinese nationality, with professional address in Hong Kong at 38th floor, The Centrium, 60 Wyndham Street, Central, GEOFFREY STUART DAVIS, married, with professional address in Hong Kong at 36th floor, The Centrium, 60 Wyndham Street, Central and CAMPBELL, JANELLE MAREE, married, of Australian nationality, with professional address in Macau at Avenida Xian Xing Hai, Edifício Golden Dragon Centre, 22nd floor, such directors being exempted from making a deposit, and being hereby appointed for an unlimited period of time.

Paragraph 1

The Company shall be validly bound and represented, in court and out of court, by the signature of one Director in the relevant acts, contracts or any other documents.

Paragraph 2

The Company may appoint attorneys, under the terms of article 235 of the Commercial Code, and the Directors are hereby authorized to delegate their powers, in whole or in part, and to be freely represented in the performance of their functions, under article 384 of the Commercial Code.

Article 7

Notwithstanding the right of the General Assembly to decide on the following subjects, the Board of Directors shall have the broadest powers permitted by the law, to manage the business of the Company, and shall be specifically empowered:

(a)	To alienate by selling, exchanging or, in any other manner, any immovable or movable assets, values and rights, including obligations and any shares, as well as granting mortgages or any guarantees and encumbrances over such assets;

(b)	To acquire, in any way, movable or immovable assets, values and rights, including obligations and any shares in existing companies or companies to be incorporated;

(c)	To lease and to rent any buildings or any parts of the same;

(d)	To open, operate and close bank accounts, deposit and draw money, issue, underwrite, accept and endorse “letras”, “livranças”, cheques and any other credit instruments;

(e)	To grant or contract loans or to grant or obtain any other forms of financing and to perform all and any other credit operations, with or without the granting of real or personal guarantees of any kind or nature and to terminate or in any other way extinguish ou cancel the aforementioned guarantees;

(f)	To appoint attorneys for the Company; and

(g)	To legalize the books of the Company.

Article 8

The Company shall have a Secretary, who shall perform all functions set forth in the relevant legal provisions as well as such functions as may be assigned to the Secretary by the General Assembly or the Board of Directors of the Company, and FRANCISCO PINTO FRAÚSTO DE MASCARENHAS GAIVÃO, married, with professional address in Macau, at 22/F, Golden Dragon Centre, Avenida Xian Xing, is hereby appointed as Secretary of the Company.

Article 9

The Board of Directors may pass resolutions without a meeting, provided that all Directors declare in writing their respective vote, in a document which contains the proposed resolution, duly dated, signed and addressed to the Company.

Paragraph 1

The resolutions passed in accordance with Article 8 above shall be deemed approved in the date when the last vote, as therein described, is received in the Company’s head office.

Paragraph 2

The Board of Directors can also pass resolutions by written vote, in accordance with the following paragraphs.

Paragraph 3

For purposes of Paragraph 2 above, the Secretary shall send to all Directors, by registered post, a specific proposal, together with all elements necessary to clarify such proposal, setting a deadline for the exercise of the voting right of no less than 7 days.

Paragraph 4

The written vote must identify the proposal and contain the approval or non-approval thereof and any change to such proposal or conditioning of vote shall be deemed as its non-approval.

Paragraph 5

The resolution shall be considered taken on the date in which the last reply is received or upon the elapse of the established deadline, in case any of the Directors does not reply.

Paragraph 6

A resolution by written votes may not be taken whenever any of the Directors is incapable of voting.

Paragraph 7

Upon passing a resolution under the above described terms, the Secretary must give notice thereof, by registered post, to all Directors.

Article 10

The General Assembly shall be convened, except as otherwise stated in the law, by letter sent to the Shareholders by registered post, containing the summons notice, at least 7 days prior to the date of the scheduled meeting.

Paragraph 1

The absence of the prior notice referred to in number 1 above may be overcome by the signing of the summons letter by all Shareholders.

Paragraph 2

The Shareholders may be freely represented by any person in the General Assembly.

Paragraph 3

In order to assure the validity of the representation set forth in the preceding paragraph, a letter signed by the relevant shareholder and addressed at the chairman of the General Assembly shall suffice.

Article 11

Without prejudice to their right to appoint other people for such purpose, the Shareholders Studio City Holdings Four Limited, Studio City Holdings Three Limited and [●] shall be represented for all purposes, especially to the General Assemblies of Shareholders, by one of the following representatives Ho, Lawrence Yau Lung, married, of Chinese nationality;

Francisco Pinto Fraústo de Mascarenhas Gaivão, married, of Portuguese nationality; Chan Ying Tat, married, of Chinese nationality; all with professional address in Macau at Avenida Xian Xing Hai, Edifício Golden Dragon Centre, 22º Andar, and Stephanie Cheung, divorced, of Canadian nationality, with professional address in Hong Kong, 36/F, The Centrium, 60 Wyndham Street, Central.

Article 12

The Shareholders may pass resolutions without a meeting of the General Assembly, provided that all of them declare in writing their respective vote, in a document which contains the proposed resolution, duly dated, signed and addressed to the Company.

Paragraph 1

The resolutions passed in accordance with Article 11 above shall be deemed approved in the date when the last vote, as therein described, is received in the Company’s head office.

Paragraph 2

The Shareholders can also pass resolutions in writing, in accordance with the following paragraphs and numbers 4 and following of article 217 of the Commercial Code.

Paragraph 3

For purposes of paragraph 2 above, the Chairman or someone who shall substitute him or her, shall send to all Shareholders, by registered post, a specific proposal, together with all elements necessary to clarify such proposal, setting a deadline for the exercise of the voting right of no less than 7 days.

Paragraph 4

The written vote must identify the proposal and contain the approval or non-approval thereof, and any change to such proposal or conditioning of vote shall be deemed as its non-approval.

Paragraph 5

The resolution shall be considered adopted on the date in which the last reply is received or upon the elapse of the established deadline, in case any of the Shareholders does not reply.

Paragraph 6

A resolution by written votes may not be taken whenever any of the Shareholders is incapable of voting.

Paragraph 7

Upon passing a resolution under the above described terms, the Secretary must give notice thereof, by registered post, to all shareholders.

In accordance to article 39.o and 58.o of the Commercial Registry Code, is hereby certified that the above text is the complete version of the Articles of Association of the Company “Studio City Hotels Limited”, is its new version and on effect since [●].

Macau on the [●]

The Representative

SCHEDULE 6

FORMS OF MACAU PREFERENCE RIGHT AGREEMENTS

PART A

PREFERENCE RIGHT AGREEMENT

AN AGREEMENT made on                20[●]

BETWEEN:

(1)	[Name], a company incorporated under the laws of [●] (registered number [●]), with registered office at [●] (the “ Grantor”);

(2)	[●], a company incorporated under the laws of the British Virgin Islands (registered number [●]), with registered office at [●] (the “Beneficiary”), herein represented by [insert name of representative]; and

(both jointly referred to as “Parties” and individually as “Party”)

WHEREAS:

(A)	The Grantor is the holder of the rights, titles and interest in [●] [as detailed in Schedule I hereto][4](“Asset/Assets”).

(B)	The Grantor wishes to grant to the Beneficiary a special preference right in the transfer, by any means, of the Asset/any Assets, from time to time, to a Third Party.

THEREFORE, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

When used herein, the following terms shall have the meaning given to them below:

“Business Days” means a day (other than a Saturday and a Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and London.

“In Rem” means the quality of a right that is attached to an asset and, in connection with a Preference Right, it means that such Preference Right can be enforced against any third party that acquires the asset that is the object of the Preference Right as prescribed in article 415 of the Macau Civil Code.

“Intervening Event” means, in respect of the Asset/any Asset, the commencement or maintenance of any legal proceeding in any court or arbitral body having jurisdiction over the subject matter of, or proceeds arising from, such proceedings whereby any one or more of the following is or may be required in order for a sale or transfer of any interest in the Asset/such Asset to be lawfully effected:

(a)	an order of any court;

[4]	Delete if not appropriate.

(b)	a consent or non-objection of or by any administrator, liquidator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official; or

(c)	an agreement or consent of any third party.

“Macau” means the Special Administrative Region of Macau of the People’s Republic of China.

“Preference Right” means the right of a contractual nature regulated in articles 408 to 417 of the Macau Civil Code.

“Third Party” means any physical or moral person which is not the Beneficiary.

2.	PREFERENCE RIGHT

2.1	The Grantor hereby grants to the Beneficiary a Preference Right in the transfer to a Third Party, by any means, including but not limited to, a voluntary sale and purchase and a judicial sale in the context of any enforcement action or bankruptcy or any other judicial proceedings, of the Asset/any of the Assets.

2.2	The Parties agree that the Preference Right granted hereunder shall (as permitted by applicable law) have In Rem effect under the terms and for the purposes set forth in the Macau Civil Code.

3.	PROCEDURES AND TERM

3.1	The Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary), as the case may be, shall give notice to the Beneficiary for purposes of exercise by the Beneficiary of the Preference Right granted hereunder (the “Preference Notice”) prior to entering into any binding agreement or arrangement, by any form, manner or document, to transfer or, as the case may be, effecting a transfer of the Asset/any of the Assets to a Third Party.

3.2	The Preference Notice must include: (i) a description of the Asset/any of the Assets proposed to be transferred; (ii) the proposed transfer price (such price being the “Purchase Price”); (iii) details of the bank account into which the transfer price is to be paid (such account being the “Purchase Account”); (iv) the identity of the Third Party; and (v) the date by which the Beneficiary must deliver a notice to the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) as to whether or not it accepts to acquire the Asset/relevant Assets proposed to be transferred to the Third Party (such Asset/Assets being the “Sale Asset”/”Sale Assets”) on the terms specified in the Preference Notice (the “Beneficiary Acceptance Notice”), which shall be 10 (ten) Business Days from the date of the Preference Notice (or such earlier date agreed by the Beneficiary) (“Acceptance Expiry Date”).

3.3	The delivery of a Beneficiary Acceptance Notice:

3.3.1	constitutes an unconditional undertaking (subject to the sale and delivery by the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) of the Sale Asset/Sale Assets on the Completion Date) by the Beneficiary to complete the purchase of the Sale Asset/Sale Assets (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment to the Purchase Account of an amount equal to the Purchase Price) as may be required to complete a purchase of the Sale Asset/Sale Assets) on the date falling five Business Days after the delivery of the Beneficiary Acceptance Notice (such date being the “Completion Date”) (or such other date as may be agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary); and

3.3.2	subject to Clause 3.4, shall oblige the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) to sell (without any representation or warranty) the Sale Asset/Sale Assets on the Completion Date (or such other date as is referred to in Clause 3.3.1) against performance by the Beneficiary of the undertaking referred to in Clause 3.3.1.

3.4	If an Intervening Event in respect of the Sale Asset/any Sale Asset is continuing on the Completion Date (or such other date as may have been agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary, as contemplated in Clause 3.3.1, then the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) shall not be obliged to sell the Asset/any Sale Asset on such Completion Date (or any other date unless agreed in writing between the Beneficiary and the Grantor(or any other person acting on behalf of the Grantor as agreed to by the Beneficiary)) and shall not be under any obligation to the Beneficiary or any other person in respect of such sale thereof (provided that the foregoing shall be without prejudice to Clause 3.1 of this Agreement).

3.5	Both the Preference Notice and the Beneficiary Acceptance Notice shall be made in writing and sent by registered post with acknowledgement of receipt (unless otherwise agreed by the Parties).

3.6	If the transfer of the Asset/any Asset is to be made within any judicial proceedings in Macau, in the context of an enforcement action, bankruptcy proceedings or other judicial proceedings, the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the Preference Right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the Preference Notice.

3.7	If the transfer of the Sale Asset/any of the Sale Assets is to be made in any bankruptcy proceedings conducted outside Macau, Clauses 3.1 to 3.3 shall apply to such transfer.

4.	DEFAULT

4.1	In the event of:

(a)	failure by the Grantor (or any other person on behalf of the Grantoras agreed to by the Beneficiary), to give the Preference Notice prior to any transfer of the Sale Asset/any Sale Assets to a Third Party;

(b)	transfer of the Sale Asset/Sale Assets to a Third Party before the lapse of the Acceptance Expiry Date; or

(c)	transfer of the Sale Asset/Sale Assets to a Third Party, in case the Beneficiary has served a Beneficiary Acceptance Notice pursuant to the terms of this Agreement to the Grantor (or such other person on behalf of the Grantor as agreed to by the Parties), the Beneficiary shall be entitled to acquire the Sale Asset at the same price and under the same conditions as those of the transfer made to the Third Party or, in the event that the Preference Notice was given to the Beneficiary, the Beneficiary shall be entitled to acquire the Sale Asset/Sale Assets in accordance with the terms set out in the Preference Notice.

4.2	If the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) refuses to receive the Purchase Price in the Purchase Account, the Beneficiary shall be entitled to deposit it with the Macau courts in favor of the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) and the obligation of the Beneficiary to pay the Purchase Price shall be so discharged for purposes of making the transfer of the Sale Asset/Sale Assets to the Beneficiary effective.

5.	TERMINATION

In addition to any other termination rights agreed to by the Parties, the Grantor may terminate this Agreement in the event the Beneficiary is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the Beneficiary (other than security granted in favour of financiers of the Grantor (as agreed by the Beneficiary)); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the Beneficiary,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of the financiers of the Grantor (as agreed by the Beneficiary)).

6.	ENTIRE AGREEMENT

This Agreement shall be without prejudice to any other terms which the Parties may agree to with respect to the Preference Right over the Asset / Assets.

7.	FORM AND REGISTRATION

7.1	This Agreement shall be made in writing and authenticated, in four originals, and if registration is permitted under Macau law, one of such originals shall be submitted to the relevant registry or governmental authority for purposes of registration of the Preference Right.

7.2	The Grantor undertakes to the Beneficiary that is shall do all things reasonably necessary or convenient for the purposes of giving full effect to this Preference Right in respect of the Assets, including without limitation to notify any relevant third parties in respect of the Preference Rights of the Beneficiary under this Agreement.

8.	NOTICES

All notices that shall need to be made and copies of notices to be delivered under or in connection with this Agreement, including the notices and replies referred to in Clause 3 above, shall be sent to the following persons and addresses, unless otherwise communicated in writing to the Party concerned:

(a)	To Grantor: [●];

(b)	To the Beneficiary: [●];

9.	APPLICABLE LAW AND JURISDICTION

This Agreement and the Preference Right created hereunder shall be governed by the laws of the Macau SAR and the Parties agree that any disputes arising from or in connection with this Agreement or the Preference Right shall be referred to the Macau courts.

SCHEDULE I

(DESCRIPTION OF ASSETS)5

[5]	Delete if appropriate

For and on behalf of the Grantor,	For and on behalf of the Beneficiary,

Name:	Name:
Title:	Title:

PART B

PREFERENCE RIGHT AGREEMENT

AN AGREEMENT made on                20[●]

BETWEEN:

(1)	[Name], a company incorporated under the laws of [●] (registered number [●]), with registered office at [●] (the “First Grantor”);

(2)	[Name], a company incorporated under the laws of [●] (registered number [●]), with registered office at [●] (the “Second Grantor”); (the First Grantor and the Second Grantor shall be herein referred to as the “Grantors”)[6].

(3)	[●], a company incorporated under the laws of the British Virgin Islands (registered number [●]), with registered office at [●] (the “Beneficiary”), herein represented by [insert name of representative]; and

(4)	[Name], a company incorporated under the laws of Macau (registered number [●]), whose registered office is at [●] (the “Company”), herein represented by [insert name of representative].

(all jointly referred to as “Parties” and individually as “Party”)

WHEREAS:

(A)	The First Grantor and the Second Grantor hold, respectively, a quota of MOP[•] and a quota of MOP[•] in the share capital of the Company.

(B)	The Beneficiary holds a share with the nominal value of MOP1,000 in the share capital of the Company (the “Share”).

(C)	The Share held by the Beneficiary comprises a special preference right in the transfer, by any means, of any other shares of the Company, to any Third Party from time to time.

THEREFORE, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

When used herein, the following terms shall have the meaning given to them below:

“Business Days” means a day (other than a Saturday and a Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and London.

“In Rem” means the quality of a right that is attached to an asset and, in connection with a Preference Right, it means that such Preference Right can be enforced against any third party that acquires the asset that is the object of the Preference Right as prescribed in article 415 of the Macau Civil Code.

[6]	The number of Grantors shall be the number of shareholders of each Macau Obligor (except for the Beneficiary/Golden Shareholder).

“Intervening Event” means, in respect of any share of the Company, the commencement or maintenance of any legal proceeding in any court or arbitral body having jurisdiction over the subject matter of, or proceeds arising from, such proceedings whereby any one or more of the following is or may be required in order for a sale or transfer of any interest in such share to be lawfully effected:

(a)	an order of any court;

(b)	a consent or non-objection of or by any administrator, liquidator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official; or

(c)	an agreement or consent of any third party.

“Macau” means the Special Administrative Region of Macau of the People’s Republic of China.

“Preference Right” means the right of a contractual nature regulated in articles 408 to 417 of the Macau Civil Code.

“Preferred Shares” or “Preferred Share” means, as the context may require, any or all of the shares held from time to time by each of the First Grantor and the Second Grantor in the Company.

“Third Party” means any physical or moral person which is not a shareholder of the Company as of the date hereof.

2.	IN REM PREFERENCE RIGHT

2.1	Each of the First Grantor and the Second Grantor hereby grant to the Beneficiary a Preference Right in the transfer to a Third Party, by any means, including but not limited to, a voluntary sale and purchase and a judicial sale in the context of any enforcement action or bankruptcy or any other judicial proceedings, of the Preferred Shares.

2.2	The Parties agree that the Preference Right granted hereunder shall have In Rem effect under the terms and for the purposes set forth in the Macau Civil Code.

2.3	The Parties further agree and acknowledge that the In Rem Preference Right granted hereunder shall not exclude or prejudice in any way the special preference right of the Beneficiary contemplated in the articles of association of the Company with respect to the Preferred Shares (provided that compliance by a Grantor with the requirements of the articles of association of the Company with respect to the sale or disposal of such Preferred Shares shall constitute compliance by such Grantor with the requirements of Clause 3 (Procedures and Term)) of this Agreement.

3.	PROCEDURES AND TERM

3.1	The Grantors or any of them (or any other person acting on behalf of the Grantors or any of them as agreed to by the Beneficiary), as the case may be, shall give notice to the Beneficiary (with a copy to the Company) for the purpose of the exercise by the Beneficiary of the Preference Right granted hereunder (the “Preference Notice”) prior to entering into any binding agreement or arrangement, by any form, manner or document, to transfer or, as the case may be, effecting a transfer of Preferred Shares to a Third Party.

3.2	The Preference Notice must include: (i) a description of the Preferred Share proposed to be transferred; (ii) the proposed transfer price (such price being the “Purchase Price”); (iii) details of the bank account into which the transfer price is to be paid (such account being the “Purchase Account”); (iv) the identity of the Third Party; and (v) the date by which the Beneficiary must deliver a notice to the Grantors (or such other person on behalf of the Grantors or any of them as agreed to by the Beneficiary) (with a copy to the Company) as to whether or not it accepts to acquire the Preferred Shares proposed to be transferred to the Third Party (such Preferred Share being the “Sale Asset”) on the terms specified in the Preference Notice (the “Beneficiary Acceptance Notice”), which shall be 10 (ten) Business Days from the date of the Preference Notice (or such earlier date agreed by the Beneficiary) (“Acceptance Expiry Date”).

3.3	The delivery of a Beneficiary Acceptance Notice:

3.3.1	constitutes an unconditional undertaking (subject to the sale and delivery by the relevant Grantor (or any other person acting on behalf of the Grantors or any of them as agreed to by the Beneficiary) of the Sale Asset on the Completion Date) by the Beneficiary to complete the purchase of the Sale Asset (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment to the Purchase Account of an amount equal to the Purchase Price) as may be required to complete a purchase of the Sale Asset) on the date falling five Business Days after the delivery of the Beneficiary Acceptance Notice (such date being the “Completion Date”) (or such other date as may be agreed between the relevant Grantor (or any other person acting on behalf of the Grantors or any of them as agreed to by the Beneficiary)and the Beneficiary); and

3.3.2	subject to Clause 3.4, shall oblige the relevant Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) to sell (without any representation or warranty) the Sale Asset on the Completion Date (or such other date as is referred to in Clause 3.3.1) against performance by the Beneficiary of the undertaking referred to in Clause 3.3.1.

3.4	If an Intervening Event in respect of any Sale Asset is continuing on the Completion Date (or such other date as may have been agreed between the relevant Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary, as contemplated in Clause 3.3.1, then the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) shall not be obliged to sell any Sale Asset on such Completion Date (or any other date unless agreed in writing between the Beneficiary and the relevant Grantor(or any other person acting on behalf of the Grantor as agreed to by the Beneficiary)) and shall not be under any obligation to the Beneficiary or any other person in respect of such sale thereof (provided that the foregoing shall be without prejudice to Clause 3.1 of this Agreement).

3.5	Both the Preference Notice and the Beneficiary Acceptance Notice shall be made in writing and sent by registered post with acknowledgement of receipt (unless otherwise agreed by the Parties).

3.6	If the transfer of any Preferred Shares is to be made within any judicial proceedings in Macau, in the context of an enforcement action, bankruptcy proceedings or other judicial proceedings, the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the Preference Right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the Preference Notice.

3.7	If the transfer of the shares held by the Grantors or any of them is to be made in any bankruptcy proceedings conducted outside Macau, Clauses 3.1 to 3.3 shall apply to such transfers.

4.	DEFAULT

4.1	In the event of:

(a)	failure by the Grantors, or any of them (or any other person on behalf of the Grantors or any of them agreed to by the Beneficiary), to give the Preference Notice prior to any transfer of any Preferred Shares to a Third Party;

(b)	transfer of any Preferred Shares to a Third Party before the lapse of the Acceptance Expiry Date; or

(c)	transfer of any Preferred Shares to a Third Party, in case the Beneficiary has served a Beneficiary Acceptance Notice pursuant to the terms of this Agreement to the relevant Grantor (or such other person on behalf of such relevant Grantor as agreed to by the Parties), the Beneficiary shall be entitled to acquire the subject Preferred Shares at the same price and under the same conditions as those of the transfer made to the Third Party or, in the event that the Preference Notice was given to the Beneficiary, the Beneficiary shall be entitled to acquire the subject Preferred Shares in accordance with the terms set out in the Preference Notice.

4.2	If the relevant Grantor (or such other person on behalf of such relevant Grantor as agreed to by the Beneficiary) refuses to receive the Purchase Price in the Purchase Account, the Beneficiary shall be entitled to deposit the Purchase Price with the Macau courts in favor of the relevant Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) and the obligation of the Beneficiary to pay the Purchase Price shall be so discharged for purposes of making the transfer of the subject Preferred Shares to the Beneficiary effective.

5.	TERMINATION

In addition to any other termination rights agreed to by the Parties, the Grantors (or any one of them) may terminate this Agreement in the event the Beneficiary is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the Beneficiary (other than security granted in favour of financiers of the Grantor (as agreed by the Beneficiary)); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the Beneficiary,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of the financiers of the Grantor (as agreed by the Beneficiary).

6.	ENTIRE AGREEMENT

This Agreement shall be without prejudice to any other terms which the Parties may agree to with respect to the Preference Right over the Preferred Shares.

7.	FORM AND REGISTRATION

This Agreement shall be made in writing and authenticated, in four originals, one of which shall be submitted to the Macau Commercial and Movable Assets Registry for purposes of registration of the Preference Right.

8.	NOTICES

All notices that shall need to be made and copies of notices to be delivered under or in connection with this Agreement, including the notices and replies referred to in Clause 3 above, shall be sent to the following persons and addresses, unless otherwise communicated in writing to the Party concerned:

(a)	To the First Grantor: [●];

(b)	To the Second Grantor: [●];

(c)	To the Beneficiary: [●];

(d)	To the Company: [●].

9.	APPLICABLE LAW AND JURISDICTION

This Agreement and the Preference Right created hereunder shall be governed by the laws of the Macau SAR and the Parties agree that any disputes arising from or in connection with this Agreement or the Preference Right shall be referred to the Macau courts.

For and on behalf of the First Grantor,	For and on behalf of the Beneficiary,

Name:	Name:
Title:	Title:

For and on behalf of the Second Grantor,	For and on behalf of the Company,

Name:	Name:
Title:	Title:

PART C

PREFERENCE RIGHT AGREEMENT

AN AGREEMENT made on                20[●]

BETWEEN:

(1)	Studio City Developments Limited, a company incorporated under the laws of Macau (registered number 14311), with registered office at Av. Dr. Mário Soares, n.º 25, Edif. Montepio, 1.º andar, comp. 13 (the “ Grantor”);

(2)	[●], a company incorporated under the laws of the British Virgin Islands (registered number [●]), with registered office at [●] (the “Beneficiary”), herein represented by [insert name of representative]; and

(both jointly referred to as “Parties” and individually as “Party”)

WHEREAS:

(A)	The Grantor holds the rights resulting from the land lease grant in respect of the land described at the Real Estate Registry of Macau under no. [●], including the property of any constructions, buildings or fixtures erected on the mentioned land, which are registered in favor of the Grantor under no. [●] at the Real Estate Registry of Macau (“Land Concession Rights”).

(B)	The Grantor wishes to grant to the Beneficiary a special preference right in the transfer, by any means, of any right, title or interest in respect of the Land Concession Rights (the “Assets subject to Preference Right”) to a Third Party.

THEREFORE, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

When used herein, the following terms shall have the meaning given to them below:

“Business Days” means a day (other than a Saturday and a Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and London.

“In Rem” means the quality of a right that is attached to an asset and, in connection with a Preference Right, it means that such Preference Right can be enforced against any third party that acquires the asset that is the object of the Preference Right as prescribed in article 415 of the Macau Civil Code.

“Intervening Event” means, in respect of the Assets subject to Preference Right, the commencement or maintenance of any legal proceeding in any court or arbitral body having jurisdiction over the subject matter of, or proceeds arising from, such proceedings whereby any one or more of the following is or may be required in order for a sale or transfer of any interest in the Assets subject to Preference Right to be lawfully effected:

(a)	an order of any court;

(b)	a consent or non-objection of or by any administrator, liquidator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official; or

(c)	an agreement or consent of any third party.

“Macau” means the Special Administrative Region of Macau of the People’s Republic of China.

“Preference Right” means the right of a contractual nature regulated in articles 408 to 417 of the Macau Civil Code.

“Third Party” means any physical or moral person which is not the Beneficiary.

2.	IN REM PREFERENCE RIGHT

2.1	The Grantor hereby grants to the Beneficiary a Preference Right in the transfer to a Third Party, by any means, including but not limited to, a voluntary sale and purchase and a judicial sale in the context of any enforcement action or bankruptcy or any other judicial proceedings, of the Assets subject to Preference Right.

2.2	The Parties agree that the Preference Right granted hereunder shall have In Rem effect under the terms and for the purposes set forth in the Macau Civil Code.

3.	PROCEDURES AND TERM

3.1	The Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary), as the case may be, shall give notice to the Beneficiary for the purpose of the exercise by the Beneficiary of the Preference Right granted hereunder (the “Preference Notice”) prior to entering into any binding agreement or arrangement, by any form, manner or document, to transfer or, as the case may be, effecting a transfer of Assets subject to Preference Right to a Third Party.

3.2	The Preference Notice must include: (i) a description of the Assets subject to Preference Right proposed to be transferred; (ii) the proposed transfer price (such price being the “Purchase Price”); (iii) details of the bank account into which the transfer price is to be paid (such account being the “Purchase Account”); (iv) the identity of the Third Party; and (v) the date by which the Beneficiary must deliver a notice to the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) as to whether or not it accepts to acquire the Assets subject to Preference Right proposed to be transferred to the Third Party (the “Sale Assets”) on the terms specified in the Preference Notice (the “Beneficiary Acceptance Notice”), which shall be 10 (ten) Business Days from the date of the Preference Notice (or such earlier date agreed by the Beneficiary) (“Acceptance Expiry Date”).

3.3	The delivery of a Beneficiary Acceptance Notice:

3.3.1

constitutes an unconditional undertaking (subject to the sale and delivery by the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) of the Sale Assets on the Completion Date) by the Beneficiary to complete the purchase of the Sale Assets (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment to the Purchase Account of an amount equal to the Purchase Price) as may be required to complete a purchase of the Sale Assets) on the date falling five Business Days after the delivery of the Beneficiary Acceptance Notice (such date being the “Completion Date”) (or such other date as may be agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary); and

3.3.2	subject to Clause 3.4, shall oblige the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) to sell (without any representation or warranty) the Sale Assets on the Completion Date (or such other date as is referred to in Clause 3.3.1) against performance by the Beneficiary of the undertaking referred to in Clause 3.3.1.

3.4	If an Intervening Event in respect of any of the Sale Assets is continuing on the Completion Date (or such other date as may have been agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary, as contemplated in Clause 3.3.1, then the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) shall not be obliged to sell the Sale Assets on such Completion Date (or any other date unless agreed in writing between the Beneficiary and the Grantor(or any other person acting on behalf of the Grantor as agreed to by the Beneficiary)) and shall not be under any obligation to the Beneficiary or any other person in respect of such sale thereof (provided that the foregoing shall be without prejudice to Clause 3.1 of this Agreement).

3.5	Both the Preference Notice and the Beneficiary Acceptance Notice shall be made in writing and sent by registered post with acknowledgement of receipt (unless otherwise agreed by the Parties).

3.6	If the transfer of the Assets subject to Preference Right is to be made within any judicial proceedings in Macau, in the context of an enforcement action, bankruptcy proceedings or other judicial proceedings, the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the Preference Right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the Preference Notice.

4.	DEFAULT

4.1	In the event of:

(a)	failure by the Grantor (or any other person on behalf of the Grantor as agreed to by the Beneficiary), to give the Preference Notice prior to any transfer of any Assets subject to Preference Right to a Third Party;

(b)	transfer of a Sale Asset to a Third Party before the lapse of the Acceptance Expiry Date; or

(c)	transfer of a Sale Asset to a Third Party, in case the Beneficiary has served a Beneficiary Acceptance Notice pursuant to the terms of this Agreement to the Grantor (or such other person on behalf of the Grantor as agreed to by the Parties), the Beneficiary shall be entitled to acquire the Sale Assets at the same price and under the same conditions as those of the transfer made to the Third Party or, in the event that the Preference Notice was given to the Beneficiary, the Beneficiary shall be entitled to acquire the Sale Assets in accordance with the terms set out in the Preference Notice.

4.2	If the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) refuses to receive the Purchase Price in the Purchase Account, the Beneficiary shall be entitled to deposit the Purchase Price with the Macau courts in favor of the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) and the obligation of the Beneficiary to pay the Purchase Price shall be so discharged for purposes of making the transfer of the Sale Assets subject to the Beneficiary effective.

5.	TERMINATION

In addition to any other termination rights agreed to by the Parties, the Grantor may terminate this Agreement in the event the Beneficiary is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the Beneficiary (other than security granted in favour of financiers of the Grantor (as agreed by the Beneficiary)); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the Beneficiary,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of the financiers of the Grantor (as agreed by the Beneficiary).

6.	ENTIRE AGREEMENT

This Agreement shall be without prejudice to any other terms which the Parties may agree to with respect to the Preference Right over the Assets subject to Preference Right.

7.	FORM AND REGISTRATION

This Agreement shall be made in writing and authenticated, in four originals, one of which shall be submitted to the Macau Real Estate Registry for purposes of registration of the Preference Right.

8.	NOTICES

All notices that shall need to be made and copies of notices to be delivered under or in connection with this Agreement, including the notices and replies referred to in Clause 3 above, shall be sent to the following persons and addresses, unless otherwise communicated in writing to the Party concerned:

(a) To the Grantor: [●];

(b) To the Beneficiary: [●];

9.	APPLICABLE LAW AND JURISDICTION

This Agreement and the Preference Right created hereunder shall be governed by the laws of the Macau SAR and the Parties agree that any disputes arising from or in connection with this Agreement or the Preference Right shall be referred to the Macau courts.

For and on behalf of the Grantor,	For and on behalf of the Beneficiary,

Name:	Name:
Title:	Title:

PART D

PREFERENCE RIGHT AGREEMENT

AN AGREEMENT made on                20[●]

BETWEEN:

(1)	[Name], a company incorporated under the laws of Macau (registered number [●]), with registered office at Av. Dr. Mário Soares, n.º 25, Edif. Montepio, 1.º andar, comp. 13 (the “Grantor”);

(2)	[●], a company incorporated under the laws of the British Virgin Islands (registered number [●]), with registered office at [●] (the “Beneficiary”), herein represented by [insert name of representative]; and

(both jointly referred to as “Parties” and individually as “Party”)

WHEREAS:

(A)	The Grantor is the holder of the Enterprises better identified in Schedule I hereof.

(B)	The Grantor wishes to grant to the Beneficiary a special preference right in the transfer, by any means, of any right, title or interest in respect of the Enterprises identified in Schedule I hereof (“Preferred Enterprises”) to a Third Party.

THEREFORE, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

When used herein, the following terms shall have the meaning given to them below:

“Business Days” means a day (other than a Saturday and a Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and London.

“In Rem” means the quality of a right that is attached to an asset and, in connection with a Preference Right, it means that such Preference Right can be enforced against any third party that acquires the asset that is the object of the Preference Right as prescribed in article 415 of the Macau Civil Code.

“Enterprise” means the establishment or establishments of the Company that qualify to register as an enterprise or enterprises at the Commercial and Movable Assets Registry.

“Intervening Event” means, in respect of any Preferred Enterprise, the commencement or maintenance of any legal proceeding in any court or arbitral body having jurisdiction over the subject matter of, or proceeds arising from, such proceedings whereby any one or more of the following is or may be required in order for a sale or transfer of any interest in any Preferred Enterprise to be lawfully effected:

(a)	an order of any court;

(b)	a consent or non-objection of or by any administrator, liquidator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official; or

(c)	an agreement or consent of any third party.

“Macau” means the Special Administrative Region of Macau of the People’s Republic of China.

“Preference Right” means the right of a contractual nature regulated in articles 408 to 417 of the Macau Civil Code.

“Third Party” means any physical or moral person which is not the Beneficiary.

2.	IN REM PREFERENCE RIGHT

2.1	The Grantor hereby grants to the Beneficiary a Preference Right in the transfer to a Third Party, by any means, including but not limited to, a voluntary sale and purchase and a judicial sale in the context of any enforcement action or bankruptcy or any other judicial proceedings, of the Preferred Enterprise.

2.2	The Parties agree that the Preference Right granted hereunder shall have, as permitted under applicable law, In Rem effect under the terms and for the purposes set forth in the Macau Civil Code.

3.	PROCEDURES AND TERM

3.1	The Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary), as the case may be, shall give notice to the Beneficiary for the purpose of the exercise by the Beneficiary of the Preference Right granted hereunder (the “Preference Notice”) prior to entering into any binding agreement or arrangement, by any form, manner or document, to transfer or, as the case may be, effecting a transfer of any Preferred Enterprise to a Third Party.

3.2	The Preference Notice must include: (i) a description of the Preferred Enterprise proposed to be transferred; (ii) the proposed transfer price (such price being the “Purchase Price”); (iii) details of the bank account into which the transfer price is to be paid (such account being the “Purchase Account”); (iv) the identity of the Third Party; and (v) the date by which the Beneficiary must deliver a notice to the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) as to whether or not it accepts to acquire the Preferred Enterprise proposed to be transferred to the Third Party (such Preferred Enterprise being the “Sale Asset”) on the terms specified in the Preference Notice (the “Beneficiary Acceptance Notice”), which shall be 10 (ten) Business Days from the date of the Preference Notice (or such earlier date agreed by the Beneficiary) (“Acceptance Expiry Date”).

3.3	The delivery of a Beneficiary Acceptance Notice:

3.3.1

constitutes an unconditional undertaking (subject to the sale and delivery by the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) of the Sale Asset on the Completion Date) by the Beneficiary to complete the purchase of the Sale Asset (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment to the Purchase Account of an amount equal to the Purchase Price) as may be required to complete a purchase of the Sale Asset) on the date falling five Business Days after the delivery of the Beneficiary Acceptance Notice (such date being the “Completion Date”) (or such other date as may be agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary); and

3.3.2	subject to Clause 3.4, shall oblige the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) to sell (without any representation or warranty) the Sale Asset on the Completion Date (or such other date as is referred to in Clause 3.3.1) against performance by the Beneficiary of the undertaking referred to in Clause 3.3.1.

3.4	If an Intervening Event in respect of any Sale Asset is continuing on the Completion Date (or such other date as may have been agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary, as contemplated in Clause 3.3.1, then the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) shall not be obliged to sell any Sale Asset on such Completion Date (or any other date unless agreed in writing between the Beneficiary and the Grantor(or any other person acting on behalf of the Grantor as agreed to by the Beneficiary)) and shall not be under any obligation to the Beneficiary or any other person in respect of such sale thereof (provided that the foregoing shall be without prejudice to Clause 3.1 of this Agreement).

3.5	Both the Preference Notice and the Beneficiary Acceptance Notice shall be made in writing and sent by registered post with acknowledgement of receipt (unless otherwise agreed by the Parties).

3.6	If the transfer of the Preferred Enterprise is to be made within any judicial proceedings in Macau, in the context of an enforcement action, bankruptcy proceedings or other judicial proceedings, the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the Preference Right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the Preference Notice.

4.	DEFAULT

4.1	In the event of:

(a)	failure by the Grantor (or any other person on behalf of the Grantor as agreed to by the Beneficiary), to give the Preference Notice prior to any transfer of any Preferred Enterprise to a Third Party;

(b)	transfer of a Sale Asset to a Third Party before the lapse of the Acceptance Expiry Date; or

(c)	transfer of a Sale Asset to a Third Party, in case the Beneficiary has served a Beneficiary Acceptance Notice pursuant to the terms of this Agreement to the Grantor (or such other person on behalf of the Grantor as agreed to by the Parties), the Beneficiary shall be entitled to acquire the Sale Asset at the same price and under the same conditions as those of the transfer made to the Third Party or, in the event that the Preference Notice was given to the Beneficiary, the Beneficiary shall be entitled to acquire the Sale Asset in accordance with the terms set out in the Preference Notice.

4.2	If the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) refuses to receive the Purchase Price in the Purchase Account, the Beneficiary shall be entitled to deposit the Purchase Price with the Macau courts in favor of the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) and the obligation of the Beneficiary to pay the Purchase Price shall be so discharged for purposes of making the transfer of the Sale Asset to the Beneficiary effective.

5.	TERMINATION

In addition to any other termination rights agreed to by the Parties, the Grantor may terminate this Agreement in the event the Beneficiary is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the Beneficiary (other than security granted in favour of financiers of the Grantor (as agreed by the Beneficiary)); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the Beneficiary,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of the financiers of the Grantor(as agreed by the Beneficiary).

6.	ENTIRE AGREEMENT

This Agreement shall be without prejudice to any other terms which the Parties may agree to with respect to the Preference Right over the Preferred Enterprise.

7.	FORM AND REGISTRATION

This Agreement shall be made in writing and authenticated, in four originals, one of which shall be submitted to the Commercial and Movable Assets Registry, or such other relevant registration or governmental authority, for purposes of registration of the Preference Right in respect of the Preferred Enterprise which may be subject to registration.

8.	NOTICES

All notices that shall need to be made and copies of notices to be delivered under or in connection with this Agreement, including the notices and replies referred to in Clause 3 above, shall be sent to the following persons and addresses, unless otherwise communicated in writing to the Party concerned:

(a)	To the Grantor: [●];

(b)	To the Beneficiary: [●];

9.	APPLICABLE LAW AND JURISDICTION

This Agreement and the Preference Right created hereunder shall be governed by the laws of the Macau SAR and the Parties agree that any disputes arising from or in connection with this Agreement or the Preference Right shall be referred to the Macau courts.

SCHEDULE I

(ENTERPRISES)

Description	Number

For and on behalf of the Grantor,	For and on behalf of the Beneficiary,

Name:	Name:
Title:	Title:

PART E

PREFERENCE RIGHT AGREEMENT

AN AGREEMENT made on                20[●]

BETWEEN:

(1)	[Name], a company incorporated under the laws of Macau (registered number [●]), with registered office at Av. Dr. Mário Soares, n.º 25, Edif. Montepio, 1.º andar, comp. 13 (the “Grantor”);

(2)	[●], a company incorporated under the laws of the British Virgin Islands (registered number [●]), with registered office at [●] (the “Beneficiary”), herein represented by [insert name of representative]; and

(both jointly referred to as “Parties” and individually as “Party”)

WHEREAS:

(A)	The Grantor is the holder of the Intellectual Property better identified in Schedule I hereof.

(B)	The Grantor wishes to grant to the Beneficiary a special preference right in the transfer, by any means, of any right, title or interest in respect of the Intellectual Property identified in Schedule I hereof (“Preferred Intellectual Property”) to a Third Party.

THEREFORE, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

When used herein, the following terms shall have the meaning given to them below:

“Business Days” means a day (other than a Saturday and a Sunday) on which banks are open for general business in the Macau SAR, the Hong Kong SAR and London.

“In Rem” means the quality of a right that is attached to an asset and, in connection with a Preference Right, it means that such Preference Right can be enforced against any third party that acquires the asset that is the object of the Preference Right as prescribed in article 415 of the Macau Civil Code.

“Intellectual Property” means:

(a)	any patents, trademarks, services marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interest, whether registered or unregistered, or

(b)	the benefit of all applications and rights to use any such assets referred to in paragraph (a) above.

“Intervening Event” means, in respect of any Preferred Intellectual Property, the commencement or maintenance of any legal proceeding in any court or arbitral body having jurisdiction over the subject matter of, or proceeds arising from, such proceedings whereby any one or more of the following is or may be required in order for a sale or transfer of any interest in any Preferred Intellectual Property to be lawfully effected:

(a)	an order of any court;

(b)	a consent or non-objection of or by any administrator, liquidator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official; or

(c)	an agreement or consent of any third party.

“Macau” means the Special Administrative Region of Macau of the People’s Republic of China.

“Preference Right” means the right of a contractual nature regulated in articles 408 to 417 of the Macau Civil Code.

“Third Party” means any physical or moral person which is not the Beneficiary.

2.	IN REM PREFERENCE RIGHT

2.1	The Grantor hereby grants to the Beneficiary a Preference Right in the transfer to a Third Party, by any means, including but not limited to, a voluntary sale and purchase and a judicial sale in the context of any enforcement action or bankruptcy or any other judicial proceedings, of the Preferred Intellectual Property.

2.2	The Parties agree that the Preference Right granted hereunder shall have, as permitted under applicable law, In Rem effect under the terms and for the purposes set forth in the Macau Civil Code.

3.	PROCEDURES AND TERM

3.1	The Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary), as the case may be, shall give notice to the Beneficiary for the purpose of the exercise by the Beneficiary of the Preference Right granted hereunder (the “Preference Notice”) prior to entering into any binding agreement or arrangement, by any form, manner or document, to transfer or, as the case may be, effecting a transfer of any Preferred Intellectual Property to a Third Party.

3.2

The Preference Notice must include: (i) a description of the Preferred Intellectual Property proposed to be transferred; (ii) the proposed transfer price (such price being the “Purchase Price”); (iii) details of the bank account into which the transfer price is to be paid (such account being the “Purchase Account”); (iv) the identity of the Third Party; and (v) the date by which the Beneficiary must deliver a notice to the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) as to whether or not it accepts to acquire the Preferred Intellectual Property proposed to be transferred to the Third Party (such Preferred Intellectual Property being the “Sale Asset”) on the terms specified in the Preference Notice (the “Beneficiary Acceptance

Notice”), which shall be 10 (ten) Business Days from the date of the Preference Notice (or such earlier date agreed by the Beneficiary) (“Acceptance Expiry Date”).

3.3	The delivery of a Beneficiary Acceptance Notice:

3.3.1	constitutes an unconditional undertaking (subject to the sale and delivery by the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) of the Sale Asset on the Completion Date) by the Beneficiary to complete the purchase of the Sale Asset (including, without limitation, (at its own cost) to execute all such documents and do all such things (including, without limitation, payment to the Purchase Account of an amount equal to the Purchase Price) as may be required to complete a purchase of the Sale Asset) on the date falling five Business Days after the delivery of the Beneficiary Acceptance Notice (such date being the “Completion Date”) (or such other date as may be agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary); and

3.3.2	subject to Clause 3.4, shall oblige the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) to sell (without any representation or warranty) the Sale Asset on the Completion Date (or such other date as is referred to in Clause 3.3.1) against performance by the Beneficiary of the undertaking referred to in Clause 3.3.1.

3.4	If an Intervening Event in respect of any Sale Asset is continuing on the Completion Date (or such other date as may have been agreed between the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) and the Beneficiary, as contemplated in Clause 3.3.1, then the Grantor (or any other person acting on behalf of the Grantor as agreed to by the Beneficiary) shall not be obliged to sell any Sale Asset on such Completion Date (or any other date unless agreed in writing between the Beneficiary and the Grantor(or any other person acting on behalf of the Grantor as agreed to by the Beneficiary)) and shall not be under any obligation to the Beneficiary or any other person in respect of such sale thereof (provided that the foregoing shall be without prejudice to Clause 3.1 of this Agreement).

3.5	Both the Preference Notice and the Beneficiary Acceptance Notice shall be made in writing and sent by registered post with acknowledgement of receipt (unless otherwise agreed by the Parties).

3.6	If the transfer of the Preferred Intellectual Property is to be made within any judicial proceedings in Macau, in the context of an enforcement action, bankruptcy proceedings or other judicial proceedings, the applicable procedural rules, as set out in the Macau Civil Procedure Code or any other applicable statute, shall apply. For purposes of enforcement of the Preference Right, the absence of judicial summons to exercise such right shall have the same effect as the absence of the Preference Notice.

4.	DEFAULT

4.1	In the event of:

(a)	failure by the Grantor (or any other person on behalf of the Grantor as agreed to by the Beneficiary), to give the Preference Notice prior to any transfer of any Preferred Intellectual Property to a Third Party;

(b)	transfer of a Sale Asset to a Third Party before the lapse of the Acceptance Expiry Date; or

(c)	transfer of a Sale Asset to a Third Party, in case the Beneficiary has served a Beneficiary Acceptance Notice pursuant to the terms of this Agreement to the Grantor (or such other person on behalf of such the Grantor as agreed to by the Parties), the Beneficiary shall be entitled to acquire the Sale Asset at the same price and under the same conditions as those of the transfer made to the Third Party or, in the event that the Preference Notice was given to the Beneficiary, the Beneficiary shall be entitled to acquire the Sale Asset in accordance with the terms set out in the Preference Notice.

4.2	If the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) refuses to receive the Purchase Price in the Purchase Account, the Beneficiary shall be entitled to deposit the Purchase Price with the Macau courts in favor of the Grantor (or such other person on behalf of the Grantor as agreed to by the Beneficiary) and the obligation of the Beneficiary to pay the Purchase Price shall be so discharged for purposes of making the transfer of the Sale Asset to the Beneficiary effective.

5.	TERMINATION

In addition to any other termination rights agreed to by the Parties, the Grantor may terminate this Agreement in the event the Beneficiary is subject to:

(i)	winding-up, dissolution or administration;

(ii)	the appointment of a liquidator, administrator, compulsory manager or other similar officer;

(iii)	the commencement of any enforcement process properly commenced of any security voluntarily granted by the Beneficiary (other than security granted in favour of financiers of the Grantor (as agreed by the Beneficiary)); or

(iv)	the commencement of any proceedings to enforce any judgment entered against it by a court of competent jurisdiction and which is properly enforceable in the jurisdiction of incorporation of the Beneficiary,

(v)	or any analogous procedure in any jurisdiction,

in each case provided that such winding up, dissolution, administration, appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process has been commenced otherwise than on the application of or on behalf of the financiers of the Grantor (as agreed by the Beneficiary).

6.	ENTIRE AGREEMENT

This Agreement shall be without prejudice to any other terms which the Parties may agree to with respect to the Preference Right over the Preferred Intellectual Property.

7.	FORM AND REGISTRATION

This Agreement shall be made in writing and authenticated, in four originals, one of which shall be submitted to the Macau Economic Bureau, or such other relevant registration or governmental authority, for purposes of registration of the Preference Right in respect of the Preferred Intellectual Property which may be subject to registration.

8.	NOTICES

All notices that shall need to be made and copies of notices to be delivered under or in connection with this Agreement, including the notices and replies referred to in Clause 3 above, shall be sent to the following persons and addresses, unless otherwise communicated in writing to the Party concerned:

(a)	To the Grantor: [●];

(b)	To the Beneficiary: [●];

9.	APPLICABLE LAW AND JURISDICTION

This Agreement and the Preference Right created hereunder shall be governed by the laws of the Macau SAR and the Parties agree that any disputes arising from or in connection with this Agreement or the Preference Right shall be referred to the Macau courts.

SCHEDULE I

(INTELLECTUAL PROPERTY)

Description	Number

For and on behalf of the Grantor,	For and on behalf of the Beneficiary,

Name:	Name:
Title:	Title:

SCHEDULE 7

FORMS OF POWERS OF ATTORNEY

PART A

POWER OF ATTORNEY

         On the [●] day of [●] of the year two thousand [●], at my Office, at [●], Macau, before me, [●], Notary, appeared:

         [●], [marital status], holder of [identity document no. [●], issued in [●] on [●], residing in [●] at [●], acting in his capacity as a representative of:

         [Preference Right Holder]

         I verified the identity of the grantor by production of his identification document, and the capacity and authority of the grantor to intervene in this act by [●]. The aforesaid documents are filed with no. [●] and [●] in my office in bundle no. [●] of documents filed at the request of the parties.

         AND HE DECLARED:

         That [Preference Right Holder] (hereinafter referred to as the “Company”) hereby appoints [Security Agent], to be its attorney (the “Attorney”) with the following powers,:

         (a) to do all such things and executed all such documents as the Attorney may consider necessary or reasonably required for the purposes of terminating and/or removing the preference rights granted in favour of the Company pursuant to any of the Preference Right Agreements (as defined below), including without limitation, to enter for and on behalf of the Company into one or several termination agreements in respect of the following:

(i) Preference Right Agreement dated [●] executed between the Company and [●];

(ii) Preference Right Agreement dated [●] executed between the Company and [●]; and

(iii) …,

together the “Preference Right Agreements”

         (b) if any such Preference Right Agreements are registered, to do all such things and executed all such documents as the Attorney may consider necessary or reasonably required for the purposes of cancelling the registration in respect of the preference rights granted in favour of the Company pursuant to any of the Preference Right Agreements, including without limitation, to apply to the [relevant registry or governmental department] for the cancelation of the registration of each and all rights acquired under the relevant Preference Right Agreement.

         All of the above powers shall only be exercised by the Attorney after the delivery of a Sponsor Option Termination Notice to the Company (as defined in the Direct Agreement) in accordance with the terms of the direct agreement dated [●] entered into by [●] (the “Direct Agreement”) (to the extent applicable, following the delivery of such Sponsor Option Termination Notice) and the Preference Right Agreements. Notwithstanding, all persons before whom this power of attorney shall be produced, invoked or exercised should rely on the fact that the Attorney is making use of it as evidence of due compliance with the terms of the Direct Agreement that regulate such use and the Preference Right Agreements.

         This Power of Attorney is also granted in benefit of the attorney being, in accordance with article 258.3 of the Civil Code of the Macau S.A.R., irrevocable without the attorney’s consent.

         As the grantor does not understand the Portuguese language, I translated this power of attorney verbally into English and he assured me that it corresponds to his will/I have read out loud and explained the contents of this act to the grantor hereof in his presence.

PART B

POWER OF ATTORNEY

         On the [●] day of [●] of the year two thousand [●], at my Office, at [●], Macau, before me, [●], Notary, appeared:

         [●], [marital status], holder of [identity document no. [●], issued in [●] on [●], residing in [●] at [●], acting in his capacity as a representative of:

         [Obligor’s Shareholder]

         I verified the identity of the grantor by production of his identification document, and the capacity and authority of the grantor to intervene in this act by [●]. The aforesaid documents are filed with no. [●] and [●] in my office in bundle no. [●] of documents filed at the request of the parties.

         AND HE DECLARED:

         That [Obligor’s Shareholder] (hereinafter referred to as the “Company”) hereby appoints [Security Agent], to be its attorney (the “Attorney”) with the following powers to, in respect of the amendment and removal of clauses [●] of the Articles of Association of [Obligor]:

         (a) vote for and on behalf of the Company in any General Assembly of [Obligor] to the effect that the Articles of Association of [Obligor] be amended by removing clauses [●] regarding preference rights and amortization from such Articles of Association;

         (b) vote, for and on behalf of the Company, in any General Assembly of [Obligor] on the appointment of the Attorney itself or any other party to do all such things and execute all such documents as the Attorney may consider necessary or reasonably required for the purposes of registering the amendments to the Articles of Association of the Company as referred to in paragraph (a), including without limitation, apply for the registration of the approved amendments to the Articles of Association of [Obligor] pursuant to the paragraph above at the Companies Registry of Macau; and

         (c) perform any or all of the obligations owed by the Company to the Attorney under the direct agreement dated [●] entered into by [●] (the “Direct Agreement”).

         All of the above powers shall only be exercised by the Attorney after the delivery of a Sponsor Option Termination Notice to the Company (as defined in the Direct Agreement in accordance with the terms of the Direct Agreement (to the extent applicable, following the delivery of such Sponsor Option Termination Notice). Notwithstanding, all persons before whom this power of attorney shall be produced, invoked or exercised should rely on the fact that the Attorney is making use of it as evidence of due compliance with the terms of the Services and Right to Use Agreement Direct Agreement that regulate such use.

         This Power of Attorney is also granted for the benefit of the attorney, in accordance with article 258.3 of the Civil Code of the Macau S.A.R., and is irrevocable without the Attorney’s consent.

         As the grantor does not understand the Portuguese language, I translated this Power of Attorney verbally into English and he assured me that it corresponds to his will/I have read out loud and explained the contents of this act to the grantor hereof in his presence.

PART C

POWER OF ATTORNEY

         On the [●] day of [●] of the year two thousand [●], at my Office, at [●], Macau, before me, [●], Notary, appeared:

         [●], [marital status], holder of [identity document no. [●], issued in [●] on [●], residing in [●] at [●], acting in his capacity as a representative of:

         [Obligor’s Shareholder]

         I verified the identity of the grantor by production of his identification document, and the capacity and authority of the grantor to intervene in this act by [●]. The aforesaid documents are filed with no. [●] and [●] in my office in bundle no. [●] of documents filed at the request of the parties.

         AND HE DECLARED:

         That [Obligor’s Shareholder] (hereinafter referred to as the “Company”) hereby appoints [Security Agent], to be its attorney (the “Attorney”) with the following powers to, in respect of the amendment and removal of clauses [●] of the Articles of Association of [Obligor]:

         (a) vote for and on behalf of the Company in any General Assembly of [Obligor] to the effect that the Articles of Association of [Obligor] be amended by removing clauses [●] regarding preference rights and amortization from such Articles of Association;

         (b) vote, for and on behalf of the Company, in any General Assembly of [Obligor] on the appointment of the Attorney itself or any other party to do all such things and execute all such documents as the Attorney may consider necessary or reasonably required for the purposes of registering the amendments to the Articles of Association of the Company as referred to in paragraph (a), including without limitation, apply for the registration of the approved amendments to the Articles of Association of [Obligor] pursuant to the paragraph above at the Companies Registry of Macau.

         All of the above powers shall only be exercised by the Attorney after the delivery of a Sponsor Option Termination Notice to the Company (as defined in the direct agreement dated [●] entered into by [●] (the “Direct Agreement”) in accordance with the terms of the Direct Agreement (to the extent applicable, following the delivery of such Sponsor Option Termination Notice). Notwithstanding, all persons before whom this power of attorney shall be produced, invoked or exercised should rely on the fact that the Attorney is making use of it as evidence of due compliance with the terms of the Services and Right to Use Agreement Direct Agreement that regulate such use.

         This Power of Attorney is also granted for the benefit of the attorney, in accordance with article 258.3 of the Civil Code of the Macau S.A.R., and is irrevocable without the Attorney’s consent.

         As the grantor does not understand the Portuguese language, I translated this Power of Attorney verbally into English and he assured me that it corresponds to his will/I have read out loud and explained the contents of this act to the grantor hereof in his presence.

PART D

PRO FORMA SECURITY POWER OF ATTORNEY

THIS SECURITY POWER OF ATTORNEY is granted on                                                             20[●]

1.	In this deed, unless otherwise defined herein:

“Relevant Clause” means any of clauses 12 (Golden Shareholder and Preference Holder Undertakings), 13.13 (Waiver of Expert Sale Statement), 14.2.2(c), 14.2.7(a)(ii), 14.2.7(b), 14.3.2(c), 14.3.3(c), 14.3.7(b)(ii), 14.4.1(c), 14.4.1(d)(ii) and 14.4.5(b) of the Services and Right to Use Direct Agreement; and

all terms defined or referred to in the HK$10,855,880,000 senior facilities agreement dated 28 January 2013 between, among others, Studio City Investments Limited as parent, Studio City Company Limited as borrower, Industrial and Commercial Bank of China (Macau) Limited as security agent and Deutsche Bank AG, Hong Kong Branch as agent (as amended, novated, supplemented, extended, replaced or restated (in each case, however fundamentally) from time to time) (the “Facilities Agreement”) shall bear the same meaning when used in this deed.

2.	STUDIO CITY HOLDINGS FIVE LIMITED, a company incorporated under the laws of the British Virgin Islands (registered number 1789892) whose registered office is at Appleby Corporate Services (BVI) Limited, Jayla Place, Wickmans Cay 1, Road Town, Tortola, British Virgin Islands, (the “Golden Shareholder”) for valuable consideration (the receipt and sufficiency of which it hereby acknowledges) APPOINTS INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as Security Agent under (and as defined in) the Facilities Agreement, to be its attorney (the “Attorney”) with full power to exercise in its name and on its behalf all or any of the rights, powers and privileges attaching to each golden share of US$1.00 in the share capital of [name of relevant BVI Entity] (the “Company”) registered in the Golden Shareholder’s name (the “Golden Shares”) or otherwise capable of being exercised by the registered holder of the Golden Shares in such manner and on such terms as the Attorney shall in its discretion think fit or deem proper in the exercise of any such rights, powers and privileges solely in respect of any matter, action or thing that the Golden Shareholder is required (but has failed) to execute and deliver, or cause to be executed and delivered and to do or cause to be done in relation to all of the Transfer and Related Provisions (as defined in the Services and Right to Use Direct Agreement) or any other provision under or pursuant to any Relevant Clause, including, without limitation, all or any of the following:

2.1	to receive notice of, attend and vote at any general meeting, class meeting or any adjournments of any such meetings;

2.2	to approve, complete and otherwise sign or execute any requisition of any meeting, consent to short notice, proxy, written resolution of members or any other documents required to be signed by the registered holder of the Golden Shares;

2.3	to deal with and give directions as to any moneys, securities or other benefits or notices, documents or other communications (in whatever form) arising by right of the Golden Shares or received in connection with the Golden Shares from the Company or any other person;

2.4	to deliver on the Golden Shareholder’s behalf one or more GS Cessation Notices (as defined in the Services and Right to Use Direct Agreement);

2.5	to perform any or all of the obligations owed by the Golden Shareholder to the Attorney under any Relevant Clause;

2.6	to do all such other acts and things and to approve, execute (as a deed or otherwise) and deliver all such other documents as the Attorney shall consider necessary or reasonably required for the purpose of:

(a)	enforcing the rights, of the Secured Parties under any Relevant Clause;

(b)	causing to be removed, waived or extinguished all of the rights, powers and privileges enjoyed by the Golden Shareholder in respect of, or otherwise relating to, the Golden Shares; and

(c)	making such registrations of any of the actions taken or contemplated to be taken by the Attorney pursuant to this Power of Attorney as the Attorney shall deem necessary or reasonably required.

3.	The powers specified in paragraph 2 above may be exercised by the Attorney:

3.1	In respect of Clause 12 (Golden Shareholder and Preference Holder Undertakings):

(a)	only following the delivery of a Sponsor Option Termination Notice under (and as defined in) the Services and Right to Use Direct Agreement to the Golden Shareholder in accordance with the Services and Right to Use Direct Agreement; and

(b)	consistently with the terms and provisions of the Services and Right to Use Direct Agreement (to the extent applicable following the delivery of such Sponsor Option Termination Notice).

3.2	In respect of any provision of a Relevant Clause (other than Clause 12 (Golden Shareholder and Preference Holder Undertakings)):

(a)	at any time after the failure by the Golden Shareholder to comply with such provisions of such Relevant Clause; and

(b)	consistently with the terms and provisions of the Services and Right to Use Direct Agreement.

4.	This power of attorney is given by way of security to secure:

4.1	a proprietary interest of the Attorney; and

4.2	the performance of obligations owed by the Golden Shareholder to the Attorney under Services and Right to Use Direct Agreement.

5.	For so long as the Attorney has the proprietary interest referred to in Clause 3.1 or the obligations referred to in Clause 3.2 remains undischarged this power of attorney shall not be revoked (and shall not be capable of being revoked) by the winding up or dissolution of the Golden Shareholder or (except with the prior written consent of the Attorney) by the Golden Shareholder.

6.	This power of attorney shall terminate on the earliest of:

6.1	the first date on which no Secured Obligations are outstanding, in accordance with clause 29.23 (Winding up of trust) of the Facilities Agreement;

6.2	a transfer of the Golden Share in accordance with clause 13.7 (Transfers by Golden Shareholder) of the Services and Right to Use Direct Agreement shall have occurred; and

6.3	the first date on which the Golden Shareholder (and/or the Attorney on its behalf) shall have complied with all of its obligations in full in relation to all of the Transfer and Related Provisions (as defined in the Services and Right to Use Direct Agreement) under or pursuant to clause 12 (Golden Shareholder and Preference Holder Undertakings) of the Services and Right to Use Direct Agreement,

provided that, for the avoidance of doubt, (in each case) the conditions to the termination of this power of attorney set out in the relevant clause (as the case may be) referred to in clauses 6.1 or 6.2 above have been satisfied.

7.	The Golden Shareholder undertakes to ratify whatever the Attorney does or lawfully causes to be done under the authority or purported authority of this power of attorney.

8.	References in this Power of Attorney to the Golden Shareholder include any successors or replacements.

9.	This power of attorney and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	This deed is delivered on the date written at the start of this deed.

EXECUTED by the Golden Shareholder as a deed

EXECUTED as a DEED                                           )

By STUDIO CITY HOLDINGS FIVE LIMITED)

acting by                                                                      )

its:                                                                                 )            Director

in the presence of:

Name of witness:

Occupation of witness:

Address of witness:

SCHEDULE 8

FORM OF DEBENTURE

DATED [●] 20[●]

[                                             ]

AS CHARGOR

IN FAVOUR OF

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

AS SECURITY AGENT

DEBENTURE

Schedule 3 Representations and Warranties	282
Schedule 4 Form of Notice to the Registered Agent of the Company and Acknowledgement	286

THIS DEBENTURE is made on                                          20[●]

BETWEEN

(1)	[●], a company incorporated in [the British Virgin Islands] (registered number [•]), with its registered office at [•] (the “Chargor”); and

(2)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, as agent and security trustee for the Secured Parties (the “Security Agent”).

WHEREAS:

(A)	Pursuant to the Finance Documents the Lenders have agreed to make the Facilities available to the Borrower.

(B)	It is a condition under the Services and Right to Use Direct Agreement to the issue of any Golden Share that the Chargor enters into this Debenture.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Debenture, unless otherwise defined herein, all terms defined or referred to in the Services and Right to Use Direct Agreement, or if not defined or referred to in the Services and Right to Use Direct Agreement, the Facilities Agreement, shall have the same meaning when used in this Debenture and, in addition:

“Assignment of Reimbursement Agreement” means the assignment of the Reimbursement Agreement entered or to be entered into between SCE and the Security Agent (as the same may be amended or supplemented from time to time);

“Assignment of Services and Right to Use Agreement” means the assignment of the Services and Right to Use Agreement entered or to be entered into between SCE and the Security Agent (as the same may be amended or supplemented from time to time);

“Authorisation of the Government of the Macau SAR” means any authorisation, consent or approval issued by any Governmental Authority with respect to the execution of the Services and Right to Use Agreement, the Reimbursement Agreement, the Assignment of Services and Right to Use Agreement, the Assignment of Reimbursement Agreement or the Services and Right to Use Direct Agreement;

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands;

“BVI Entity” means each company (incorporated in the British Virgin Islands) whose name and registered number are set out in columns (1) and (2) respectively of Schedule 1 (Golden Shares), and “BVI Entities” means all of them.

“Charged Property” means all the assets and undertaking of the Chargor which from time to time are the subject of the security created or expressed or intended to be created in favour of the Security Agent by or pursuant to this Debenture;

“Collateral Rights” means all rights, powers and remedies of the Security Agent provided by or pursuant to this Debenture or by law;

“Facilities Agreement” means the senior secured credit facilities agreement dated 28 January 2013 and made between, amongst others, Deutsche Bank AG, Hong Kong Branch as agent, Industrial and Commercial Bank of China (Macau) Limited as security agent and the original obligors listed therein, as amended, varied, novated and/or supplemented from time to time;

“Golden Share” means each share in a BVI Entity which is briefly described in Schedule 1 (Golden Shares), and “Golden Shares” means all of them;

“Insolvency Event” means:

(a)	the winding-up, dissolution or administration of the Chargor;

(b)	the appointment of a liquidator, administrator, compulsory manager or other similar officer in respect of the Chargor;

(c)	the commencement of any enforcement process properly commenced of any security consensually granted by the Chargor in favour of a party other than the Security Agent; or

(d)	the commencement of any proceedings to enforce any judgment entered against the Chargor by a court of competent jurisdiction and which is properly enforceable in its jurisdiction of incorporation,

or any analogous procedure in any jurisdiction, in each case such winding up, dissolution, administration appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process having been commenced otherwise than on the application of or on behalf of the Security Agent or its nominees or assigns;

“Operative” means an individual that is a shareholder, officer, employee, servant, controlling person, executive director, agent or authorised representative of the Chargor;

“Permitted Security” means:

(a)	any security required or expressly permitted to be granted under or pursuant to the Services and Right to Use Direct Agreement;

(b)	any lien arising or subsisting by operation of law and in the ordinary course of business and not as a result of any default or omission by the Chargor;

(c)	any netting or set off arrangement entered into by the Chargor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Chargor but only so long as:

(i)	such arrangement does not permit credit balances the Chargor to be netted or set off against debit balances of other persons; and

(ii)	such arrangement does not give rise to other Security over the assets of the Chargor in support of liabilities of other persons;

(d)	any Security created in favour of a plaintiff or defendant in any proceedings as security for costs or expenses; and

(e)	any Security securing unpaid Taxes and arising by law but only if such unpaid taxes are being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to pay the amount of those unpaid Taxes;

“Preference Right Agreement” means each of the agreements briefly described in Schedule 2 (Preference Right Agreements), and “Preference Right Agreements” means all of them;

“Preference Rights” means, in relation to any or all Preference Right Agreements, all of the rights and interests of the Chargor thereunder, whether express or implied, arising by operation of any applicable law or otherwise howsoever;

“Receiver” means a receiver, receiver and manager, an administrative receiver or analogous person of the whole or any part of the Charged Property;

“Related Rights” means, in relation to any asset:

(a)	the proceeds of sale of any part of that asset;

(b)	all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

(c)	all rights, powers, benefits, claims, contracts, warranties, remedies, security, guarantees, indemnities or covenants for title in respect of that asset; and

(d)	any monies and proceeds paid or payable in respect of that asset;

“Services and Right to Use Direct Agreement” means the Direct Agreement dated [•] 2013 between, among others, the Chargor as Preference Holder and Golden Shareholder, Melco Crown (Macau) Limited and the Security Agent relating to the Services and Right to Use Agreement and Reimbursement Agreement (each as therein defined);

“Special Enforcement Notice” means a notice of enforcement action delivered or to be delivered by the Security Agent to the Chargor after receipt by the Security Agent of any instruction from the Agent stating that:

(a)	an Event of Default under the Finance Documents has occurred and is continuing (which instruction may be given by the Agent only pursuant to clause 24.2 (Acceleration) of the Facilities Agreement) and, as at the date of such instruction from the Agent, is still continuing; and

(b)	the conditions referred to in Clauses 13.1.1 and 13.1.2 have been satisfied,

and directing the Security Agent to take such enforcement action.

1.2	Construction

In this Debenture:

1.2.1	the rules of interpretation contained in clause 1.2 (Construction) of the Facilities Agreement shall apply to the construction of this Debenture;

1.2.2	any reference to the “Chargor” or any of the Secured Parties shall be construed so as to include its or their (and any subsequent) successors and any permitted transferees in accordance with their respective interests; and

1.2.3	references in this Debenture to any Clause or Schedule shall be to a clause or schedule contained in this Debenture.

1.3	Third party rights

1.3.1	The Contracts (Rights of Third Parties) Act 1999 applies to Clause 1.4 (Non-Recourse Liability) but only for the benefit of the Operatives subject always to the terms of Clause 29 (Governing Law) and Clause 30 (Jurisdiction).

1.3.2	Except as provided in sub-clause 1.3.1 above, a person who is not a party to this Debenture has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Debenture.

1.3.3	The consent of any person who is not a party to this Debenture is not required to rescind or vary this Debenture.

1.4	Non-recourse Liability

Notwithstanding any provision in the Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Finance Document to which such Operative is party. The Secured Parties shall have no recourse against any assets or property of any Operative for satisfaction of any of the obligations of the Chargors hereunder and under the other Finance Documents save to the extent such Operative is party to a Finance Document and is expressed to be liable for such obligation thereunder.

2.	LIMITED RECOURSE LIABILITY

2.1	Notwithstanding the provisions of this Debenture, the maximum amount which may be recovered from the Chargor under this Debenture shall be limited to the aggregate amount equal to (without double-counting and without any deduction for or on account of any set-off or similar right) the amount of the proceeds generated by the enforcement of this Debenture with respect to the Charged Property (and any such enforcement in respect of the Charged Property by the Security Agent shall be conducted in accordance with the terms hereof and, to the extent applicable, in accordance with the terms of the Services and Right to Use Direct Agreement).

2.2	If the aggregate amount of the proceeds generated by the enforcement of this Debenture with respect to the Charged Property is insufficient to pay or discharge the Secured Obligations in full for any reason, the Chargor shall not have any liability under this Debenture to pay or otherwise make good any such insufficiency in excess of the aggregate maximum amount specified in Clause 2.1.

2.3	Notwithstanding the terms of this Debenture or any Finance Document, no Secured Party shall take any step, in respect of the Secured Obligations, to initiate (or to join in initiating), in relation to the Grantor and/or any of its assets:

2.3.1	any such proceeding (or an event which under any applicable laws of any jurisdiction, has an analogous effect to any such proceeding) as is referred to in paragraph (d) or (e) of the definition of Insolvency Event; or

2.3.2	any execution, attachment or sequestration or similar legal process.

3.	FIXED CHARGES AND FLOATING CHARGE

3.1	Fixed Charges

3.1.1	The Chargor charges with full title guarantee in favour of the Security Agent as agent and security trustee for the Secured Parties with the payment and discharge of the Secured Obligations, by way of first fixed charge all such Chargor’s right, title and interest from time to time in and to the Golden Shares and all Related Rights.

3.1.2	The Chargor charges with full title guarantee in favour of the Security Agent as agent and security trustee for the Secured Parties with the payment and discharge of the Secured Obligations, by way of first fixed charge all such Chargor’s right, title and interest from time to time in and to the Preference Rights and all Related Rights.

3.2	Obligations to Perform

Notwithstanding the charges referred to in Clause 3.1, the Chargor remains liable to perform the obligations imposed on it under or in respect of the Golden Shares and the Preference Right Agreements respectively and neither the Security Agent nor any of the other Secured Parties is liable to perform any of such obligations nor liable for the consequences of non-performance (provided always that the Security Agent or such other person as it may nominate shall have the right (but not the obligation) to cure any breach of, or otherwise assume the obligation to perform, any or all such obligations).

3.3	Floating Charge

3.3.1	The Chargor with full title guarantee charges in favour of the Security Agent as agent and security trustee for the Secured Parties with the payment and discharge of the Secured Obligations by way of first floating charge all present and future assets and undertaking of the Chargor.

3.3.2	The floating charge created by paragraph 3.3.1 above shall be deferred in point of priority to all fixed Security validly and effectively created by the Chargor and for the time being subsisting in favour of the Security Agent as agent and security trustee and trustee for the Secured Parties as security for the Secured Obligations.

3.3.3	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 applies to the floating charge created pursuant to this Clause 3.3.

4.	CRYSTALLISATION OF FLOATING CHARGE

4.1	Crystallisation: By Notice

The Security Agent may at any time while this Debenture is enforceable in accordance with Clause 13 (Enforcement of Security) by notice in writing to the Chargor convert the floating charge created by Clause 3.3 (Floating Charge) with immediate effect into a fixed charge as regards any property or assets specified in the notice or which is the subject of the floating charge created by Clause 3.3 (Floating Charge).

4.2	Crystallisation: Automatic

Notwithstanding Clause 4.1 (Crystallisation: By Notice) and without prejudice to any law which may have a similar effect, the floating charge created by Clause 3.3 (Floating Charge) will automatically be converted (without notice) with immediate effect into a fixed charge as regards all the assets subject to the floating charge if:

4.2.1	the Chargor requests that the Security Agent appoint a Receiver of all or any part of the Charged Property; or

4.2.2	a resolution is passed or an order is made for the winding-up, dissolution, administration or re-organisation of the Chargor.

5.	PERFECTION OF SECURITY

5.1	Delivery of Documents

The Chargor shall upon the execution of this Debenture and upon the acquisition by the Chargor of any interest in any property expressed or intended to be the subject of the Security referred to under Clause 3.1 (Fixed Charges) deliver (or procure delivery) to the Security Agent of, and the Security Agent shall be entitled to hold and retain, all deeds, certificates and other documents constituting or evidencing title relating to such property including without limitation:

(a)

(i)	the original share certificates in respect of the Golden Shares (stating that the Chargor is the registered holder thereof), and

(ii)	copies, each certified as true, correct and up-to-date by the registered agent for the relevant BVI Entity, of the memorandum and articles of association of each BVI Entity; and

(b) duly completed, executed and dated original counterparts of the Preference Right Agreements.

All such documents retained by the Security Agent will be returned to the Chargor promptly and without any undue delay upon request of the Chargor following a release and cancellation of all the security constituted by this Debenture pursuant to Clause 22 (Release of Security) (and, to the extent that part but not all of the assets are released from the Security constituted by this Debenture in accordance with Clause 22 (Release of Security), the Security Agent shall promptly and without any undue delay upon request of the Chargor following any such release, return any such documents in respect of any such assets so released to the Chargor).

5.2	Further Advances

Subject to the terms of the Finance Documents, each Lender and/or Hedging Counterparty is under an obligation to make further advances (or, in the case of a Hedging Counterparty, payments) to the Borrower and that obligation will be deemed to be incorporated into this Debenture as if set out in this Debenture.

5.3	The Chargor shall promptly upon execution of this Debenture procure that the Company give notice to the registered agent substantially in the form set out in Schedule 4 (Form of Notice to the registered agent of the Company and Acknowledgement) and shall use its reasonable efforts to procure that the registered agent shall promptly execute an acknowledgement to such notice in substantially the form of the acknowledgement set out in Schedule 4 (Form of Notice to the registered agent of the Company and Acknowledgement); and deliver to the Security Agent copies of such notice and acknowledgement promptly upon giving or, as the case may be, receipt of the same.

6.	FURTHER ASSURANCE

6.1	Further Assurance: General

6.1.1	The covenant set out in Section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to include the obligations set out in Clause 6.1.2 below.

6.1.2

The Chargor shall at all times during the subsistence of this Debenture promptly do all such acts and execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the

Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(a)	to perfect the Security created or intended to be created under or evidenced by this Debenture (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of this Debenture, including any assets acquired by the Chargor after the date of this Debenture) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(b)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Security created or intended to be created by this Debenture after such Security has become enforceable under Clause 13 (Enforcement of Security).

6.1.3	The Chargor shall from time to time during the subsistence of this Debenture execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such other actions, as the Security Agent may reasonably request, for the purposes of implementing or effectuating the provisions of the Finance Documents, or of more fully perfecting or renewing the rights of the Finance Parties with respect to the Charged Property (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other assets acquired after the date of this Debenture by the Chargor which may be deemed to be part of the Charged Property) pursuant to this Debenture.

6.2	Consents

The Chargor shall obtain (in form and content reasonably satisfactory to the Security Agent):

6.2.1	promptly (and in any event within ten Business Days) from and including the date of execution of this Debenture, in respect of any assets or property to be the subject of a fixed charge hereunder which are already in existence on that date; and

6.2.2	before acquiring any assets or property to be the subject of a fixed charge hereunder,

any consents necessary to enable such assets or property to be the subject of an effective charge pursuant to Clause 3 (Fixed Charges) and, immediately upon obtaining any such consent, the assets or property concerned shall become subject to such security and the Chargor shall promptly deliver a copy of each consent to the Security Agent.

6.3	BVI Procedures

The Chargor shall:

6.3.1	promptly and in any event within ten (10) Business Days from and including the date of execution of this Debenture, create and maintain a register of charges (the “Register of Charges”) to the extent this has not already been done in accordance with section 162 of the BVI Act;

6.3.2	promptly and in any event within ten (10) Business Days from and including the date of execution of this Debenture, enter particulars as required by the BVI Act of the security interests created pursuant to this Debenture in its Register of Charges and promptly (and in any event within two (2) Business Days) after entry of such particulars has been made, provide the Security Agent with a certified true copy of the updated Register of Charges;

6.3.3	promptly and in any event within ten (10) Business Days from and including the date of execution of this Debenture, with a view to effecting registration, or assisting the Security Agent in effecting registration, of this Debenture with the Registrar of Corporate Affairs (the “Registry”) pursuant to section 163 of the BVI Act, make the required filing, or assist the Security Agent in making the required filing, in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to the Security Agent that such filing has been made; and

6.3.4	promptly and in any event within five (5) Business Days from and including the date of issue of the certificate of registration of charge issued by the Registry, deliver to the Security Agent such certificate of registration, together with a Registry stamped copy of the description of the security created pursuant to this Debenture.

7.	NEGATIVE PLEDGE AND DISPOSALS

7.1	Negative Pledge

The Chargor undertakes that it shall not, at any time during the subsistence of this Debenture, create or permit to subsist any Security over all or any part of the Charged Property other than Permitted Security.

7.2	No Disposal of Interests

The Chargor undertakes that it shall not (and shall not agree to) at any time during the subsistence of this Debenture, except as permitted pursuant to the Services and Right to Use Direct Agreement, enter into a transaction or series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer, or otherwise dispose of any Charged Property.

8.	GOLDEN SHARES

The Chargor, other than as expressly required or contemplated by the Finance Documents or the memorandum and articles of association of each relevant BVI Entity, shall not exercise any of its rights and powers in relation to any of the Golden Shares in any manner which could be reasonably expected to prejudice the security created by this Debenture.

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12.	CHARGOR’S REPRESENTATIONS AND WARRANTIES

The Chargor makes each of the representation and warranties set out in Schedule 3 (Representations and Warranties) by reference to the facts and circumstances then existing, on the date of this Debenture.

13.	ENFORCEMENT OF SECURITY

13.1	Enforcement Conditions

The Security Agent may proceed to enforce the Security created by or pursuant to this Debenture only after the Security Agent has delivered a Special Enforcement Notice to the Chargor and the Security Agent may not deliver a Special Enforcement Notice to the Chargor unless:

13.1.1	the conditions which are required to be satisfied in order for the Security Agent to be entitled to deliver an Enforcement Notice to any Obligor or Grantor shall be satisfied; and

13.1.2	either:

(a)	an Insolvency Event shall have occurred in respect of the Chargor, or

(b)	either of the circumstances or events described in paragraph (c) of the definition of ‘Sponsor Option Termination Event’ in Clause 1.1 of the Services and Right to Use Direct Agreement shall have occurred.

13.2	Enforcement

After the Security Agent shall have given a Special Enforcement Notice to the Chargor, the security created by or pursuant to this Debenture is immediately enforceable and the Security Agent may, without notice to the Chargor or prior authorisation from any court, in its absolute discretion:

13.2.1	enforce all or any part of that security (at the times, in the manner and on the terms it thinks fit) and take possession of and hold or dispose of all or any part of the Charged Property; and

13.2.2	whether or not it has appointed a Receiver, exercise all or any of the powers, authorities and discretions conferred by the Law of Property Act 1925 (as varied or extended by this Debenture) on mortgagees and by this Debenture on any Receiver or otherwise conferred by law on mortgagees or Receivers.

13.3	No Liability as Mortgagee in Possession

Neither the Security Agent nor any Receiver shall be liable to account as a mortgagee in possession in respect of all or any part of the Charged Property or be liable for any loss upon realisation or for any neglect, default or omission in connection with the Charged Property to which a mortgagee or mortgagee in possession might otherwise be liable other than any loss which arises as a consequence of any gross negligence or wilful misconduct on the part of the Security Agent or the Receiver.

13.4	Right of Appropriation

To the extent that any of the Charged Property constitutes “financial collateral” and this Debenture and the obligations of the Chargor hereunder constitute a “security financial collateral arrangement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003 No. 3226) (the “Regulations”) the Security Agent shall, following the delivery of a Special Enforcement Notice to the Chargor, have the right to appropriate all or any part of such financial collateral in or towards discharge of the Secured Obligations and may exercise such right to appropriate upon giving written notice to the Chargor. For this purpose, the parties agree that the value of such financial collateral so appropriated shall be (a) in the case of cash, the amount thereof, together with any accrued but unposted interest, at the time the right of appropriation is exercised; and (b) in the case of any other financial collateral, the market price of such other financial collateral determined by the Security Agent by reference to a public index or by an independent valuation by a reputable firm of accountants or any other third party financial professional. In each case, the parties agree that the method of valuation provided for in this Debenture shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

13.5	Effect of Moratorium

The Security Agent shall not be entitled to exercise its rights under Clause 13.2 (Enforcement) or Clause 4 (Crystallisation of Floating Charge) where the right arises as a result of an Event of Default occurring solely due to any person obtaining or taking steps to obtain a moratorium pursuant to Schedule A1 of the Insolvency Act 1986.

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15.	EXTENSION AND VARIATION OF THE LAW OF PROPERTY ACT 1925

15.1	Extension of Powers

The power of sale or other disposal conferred on the Security Agent and on any Receiver by this Debenture shall operate as a variation and extension of the statutory power of sale under Section 101 of the Law of Property Act 1925 and such power shall arise (and the Secured Obligations shall be deemed due and payable for that purpose) on execution of this Debenture but shall not be exercisable until a Special Enforcement Notice is delivered to the Chargor or unless otherwise requested by the Chargor.

15.2	Restrictions

The restrictions contained in sections 93 and 103 of the Law of Property Act 1925 shall be excluded to the fullest extent permitted by law and the Security Agent shall, so far as it shall be lawful, be entitled to consolidate all or any of the security interests constituted by this Debenture and/or its powers hereunder with any other Security whether in existence at the date of this Debenture or created thereafter. Without prejudice to the foregoing, the restrictions contained in Sections 93 and 103 of the Law of Property Act 1925 shall not apply to this Debenture or to the exercise by the Security Agent of its right to consolidate all or any of the security created by or pursuant to this Debenture with any other security in existence at any time or to its power of sale, which powers may be exercised by the Security Agent without notice to the Chargor on or at any time after delivery of a Special Enforcement Notice by the Security Agent to the Chargor.

15.3	Certificate

A certificate in writing by an officer or agent of the Security Agent that any power of sale or other disposal has arisen and is exercisable shall be conclusive evidence (in the absence of manifest error) of that fact, in favour of any person dealing with the Security Agent or any Receiver.

16.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR

16.1	Appointment and Removal

After the delivery of a Special Enforcement Notice to the Chargor, the Security Agent may by deed or otherwise (acting through an authorised officer of the Security Agent), without further prior notice to the Chargor:

16.1.1	appoint one or more persons to be a Receiver of the whole or any part of the Charged Property;

16.1.2	appoint two or more Receivers of separate parts of the Charged Property;

16.1.3	remove (so far as it is lawfully able) any Receiver so appointed;

16.1.4	appoint another person(s) as an additional or replacement Receiver(s); or

16.1.5	appoint one or more persons to be an administrator of the Chargor.

The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Security Agent under the Law of Property Act 1925 (as extended by this Debenture) or otherwise and such powers shall remain exercisable from time to time by the Security Agent in respect of any part of the Charged Property in respect of which he was appointed (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor).

16.2	Capacity of Receivers

Each person appointed to be a Receiver pursuant to Clause 16.1 (Appointment and Removal) shall be:

16.2.1	entitled to act individually or together with any other person appointed or substituted as Receiver;

16.2.2	for all purposes shall be deemed to be the agent of the Chargor which shall be solely responsible for his acts, defaults and liabilities (other than those directly attributable to the gross negligence or wilful default of the Receiver) and for the payment of his remuneration and no Receiver shall at any time act as agent for the Security Agent; and

16.2.3	entitled to remuneration for his services at a rate to be fixed by the Security Agent from time to time (without being limited to the maximum rate specified by the Law of Property Act 1925).

16.3	Statutory Powers of Appointment

The powers of appointment of a Receiver shall be in addition to all statutory and other powers of appointment of the Security Agent under the Law of Property Act 1925 (as extended by this Debenture) or otherwise and such powers shall remain exercisable from time to time by the Security Agent in respect of any part of the Charged Property.

17.	POWERS OF RECEIVER

17.1	Every Receiver shall (subject to any restrictions in the instrument appointing him but notwithstanding any winding-up, insolvency or dissolution of the Chargor) have and be entitled to exercise, in relation to the Charged Property (and any assets of the Chargor which, when got in, would be Charged Property) in respect of which he was appointed, and as varied and extended by the provisions of this Debenture (in the name of or on behalf of the Chargor or in his own name and, in each case, at the cost of the Chargor):

17.1.1	all the powers conferred by the Law of Property Act 1925 on mortgagors and on mortgagees in possession and on receivers appointed under that Act;

17.1.2	all the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);

17.1.3	all the powers and rights of an absolute owner and power to do or omit to do anything which the Chargor itself could do or omit to do;

17.1.4

the power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Debenture or any of the Finance Documents (including the power of attorney) on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise any subsequent delegation or any revocation of such power, authority or discretion by the Receiver itself;

17.1.5	the power to do all things (including bringing or defending proceedings in the name or on behalf of the Chargor) which seem to the Receiver to be incidental or conducive to (a) any of the functions, powers, authorities or discretions conferred on or vested in him or (b) the exercise of the Collateral Rights (including realisation of all or any part of the assets in respect of which that Receiver was appointed) or (c) bringing to his hands any assets of the Chargor forming part of or which when got in would be, Charged Property; and

17.1.6	all the power conferred on him by general law.

17.2	Without prejudice to the generality of the foregoing, each Receiver shall (subject to any limitations or restrictions in the instrument appointing him but notwithstanding any winding-up, bankruptcy, insolvency or dissolution of the Chargor) have the following powers in relation to the part of the Charged Property (and any assets which, when got in, would be part of such Charged Property) in respect of which he was appointed (and every reference in this Clause 17.2 to the “Charged Property” shall be read as a reference to that part of the Charged Property in respect of which such Receiver was appointed):

(a)	Take Possession

power to take immediate possession of, collect and get in all or any part of the Charged Property including without limitation all dividends, interests and other monies arising therefrom or accruing thereto (whether before or after the date of his appointment) and without prejudice to the foregoing, to cause to be registered all or any part of the Charged Property in its own name or in the name of its nominee(s) or in the name of any purchaser(s) thereof;

(b)	Calls

power to make, or to require the directors of the Chargor to make, calls upon the holders of share capital of the Chargor which remains uncalled and to enforce payment of such calls and any previous unpaid calls by taking proceedings;

(c)	Proceedings and Claims

power to bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with the business of the Chargor or all or any part of the Charged Property or this Debenture in the name of the Chargor or in his own name and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

(d)	Carry on Business

power to carry on and manage, or concur in the carrying on and management of or to appoint a manager of, the whole or any part of the Chargor’s business in such manner as he in his absolute discretion thinks fit;

(e)	Contracts

power to enter into any contract or arrangement and to perform, repudiate, rescind or vary any contract to which the Chargor is a party;

(f)	Subsidiary

power to supervise, control and finance any existing or new subsidiary of the Chargor or any other body corporate and its business and the conduct of such persons and to change the situation of the registered office of any such subsidiary or other body corporate;

(g)	Deal with Charged Property

power to sell, assign, transfer, convey, factor and/or otherwise dispose of all or any part of the Charged Property or concur in any of the foregoing on behalf of the Chargor (in each case with or without consideration) in such manner and on such terms as he thinks fit;

(h)	Voting Rights

exercise (or refrain from exercising) any or all of the voting rights in respect of the Charged Property or any part thereof in such manner and on such terms as he thinks fit;

(i)	Acquisitions

power to purchase, lease, hire or otherwise acquire any assets or rights of any description which he shall in his absolute discretion consider necessary or desirable for the improvement or realisation of the whole or any part of the Charged Property or otherwise for the benefit of the whole or any part of the Charged Property;

(j)	New Subsidiary

power to form a subsidiary of the Chargor or acquire the share capital of a body corporate to become a subsidiary of the Chargor and to procure the purchase, lease or acquisition of an interest in the whole or any part of the Charged Property by such subsidiary or to carry on any business in succession to the Chargor or any other subsidiary of the Chargor;

(k)	Landlord and Tenant

power to make allowances to and re arrangements (including granting any licences and operating any rent reviews) with any lessees, tenants or persons from whom rents and profits may be receivable and to exercise any powers and discretions conferred on a landlord or a tenant by any statutory provision from time to time in force;

(l)	Repairs etc

power to undertake or complete any repair, refurbishment, decoration, modification, building, improvement or development of all or any part of the Charged Property and to apply for and obtain planning permissions, building regulation approvals and other permissions, consents or licences and to acquire (or acquire an interest in) any such property as he may think expedient;

(m)	Insurance

power to effect, maintain or renew indemnity and other insurances and to obtain bonds and performance guarantees;

(n)	Employment

power to employ, engage, dismiss or vary the terms of employment or engagement of employees, workmen, servants, officers, managers, agents and advisers on such terms as to remuneration and otherwise as he shall think fit including power to engage his own firm in the conduct of the receivership;

(o)	Borrowing

power to raise or borrow money from any person, including any Secured Party (with or without any security on the Charged Property to rank either in priority to or after all or any part of the security constituted pursuant to this Debenture) on such terms as he shall in his absolute discretion think fit (and no person lending such money shall be concerned to see or enquire as to the propriety or purpose of the exercise of such power or the application of money so raised or borrowed);

(p)	Redemption of Security

power to redeem, discharge or compromise any security whether or not having priority to the security constituted by this Debenture or any part of it;

(q)	Covenants, Guarantees and Indemnities

power to enter into such bonds, covenants, guarantees, commitments, indemnities and other obligations or liabilities as he shall think fit and make all payments needed to effect, maintain or satisfy such obligations or liabilities and to use the company seal(s) (if any) of the Chargor; and

(r)	Exercise of Powers in Chargor’s Name

power to exercise any of the above powers on behalf of and in the name of the Chargor (notwithstanding any winding-up, bankruptcy, insolvency or dissolution of the Chargor) or on its own behalf.

17.3	In making any sale or other disposal of all or any part of the Charged Property or any acquisition in the exercise of their respective powers, a Receiver or the Security Agent may do so for such consideration, in such manner, and generally on such terms and conditions as it thinks fit. Any contract for any sale, disposal or acquisition by the Receiver or the Security Agent may contain conditions excluding or restricting the personal liability of the Receiver or the Security Agent.

18.	APPLICATION OF MONIES

18.1	All monies received or recovered by the Security Agent or any Receiver pursuant to this Debenture or the powers conferred by it shall (subject to (a) the claims of any person having prior rights thereto, (b) Clause 13 (Enforcement of Security) and (c) Clause 18.2 below and, by way of variation of the provisions of the Law of Property Act 1925) be applied by the Security Agent (notwithstanding any purported appropriation by the Chargor) in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement.

18.2	Notwithstanding any other provision of the Finance Documents, the Security Agent or any Receiver may, at any time after the delivery of a Special Enforcement Notice to the Chargor, pay any or all of the monies received, recovered or realised by the Security Agent or such Receiver under this Debenture (including without limitation the proceeds of any conversion of currency) into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent shall think fit (whether or not any Secured Obligations shall have become due) pending their application from time to time in accordance with the provisions of Clause 18.1 above. If the Secured Obligations have been fully discharged or would be fully discharged if the monies in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Security Agent shall promptly apply the monies in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any monies remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Security Agent shall promptly pay such remaining monies in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement. Any interest accrued on any monies in such suspense or impersonal account shall be credited to such suspense or, as the case may be, impersonal account and shall, subject to the terms of this Clause 18.2, be applied towards satisfaction of the Secured Obligations (and following the satisfaction of the same, in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement).

19.	PROTECTION OF PURCHASERS

19.1	Consideration

The receipt of the Security Agent or any Receiver shall be conclusive discharge to a purchaser and, in making any sale or disposal of any of the Charged Property or making any acquisition, the Security Agent or any Receiver may do so for such consideration (whether cash or non-cash), in such manner and on such terms as it thinks fit. Any contract for such sale, disposal or acquisition by the Receiver or the Security Agent may contain conditions excluding or restricting the personal liability of the Receiver or the Security Agent.

19.2	Protection of Purchasers

No purchaser or other person dealing with the Security Agent or any Receiver shall be bound to inquire whether the right of the Security Agent or such Receiver to exercise any of its powers has arisen or become exercisable or be concerned with any propriety or regularity on the part of the Security Agent or such Receiver in such dealings.

20.	POWER OF ATTORNEY

20.1	Appointment and Powers

The Chargor hereby by way of security irrevocably appoints the Security Agent and any Receiver severally to be its attorney and in its name, on its behalf and as its act and deed, at any time after a Special Enforcement Notice has been delivered to the Chargor, to execute, deliver and perfect all documents and do all things which the attorney may consider to be required or desirable for:

20.1.1	carrying out any obligation imposed on the Chargor by this Debenture or any other agreement relating to the Charged Property to which the Chargor and the Security Agent are party (including, where the Chargor has failed to do so, the execution and delivery of any deeds, charges, assignments or other security and any transfers of the Charged Property);

20.1.2	enabling the Security Agent and any Receiver to exercise, or delegate the exercise of, any of the rights, powers and authorities conferred on them by or pursuant to this Debenture or by law (including, after the delivery of a Special Enforcement Notice, the exercise of any right of a legal or beneficial owner of the Charged Property).

20.2	Ratification

The Chargor shall ratify and confirm all things done and all documents executed by any attorney in accordance with the terms of this Clause 20 in the exercise or purported exercise of all or any of his powers granted by or in relation to the Chargor.

21.	EFFECTIVENESS OF SECURITY

21.1	Continuing Security

21.1.1	The Security created by or pursuant to this Debenture shall remain in full force and effect as a continuing security for the Secured Obligations unless and until released or discharged in full by the Security Agent in accordance with Clause 22 (Release of Security).

21.1.2	No part of the security from time to time intended to be constituted by the Debenture will be considered satisfied or discharged by any intermediate payment, discharge or satisfaction of the whole or any part of the Secured Obligations.

21.2	Cumulative Rights

The security created by or pursuant to this Debenture and the Collateral Rights shall be cumulative, in addition to and independent of every other security which the Security Agent or any Secured Party may at any time hold for the Secured Obligations or any other obligations or any rights, powers and remedies provided by law. No prior security held by the Security Agent (whether in its capacity as trustee or otherwise) or any of the other Secured Parties over the whole or any part of the Charged Property shall merge into the security constituted by this Debenture.

21.3	No Prejudice

The security created by or pursuant to this Debenture and the Collateral Rights shall not be prejudiced by any unenforceability or invalidity of any other agreement or document or by any time or indulgence granted to the Chargor or any other person, or the Security Agent (whether in its capacity as security agent, trustee or otherwise) or any of the other Secured Parties or by any variation of the terms of the trust upon which the Security Agent holds the security or by any other thing which might otherwise prejudice that security or any Collateral Right.

21.4	Remedies and Waivers

No failure on the part of the Security Agent to exercise, or any delay on its part in exercising, any Collateral Right shall operate as a waiver of that Collateral Right or constitute an election to affirm this Debenture. No single or partial exercise of any Collateral Right shall preclude any further or other exercise of that or any other Collateral Right.

21.5	Implied Covenants for Title

(a)	The covenants set out in Sections 3(1), 3(2) and 6(2) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to Clause 3 (Fixed Charges and Floating Charge).

(b)	It shall be implied in respect of Clause 3 (Fixed Charges and Floating Charge) that the Chargor is charging the Charged Property free from all charges and encumbrances (whether monetary or not) and from all other rights exercisable by third parties (including liabilities imposed and rights conferred by or under any enactment).

21.6	Waiver of defences

The obligations of the Chargor under this Debenture and the Collateral Rights will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Debenture (without limitation and whether or not known to it or any Secured Party) including:

21.6.1	any time, waiver or consent granted to, or composition with, any Obligor or other person;

21.6.2	the release of any Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

21.6.3	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

21.6.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of any Obligor or any other person;

21.6.5	any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Finance Document or any other document or Security or of the Secured Obligations;

21.6.6	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or Security or of the Secured Obligations; or

21.6.7	any insolvency or similar proceedings.

21.7	Immediate recourse

The Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor under this Debenture. This waiver applies irrespective of any law or any provision of this Debenture to the contrary.

21.8	Deferral of Rights

Until the Secured Obligations have been irrevocably paid or discharged in full and unless the Security Agent (acting on the instructions of the Agent) otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under this Debenture:

(a)	to be indemnified by any Obligor;

(b)	to claim any contribution from any guarantor of any Obligor’s obligations under this Debenture;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Secured Party under this Debenture or of any other guarantee or Security taken pursuant to, or in connection with, this Debenture;

(d)	to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Obligor has given any guarantee, undertaking, indemnity or covenant to pay under any Finance Document;

(e)	to exercise any right of set-off against any Obligor; and/or

(f)	to claim or prove as a creditor of any Obligor in competition with any Secured Party.

If the Chargor that receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Security Agent and the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Security Agent and the Secured Parties and shall promptly pay or transfer the same to the Security Agent or as it may direct for application in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement.

21.9	Avoidance of Payments

If any amount paid or credited to any Finance Party pursuant to the Finance Documents is capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the Chargor under this Debenture and the security constituted by this Debenture shall continue and such amount shall not be considered to have been irrevocably paid.

21.10	Chargor’s intent

Without prejudice to the generality of Clause 21.6 (Waiver of defences), the Chargor expressly confirms that it intends that this Debenture and the Security created hereunder shall remain in full force and effect in case of any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for or in connection with any purpose whatsoever, including without limitation, any of the following: any amendment or waiver contemplated under a Fee Letter, any Project expansion; acquisitions of any nature; increasing working capital; enabling dividends or distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and expenses associated with any of the foregoing. In the event of any such variation, increase, extension or addition the Chargor shall (if requested by the Security Agent) enter into an agreement (in such form as the Security Agent reasonably requires) with the Security Agent confirming that the Security created hereunder remains in full force and effect.

21.11	Turnover trust

The Chargor shall not accept or permit to subsist any collateral from any person in respect of any rights (if any) the Chargor may have arising out of this Debenture (except through operation of law). If, despite this provision, any such collateral shall be accepted or subsisting (whether through the mandatory operation of law or otherwise), the Chargor acknowledges that the Chargor’s rights under and in respect of such collateral shall be held on trust for the Security Agent and the Secured Parties, to the extent necessary to enable all amounts which may be or become payable to the Security Agent and the Secured Parties by the Obligors under or in connection with the Finance Documents to be repaid in full, and the Chargor shall if requested promptly transfer the same to the Security Agent or as it may direct for application in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement.

22.	RELEASE OF SECURITY

At the request and cost of the Chargor, the Security Agent shall promptly and without undue delay release all or part (as the case may be) of the Security constituted by this Debenture on the earliest of:

(a)	the first date on which no Secured Obligations are outstanding, in accordance with clause 29.23 (Winding up of trust) of the Facilities Agreement; and

(b)	a transfer of the Share in accordance with clause 13.7 (Transfers by Golden Shareholder) of the Services and Right to Use Direct Agreement shall have occurred,

provided that, for the avoidance of doubt, (in each case) the conditions to the release of such Security set out in the relevant clause (as the case may be) referred to in paragraphs (a) or (b) above have been satisfied.

23.	OTHER SECURITY INTERESTS

23.1	In the event of any action, proceeding or step being taken to exercise any powers or remedies conferred by any prior ranking Security against any of the Charged Property or in case of exercise by the Security Agent or any Receiver of any power of sale under this Debenture, the Security Agent may redeem such prior Security or procure the transfer thereof to itself.

23.2	The Security Agent may settle and agree the accounts of the prior Security and any accounts so settled and agreed will be conclusive and binding on the Chargor.

23.3	All principal monies, interest, costs, charges and expenses of and incidental to any redemption or transfer will be paid by the Chargor to the Security Agent within five Business Days of demand, together with accrued interest thereon from the time or respective times of the same having been paid or incurred until payment thereof (after as well as before judgment) calculated in accordance with clause 12.3 (Default interest) of the Facilities Agreement.

23.4	If the Security Agent (acting in its capacity as security agent, trustee or otherwise) or any of the other Secured Parties at any time receives or is deemed to have received notice of any subsequent Security affecting all or any part of the Charged Property or any assignment or transfer of the Charged Property which is prohibited by the terms of any Finance Document, all payments thereafter by or on behalf of the Chargor to the Security Agent (whether in its capacity as security agent, trustee or otherwise) or any of the other Secured Parties shall be treated as having been credited to a new account of the Chargor and not as having been applied in reduction of the Secured Obligations as at the time when the Security Agent received such notice.

24.	CURRENCY CONVERSION AND INDEMNITIES

24.1	For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any monies received or recovered by the Security Agent from one currency to another at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received or recovered.

24.2	Subject to the requirements of any applicable law, the obligations of the Chargor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

24.3	If any sum (a “Sum”) due from the Chargor under this Debenture or any order, judgment or award given or made in relation to a Sum has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

24.3.1	making or filing a claim or proof against the Chargor;

24.3.2	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

24.3.3	applying the Sum in satisfaction of any of the Secured Obligations,

the Chargor shall, shall as an independent obligation, within five (5) Business Days of demand, indemnify each Secured Party to whom such Sum is due from and against any loss suffered or incurred as a result of any discrepancy between (a) the rate of exchange used for such purpose to convert such Sum from the First Currency into the Second Currency and (b) the rate or rates of exchange available to that person at the time of such receipt of that Sum.

25.	CHANGES TO PARTIES

25.1	The Chargor may not assign or transfer any or all of its rights (if any) and/or obligations under this Debenture.

25.2	The Security Agent may:

25.2.1	assign all or any of its rights under this Debenture; and

25.2.2	transfer all or any of its obligations (if any) under this Debenture,

to any successor Security Agent in accordance with the provisions of the Facilities Agreement, provided that it is acknowledged that such assignment or transfer shall not in any way prejudice the priority of the security constituted by this Debenture (which shall be assigned to such successor Security Agent pursuant to the terms of the Facilities Agreement). Upon such assignment or transfer taking effect, the successor Security Agent shall be and be deemed to be acting as agent and security trustee for the Secured Parties for the purposes of this Debenture and in place of the former Security Agent.

25.3	Subject to the relevant provisions of the Finance Documents, each Secured Party may assign all or any of its rights under this Debenture (whether direct or indirect) in accordance with the provisions of the Finance Documents. It is acknowledged that none of the Secured Parties has or shall have any obligation under this Debenture.

25.4	The Chargor irrevocably and unconditionally confirms that:

(a)	it consents to any assignment or transfer by any Secured Party of its rights and/or obligations made in accordance with the provisions of the Finance Documents;

(b)	it shall continue to be bound by the terms of this Debenture, notwithstanding any such assignment or transfer; and

(c)	the assignee or transferee of such Secured Party shall acquire an interest in this Debenture upon such assignment or transfer taking effect.

26.	NOTICES

Clause 39 (Notices) of the Facilities Agreement shall apply to all notices, consents and other communications under this Debenture.

27.	PARTIAL INVALIDITY

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Debenture nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Debenture is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

28.	DISCRETION AND DELEGATION

28.1	Discretion

Any liberty or power which may be exercised or any determination which may be made under this Debenture by the Security Agent or any Receiver may, subject to the terms and conditions of the Finance Documents, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons save that the Security Agent shall act in a reasonable manner if expressly required hereunder.

28.2	Delegation

Each of the Security Agent and any Receiver shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Debenture on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Agent or the Receiver itself or any subsequent delegation or revocation thereof or thereunder.

29.	GOVERNING LAW

This Debenture and any non-contractual obligations arising out of or in connection with it are governed by English law.

30.	JURISDICTION

30.1	English Courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of, or in connection with this Debenture (including a dispute relating to the existence, validity or termination of this Debenture or the consequences of its nullity or any non-contractual obligations arising out of or in connection with this Debenture).

30.2	Convenient Forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes between them and, accordingly, that they will not argue to the contrary.

30.3	Exclusive Jurisdiction

This Clause 30 is for the benefit of the Secured Parties only. As a result, no Secured Parties shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Finance Documents, the Secured Parties may take concurrent proceedings in any number of jurisdictions.

30.4	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

30.4.1	irrevocably appoints Law Debenture Corporate Services Limited of Fifth Floor, 100 Wood Street, London, EC2V 7EX, United Kingdom as its agent for service of process in relation to any proceedings before the English courts in connection with this Debenture; and

30.4.2	agrees that failure by an agent for service of process to notify the Chargor of the process will not invalidate the proceedings concerned.

30.5	Waiver of Immunity

The Chargor waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

30.5.1	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

30.5.2	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

31.	EXERCISE OF RIGHTS

Notwithstanding anything in Clause 30.3 (Exclusive Jurisdiction) to the contrary, the Secured Parties will exercise their rights under this Debenture only through the Security Agent.

32.	COUNTERPARTS

This Debenture may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.

IN WITNESS WHEREOF this Debenture has been signed on behalf of the Security Agent and executed as a deed by the Chargor and is delivered by the Chargor on the date specified above.

SCHEDULE 1

GOLDEN SHARES

(1) BVI Entity	(2) Registration Number (or equivalent)	(3) Description of Golden Share(s)
Studio City Holdings Two Limited	402572

Studio City Holdings Three Limited	1746781

Studio City Holdings Four Limited	1746782

SCP Holdings Limited	1697577

SCP One Limited	1697795

SCP Two Limited	1697797

SCHEDULE 2

PREFERENCE RIGHT AGREEMENTS

1.        [                      ]

2.        [                      ]

3.        [                      ]

4.        [                      ]

SCHEDULE 3

REPRESENTATIONS AND WARRANTIES

Status, authorisations and governing law

1.	Status

(a)	The Chargor is a limited liability corporation or company duly incorporated or organised, as the case may be, and validly existing under the law of its jurisdiction of incorporation or organisation, as the case may be.

(b)	The Chargor has the power to own its assets and carry on its business as it is or is contemplated to be conducted.

2.	Binding obligations

Subject to the Legal Reservations:

(a)	the obligations expressed to be assumed by the Chargor in this Debenture are legal, valid, binding and enforceable obligations; and

(b)	(without limiting the generality of paragraph (a) above), this Debenture creates the security interests which this Debenture purports to create and those security interests are valid and effective.

3.	Pari Passu

The payment obligations under this Debenture of the Chargor rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

4.	Non-conflict with other obligations

The entry into and performance by the Chargor of, and the transactions contemplated by, this Debenture and the granting of the Security under this Debenture by it do not and will not conflict with:

(a)	any law or regulation applicable to the Chargor;

(b)	its Constitutional Documents; or

(c)	any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument (which would have, or is reasonably likely to have, a material adverse effect on the validity or enforceability of, or the effectiveness or ranking of, any Security granted or purporting to be granted by this Debenture or the rights or remedies of the Security Agent under this Debenture).

5.	Power and authority

(a)	The Chargor has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, this Debenture and the transactions contemplated by this Debenture.

(b)	No limit on the Chargor’s powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities or the entry into or performance of the transactions contemplated by this Debenture.

6.	Validity and admissibility in evidence

Subject to the Legal Reservations, all Permits required or desirable:

(a)	to enable the Chargor lawfully to enter into, exercise its rights and comply with its obligations under this Debenture; and

(b)	to make this Debenture admissible in evidence in all Relevant Jurisdictions,

have been obtained (or will be obtained when required) or effected and are (or will, when obtained, be) in full force and effect.

7.	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of this Debenture will be recognised and enforced in all Relevant Jurisdictions; and

(b)	any judgment obtained in relation to this Debenture in the jurisdiction of the governing law of this Debenture will be recognised and enforced in all Relevant Jurisdictions.

No insolvency, default or tax liability

8.	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph 7 (Insolvency proceedings) of Part I of Schedule 9 (Events of Default and Review Events) to the Facilities Agreement; or

(b)	creditors’ process described in paragraph 8 (Creditors’ process) of Part I of Schedule 9 (Events of Default and Review Events) to the Facilities Agreement,

has been taken or to the best of its knowledge and belief (having made due and careful enquiry) threatened in relation to the Chargor and none of the circumstances described in paragraph 6 (Insolvency) of Part I of Schedule 9 (Events of Default and Review Events) of the Facilities Agreement applies to the Chargor as if references to “Obligor” in such paragraphs were references to the Chargor.

Security and ownership of assets

9.	Security and Financial Indebtedness

No Security or Quasi-Security exists over all or any of the present or future assets of the Chargor other than as expressly permitted by this Debenture.

10.	Ranking

Subject to the Legal Reservations, the Security created, evidenced or expressed to be created or evidenced by this Debenture has or (when granted) will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security.

11.	Good title to assets

The Chargor has good, valid and marketable title to the Golden Shares and the Preference Rights.

12.	Legal and beneficial ownership

The Chargor is or will be (as the case may be) the sole legal and beneficial owner of the respective assets over which it purports to grant Security under or pursuant to this Debenture in each case free from any claims, third party rights or competing interests other than as expressly permitted under this Debenture or the Services and Right to Use Direct Agreement.

13.	Golden Shares

The Golden Shares are fully paid and, except as expressly provided in the Services and Right to Use Direct Agreement and the memorandum and articles of association of the BVI Entities, are not subject to any option to purchase or similar rights or restrictions or inhibitions on transfer or other disposal or on the creation or enforcement of the Security created, evidenced or expressed to be created or evidenced by this Debenture.

14.	Preference Rights

There is no prohibition against or restriction on the release and discharge (for nil consideration) of the Preference Rights.

15.	US Connection

The Chargor is not and shall not become:

(a)	resident for tax purposes in the United States; or

(b)	a person some or all of whose payments under this Debentures are from sources within the United States for US federal income tax purposes; or

(c)	a FATCA FFI.

16.	No adverse consequences

(a)	It is not necessary under the laws of any Relevant Jurisdiction:

(i)	in order to enable any Secured Party to enforce its rights under this Debenture; or

(ii)	by reason of the execution of this Debenture or the performance by it of its obligations under this Debenture,

that any Secured Party should be licensed, qualified or otherwise entitled to carry on business in any Relevant Jurisdiction.

(b)	No Secured Party is or will be deemed to be resident, domiciled or carrying on business in any Relevant Jurisdiction by reason only of the execution, performance and/or enforcement of this Debenture.

17.	Anti-Terrorism Laws

(a)	Neither the Chargor nor (to its knowledge) any Affiliate thereof or any director, officer or employee of the Chargor or any of their Affiliates: (i) is, or is controlled by, a Restricted Party; (ii) has received funds or other property from a Restricted Party; or (iii) is in breach of or is the subject of any action or investigation under any Anti-Terrorism Law.

(b)	The Chargor and (to its knowledge) each Affiliate thereof has taken reasonable measures to ensure compliance with the Anti-Terrorism Laws.

18.	Acting as Principal

The Chargor is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any person in relation to this Debenture and the transactions contemplated by this Debenture.

19.	Establishments

The Chargor has not registered one or more “establishments” (as that term is defined in Part 1 of the Overseas Companies Regulations 2009) with the Registrar of Companies in the United Kingdom.

SCHEDULE 4

FORM OF NOTICE TO THE REGISTERED AGENT OF THE COMPANY AND ACKNOWLEDGEMENT

[registered agent]

[address]

[Date]

[insert name of the Company] (the “Company”): Instructions to registered agent

We hereby notify you that pursuant to a Debenture (the “Debenture”) dated [●] 20[●] between [●] (the “Chargor”) and Industrial and Commercial Bank of China (Macau) Limited as security agent (the “Security Agent”), the Chargor has granted a security interest in favour of the Security Agent over all the Golden Shares registered in the Chargor’s name in the Company (the “Shares”).

We instruct you to make an annotation of the existence of the Debenture and the security interests created thereby in the Company’s register of members. Such annotation shall only be removed following a release of the security interests created by the Debenture and notification of the same to you in writing by the Security Agent.

Please confirm by countersigning below that you agree to the above.

Yours faithfully

Authorised Signatory for and on behalf of the Company

Acknowledged and agreed.

Authorised signatory for and on behalf of registered agent

The Chargor

EXECUTED as a DEED	)
By [	)
]	)
acting by	)
its:	)
in the presence of:	)

Name of witness:

Occupation of witness:

Address of witness:

The Security Agent

Signed by	)
for	)
INDUSTRIAL AND COMMERCIAL	)
BANK OF CHINA (MACAU) LIMITED	)

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / Chloe Wong

Telephone:	+853 8398 2452 / 8398 2227

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

SCHEDULE 9

FORM OF MACAU GOLDEN SHARE SECURITY AGREEMENT

***

DATED [●] 20[●] [INSERT NAME OF PLEDGOR] AS PLEDGOR INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED AS SECURITY AGENT AND [INSERT NAME OF COMPANY] AS COMPANY

[INSERT NAME OF COMPANY THE SHARES OF

WHICH ARE BEING PLEDGED] GOLDEN SHARE

SHARE PLEDGE

AN AGREEMENT made on [●] 20[●]

BETWEEN:

(1)	[INSERT NAME OF PLEDGOR], a company incorporated under the laws of [insert jurisdiction of incorporation] (registered number [●]), whose registered office is at [●] (the “ Pledgor”), herein represented by [insert name of representative];

(2)	INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED, with its principal office at 555 Avenida da Amizade, Macau Landmark, ICBC Tower, 18th Floor, Macau SAR, as agent and security trustee for the Secured Parties (the “Security Agent”), herein represented by [insert name of representative]; and

(3)	[INSERT NAME OF COMPANY], a company incorporated by quotas under the laws of the Macau S.A.R. (registered number [●]), whose registered office is at [●] (the “Company”), herein represented by [insert name of representative].

WHEREAS:

(A)	Pursuant to the Finance Documents the Lenders have agreed to make the Facilities available to the Borrower.

(B)	It is a condition set out in the Services and Right to Use Direct Agreement to the issue of the Share that a pledge over the Share held by the Pledgor in the share capital of the Company is granted in favour of the Security Agent (for and on behalf of the Secured Parties).

NOW, IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless otherwise defined herein, all terms defined or referred to in the Services and Right to Use Direct Agreement, or, if not defined or referred to in the Services and Right to Use Direct Agreement, the Facilities Agreement shall bear the same meaning when used in this Agreement and, in addition:

“Assignment of Reimbursement Agreement” means the assignment of the Reimbursement Agreement entered or to be entered into between SCE and the Security Agent (as the same may be amended or supplemented from time to time).

“Assignment of Services and Right to Use Agreement” means the assignment of the Services and Right to Use Agreement entered or to be entered into between SCE and the Security Agent (as the same may be amended or supplemented from time to time).

“Authorisation of the Government of the Macau SAR” means any authorisation, consent or approval issued by any Governmental Authority with respect to the execution of the Services and Right to Use Agreement, the Reimbursement Agreement, the Assignment of Services and Right to Use Agreement, the Assignment of Reimbursement Agreement and the Services and Right to Use Direct Agreement.

“BVI Act” means the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands.

“Companies Registry” means the Macau SAR Commercial and Movable Assets Registry.

“Facilities Agreement” means the senior secured credit facilities agreement dated 28 January 2013 and made between, amongst others, Deutsche Bank AG, Hong Kong Branch as agent, Industrial and Commercial Bank of China (Macau) Limited as security agent and the original obligors listed therein, as amended, varied, novated and/or supplemented from time to time.

“Insolvency Event” means:

(a)	the winding-up, dissolution or administration of the Pledgor;

(b)	the appointment of a liquidator, administrator, compulsory manager or other similar officer in respect of the Pledgor;

(c)	the commencement of any enforcement process properly commenced of any security consensually granted by the Pledgor in favour of a party other than the Security Agent; or

(d)	the commencement of any proceedings to enforce any judgment entered against the Pledgor by a court of competent jurisdiction and which is properly enforceable in its jurisdiction of incorporation,

or any analogous procedure in any jurisdiction, in each case such winding up, dissolution, administration appointment of a liquidator, administrator, compulsory manager or similar officer or enforcement process having been commenced otherwise than on the application of or on behalf of the Security Agent or its nominees or assigns;

“Operative” means an individual that is a shareholder, officer, employee, servant, controlling person, executive director, agent or authorised representative of the Pledgor.

“Permitted Security” means:

(a)	any Security required or expressly permitted to be granted under or pursuant to the Services and Right to Use Direct Agreement;

(b)	any lien arising or subsisting by operation of law and in the ordinary course of business and not as a result of any default or omission by the Pledgor;

(c)	any netting or set off arrangement entered into by the Pledgor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Pledgor but only so long as:

(d)	such arrangement does not permit credit balances the Pledgor to be netted or set off against debit balances of other persons; and

(e)	such arrangement does not give rise to other Security over the assets of the Pledgor in support of liabilities of other persons;

(f)	any Security created in favour of a plaintiff or defendant in any proceedings as security for costs or expenses; and

(g)	any Security securing unpaid Taxes and arising by law but only if such unpaid taxes are being contested in good faith by appropriate measures and sufficient reserves in cash or other liquid assets are available to pay the amount of those unpaid Taxes;

“Pledge” means the pledge created by this Agreement with the scope defined in Clause 3.

“Pledged Share” means the Share held by the Pledgor.

“Security Agent’s Rights” means all the rights, powers and remedies of the Security Agent provided by this Agreement or by law.

“Share” means the MOP1,000 quota in the share capital of the Company held by the Pledgor as at the date of this Agreement

“Share Pledges” means this Agreement and each Share Pledge entered into by the Pledgor in favour of the Security Agent.

“Special Enforcement Notice” means a notice of enforcement action delivered or to be delivered by the Security Agent to the Pledgor after receipt by the Security Agent of any instruction from the Agent stating that:

(a)	an Event of Default under the Finance Documents has occurred and is continuing (which instruction may be given by the Agent only pursuant to clause 24.2 (Acceleration) of the Facilities Agreement) and, as at the date of such instruction from the Agent, is still continuing; and

(b)	the conditions referred to in Clauses 10(a) and 10(b) have been satisfied,

and directing the Security Agent to take such enforcement action.

1.2	Interpretation

In this Agreement:

(a)	the principles of construction and interpretation contained or referred to in clause 1.2 (Construction) of the Facilities Agreement shall apply to the construction and interpretation of this Agreement; and

(b)	any reference to any or all of the Obligors or any or all of the Secured Parties shall be construed so as to include its or their (and any subsequent) successors and any permitted assignees and transferees in accordance with their respective interests.

1.3	Registration particulars of Secured Obligations

The relevant particulars of the Secured Obligations hereunder, for the purpose of registration only and without prejudice to the provisions of the Finance Documents, are as follows:

(a)	amount - the aggregate maximum principal amount of HKD[●] corresponding to MOP[●];

(b)	interest - interest is chargeable at a rate of 4.5% plus HIBOR per annum, subject to fluctuation in accordance with the terms of the Finance Documents; in the event of any default in payment, interest is chargeable at an additional 2% per annum; and

(c)	the amount of other payments, expenses, costs and indemnities is HKD[●] corresponding to MOP[●].

2.	LIMITED-RECOURSE LIABILITY

2.1	Maximum Secured Amount

Notwithstanding any provision to the contrary in this Agreement, the maximum amount which may be recovered from the Pledgor under this Agreement shall be limited to the aggregate amount equal to (without double counting and without any deduction for or on account of any set-off or similar right) the amount of the proceeds generated by the enforcement of the Pledged Share under this Agreement (and any enforcement in respect of the Pledged Share by the Security Agent shall be conducted in accordance with the terms hereof and, to the extent applicable, in accordance with the terms of the Services and Right to Use Direct Agreement) (“Maximum Secured Amount”).

2.2	No liability in excess of Maximum Secured Amount

If the aggregate amount of the Pledged Share received upon any enforcement of the Pledged Share by the Security Agent is insufficient to pay or discharge the Secured Obligations in full for any reason, the Pledgor shall not have any liability under this Agreement to pay or otherwise make good any such insufficiency in excess of the Maximum Secured Amount.

2.3	Non-recourse Liability

Notwithstanding any provision in this Agreement or the Finance Documents to the contrary, no Operative shall be personally liable for payments due hereunder or under any of the Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Finance Document to which such Operative is a party. The Secured Parties shall have no recourse against any assets or property of any Operative for satisfaction of any of the obligations of the Pledgor hereunder and under the Finance Documents save to the extent such Operative is a party to a Finance Document and is expressed to be liable for such obligations thereunder.

2.4	Restrictions on Security Agent

Notwithstanding the terms of any Finance Document, no Secured Party shall take any step, in respect of the Secured Obligations, to initiate (or to join in initiating), in relation to the Grantor and/or any of its assets:

(a)	any such proceeding (or an event which under any applicable laws of any jurisdiction, has an analogous effect to any such proceeding) as is referred to in paragraph (d) or (e) of the definition of Insolvency Event; or

(b)	any execution, attachment or sequestration or similar legal process.

3.	PLEDGE

The Pledgor hereby creates a first priority pledge over its Pledged Share in favour of the Security Agent as security for the discharge and payment of the Secured Obligations to the Security Agent.

4.	REGISTRATION OF PLEDGE

4.1	The Pledgor shall:

(a)	promptly, and in any event prior to the date within 5 Business Days from the date of this Agreement, register this Agreement (together with each amendment and/or supplement to this Agreement made prior to such registration) with the Companies Registry;

(b)	register each amendment and/or supplement to this Agreement, provided such amendment or supplement contains any change to the registration particulars listed in Clause 1.3 (Registration particulars of Secured Obligations) (made on or after the registration of this Agreement), together with (if required) a certified true copy of this Agreement, with the Companies Registry promptly (and, in any event, not later than forty-five (45) days) after the entering into of such amendment or, as the case may be, supplement;

(c)	to the extent permitted by applicable law, notate and deposit (“averbar” and “depositar”) each amendment and/or supplement to this Agreement which does not contain any change to the registration particulars listed in Clause 1.3 (Registration particulars of Secured Obligations) (made on or after the registration of this Agreement) with the Companies Registry promptly (and, in any event, not later than forty-five (45) days) after the entering into of such amendment or, as the case may be, supplement; and

(d)	provide evidence of each of the registrations referred to above to the Security Agent promptly after such registration.

4.2	The Pledgor shall:

(a)	promptly and in any event within ten (10) Business Days from and including the date of execution of this Agreement, create and maintain a register of charges (the “Register of Charges”) to the extent this has not already been done in accordance with section 162 of the BVI Act;

(b)	promptly and in any event within ten (10) Business Days from and including the date of execution of this Agreement, enter particulars as required by the BVI Act of the security interests created pursuant to this Agreement in its Register of Charges and promptly (and in any event within two (2) Business Days) after entry of such particulars has been made, provide the Security Agent with a certified true copy of the updated Register of Charges;

(c)	promptly and in any event within ten (10) Business Days from and including the date of execution of this Agreement, effect registration, or assist the Security Agent in effecting registration, of this Agreement with the Registrar of Corporate Affairs (the “BVI Registry”) pursuant to section 163 of the BVI Act by making the required filing, or assisting the Security Agent in making the required filing, in the approved form with the BVI Registry and (if applicable) provide confirmation in writing to the Security Agent that such filing has been made; and

(d)	promptly and in any event within thirty (30) Business Days from and including the date of execution of this Agreement, deliver or procure to be delivered to the Security Agent the certificate of registration of charge issued by the BVI Registry and a BVI Registry stamped copy of the description of the security created pursuant to this Agreement].

5.	RELEASE OF SECURITY

At the request and cost of the Pledgor, the Security Agent shall promptly and without undue delay release all or part (as the case may be) of the Security constituted by this Agreement on the earlier of:

(a)	the first date on which no Secured Obligations are outstanding, in accordance with clause 29.23 (Winding up of trust) of the Facilities Agreement; and

(b)	a transfer of the Share in accordance with clause 13.7 (Transfers by Golden Shareholder) of the Services and Right to Use Direct Agreement shall have occurred,

provided that, for the avoidance of doubt, (in each case) the conditions to the release of such Security set out in the relevant clause (as the case may be) referred to in paragraph (a) and (b) have been satisfied.

6.	DIVIDENDS AND VOTING RIGHTS

6.1	The creation of the Pledge shall cause all voting and other rights pertaining to the Pledged Share of the Pledgor, including without limitation the claim to any balance of the liquidation of the Company up to the Maximum Secured Amount, to be transferred to the Security Agent provided a Special Enforcement Notice has been delivered by the Security Agent to the Pledgor, but notwithstanding the foregoing:

(a)	subject to and in accordance with the terms of the Finance Documents, the Pledgor shall be entitled to receive and retain any dividends and other distributions on its Pledged Share; and

(b)	the Pledgor shall continue to exercise all voting rights pertaining to its Pledged Share,

for so long as the Security Agent has not delivered a Special Enforcement Notice to the Pledgor.

6.2	At any time after the Security Agent shall have delivered a Special Enforcement Notice to the Pledgor:

(a)	all dividends and other distributions on its Pledged Share shall be paid directly to the Security Agent for application in accordance with Clause 13 (Application of Monies); and

(b)	the Security Agent may, at its discretion:

(i)	exercise all voting and other rights pertaining to the Pledged Share to the maximum extent permitted by law if the Security Agent were the owner thereof on such terms as the Security Agent shall find appropriate; and

(ii)	receive, collect, demand or sue for any money or property at any time payable or receivable on account of the Pledged Share,

without being under any duty to ensure that any dividends, distributions or other monies payable or receivable in respect of the same are duly and promptly paid or received by it or to verify that the correct amounts are paid or received.

6.3	The Pledgor undertakes to the Security Agent (for and on behalf of the Secured Parties) at all times during the subsistence of this Agreement that it shall not exercise the voting and other rights pertaining to its Pledged Share in any mannerthat is not permitted by the terms of this Agreement or the Services and Right to Use Direct Agreement

7.	REPRESENTATIONS AND WARRANTIES OF THE PLEDGOR

The Pledgor makes the following representations and warranties to the Security Agent (for and on behalf of the Secured Parties) and acknowledges that the Secured Parties have relied upon those representations and warranties:

(a)	save as otherwise expressly required or permitted by this Agreement or the Services and Right to Use Direct Agreement, it has not sold, transferred or otherwise disposed of, or agreed to sell, transfer or otherwise dispose of, the benefit of all or any of its rights, title or interests in its Pledged Share or any part thereof; and

(b)	the Pledged Share has been paid-up in full and there are no monies or liabilities payable or outstanding in relation to its Pledged Share.

8.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

8.1	The Company makes the following representations and warranties to the Security Agent (for and on behalf of the Secured Parties) and acknowledges that the Secured Parties have relied upon those representations and warranties:

(a)	the Pledged Share of the Pledgor have been validly issued; and

(b)	the Share has been paid-up in full and there are no monies or liabilities payable or outstanding in relation to any of the Share.

8.2	The representations and warranties contained in Clause 8.1 shall be deemed to be repeated (by reference to the facts and circumstances then existing) by the Company on the date of this Agreement.

9.	UNDERTAKINGS OF THE PLEDGOR

Except as required or permitted under this Agreement or the Services and Right to Use Direct Agreement, the Pledgor hereby undertakes with the Security Agent (for and on behalf of the Secured Parties) that at all times during the subsistence of this Agreement, it shall:

(a)	ensure that it is and shall remain the sole legal owner of the Pledged Share (other than in the circumstances of any transfer or disposal of the Share permitted by and made by the Pledgor in accordance with the Services and Right to Use Direct Agreement) free from any Security (other than Permitted Security);

and

(b)	promptly notify the Security Agent in writing of the occurrence of any event or the receipt by it of any notice of any event that could reasonably be expected to prejudice materially the validity or effectiveness of the Pledge or the ability of the Security Agent to enforce the Pledge and realise the Pledged Share (except to the extent that such notification has already been delivered to the Security Agent by any Obligor).

10.	ENFORCEMENT CONDITIONS

The Security Agent may only proceed to enforce the Pledge after the Security Agent has delivered a Special Enforcement Notice to the Pledgor and the Security Agent may not deliver a Special Enforcement Notice to the Pledgor unless:

(a)	the conditions which are required to be satisfied in order for the Security Agent to be entitled to deliver an Enforcement Notice to any Obligor or Grantor shall be satisfied; and

(b)	either:

(i)	an Insolvency Event shall have occurred in respect of the Pledgor, or

(ii)	either of the circumstances or events described in paragraph (c) of the definition of “Sponsor Option Termination Event” in Clause 1.1 of the Services and Right to Use Direct Agreement shall have occurred.

11.	ENFORCEMENT

11.1	If the Security Agent has delivered a Special Enforcement Notice to the Pledgor the Security created by or pursuant to this Agreement will become immediately enforceable and the Security Agent shall be entitled to:

(a)	sell the Pledged Share of the Pledgor through pledge enforcement judicial proceedings, in which case the Pledgor and the Company hereby irrevocably:

(i)	consent to a sale by private negotiation or by auction to be conducted within the judicial proceedings;

(ii)	undertake, if so requested by the Security Agent, to apply to the court for such sale by private negotiation or by auction and to indicate to the court that the negotiation or the auction be carried out by such entity as the Security Agent may indicate; and

(iii)	accept that the above consent and undertaking shall constitute and may be used in court as evidence of its willingness to have such sale by private negotiation or by auction conducted within the judicial proceedings by the entity indicated by the Security Agent; or

(b)	have the Pledged Share assigned to the Security Agent for a price determined by the court; or

(c)	to the extent permitted by law and subject to Clause 11.3 below, sell or otherwise dispose of all the Pledged Share outside any judicial proceedings, by way of private negotiation or auction or otherwise at the times, in the manner and on the terms as the Security Agent may think fit.

11.2	In the event of a sale or other disposal of the Pledged Share outside any judicial proceedings as permitted by law, the Security Agent shall incur no liability to the Pledgor or the Company, and the Pledgor and the Company hereby waive any claims against the Security Agent arising from the fact that the price at which the Pledged Share was sold or disposed of through private negotiation was less than what might be obtained through an auction, even if the Security Agent accepts the first offer received and does not offer the Pledged Share to more than one party, or arising from the fact that a sale conducted within judicial proceedings would have been more advantageous than a sale outside of it, other than any loss which arises as a consequence of any gross negligence or wilful misconduct on the part of the Security Agent.

11.3	In making any disposal of all or any part of the assets pledged hereunder in the exercise of its powers, the Security Agent may (to the extent permitted by law) do so for such consideration, in such manner, and generally on such terms and conditions as it thinks fit. Any contract for such disposal by the Security Agent may contain conditions excluding or restricting the personal liability of the Security Agent.

12.	ENFORCEMENT SUBJECT TO

Any enforcement of the Security created by or pursuant to this Agreement shall be subject to the terms of:

(a)	the Authorisation of the Government of the Macau SAR; and

(b)	the Services and Right to Use Direct Agreement,

(to the extent, in each case, such terms are applicable and provided that, in the event of any inconsistency between the Authorisation of the Government of the Macau SAR and any of the Services and Right to Use Direct Agreement, the former shall prevail).

13.	APPLICATION OF MONIES

13.1	All monies received or recovered by the Security Agent pursuant to this Agreement up to the Maximum Secured Amount or the powers conferred by it shall (subject to (a) the claims of any person having prior rights thereto, (b) Clause 11 (Enforcement) and (c) Clause 13.2 below) be applied by the Security Agent (notwithstanding any purported appropriation by the Pledgor or any other Obligors) in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement.

13.2	Notwithstanding any other provision of the Finance Documents, the Security Agent may, at any time after the delivery of a Special Enforcement Notice to the Pledgor, pay any or all of the monies received, recovered or realised by the Security Agent under this Agreement (including without limitation the proceeds of any conversion of currency) into any suspense or impersonal account (which is interest-bearing provided that there is no tax liability on the Security Agent with respect to any interest in such account) for so long as the Security Agent shall think fit (whether or not any Secured Obligations shall have become due) pending their application from time to time in accordance with the provisions of Clause 13.1. If the Secured Obligations have been fully discharged or would be fully discharged if the monies in such suspense or impersonal account were applied towards satisfaction of the Secured Obligations, the Security Agent shall promptly apply the monies in such suspense or impersonal account towards satisfaction of the Secured Obligations and if there are any monies remaining in such suspense or impersonal account after the Secured Obligations have been fully discharged, the Security Agent shall promptly pay such remaining monies in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement. Any interest accrued on any monies in such suspense or impersonal account shall be credited to such suspense or, as the case may be, impersonal account and shall, subject to the terms of this Clause 13.2, be applied towards satisfaction of the Secured Obligations (and following the satisfaction of the same, in accordance with clause 37 (Application of Proceeds) of the Facilities Agreement).

14.	EFFECTIVENESS OF COLLATERAL

14.1	No failure or delay on the part of the Security Agent to exercise any Security Agent’s Right shall operate as a waiver thereof, nor shall any single or partial exercise of a Security Agent’s Right preclude any other or further exercise of that or any other Security Agent’s Right. The Security Agent’s Rights hereunder are cumulative to those provided by any other security in respect of the Secured Obligations and not exclusive of any remedies provided by law.

14.2	The Security Agent shall not be obliged, before exercising any Security Agent’s Right as against the Pledgor (a) to make any demand of the Company, any other Obligor or any other person, (b) to take any action or obtain judgment in any court against the Company, any other Obligor or any other person, (c) to make or file any proof or claim in a liquidation, bankruptcy or insolvency of the Company, any other Obligor or any other person or (d) to enforce or seek to enforce any other security in respect of the Secured Obligations.

14.3	If any payment, settlement or discharge hereunder shall be capable of being avoided or reduced by virtue of any bankruptcy, insolvency, liquidation or similar laws the liability of the relevant Pledgor under this Agreement and the security constituted by this Agreement shall continue and such amount shall not be considered to have been irrevocably paid.

14.4	The Pledgor expressly confirms that it intends that this Agreement and the Security created hereunder shall remain in full force and effect in case of any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for or in connection with any purpose whatsoever, including without limitation, any of the following: any amendment or waiver contemplated under a Fee Letter, any Project expansion; acquisitions of any nature; increasing working capital; enabling dividends or distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and expenses associated with any of the foregoing. In the event of any such variation, increase, extension or addition the Pledgor shall (if requested by the Security Agent) enter into an agreement (in such form as the Security Agent reasonably requires) with the Security Agent confirming that the Security created hereunder remains in full force and effect.

15.	CURRENCY CONVERSION AND INDEMNITY

15.1	For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any monies received or recovered by the Security Agent from one currency to another at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received or recovered.

15.2	Subject to the requirements of any applicable law, the obligations of the Pledgor to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

15.3	If any sum (a “Sum”) due from the Pledgor under this Agreement or any order, judgment or award given or made in relation to a Sum has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(a)	making or filing a claim or proof against the Pledgor;

(b)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings; or

(c)	applying the Sum in satisfaction of any of the Secured Obligations,

such Pledgor shall as an independent obligation, within five (5) Business Days of demand indemnify each Secured Party to whom such Sum is due from and against any cost, loss or liability suffered or incurred as a result of the conversion, including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

16.	DISCRETION AND DELEGATION

16.1	Any liberty or power which may be exercised or any determination which may be made hereunder by the Security Agent may, subject to the terms and conditions of the Services and Right to Use Direct Agreement and the Facilities Agreement, be exercised or made in its absolute and unfettered discretion without any obligation to give reasons save that the Security Agent shall act in a reasonable manner if expressly required hereunder.

16.2	The Security Agent shall have full power to delegate (either generally or specifically) the powers, authorities and discretions conferred on it by this Agreement on such terms and conditions as it shall see fit which delegation shall not preclude either the subsequent exercise of such power, authority or discretion by the Security Agent itself or any subsequent delegation or revocation thereof or thereunder.

17.	CHANGES TO PARTIES

17.1	The Pledgor may not assign or transfer any or all of its rights (if any) and/or obligations under this Agreement.

17.2	The Security Agent may:

(a)	assign all or any of its rights under this Agreement; and

(b)	transfer all or any of its obligations (if any) under this Agreement,

to any successor Security Agent in accordance with the provisions of the Facilities Agreement, provided that it is acknowledged that such assignment or transfer shall not in any way prejudice the priority of the security constituted by this Agreement (which shall be assigned to such successor Security Agent pursuant to the terms of the Facilities Agreement). Upon such assignment or transfer taking effect, the successor Security Agent shall be and be deemed to be acting as agent for the Secured Parties for the purposes of this Agreement and in place of the former Security Agent. The successor Security Agent shall arrange for its registration as the new Security Agent with the Macau Commercial Registry.

17.3	Subject to the relevant provisions of the Finance Documents, each Secured Party may assign all or any of its rights under this Agreement (whether direct or indirect) in accordance with the provisions of the Finance Documents. It is acknowledged that none of the Secured Parties has or shall have any obligation under this Agreement.

17.4	The Pledgor irrevocably and unconditionally confirms that:

(a)	it consents to any assignment or transfer by any Secured Party of its rights and/or obligations made in accordance with the provisions of the Finance Documents;

(b)	it shall continue to be bound by the terms of this Agreement, notwithstanding any such assignment or transfer; and

(c)	the assignee or transferee of such Secured Party shall acquire an interest in this Agreement, the Pledge and the Pledged Shares upon such assignment or transfer taking effect.

18.	NOTICES

18.1	Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing but, unless otherwise stated, may be made by fax or letter.

18.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this Agreement is identified with its signature below, or any substitute address, fax number or department or officer as the party may notify to the other party by not less than 10 Business Days’ notice.

18.3	Delivery

Any communication or document made or delivered by one person to another under or in connection with this Agreement shall only be effective:

(a)	if delivered personally or by overnight courier, when left at the relevant address;

(b)	if by way of fax, immediately after confirmation of transmission; or

(c)	if by way of letter, when it has been left at the relevant address or 5 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 18.2, if addressed to that department or officer.

19.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor of such provision under the laws of any other jurisdiction shall in any way be affected or impaired thereby and, if any part of the security intended to be created by or pursuant to this Agreement is invalid, unenforceable or ineffective for any reason, that shall not affect or impair any other part of the security.

20.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the Macau S.A.R.

21.	JURISDICTION

21.1	The Pledgor and the Company irrevocably and unconditionally hereby submit to the exclusive jurisdiction of the courts of the Macau S.A.R. to settle any disputes (a “Dispute”) arising out of, or in connection with this Agreement (including without limitation a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity).

21.2	Notwithstanding Clause 21.1 above, the Security Agent may take proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Security Agent may take concurrent Proceedings in any number of jurisdictions.

21.3	The Pledgor and the Company waives generally all immunity it or its assets or revenues may otherwise have in any jurisdiction, including immunity in respect of:

(a)	the giving of any relief by way of injunction or order for specific performance or for the recovery of assets or revenues; and

(b)	the issue of any process against its assets or revenues for the enforcement of a judgment or, in an action in rem, for the arrest, detention or sale of any of its assets and revenues.

22.	EXERCISE OF RIGHTS

The Secured Parties will only exercise their rights under this Agreement through the Security Agent.

23.	LANGUAGE

This Agreement is made in four (4) copies of each of a Portuguese version and an English version. In case of discrepancy, the Portuguese version shall prevail.

24.	FORM OF EXECUTION

This Agreement and any amendment hereto shall be authenticated by a notary in the Macau S.A.R. Each document or notice to be issued by the Security Agent in connection with this Agreement (including without limitation, a Special Enforcement Notice to any of the Pledgor stating, among other things the amount of Secured Obligations as at the date of such Enforcement Notice) shall be treated as documents referred to in this Agreement for the purpose of Article 681 of the Code of Civil Procedures of the Macau S.A.R.

For and on behalf of [Insert name of Pledgor]

[insert name of Pledgor’s representative]

Address:	[●]

Fax:	[●]

Telephone:	[●]

Attention:	[●]

For and on behalf of [Insert name of the Company]

[Insert name of the Company’s representative]

Address:	[●]

Fax:	[●]

Telephone:	[●]

Attention:	[●]

For and on behalf of

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

[insert name of Security Agent’s representative]

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Linda Chan / Chloe Wong

Telephone:	+853 8398 2452 / 8398 2227

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark

555 Avenida da Amizade

Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

EXECUTION

Borrower

For and on behalf of

STUDIO CITY COMPANY LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	c/o 36th Floor
The Centrium
60 Wyndham Street
Central
Hong Kong

Attention:	Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Tel:	+852 2598 3600

Studio City Entertainment

For and on behalf of

STUDIO CITY ENTERTAINMENT LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	c/o 36th Floor
The Centrium
60 Wyndham Street
Central
Hong Kong

Attention:	Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Tel:	+852 2598 3600

Studio City Developments

For and on behalf of

STUDIO CITY DEVELOPMENTS LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	c/o 36th Floor
The Centrium
60 Wyndham Street
Central
Hong Kong

Attention:	Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Tel:	+852 2598 3639

Studio City Hotels

For and on behalf of

STUDIO CITY HOTELS LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	c/o 36th Floor
The Centrium
60 Wyndham Street
Central
Hong Kong

Attention:	Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Tel:	+852 2598 3600

Company

For and on behalf of

MELCO CROWN (MACAU) LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	c/o 36th Floor
The Centrium
60 Wyndham Street
Central
Hong Kong

Attention:	Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Tel:	+852 2598 3600

Preference Holder

For and on behalf of

STUDIO CITY HOLDINGS FIVE LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	Studio City Investments Limited
Appleby Corporate Services (BVI) Limited
Jayla Place
Wickhams Cay I
Road Town
Tortola
British Virgin Islands

Attention:	Company Secretary

Fax:	+1 284 494 7279

With a copy to:

Address:	Melco Crown Entertainment Limited
36/F, The Centrium
60 Wyndham Street
Central
Hong Kong SAR

Attention:	Ms. Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Telephone:	+852 2598 3600

Golden Shareholder

For and on behalf of

STUDIO CITY HOLDINGS FIVE LIMITED

By:	/s/ Janelle Maree Campbell
JANELLE MAREE CAMPBELL

Address:	Studio City Investments Limited
Appleby Corporate Services (BVI) Limited
Jayla Place
Wickhams Cay I
Road Town
Tortola
British Virgin Islands

Attention:	Company Secretary

Fax:	+1 284 494 7279

With a copy to:

Address:	Melco Crown Entertainment Limited
36/F, The Centrium
60 Wyndham Street
Central
Hong Kong SAR

Attention:	Ms. Stephanie Cheung, EVP & Chief Legal Officer

Fax:	+852 2537 3618

Telephone:	+852 2598 3600

The Security Agent

For and on behalf of

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	/s/ Cheng, Wing Fai	By:	/s/ Zheng Zhiguo
	CHENG, WING FAI		ZHENG ZHIGUO

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark
555 Avenida da Amizade
Macau

Attention:	Linda Chan / Chloe Wong

Telephone:	+853 8398 2227

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark
555 Avenida da Amizade
Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160

The Agent

For and on behalf of

DEUTSCHE BANK AG, HONG KONG BRANCH

By:	/s/ Bernardo Paiva Mourão	By:	/s/ Hernâni Rouxinol
	BERNARDO PAIVA MOURÃO		HERNÂNI ROUXINOL

Address:	52/F, International Commerce Centre
1 Austin Road West
Kowloon

Attention:	Trust and Securities Services

Telephone:	+852 2203 7858

Fax:	+852 2203 7320

The POA Agent

For and on behalf of

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	/s/ Cheng, Wing Fai	By:	/s/ Zheng Zhiguo
	CHENG, WING FAI		ZHENG ZHIGUO

For loan administration matters:

Address:	18/F, ICBC Tower, Macau Landmark
555 Avenida da Amizade
Macau

Attention:	Linda Chan / Chloe Wong

Telephone:	+853 8398 2227

Fax:	+853 2858 4496

For credit matters:

Address:	24/F, ICBC Tower, Macau Landmark
555 Avenida da Amizade
Macau

Attention:	Wanny Lei / Alex Li

Telephone:	+853 8398 2723 / 8398 7313

Fax:	+853 8398 2160